 Prospectus supplement dated December 21, 2006 (to prospectus dated December
                                  18, 2006)

                                $1,197,400,378
                         RFMSI Series 2006-S12 Trust
                                Issuing Entity
               Residential Funding Mortgage Securities I, Inc.
                                  Depositor

                       Residential Funding Company, LLC
                         Master Servicer and Sponsor
             Mortgage Pass-Through Certificates, Series 2006-S12

The trust will hold a pool of one- to four-family residential first lien mortgage loans divided into three loan groups.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

     o  29 classes of senior certificates designated Class I-A-1,
        Class I-A-V, Class I-A-P, Class II-A-1, Class II-A-2, Class II-A-3,
        Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-V,
        Class II-A-P, Class III-A-1, Class III-A-2, Class III-A-3,
        Class III-A-4, Class III-A-5, Class III-A-6, Class III-A-7,
        Class III-A-8, Class III-A-9, Class III-A-10, Class III-A-V,
        Class III-A-P, Class R-I, Class R-II, Class R-III, Class R-IV and
        Class R-V Certificates; and

     o  9 classes of subordinated certificates designated Class I-M-1,
        Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class II-M-3,
        Class III-M-1, Class III-M-2 and Class III-M-3 Certificates,

all as more fully described in the table on pages S-6 and S-7 of this prospectus supplement.

Credit enhancement for all of these certificates will be provided by additional classes of subordinated certificates which are not offered hereby.

Distributions on the certificates will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning January
25, 2007.

-----------------------------------------------------------------------------

 You should consider carefully the risk factors beginning on page S-19 in this prospectus supplement.

-----------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The certificates represent interests only in the trust, as the issuing entity, and do not represent interests in or obligations of Residential
Funding Mortgage Securities I, Inc., as the depositor, Residential Funding
Company, LLC, as the sponsor, or any of their affiliates.

Greenwich Capital Markets, Inc., as an underwriter, will purchase all but six classes of the offered certificates from the depositor in the amounts described in "Method of Distribution" on page S-135 of this prospectus supplement. The net proceeds to the depositor from the sale of these underwritten certificates will be approximately 99.61% of the aggregate certificate principal balance of these underwritten certificates plus accrued interest, before deducting expenses.

Residential Funding Securities, LLC, as an underwriter, will purchase the
Class III-A-V Certificates from the depositor in the amounts described in
"Method of Distribution" on page S-135 of this prospectus supplement. The net proceeds to the depositor from the sale of the Class III-A-V Certificates will be approximately 0.80% of the initial notional balance of the Class III-
A-V Certificates plus accrued interest, before deducting expenses.

The offered certificates are offered by the issuing entity through the underwriters to prospective purchasers from time to time in negotiated transactions at varying prices to be determined at the time of sale. There is no underwriting agreement for the remaining five classes of senior certificates.

RBS Greenwich Capital                                      GMAC RFC Securities

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide  information  to you about the offered  certificates  in two separate documents that provide progressively more detail:

            o     the   accompanying   prospectus,    which   provides   general
                  information,  some of which  may not  apply to your  series of certificates; and

            o     this prospectus supplement, which describes the specific terms of your series of certificates.

      The  information in this prospectus  supplement,  if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information  contained in any prior similar materials relating to the offered  certificates,  is being delivered to you solely to provide you with information about the offering of the offered  certificates  referred to in this
prospectus   supplement  and  to  solicit  an  offer  to  purchase  the  offered certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not constitute a contractual  commitment by you to purchase any of the offered  certificates,  until we have accepted your offer to purchase the offered certificates.

      The  offered  certificates  are being  sold when,  as and if  issued.  The depositor  is not  obligated  to issue the offered  certificates  or any similar security and the underwriters' obligation to deliver the offered certificates is subject  to the terms and  conditions  of its  underwriting  agreement  with the depositor  and the  availability  of the offered  certificates  when,  as and if issued  by the  depositor.  You  are  advised  that  the  terms  of the  offered certificates,  and the  characteristics  of the related loan group backing them, may change (due, among other things, to the possibility that mortgage loans that comprise  the related  loan group may become  delinquent  or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the related  loan group,  and that one or more  classes of  certificates  may be split, combined or eliminated), at any time prior to issuance or availability of a final  prospectus.  You are advised that the offered  certificates  may not be issued that have the characteristics described in this prospectus supplement and the accompanying  prospectus.  The  underwriters'  obligation to sell any of the offered  certificates to you is conditioned on the mortgage loans in the related loan group and the offered certificates having the characteristics  described in this prospectus supplement. If for any reason the depositor does not deliver the offered  certificates,  the  underwriters  will  notify  you,  and  none  of the depositor,  the master servicer or any  underwriter  will have any obligation to you to deliver  all or any portion of the  offered  certificates  which you have committed to purchase,  and none of the  depositor,  the master  servicer or any underwriter will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard,
Suite  250,  Minneapolis,  Minnesota  55437  and its  telephone  number is (952)
857-7000.

                             EUROPEAN ECONOMIC AREA

In  relation  to each  Member  State of the  European  Economic  Area  which has implemented  the  Prospectus  Directive,  each,  referred to in this  prospectus supplement as a Relevant  Member State,  each  underwriter  has  represented and agreed  that with  effect from and  including  the date on which the  Prospectus
Directive is  implemented  in that Relevant  Member  State,  referred to in this prospectus  supplement as the Relevant  Implementation Date, it has not made and will not make an offer of  certificates  to the public in that  Relevant  Member
State prior to the  publication of a prospectus in relation to the  certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved

in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus  Directive,  except that it may, with effect from and including  the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)   to legal  entities  which are  authorized  or  regulated to operate in the financial  markets or, if not so authorized or regulated,  whose corporate purpose is solely to invest in securities;

(b)   to any legal  entity  which has two or more of (1) an  average of at least
      250 employees during the last financial year; (2) a total balance sheet of more than  (euro)43,000,000  and (3) an annual net  turnover  of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)   in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the preceding  paragraph,  (i) "offer of certificates to the public" in relation to any  certificates  in any Relevant Member State means the communication  in any form and by any  means of  sufficient  information  on the terms of the  offer  and the  certificates  to be  offered  so as to  enable  an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

Each underwriter has represented and agreed that:

(a)   it has only  communicated  or  caused  to be  communicated  and will  only communicate  or cause to be  communicated  an  invitation or inducement to engage in  investment  activity  (within  the meaning of Section 21 of the
      Financial  Services  and  Markets  Act,  referred  to in  this  prospectus supplement as FSMA) received by it in connection with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything  done by it in relation to the  certificates  in, from or otherwise involving the United Kingdom.

                                                                            PAGE
                                                                            ----

               Principal Only Certificate and Variable Strip Certificate
               Yield Considerations..........................................103
               Class I-M-2, Class I-M-3, Class II-M-2, Class II-M-3,
               Class III-M-2 and Class III-M-3 Certificate Yield
               Considerations................................................106
               Additional Yield Considerations Applicable Solely to the

               Special Tax Considerations Applicable to the Class III-A-2
               Certificates..................................................130
               Special Tax Considerations Applicable to Residual

Appendix III Group III Mortgage Loan Statistical Information...............III-1
Appendix IV Yield Maintenance Agreement Notional Balance....................IV-1

--------------------------------------------------------------------------------

                                     SUMMARY

      The following  summary provides a brief description of material aspects of this  offering  and does not  contain  all of the  information  that you  should consider in making your investment  decision.  To understand all of the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Issuing entity....................     RFMSI Series 2006-S12 Trust.

Title of securities...............     Mortgage    Pass-Through    Certificates,
                                       Series 2006-S12.

Depositor.........................     Residential  Funding Mortgage  Securities
                                       I,  Inc.,  an  affiliate  of  Residential
                                       Funding  Company,   LLC,  or  Residential
                                       Funding.

Master servicer and sponsor.......     Residential Funding.

Subservicers......................     Homecomings     Financial,     LLC,     a
                                       wholly-owned  subsidiary  of  Residential
                                       Funding,  will  subservice  approximately
                                       43.3%,  51.3%  and  60.9% of the  group I
                                       loans,  group  II  loans  and  group  III
                                       loans, respectively,  by stated principal
                                       balance, GMAC Mortgage, LLC, an affiliate
                                       of Residential  Funding,  will subservice
                                       approximately  2.3%,  13.7%  and 20.0% of
                                       the  group I loans,  group  II loans  and
                                       group III loans, respectively,  by stated
                                       principal balance, National City Mortgage
                                       Co.,   an   unaffiliated   entity,   will
                                       subservice  approximately  23.3%  of  the
                                       group I loans by stated principal balance
                                       and   SunTrust    Mortgage,    Inc.,   an
                                       unaffiliated   entity,   will  subservice
                                       approximately  20.1%  and  14.7%  of  the
                                       group  I  loans   and   group  II  loans,
                                       respectively,    by   stated    principal
                                       balance.

Trustee...........................     U.S. Bank National Association.

Originators.......................     Homecomings     Financial,     LLC,     a
                                       wholly-owned  subsidiary  of  Residential
                                       Funding,  originated  approximately 8.2%,
                                       14.9%  and  26.4%  of the  group I loans,
                                       group  II  loans  and  group  III  loans,
                                       respectively,    by   stated    principal
                                       balance, GMAC Mortgage, LLC, an affiliate
                                       of   Residential   Funding,    originated
                                       approximately  0.5%,  10.3%  and 14.7% of
                                       the  group I loans,  group  II loans  and
                                       group III loans, respectively,  by stated
                                       principal balance, National City Mortgage
                                       sold  approximately  23.3% of the group I
                                       loans  by   stated   principal   balance,
                                       SunTrust     Mortgage,      Inc.     sold
                                       approximately  20.1%  and  14.7%  of  the
                                       group  I  loans   and   group  II  loans,
                                       respectively, by stated principal balance
                                       and Provident  Funding  Associates,  L.P.
                                       sold approximately  14.7% of the group II
                                       loans by  stated  principal  balance,  to
                                       Residential Funding.

--------------------------------------------------------------------------------

                                      S-3

--------------------------------------------------------------------------------

Group I mortgage pool.............     200 fixed  rate  mortgage  loans  with an
                                       aggregate     principal     balance    of
                                       approximately   $112,277,350  as  of  the
                                       cut-off  date,  secured by first liens on
                                       fee   simple   interests   in   one-   to
                                       four-family residential properties.

Group II mortgage pool............     1,447 fixed rate  mortgage  loans with an
                                       aggregate     principal     balance    of
                                       approximately   $727,804,417  as  of  the
                                       cut-off  date,  secured by first liens on
                                       fee   simple   interests   in   one-   to
                                       four-family   residential  properties  or
                                       interests in shares issued by cooperative
                                       apartment  corporations  and the  related
                                       proprietary leases.

Group III mortgage pool...........     728 fixed  rate  mortgage  loans  with an
                                       aggregate     principal     balance    of
                                       approximately   $364,207,747  as  of  the
                                       cut-off  date,  secured by first liens on
                                       fee   simple   interests   in   one-   to
                                       four-family residential properties.

Cut-off date......................     December 1, 2006.

Closing date......................     On or about December 28, 2006.

Distribution dates................     Beginning   on  January   25,   2007  and
                                       thereafter  on the 25th of each month or,
                                       if the 25th is not a business day, on the
                                       next business day.

Final scheduled distribution date.     With respect to the offered  certificates
                                       related  to loan  group I,  December  25,
                                       2021.   With   respect  to  the   offered
                                       certificates related to loan group II and
                                       loan group III,  December 25,  2036.  The
                                       actual final  distribution  date could be
                                       substantially  earlier  for  the  offered
                                       certificates  related to each loan group.
                                       SEE   "CERTAIN   YIELD   AND   PREPAYMENT
                                       CONSIDERATIONS"    IN   THIS   PROSPECTUS
                                       SUPPLEMENT.

Form of certificates..............     Book-entry: Class I-A Certificates, Class
                                       II-A     Certificates,     Class    III-A
                                       Certificates,   Class  I-M  Certificates,
                                       Class II-M  Certificates  and Class III-M
                                       Certificates.

                                       Physical: Class R Certificates.

                                       SEE       "DESCRIPTION       OF       THE
                                       CERTIFICATES--GENERAL" IN THIS PROSPECTUS
                                       SUPPLEMENT.

Minimum denominations.............     Class A (other  than the  Class  III-A-3,
                                       Class  III-A-5,   Class  III-A-6,   Class
                                       I-A-V,  Class  II-A-V  and Class  III-A-V
                                       Certificates):   $25,000.   Class  I-M-1,
                                       Class    II-M-1    and   Class    III-M-1
                                       Certificates:   $100,000.   Class  I-M-2,
                                       Class II-M-2, Class III-M-2, Class I-M-3,
                                       Class    II-M-3    and   Class    III-M-3
                                       Certificates:   $250,000.  Class  III-A-3
                                       Certificates: $1,000,000 notional amount.
                                       Class    III-A-5   and   Class    III-A-6
                                       Certificates:  $1,000. Class I-A-V, Class
                                       II-A-V and Class

--------------------------------------------------------------------------------

                                      S-4

--------------------------------------------------------------------------------

                                       III-A-V Certificates: $2,000,000 notional
                                       amount.   Class   R   Certificates:   20%
                                       percentage interests.

Legal investment..................     When  issued,  the  Class A,  Class R and
                                       Class  I-M-1,   Class  II-M-1  and  Class
                                       III-M-1  Certificates will, and the Class
                                       I-M-2, Class II-M-2, Class III-M-2, Class
                                       I-M-3,  Class  II-M-3  and Class  III-M-3
                                       Certificates   will  not,  be   "mortgage
                                       related  securities"  for purposes of the
                                       Secondary Mortgage Market Enhancement Act
                                       of 1984, as amended, or SMMEA.

                                       SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS
                                       SUPPLEMENT AND "LEGAL INVESTMENT MATTERS"
                                       IN THE ACCOMPANYING PROSPECTUS.

ERISA considerations..............     Subject to the  considerations  described
                                       in this prospectus supplement,  the Class
                                       A  Certificates  and Class M Certificates
                                       are  expected to be  considered  eligible
                                       for purchase by persons  investing assets
                                       of employee  benefit  plans or individual
                                       retirement accounts. Sales of the Class R
                                       Certificates  to such plans or retirement
                                       accounts   are   prohibited,   except  as
                                       permitted under "ERISA Considerations" in
                                       this prospectus supplement.

                                       SEE   "ERISA   CONSIDERATIONS"   IN  THIS
                                       PROSPECTUS    SUPPLEMENT   AND   IN   THE
                                       ACCOMPANYING PROSPECTUS.

Yield Maintenance Agreement
Provider..........................     The Bank of New York.

--------------------------------------------------------------------------------

                                      S-5

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                  OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------------------------
                                            INITIAL              INITIAL RATING
                   PASS-THROUGH           CERTIFICATE         (MOODY'S/STANDARD &
   CLASS               RATE            PRINCIPAL BALANCE       POOR'S/FITCH) (1)                  DESIGNATIONS
--------------------------------------------------------------------------------------------------------------------------
CLASS A CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------------

I-A-1                 5.50%                 $110,102,000          Aaa/NA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-1                6.00%                 $329,775,000         Aaa/AAA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-2                6.00%                 $267,085,000         Aaa/AAA/AAA                Super Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-3                6.00%                  $50,000,000         Aaa/AAA/AAA                Super Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-4                6.00%                   $1,875,000         Aa1/AAA/AAA               Senior Support/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-5                6.00%                  $15,000,000         Aaa/AAA/AAA                   Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-6                6.00%                  $33,142,000         Aaa/AAA/AAA            Super Senior/Lockout/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-7                6.00%                   $5,325,000         Aa1/AAA/AAA           Senior Support/Lockout/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-1               5.75%                 $100,000,000         Aaa/AAA/AAA                Super Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-2           Variable Rate              $87,713,000         Aaa/AAA/AAA          Super Senior/Floater/Adjustable Rate
--------------------------------------------------------------------------------------------------------------------------
                                                                                              Super Senior/Inverse
                                                                                        Floater/Interest Only/Adjustable
III-A-3           Variable Rate                 Notional         Aaa/AAA/AAA                          Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-4               5.75%                  $76,852,000         Aaa/AAA/AAA                Super Senior/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-5               5.75%                  $24,240,000         Aaa/AAA/AAA                Senior/Retail/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-6               5.75%                   $2,409,000         Aaa/AAA/AAA                Senior/Retail/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-7               5.75%                  $13,902,000         Aaa/AAA/AAA            Super Senior/Lockout/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-8               5.75%                     $565,000         Aa1/AAA/AAA           Senior Support/Lockout/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-9               5.75%                  $32,172,000         Aaa/AAA/AAA            Super Senior/Lockout/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-10              5.75%                  $11,625,000         Aa1/AAA/AAA           Senior Support/Lockout/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-A-P                  0.00%                    $209,746          Aaa/NA/AAA                Senior/Principal Only
--------------------------------------------------------------------------------------------------------------------------
I-A-V             Variable Rate                 Notional          Aaa/NA/AAA          Senior/Interest Only/Variable Rate
--------------------------------------------------------------------------------------------------------------------------
II-A-P                 0.00%                    $492,311         Aaa/AAA/AAA                Senior/Principal Only
--------------------------------------------------------------------------------------------------------------------------
II-A-V            Variable Rate                 Notional         Aaa/AAA/AAA          Senior/Interest Only/Variable Rate
--------------------------------------------------------------------------------------------------------------------------
III-A-P                0.00%                    $524,821         Aaa/AAA/AAA                Senior/Principal Only
--------------------------------------------------------------------------------------------------------------------------
III-A-V           Variable Rate                 Notional         Aaa/AAA/AAA          Senior/Interest Only/Variable Rate
--------------------------------------------------------------------------------------------------------------------------
Total Class A Certificates:               $1,163,008,878
--------------------------------------------------------------------------------------------------------------------------
CLASS R CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------------
R-I                   5.50%                         $100          Aaa/NA/AAA              Senior/Residual/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
R-II                  6.00%                         $100         Aaa/AAA/AAA              Senior/Residual/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
R-III                 5.75%                         $100         Aaa/AAA/AAA              Senior/Residual/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
R-IV                  5.75%                         $100         Aaa/AAA/AAA              Senior/Residual/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
R-V                   6.00%                         $100         Aaa/AAA/AAA              Senior/Residual/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
Total senior certificates:                $1,163,009,378
--------------------------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------------
I-M-1                 5.50%                   $1,235,700           NA/NA/AA                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-M-2                 5.50%                     $224,500           NA/NA/A                   Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-M-3                 5.50%                     $168,400          NA/NA/BBB                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-M-1                6.00%                  $13,465,000           NA/NA/AA                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-M-2                6.00%                   $4,366,800           NA/NA/A                   Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-M-3                6.00%                   $2,911,200          NA/NA/BBB                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-M-1               5.75%                   $8,377,400           NA/NA/AA                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-M-2               5.75%                   $2,185,200           NA/NA/A                   Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-M-3               5.75%                   $1,456,800          NA/NA/BBB                  Mezzanine/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:                  $34,391,000
--------------------------------------------------------------------------------------------------------------------------
Total offered certificates:               $1,197,400,378
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      S-6

--------------------------------------------------------------------------------------------------------------------------
                                              NON-OFFERED CERTIFICATES(2)
--------------------------------------------------------------------------------------------------------------------------
CLASS B CERTIFICATES:
--------------------------------------------------------------------------------------------------------------------------

I-B-1                 5.50%                     $112,300           NA/NA/BB                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-B-2                 5.50%                     $112,300           NA/NA/B                  Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
I-B-3                 5.50%                     $112,304           NA/NA/NA                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-B-1                6.00%                   $1,455,600           NA/NA/BB                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-B-2                6.00%                   $1,455,600           NA/NA/B                  Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
II-B-3                6.00%                   $1,455,706           NA/NA/NA                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-B-1               5.75%                     $728,400           NA/NA/BB                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-B-2               5.75%                     $728,500           NA/NA/B                  Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
III-B-3               5.75%                     $728,426           NA/NA/NA                 Subordinate/Fixed Rate
--------------------------------------------------------------------------------------------------------------------------
Total Class B Certificates:                   $6,889,136
--------------------------------------------------------------------------------------------------------------------------
Total offered and
non-offered certificates:                 $1,204,289,514
--------------------------------------------------------------------------------------------------------------------------

(1)   See "Ratings" in this prospectus supplement.
(2)   The information presented for non-offered  certificates is provided solely to assist your understanding of the offered certificates.

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

OTHER INFORMATION:

The  aggregate   initial  principal  balance  of  the  offered  and  non-offered certificates  shown  above may not equal the sum of the  principal  balances  of
those   certificates  as  listed  above  due  to  rounding.   Only  the  offered
certificates are offered for sale pursuant to the prospectus  supplement and the related prospectus.  The non-offered  certificates will be sold by the depositor in a transaction  exempt from registration  under the Securities Act of 1933, as amended.

CLASS III-A-2 CERTIFICATES AND CLASS III-A-3 CERTIFICATES:

--------------------------------------------------------------------------------------------------------------------
                           Initial Pass-Through
Adjustable Rates:                  Rate                   Formula                 Maximum              Minimum
--------------------------------------------------------------------------------------------------------------------

Class III-A-2                     5.75%                LIBOR + 0.50%          Subject to the            0.50%
                                                                              available funds
                                                                                  cap(1)
--------------------------------------------------------------------------------------------------------------------
Class III-A-3(2)                  0.00%                5.25% - LIBOR               5.25%                0.00%
--------------------------------------------------------------------------------------------------------------------

      (1) From the  distribution  date in January 2007 through and including the distribution  date in August 2013,  the  pass-through  rate on the Class III-A-2
Certificates  will be subject to a maximum  rate equal to 5.75% per annum,  plus amounts,  if any, paid under the yield  maintenance  agreement and on deposit in the yield  maintenance  reserve fund up to an amount equal to the product of (a)
the certificate principal balance of the Class III-A-2 Certificates  immediately prior to such  distribution  date, (b) the positive  excess of (i) the lesser of
(x) LIBOR  and (y)  9.00% per  annum,  over  (ii)  5.25%  per  annum,  and (c) a fraction,  the  numerator  of which is 30 and the  denominator  of which is 360, expressed as a per annum rate. With respect to any distribution date thereafter,
the  maximum   rate  will  be  5.75%  per  annum.   See   "Description   of  the
Certificates--The Yield Maintenance Agreement" in this prospectus supplement.

      (2)The Class  III-A-3  Certificates  do not have a  certificate  principal balance. For the purpose of calculating interest payments, interest on the Class
III-A-3  Certificates  will accrue on a notional amount equal to the certificate principal  balance of the Class III-A-2  Certificates  immediately  prior to the related distribution date, which is initially equal to $87,713,000.

CLASS  I-A-V   CERTIFICATES,   CLASS  II-A-V   CERTIFICATES  AND  CLASS  III-A-V
CERTIFICATES:

The interest  rate payable with respect to the Class I-A-V  Certificates  varies according  to the weighted  average of the excess of the  mortgage  rate on each mortgage loan in loan group I, net of the applicable  master  servicing fee rate and  subservicing  fee rate,  over 5.50%.  On each  monthly  distribution  date, holders of Class I-A-V  Certificates  will be entitled to receive  interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans  in  loan  group  I  minus  the  applicable  master  servicing  fee  rate, subservicing  fee rate and 5.50%,  provided  that the interest  rate will not be less than zero.

The interest rate payable with respect to the Class II-A-V  Certificates  varies according  to the weighted  average of the excess of the  mortgage  rate on each mortgage loan in loan group II, net of the applicable  master servicing fee rate and  subservicing  fee rate,  over 6.00%.  On each  monthly  distribution  date, holders of Class II-A-V  Certificates  will be entitled to receive interest at a rate equal to the current weighted average of the mortgage rates on the mortgage loans  in loan  group  II  minus  the  applicable  master  servicing  fee  rate, subservicing  fee rate and 6.00%,  provided  that the interest  rate will not be less than zero.

The interest rate payable with respect to the Class III-A-V  Certificates varies according  to the weighted  average of the excess of the  mortgage  rate on each mortgage loan in loan group III, net of the applicable master servicing fee rate and  subservicing  fee rate,  over 5.75%.  On each  monthly  distribution  date, holders of Class III-A-V  Certificates will be entitled to receive interest at a rate equal to the current

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

weighted  average of the mortgage  rates on the mortgage loans in loan group III minus the applicable master servicing fee rate, subservicing fee rate and 5.75%, provided that the interest rate will not be less than zero.

The Class I-A-V Certificates,  Class II-A-V and Class III-A-V  Certificates each do not have a  certificate  principal  balance.  For the purpose of  calculating interest  payments,  interest will accrue on a notional  amount equal to, in the case of the Class I-A-V Certificates,  the aggregate stated principal balance of the mortgage  loans in loan group I, which is initially  equal to  approximately
$112,277,350, in the case of the Class II-A-V Certificates, the aggregate stated
principal  balance of the  mortgage  loans in loan group II,  which is initially equal  to  approximately  $727,804,417,  and in the  case of the  Class  III-A-V
Certificates,  the aggregate stated  principal  balance of the mortgage loans in loan group III, which is initially equal to approximately $364,207,747.

The stated principal balance of any mortgage loan as of any date is equal to its scheduled  principal  balance as of the cut-off  date,  reduced by all principal payments  received with respect to such mortgage loan that have been  previously distributed to  certificateholders  and any realized losses with respect to such mortgage  loan that have been  previously  allocated to  certificateholders.  In addition,  if a mortgage  loan has been  modified the stated  principal  balance would be increased by the amount of any interest or other  amounts  owing on the mortgage loan that have been capitalized in connection with such modification.

--------------------------------------------------------------------------------

                                      S-9

--------------------------------------------------------------------------------

                           TRANSFER OF MORTGAGE LOANS

The diagram below  illustrates  the sequence of transfers of the mortgage  loans that are included in the mortgage pool.  Various  mortgage loan sellers will, on or prior to the closing date, sell the mortgage loans to Residential Funding, as
the  sponsor.  The  sponsor  will,   simultaneously  with  the  closing  of  the
transaction described in this prospectus supplement,  sell the mortgage loans to
Residential Funding Mortgage Securities I, Inc., as the depositor. The depositor will then  transfer  the mortgage  loans to the trustee,  on behalf of the trust that is the issuing entity.  The trustee will accordingly own the mortgage loans for the benefit of the holders of the  certificates.  See "Pooling and Servicing
Agreement--Trustee"  in this prospectus supplement and in the prospectus.  For a
description  of  the  affiliations  among  various  transaction   parties,   see
"Affiliations Among Transaction Parties" in this prospectus supplement.

              ----------------------------------------------------
                              Mortgage Loan Sellers
              ----------------------------------------------------
                                        |
                                        |     sale of mortgage loans
                                       \ /
              ----------------------------------------------------
                        Residential Funding Company, LLC
                          (Sponsor and Master Servicer)
              ----------------------------------------------------
                                        |
                                        |     sale of mortgage loans
                                       \ /
              ----------------------------------------------------
                 Residential Funding Mortgage Securities I, Inc.
                                   (Depositor)
              ----------------------------------------------------
                                        |
                                        |     sale of mortgage loans
                                       \ /
              ----------------------------------------------------
                         U.S. Bank National Association
                                    (Trustee)
              (owner of mortgage loans on behalf of issuing entity
                   for the benefit of holders of certificates)
              ----------------------------------------------------

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

THE TRUST

The  depositor  will  establish  a trust with  respect  to the  Series  2006-S12
Certificates  under a series  supplement,  dated as of December 1, 2006,  to the standard terms of pooling and servicing agreement, dated as of November 1, 2006, among the depositor,  the master servicer and the trustee.  On the closing date, the  depositor  will  deposit  the  pool of  mortgage  loans  described  in this prospectus  supplement  into the trust which will be divided  into three  groups
based  on  characteristics   described  in  this  prospectus  supplement.   Each
certificate will represent a partial ownership  interest in the trust. The trust will also include a yield maintenance agreement provided by The Bank of New York with respect to the Class III-A-2 Certificates.

THE MORTGAGE POOL

The  mortgage  loans  deposited  into the trust will be divided  into three loan groups.  Loan group I will  consist of fixed rate  mortgage  loans with terms to maturity  of not more  than 15  years.  Loan  group II and loan  group  III will consist of fixed rate mortgage  loans with terms to maturity of not more than 30 years.

LOAN GROUP I

The group I loans have the  following  characteristics  as of the cut-off  date, after deducting payments due during the month of the cut-off date.

                                                         WEIGHTED
                                   RANGE                 AVERAGE
                                   -----                 -------
Principal balance                 $75,000               $561,387*
                                     to
                                 $1,489,548
Mortgage rate                  5.125% to 6.875%          6.2039%
Remaining term to                165 to 180                177
stated maturity
(months)

*Indicates average principal balance

The  following  tables  describe  certain  characteristics  of the group I loans included in the trust as of the cut-off date:

                                         NUMBER                          PERCENT
                                           OF                              OF
                                         GROUP I        PRINCIPAL        GROUP I
LOAN PURPOSE                              LOANS          BALANCE          LOANS
------------                              -----          -------          -----
Purchase ...................                 71       $ 45,043,776        40.12%
Rate/Term Refinance ........                 58         32,159,899        28.64
Equity Refinance ...........                 71         35,073,675        31.24
                                           ----       ------------      -------
  Total ....................                200       $112,277,350       100.00%
                                           ====       ============      =======

                                          NUMBER                         PERCENT
                                            OF                             OF
                                          GROUP I       PRINCIPAL        GROUP I
LOAN DOCUMENTATION                         LOANS         BALANCE          LOANS
------------------                         -----         -------          -----
Full/Alternate
Documentation ..............                138       $ 79,055,989        70.41%
Reduced Documentation ......                 62         33,221,361        29.59
                                           ----       ------------      -------
  Total ....................                200       $112,277,350       100.00%
                                           ====       ============      =======

The properties securing the mortgage loans in loan group I include single-family detached properties, properties in planned unit developments, two-to-four family units and condominiums.

LOAN GROUP II

The group II loans have the  following  characteristics  as of the cut-off date, after deducting payments due during the month of the cut-off date:

                                                                WEIGHTED
                                     RANGE                      AVERAGE
                                     -----                      -------
Principal balance                   $74,932                    $502,975*
                                       to
                                   $1,500,000
Mortgage rate                    5.750% to 7.375%               6.5983%
Remaining term to                  237 to 360                     358
stated maturity
(months)

*Indicates average principal balance

The following  tables  describe  certain  characteristics  of the group II loans included in the trust as of the cut-off date:

--------------------------------------------------------------------------------

                                      S-11

--------------------------------------------------------------------------------

                                         NUMBER                         PERCENT
                                           OF                             OF
                                         GROUP II       PRINCIPAL       GROUP II
LOAN PURPOSE                              LOANS          BALANCE         LOANS
------------                              -----          -------         -----
Purchase ...................                498       $268,245,198       36.86%
Rate/Term Refinance ........                461        222,690,920       30.60
Equity Refinance ...........                488        236,868,299       32.55
                                         ------       ------------     -------
  Total ....................              1,447       $727,804,417      100.00%
                                         ======       ============     =======

                                          NUMBER                        PERCENT
                                            OF                            OF
                                          GROUP II      PRINCIPAL       GROUP II
LOAN DOCUMENTATION                         LOANS         BALANCE         LOANS
------------------                         -----         -------         -----
Full/Alternate
Documentation ..............              1,081       $544,689,157       74.84%
Reduced Documentation ......                364        182,036,260       25.01
No Income/No  Asset
Verification ...............                  2          1,079,000        0.15
                                         ------       ------------     -------
  Total ....................              1,447       $727,804,417      100.00%
                                         ======       ============     =======

The   properties   securing  the  mortgage   loans  in  loan  group  II  include
single-family detached properties, cooperative loans, properties in planned unit developments, two-to-four family units, condominiums and townhouses.

LOAN GROUP III

The group III loans have the following  characteristics  as of the cut-off date, after deducting payments due during the month of the cut-off date:

                                                                WEIGHTED
                                     RANGE                      AVERAGE
                                     -----                      -------
Principal balance                   $74,925                    $500,285*
                                       to
                                   $2,500,000
Mortgage rate                    5.750% to 7.000%               6.3499%
Remaining term to                  238 to 360                     358
stated maturity
(months)

*Indicates average principal balance

The following  tables describe  certain  characteristics  of the group III loans included in the trust as of the cut-off date:

                                         NUMBER                         PERCENT
                                           OF                             OF
                                        GROUP III       PRINCIPAL      GROUP III
LOAN PURPOSE                              LOANS          BALANCE         LOANS
------------                              -----          -------         -----
Purchase ...................                266       $148,157,100       40.68%
Rate/Term Refinance ........                207         94,686,428       26.00
Equity Refinance ...........                255        121,364,219       33.32
                                         ------       ------------     -------
  Total ....................                728       $364,207,747      100.00%
                                         ======       ============     =======

                                          NUMBER                        PERCENT
                                            OF                            OF
                                         GROUP III      PRINCIPAL      GROUP III
LOAN DOCUMENTATION                         LOANS         BALANCE         LOANS
------------------                         -----         -------         -----
Full/Alternate
Documentation ..............                475       $240,457,726       66.02%
Reduced Documentation ......                250        121,716,222       33.42
No Income/No  Asset
Verification ...............                  3          2,033,799        0.56
                                         ------       ------------     -------
  Total ....................                728       $364,207,747      100.00%
                                         ======       ============     =======

The   properties   securing  the  mortgage  loans  in  loan  group  III  include single-family  detached  properties,  properties  in planned unit  developments, two-to-four family units, condominiums and townhouses.

The  securities  described  on the  table  on  pages  S-6 and  S-7 are the  only securities  backed by the mortgage  loans in loan group I, loan group II or loan group III, as applicable, that will be issued.

FOR ADDITIONAL  INFORMATION REGARDING THE MORTGAGE POOL, SEE "DESCRIPTION OF THE
MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

SERVICING

Residential Funding Company, LLC will master service the mortgage loans, as more fully described under "POOLING AND SERVICING AGREEMENT" herein.

The  servicing  fees for each  mortgage  loan are  payable  out of the  interest payments on that  mortgage  loan prior to payments  to  certificateholders.  The servicing  fees  relating to each mortgage loan will be at least 0.28% per annum and not more than 0.33% per annum of the outstanding  principal  balance of that mortgage loan, with a weighted average  servicing fee of  approximately  0.3271%
per annum in the case of the group I loans,  approximately  0.3277% per annum in the case of the group II loans and  approximately  0.3257% per annum in the case of

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

the group III loans. The servicing fees consist of (a) servicing fees payable to the master  servicer,  which are payable with respect to each mortgage loan at a rate of either 0.03% or 0.08% per annum, depending on the type of mortgage loan, and (b)  subservicing  fees payable to the  subservicer,  which are payable with respect to each mortgage loan at a rate not more than 0.25% per annum, and other related  compensation  payable to the subservicer,  including any payment due to prepayment  charges on the related mortgage loans and such  compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

REPURCHASES OR SUBSTITUTIONS OF MORTGAGE LOANS

If Residential  Funding cannot cure a breach of any  representation  or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating  to a mortgage  loan  within 90 days after  notice  from the trustee or servicer,  and the breach  materially and adversely affects the interests of the related  certificateholders  in the mortgage loan,  Residential  Funding will be obligated  to  purchase  the  mortgage  loan at a price  equal to its  principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month  following the month of repurchase,  less the amount payable in
respect  of  servicing   compensation  or  reimbursement.   See  "MORTGAGE  LOAN
PROGRAM--REPRESENTATIONS  WITH RESPECT TO THE MORTGAGE LOANS" in this prospectus supplement.

Likewise,  as  described  under  "DESCRIPTION  OF  THE  CERTIFICATES--REVIEW  OF
MORTGAGE  LOANS" in the prospectus,  if Residential  Funding cannot cure certain documentary defects with respect to a mortgage loan, Residential Funding will be required to repurchase the related mortgage loan.

In addition,  Residential  Funding may  substitute  a new mortgage  loan for the repurchased mortgage loan that was removed from the trust within two years after the closing  date if it delivers an opinion of counsel  with  respect to certain tax matters.  Any substitute  mortgage loan will be required to satisfy  certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity,  as described more fully under "THE  TRUSTS--THE
MORTGAGE LOANS" in the prospectus.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY  DISTRIBUTION.  On each monthly  distribution date, the trustee will make distributions to investors.  The Class I-A-1, Class I-A-P,
Class I-A-V, Class I-M and Class R-I Certificates will receive payments from the group I loans, the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class
II-A-5,  Class II-A-6,  Class II-A-7,  Class II-A-P,  Class II-A-V,  Class II-M,
Class R-II and Class R-V  Certificates  will receive  payments from the group II loans and the Class III-A-1,  Class III-A-2, Class III-A-3, Class III-A-4, Class
III-A-5,  Class III-A-6,  Class III-A-7,  Class  III-A-8,  Class III-A-9,  Class
III-A-10,  Class III-A-P, Class III-A-V, Class III-M, Class R-III and Class R-IV
Certificates will receive payments from the group III loans.

The amount available for distribution will include:

      o     collections  of monthly  payments on the mortgage  loans,  including prepayments and other unscheduled collections plus

      o     advances for delinquent  payments that are deemed recoverable by the master servicer

            MINUS

      o     the fees and expenses of the  subservicers  and the master servicer, including reimbursement for advances.

The aggregate amount of monthly distributions will be determined separately with respect to the three loan groups.

SEE "DESCRIPTION OF THE CERTIFICATES- GLOSSARY OF TERMS--AVAILABLE  DISTRIBUTION
AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

PRIORITY OF DISTRIBUTIONS.  Distributions on each class of offered  certificates will be made from  available  amounts from the related loan group for that class of certificates as described in this prospectus supplement as follows:

                               --------------------
               Priority of     Interest on Senior
                 Payment        Certificates from
                    |           the related loan
                    |                 group
                    |          --------------------
                    |           Related Class A-P
                    |              Certificate
                    |            principal from
                    |            discount loans
                    |           from the related
                    |              loan group
                    |          --------------------
                    |             Principal on
                    |           remaining Senior
                    |           Certificates from
                    |           the related loan
                    |                 group
                    |          --------------------
                    |             Reimbursement
                    |          of certain advances
                    |          to master servicer
                    |          --------------------
                    |           Related Class M-1
                    |               interest
                    |          --------------------
                    |           Related Class M-1
                    |               principal
                    |          --------------------
                    |           Related Class M-2
                    |               interest
                    |          --------------------
                    |           Related Class M-2
                    |               principal
                    |          --------------------
                    |           Related Class M-3
                   \ /              interest
                               --------------------
                                Related Class M-3
                                    principal
                               --------------------

INTEREST  DISTRIBUTIONS.  The  amount  of  interest  accrued  on each  class  of interest-bearing certificates on each distribution date will equal:

      o     the pass-through rate for that class of certificates multiplied by

      o     the certificate  principal  balance or notional amount of that class of  certificates  as of the day  immediately  prior  to the  related distribution date multiplied by

      o     1/12th, minus

      o     the share of some types of  interest  shortfalls  allocated  to that class, such as prepayment interest shortfalls,  the interest portion of realized losses not allocated through subordination, the interest portion of any advances made with respect to delinquencies,  in each
            case  with  respect  to  the  related  mortgage  loans,   that  were
            ultimately   determined  to  be  hazard  losses,   fraud  losses  or
            bankruptcy  losses in excess of specified  amounts or  extraordinary losses  and  any  other  interest  shortfalls  not  covered  by  the
            subordination   of  the  related   Class  M  and  related   Class  B
            Certificates,  as described more fully in the definition of "ACCRUED
            CERTIFICATE INTEREST" in "DESCRIPTION OF THE  CERTIFICATES--GLOSSARY
            OF TERMS" in this prospectus supplement.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS
SUPPLEMENT.

ALLOCATIONS OF PRINCIPAL.  Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the various classes of offered certificates as described in this prospectus  supplement.  Until  the  distribution  date  in  January  2012,  ALL principal  prepayments on the mortgage loans from a loan group will generally be distributed among the related senior  certificates,  other than the Class I-A-V,
Class II-A-V or Class III-A-V  Certificates,  as  applicable,  unless the senior certificates,  other  than the  Class  I-A-P,  Class  II-A-P  or  Class  III-A-P
Certificates,  as applicable,  then entitled to principal  distributions  are no longer  outstanding.  In addition,  until the distribution date in January 2012,
(a) the Class II-A-6 and Class II-A-7  Certificates  are not expected to receive any principal  payments on the group II loans,  and on or after the distribution date in January 2012 but before the distribution date in January 2016, the Class
II-A-6 and Class II-A-7  Certificates will receive less than a pro rata share of principal  prepayments  on the group II loans,  unless the Class  II-A-2,  Class
II-A-3,   Class  II-A-4  and  Class  II-A-5   Certificates  or  the  Class  II-M
Certificates and Class II-B  Certificates,  are no

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------

longer outstanding; (b) the Class III-A-7 and Class III-A-8 Certificates are not
expected to receive  any  principal  payments on the group III loans,  and on or after the distribution  date in January 2012 but before the distribution date in
January 2016, the Class III-A-7 and Class III-A-8 Certificates will receive less than a pro rata share of principal  prepayments  on the group III loans,  unless the Class III-A-1 and Class II-A-5  Certificates or the Class II-M  Certificates
and  Class  II-B  Certificates,  are no  longer  outstanding;  and (c) the Class
III-A-9  and  Class  III-A-10  Certificates  are not  expected  to  receive  any principal payments on the group III loans, and on or after the distribution date in January  2012 but before the  distribution  date in January  2016,  the Class
III-A-9 and Class III-A-10  Certificates will receive less than a pro rata share of principal prepayments on the group III loans, unless the Class III-A-2, Class
III-A-4 and Class II-A-6 Certificates,  or the Class II-M Certificates and Class
II-B Certificates, are no longer outstanding. Whether a specific class of senior certificates  related to a loan group will  receive all or a  disproportionately larger  portion of principal  prepayments  on the mortgage  loans in the related loan group on or after the distribution  date in January 2012 will be a function of the rate of prepayments, delinquency and realized losses actually experienced on the mortgage  loans in the related  loan group.  Not all  outstanding  senior certificates will receive principal on each distribution date.

The Class  I-A-P  Certificates  will  receive  only a portion  of the  principal received from each mortgage loan in loan group I that has a net mortgage rate of less than 5.50%.  The Class II-A-P  Certificates  will receive only a portion of the  principal  received from each mortgage loan in loan group II that has a net mortgage rate of less than 6.00%.  The Class III-A-P  Certificates  will receive only a portion of the  principal  received from each mortgage loan in loan group
III  that  has a  net  mortgage  rate  of  less  than  5.75%.  The  Class  I-A-V
Certificates,  Class II-A-V Certificates and Class III-A-V  Certificates are not
entitled to receive any principal distributions.

SEE  "DESCRIPTION  OF THE  CERTIFICATES--PRINCIPAL  DISTRIBUTIONS  ON THE SENIOR
CERTIFICATES"  AND  "--PRINCIPAL  DISTRIBUTIONS  ON THE CLASS M CERTIFICATES" IN
THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. The Class I-M Certificates and Class I-B Certificates will act as  credit  enhancement  for the  Class I-A  Certificates.  The  Class  II-M
Certificates and Class II-B Certificates will act as credit  enhancement for the
Class  II-A   Certificates.   The  Class  III-M  Certificates  and  Class  III-B
Certificates  will act as credit  enhancement for the Class III-A  Certificates.
Except  with  regard to the  exceptions  listed  below,  realized  losses on the mortgage  loans in a loan group will be  allocated in full to the first class of related  certificates listed below with a certificate  principal balance greater than zero

      o     Class I-B-3, Class II-B-3 and Class III-B-3

      o     Class I-B-2, Class II-B-2 and Class III-B-2

      o     Class I-B-1, Class II-B-1 and Class III-B-1

      o     Class I-M-3, Class II-M-3 and Class III-M-3

      o     Class I-M-2, Class II-M-2 and Class III-M-2

      o     Class I-M-1, Class II-M-1 and Class III-M-1

When this occurs,  the certificate  principal  balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate  certificate  principal balance of the Class M Certificates and
Class B  Certificates  related  to any  loan  group  has been  reduced  to zero, realized  losses on the  mortgage  loans in that loan  group  will be  allocated proportionately  among the related Class A Certificates in accordance with their respective remaining certificate principal balances or accrued interest, subject to the exceptions described below.

--------------------------------------------------------------------------------

                                      S-15

--------------------------------------------------------------------------------

Not all  realized  losses will be allocated  in the  priority  described  above.
Realized losses due to natural  disasters such as floods and earthquakes,  fraud in the  origination of the mortgage loan, or some realized losses related to the bankruptcy  of a  mortgagor  will be  allocated  as  described  above only up to specified  amounts,  separately  determined  for loan group I, loan group II and loan  group  III.  These  types of  realized  losses on a loan group that are in excess of the specified  amounts for that loan group and realized  losses due to other  extraordinary  events will be allocated among all outstanding  classes of certificates  related to that loan group pro rata,  in proportion to the portion of  their  remaining  certificate  principal  balances  or  accrued  certificate interest  except as  described  below for the  related  Class A-P  Certificates.
Therefore,  the  Class M  Certificates  and Class B  Certificates  do not act as
credit  enhancement  for the  related  senior  certificates  for these  types of realized losses.

In addition, (i) the realized losses otherwise allocable to the Class II-A-2 and
Class II-A-6 Certificates will be allocated to the Class II-A-7 Certificates, as long as the Class II-A-7 Certificates remain  outstanding,  provided,  that, the principal  portion of any such  realized  losses  allocable  to the Class II-A-7
Certificates from the Class II-A-2 and Class II-A-6 will be limited to a maximum of $4,140,000 and $1,185,000,  respectively,  (ii) the realized losses otherwise allocable to the Class II-A-3 Certificates will be allocated to the Class II-A-4
Certificates, as long as the Class II-A-4 Certificates remain outstanding, (iii)
the realized  losses  otherwise  allocable to the Class III-A-1,  Class III-A-2,
Class III-A-3, Class III-A-4 and Class III-A-9 Certificates will be allocated to the Class  III-A-10  Certificates,  as long as the Class  III-A-10  Certificates remain outstanding,  provided,  that, the principal portion of any such realized losses  allocable to the Class  III-A-10  Certificates  from the Class  III-A-1,
Class III-A-2, Class III-A-4 and Class III-A-9 Certificates will be limited to a maximum of $3,900,000, $3,421,000, $2,998,000 and $1,306,000,  respectively, and
(iv) the realized losses otherwise  allocable to the Class III-A-7  Certificates will be  allocated  to the  Class  III-A-8  Certificates,  as long as the  Class
III-A-8  Certificates  remain  outstanding,  in each case,  as and to the extent described in this prospectus supplement.

SPECIAL LOSS ALLOCATION FOR CLASS A-P CERTIFICATES. Whenever realized losses are allocated  to the senior  certificates  related to loan group I, the Class I-A-P
Certificates  will share in the loss only if the related mortgage loan had a net mortgage  rate less than 5.50%.  Whenever  realized  losses are allocated to the senior certificates related to loan group II, the Class II-A-P Certificates will share in the loss only if the related mortgage loan had a net mortgage rate less than 6.00%.  Whenever  realized losses are allocated to the senior  certificates related to loan group III, the Class III-A-P Certificates will share in the loss only if the related  mortgage loan had a net mortgage  rate less than 5.75%.  In each case,  the Class I-A-P  Certificates,  Class II-A-P  Certificates  or Class
III-A-P Certificates, as the case may be, will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES--  ALLOCATION OF LOSSES;  SUBORDINATION" IN
THIS PROSPECTUS SUPPLEMENT.

PRIORITY  OF  DISTRIBUTIONS.  All  or  a  disproportionately  large  portion  of principal  prepayments  and  other  unscheduled  payments  of  principal  on the mortgage  loans  in a  loan  group  will  be  allocated  to the  related  senior certificates  entitled to payments of principal as described in this  prospectus supplement  during the first nine years after the  closing  date,  unless  those senior certificates are no longer  outstanding,  as described in this prospectus
supplement.   This  provides   additional  credit  enhancement  for  the  senior
certificates  by  reserving  a  greater  portion  of the  certificate  principal
balances  of  the  related  Class  M  Certificates   and  the  related  Class  B
Certificates  for  absorption  of  realized  losses,   thereby   decreasing  the
likelihood of realized losses being allocated to the senior certificates.

YIELD MAINTENANCE AGREEMENT

The  holders of the Class  III-A-2  Certificates  may  benefit  from a series of interest rate cap

--------------------------------------------------------------------------------

                                      S-16

--------------------------------------------------------------------------------

payments from The Bank of New York pursuant to a yield maintenance agreement and on deposit in the yield maintenance reserve fund as described in this prospectus supplement.  The yield maintenance  agreement is intended to partially  mitigate the interest rate risk that could result from the difference  between  one-month
LIBOR  (up to a maximum  rate of 9.00%  per  annum)  and  5.25%  per  annum,  as described  in this  prospectus  supplement.  Payments,  if any, due on the yield maintenance  agreement will commence on the  distribution  date in January 2007.
The yield  maintenance  agreement will terminate after the distribution  date in
August 2013.

FOR A FURTHER  DESCRIPTION  OF THE  YIELD  MAINTENANCE  AGREEMENT  AND THE YIELD
MAINTENANCE  RESERVE FUND, SEE "THE YIELD  MAINTENANCE  AGREEMENT  PROVIDER" AND
"DESCRIPTION  OF THE  CERTIFICATES--THE  YIELD  MAINTENANCE  AGREEMENT"  IN THIS
PROSPECTUS SUPPLEMENT.

ADVANCES

For any month,  if the  master  servicer  does not  receive  the full  scheduled payment on a mortgage loan, the master  servicer will advance funds to cover the amount of the scheduled payment that was not made. However,  the master servicer will  advance  funds  only if it  determines  that the  advance  is likely to be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES-- ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution  date on which the aggregate stated principal balance of the mortgage  loans  in loan  group I, the  mortgage  loans in loan  group II or the mortgage loans in loan group III, as of the related  determination date, is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, after  deducting  payments due during the month of the cut-off date,  the master servicer will have the option to:

      o     purchase from the trust all of the remaining  mortgage loans in loan group I, loan group II or loan group III, as applicable,  causing an early retirement of the related certificates; or

      o     purchase all of the certificates related to loan group I, loan group
            II or loan group III, as applicable.

Under either type of optional purchase,  holders of the outstanding certificates will be entitled to receive the outstanding certificate principal balance of the certificates  in full with  accrued  interest as  described  in this  prospectus supplement.  However, any optional purchase of the remaining mortgage loans in a loan  group may result in a  shortfall  to the  holders of the most  subordinate classes of related certificates outstanding,  if the trust then holds properties acquired from  foreclosing  upon defaulted  loans in that loan group.  In either case, there will be no  reimbursement of realized losses or interest  shortfalls allocated to the certificates.

SEE  "POOLING  AND  SERVICING   AGREEMENT--   TERMINATION"  IN  THIS  PROSPECTUS
SUPPLEMENT AND "THE POOLING AND SERVICING AGREEMENT--TERMINATION;  RETIREMENT OF
CERTIFICATES" IN THE ACCOMPANYING PROSPECTUS.

RATINGS

When issued,  the offered  certificates will receive ratings which are not lower than  those  listed  in the  table  on  pages  S-6 and  S-7 of  this  prospectus supplement.  The ratings on the offered certificates address the likelihood that holders of the  offered  certificates  will  receive  all  distributions  on the related underlying mortgage loans to which they are entitled.  A security rating is not a  recommendation  to buy,  sell or hold a security and may be changed or withdrawn at any time by the assigning  rating  agency.  The ratings also do not address the rate of principal  prepayments on the mortgage  loans.  For example, the  rate of  prepayments,  if  different  than  originally  anticipated,  could adversely  affect the yields realized by holders of the offered  certificates or cause holders of the Class I-A-V, Class II-A-V and Class III-A-V Certificates to

--------------------------------------------------------------------------------

                                      S-17

--------------------------------------------------------------------------------

fail to fully recover their initial investments. The ratings also do not address the  likelihood  that the payments will be received  from the yield  maintenance provider.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

When issued, the Class I-A, Class II-A, Class III-A, Class R, Class I-M-1, Class
II-M-1 and Class III-M-1  Certificates  will, and the Class I-M-2,  Class I-M-3,
Class II-M-2,  Class II-M-3,  Class III-M-2 and Class III-M-3  Certificates will not, be "mortgage related  securities" for purposes of SMMEA. You should consult your legal  advisors  in  determining  whether  and to what  extent the  offered certificates constitute legal investments for you.

SEE "LEGAL  INVESTMENT"  IN THIS  PROSPECTUS  SUPPLEMENT  AND "LEGAL  INVESTMENT
MATTERS" IN THE  ACCOMPANYING  PROSPECTUS FOR IMPORTANT  INFORMATION  CONCERNING
POSSIBLE  RESTRICTIONS  ON  OWNERSHIP OF THE OFFERED  CERTIFICATES  BY REGULATED
INSTITUTIONS.

ERISA CONSIDERATIONS

Subject to the considerations described in this prospectus supplement, the Class
A Certificates and Class M Certificates are expected to be eligible for purchase by persons  investing assets of employee benefit plans or individual  retirement accounts. Sales of the Class R Certificates to such plans or retirement accounts are  prohibited,  except  as  permitted  under  "ERISA  Considerations"  in this prospectus supplement.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING
PROSPECTUS.

TAX STATUS

For federal  income tax purposes,  the depositor will elect to treat the portion of the trust  consisting  of the  mortgage  loans and certain  other  segregated assets,  exclusive of the yield  maintenance  agreement,  the yield  maintenance reserve fund and the initial  monthly payment fund, as five real estate mortgage investment conduits.  The Class III-A-2 Certificates will represent ownership of a regular interest in the related real estate mortgage  investment conduit which generally will be treated as  representing  ownership of debt for federal income tax purposes  coupled with an interest in payments to be made, if any, under the yield  maintenance  agreement.  Except with respect to the Class R Certificates, the other offered  certificates will represent ownership of regular interests in the related  real estate  mortgage  investment  conduit  and  generally  will be treated as representing  ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue  discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each class of Class R  Certificates  will  represent  the sole class of residual interests in the related real estate mortgage investment conduit.

FOR  FURTHER  INFORMATION  REGARDING  THE  FEDERAL  INCOME TAX  CONSEQUENCES  OF
INVESTING IN THE OFFERED CERTIFICATES, INCLUDING IMPORTANT INFORMATION REGARDING
THE TAX TREATMENT OF THE CLASS R CERTIFICATES,  SEE "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

--------------------------------------------------------------------------------

                                      S-18

                                  RISK FACTORS

      The offered  certificates are not suitable  investments for all investors.
In particular,  you should not purchase any class of offered certificates unless you understand the  prepayment,  credit,  liquidity and market risks  associated with that class.

      The offered  certificates  are  complex  securities.  You should  possess, either alone or together with an investment advisor,  the expertise necessary to evaluate  the  information  contained  in  this  prospectus  supplement  and the accompanying prospectus in the context of your financial situation and tolerance for risk.

      You should  carefully  consider the  following  risk factors in connection with the purchase of the offered certificates:

RISK OF LOSS

UNDERWRITING           Generally,  the mortgage loans have been originated using
STANDARDS MAY AFFECT   underwriting  standards  that conform to those  published
RISK OF LOSS ON THE    in Residential  Funding's Client Guide, as application to
MORTGAGE LOANS.        the "Jumbo A" program.  Applying these standards  creates
                       additional  risks that  realized  losses on the  mortgage
                       loans in a loan group will be  allocated  to the  related
                       certificateholders.

                       Examples include the following:

                       o   mortgage  loans  that  have  loan-to-value  ratios at
                           origination  of more  than  80% of the  value  of the
                           mortgaged property,  which constitutes  approximately
                           1.1%,  1.7% and 1.2% of the  group I loans,  group II
                           loans and group III loans, respectively, by principal
                           balance,   and  these  mortgage  loans  may  have  an
                           increased  risk  that  the  value  of  the  mortgaged
                           property  will not be  sufficient  to  satisfy  these
                           mortgage loans upon foreclosure;

                       o   mortgage  loans  underwritten  through  the use of an
                           automated  underwriting  system, which constitute all
                           of mortgage  loans,  may not require the  delivery of
                           all or a portion of the related  credit files,  which
                           increases  the  risk  that  the   borrower's   credit
                           worthiness is not accurately represented;

                       o   mortgage loans made to borrowers  whose income is not
                           verified, including borrowers who may not be required
                           to state their income, which constitute approximately
                           29.6%, 25.1% and 33.4% of the group I loans, group II
                           loans and group III loans, respectively, by principal
                           balance,  may increase  the risk that the  borrower's
                           income is less than that represented.

                       The mortgage loans with loan-to-value ratios over 80% are
                       insured  by  primary  mortgage  insurance  to the  extent
                       described in this prospectus.  However, if the insurer is
                       unable to pay a claim,  the  amount of loss  incurred  on
                       those loans may be increased.

                                      S-19

                       In  addition,  in  determining  loan-to-value  ratios for
                       certain   mortgage  loans,   the  value  of  the  related
                       mortgaged  property may be based on an appraisal  that is
                       up to 24  months  old if there is a  supporting  broker's
                       price opinion, automated valuation, drive-by appraisal or
                       other  certification  of value. If such an appraisal does
                       not reflect  current market values and such market values
                       have declined,  the likelihood  that proceeds from a sale
                       of the mortgaged  property may be  insufficient  to repay
                       the mortgage loan is increased.

                       SEE "THE  TRUSTS--THE  MORTGAGE LOANS" AND "CERTAIN LEGAL
                       ASPECTS OF MORTGAGE LOANS" IN THE PROSPECTUS.

THE RETURN ON YOUR     The Servicemembers  Civil Relief Act, as amended,  or the
CERTIFICATES COULD BE  Relief  Act,  provides  relief  to  borrowers  who  enter
REDUCED BY SHORTFALLS  active  military  service  and to  borrowers  in  reserve
DUE TO THE             status   who  are   called  to  active   duty  after  the
SERVICEMEMBERS CIVIL   origination  of their  mortgage  loan.  Current or future
RELIEF ACT.            military  operations  may increase the number of citizens
                       who are in active military service,  including persons in
                       reserve  status who have been called or will be called to
                       active  duty.  The Relief Act provides  generally  that a
                       borrower  who is  covered  by the  Relief  Act may not be
                       charged  interest on a mortgage  loan in excess of 6% per
                       annum  during the period of the  borrower's  active duty.
                       Any resulting interest  shortfalls are not required to be
                       paid by the  borrower  at any  future  time.  The  master
                       servicer is not required to advance  these  shortfalls as
                       delinquent payments and the shortfalls are not covered by
                       any  form  of  credit  enhancement  on the  certificates.
                       Interest  shortfalls  on the  mortgage  loans  due to the
                       application  of the Relief Act or similar  legislation or
                       regulations will be applied to reduce accrued interest on
                       each  related  class  of the  certificates  on a pro rata
                       basis.

                       The Relief Act also limits the ability of the servicer to
                       foreclose on a mortgage loan during the borrower's period
                       of active duty and, in some cases,  during an  additional
                       three month period thereafter.  As a result, there may be
                       delays in payment and  increased  realized  losses on the
                       mortgage  loans.  Those  delays  and  increased  realized
                       losses will be borne  primarily  by the related  class of
                       certificates with a certificate principal balance greater
                       than zero with the lowest payment priority.

                       We do not know how many  mortgage  loans have been or may
                       be  affected  by the  application  of the  Relief  Act or
                       similar legislation or regulations.

                       SEE THE DEFINITION OF ACCRUED CERTIFICATE  INTEREST UNDER
                       "DESCRIPTION OF THE  CERTIFICATES--GLOSSARY  OF TERMS" IN
                       THIS PROSPECTUS  SUPPLEMENT AND "CERTAIN LEGAL ASPECTS OF
                       MORTGAGE  LOANS--SERVICEMEMBERS  CIVIL RELIEF ACT" IN THE
                       ACCOMPANYING PROSPECTUS.

THE RETURN ON YOUR     Realized  losses on the mortgage loans may occur due to a
CERTIFICATES MAY BE    wide  variety  of  causes,  including  a decline  in real
AFFECTED BY REALIZED   estate  values,  and  adverse  changes in the  borrower's
LOSSES ON THE          financial  condition.  A decline in real estate values or
MORTGAGE LOANS, WHICH  economic  conditions  nationally  or in the regions where
COULD OCCUR DUE TO A   the mortgaged  properties are  concentrated  may increase
VARIETY OF CAUSES.     the risk of realized losses on the mortgage loans.

THE RETURN ON YOUR     One risk of investing in  mortgage-backed  securities  is
CERTIFICATES MAY BE    created by any  concentration  of the related  properties
                       in one or more geographic regions.

                                      S-20

PARTICULARLY           Approximately  17.5%,  34.9%  and  34.8% of  the  group I
SENSITIVE TO CHANGES   loans,  group II loans and group III loans, respectively,
IN REAL ESTATE         by  principal  balance, are  located  in California,  and
MARKETS IN SPECIFIC    approximately  11.0%  and  10.0% of the group I loans, by
REGIONS.               principal  balance,  are  located  in Texas and  Florida,
                       respectively.  If the regional  economy or housing market
                       weakens in California,  Texas or Florida, or in any other
                       region having a significant  concentration  of properties
                       underlying  the  mortgage  loans in any loan  group,  the
                       mortgage loans in that region may  experience  high rates
                       of loss and  delinquency,  resulting in losses to holders
                       of  the  related   certificates.   A  region's   economic
                       condition  and  housing  market  may  also  be  adversely
                       affected  by  a  variety  of  events,  including  natural
                       disasters  such as  earthquakes,  hurricanes,  floods and
                       eruptions,   civil   disturbances   such  as  riots,   by
                       disruptions  such as ongoing power outages,  or terrorist
                       actions or acts of war.

                       The  economic  impact of any of those  events may also be
                       felt in areas beyond the region  immediately  affected by
                       the disaster or  disturbance.  The properties  underlying
                       the mortgage loans may be  concentrated in these regions.
                       This  concentration  may  result  in  greater  losses  to
                       holders of the related  certificates than those generally
                       present for similar  mortgage-backed  securities  without
                       that concentration.

                       Several  hurricanes,  which  struck  Louisiana,  Alabama,
                       Mississippi,   Texas  and  Florida  in  2005,   may  have
                       adversely affected mortgaged  properties located in those
                       states.  Generally,  the  mortgage  pool does not include
                       mortgage loans secured by mortgaged properties located in
                       the     federal      emergency      management     agency
                       ("FEMA")-designated individual assistance zones. However,
                       FEMA-designated  individual  assistance zones are subject
                       to change  from time to time by FEMA and,  therefore,  no
                       assurance  can be given that the mortgage pool is free of
                       mortgage loans secured by mortgaged properties located in
                       those areas. Further, mortgage loans in the mortgage pool
                       may be secured by mortgaged properties in FEMA-designated
                       public assistance areas, which also may include mortgaged
                       properties in areas that were affected by the hurricanes.
                       Residential   Funding  will  make  a  representation  and
                       warranty that each  mortgaged  property is free of damage
                       and in good repair as of the closing  date.  In the event
                       that a  mortgaged  property  is damaged as of the closing
                       date and that damage materially and adversely affects the
                       value  of  or  the   interests  of  the  holders  of  the
                       certificates  in the related  mortgage loan,  Residential
                       Funding  will  be  required  to  repurchase  the  related
                       mortgage loan from the trust.  Any such  repurchases  may
                       shorten  the  weighted   average  lives  of  the  related
                       certificates.   We  do  not  know   how  many   mortgaged
                       properties have been or may be affected by the hurricanes
                       and  therefore  whether  the  payment  experience  on any
                       mortgage loan in the mortgage pool will be affected.

                                      S-21

THE RETURN ON YOUR     The only credit  enhancement for the senior  certificates
CERTIFICATES WILL BE   will be the  subordination  provided by the related Class
REDUCED IF REALIZED    M Certificates and the related Class B Certificates  (and
LOSSES EXCEED THE      (i) with  respect to the Class II-A-3  Certificates,  the
CREDIT ENHANCEMENT     subordination  provided by the Class II-A-4 Certificates,
AVAILABLE TO YOUR      (ii) with  respect to the Class  II-A-2 and Class  II-A-6
CERTIFICATES.          Certificates,  the  subordination  provided  by the Class
                       II-A-7  Certificates,  (iii)  with  respect  to the Class
                       III-A-1,  Class III-A-2, Class III-A-3, Class III-A-4 and
                       Class III-A-9 Certificates, the subordination provided by
                       the Class III-A-10  Certificates and (iv) with respect to
                       the  Class  III-A-7   Certificates,   the   subordination
                       provided by the Class III-A-8 Certificates, in each case,
                       as  and  to  the  extent  described  in  this  prospectus
                       supplement).  The only credit enhancement for the Class M
                       Certificates  will be the  subordination  provided by the
                       related Class B Certificates  and by any related class of
                       Class M Certificates with a lower payment  priority.  You
                       should also be aware that the credit enhancement provided
                       for some types of realized losses is limited.

                       SEE "SUMMARY--CREDIT ENHANCEMENT" AND "DESCRIPTION OF THE
                       CERTIFICATES--ALLOCATION  OF  LOSSES;  SUBORDINATION"  IN
                       THIS PROSPECTUS SUPPLEMENT.

THE VALUE OF YOUR      If   the   performance   of   the   mortgage   loans   is
CERTIFICATES MAY BE    substantially  worse than assumed by the rating agencies,
REDUCED IF LOSSES ARE  the  ratings  of any  class  of the  certificates  may be
HIGHER THAN EXPECTED.  lowered in the  future.  This would  probably  reduce the value of those certificates.  None of the depositor,  the
                       master  servicer  nor any  other  entity  will  have  any
                       obligation to supplement  any credit  enhancement,  or to
                       take any  other  action  to  maintain  any  rating of the
                       certificates.

                                      S-22

SOME OF THE MORTGAGE   Approximately  0.4% of the group I loans have an interest
LOANS HAVE AN INITIAL  only period of five years,  approximately 26.2% and 29.4%
INTEREST ONLY PERIOD,  of the group II loans and group III loans,  respectively,
WHICH MAY INCREASE     have an initial  interest  only period of ten years,  and
THE RISK OF LOSS AND   approximately  0.1%  and 0.4% of the  group II loans  and
DELINQUENCY ON THESE   group III loans,  respectively,  have an initial interest
MORTGAGE LOANS.        only period of fifteen years.  During these periods,  the
                       payment made by the related borrower will be less than it
                       would be if the mortgage loan amortized. In addition, the
                       mortgage   loan  balance  will  not  be  reduced  by  the
                       principal  portion of scheduled  monthly  payments during
                       this period. As a result,  no principal  payments will be
                       made to the  related  certificates  from  these  mortgage
                       loans during  their  interest  only period  except in the
                       case of a prepayment.

                       After the initial  interest  only period,  the  scheduled
                       monthly  payment on these  mortgage  loans will increase,
                       which  may  result  in  increased  delinquencies  by  the
                       related  borrowers,  particularly  if interest rates have
                       increased  and the  borrower is unable to  refinance.  In
                       addition,   realized  losses  may  be  greater  on  these
                       mortgage  loans  as a  result  of the  mortgage  loan not
                       amortizing  during  the  early  years of  these  mortgage
                       loans.  Although the amount of principal included in each
                       scheduled monthly payment for a traditional mortgage loan
                       is relatively  small during the first few years after the
                       origination  of a mortgage  loan,  in the  aggregate  the
                       amount can be significant.

                       Mortgage  loans with an initial  interest only period are
                       relatively   new  in  the   mortgage   marketplace.   The
                       performance of these mortgage loans may be  significantly
                       different than mortgage loans that fully amortize.  There
                       may  be  a  higher  expectation  by  these  borrowers  of
                       refinancing  their  mortgage  loans  with a new  mortgage
                       loan,  in  particular  one with an initial  interest only
                       period,  which may  result in higher or lower  prepayment
                       speeds than would otherwise be the case. In addition, the
                       failure to build equity in the related mortgaged property
                       by the related mortgagor may affect the loss, delinquency
                       and prepayment experience of these mortgage loans.

A TRANSFER OF MASTER   If the master servicer  defaults in its obligations under
SERVICING IN THE       the  pooling   and   servicing   agreement,   the  master
EVENT                  servicing of the  mortgage  loans may be  transferred  to
OF A MASTER SERVICER   the  trustee  or  an  alternate   master   servicer,   as
DEFAULT MAY INCREASE   described    under    "The    Pooling    and    Servicing
THE RISK OF PAYMENT    Agreement--Rights   Upon   Event   of  Default"   in  the
APPLICATION ERRORS     prospectus.  In the  event of such a  transfer  of master
                       servicing  there  may be an  increased  risk of errors in
                       applying  payments  from  borrowers  or  in  transmitting
                       information and funds to the successor master servicer.

RISKS RELATING TO
PRIMARY MORTGAGE
INSURERS

YOU MAY INCUR LOSSES   Approximately  1.1%,  1.7% and 1.2% of the group I loans,
IF A PRIMARY MORTGAGE  group II loans  and  group III  loans,  respectively,  by
INSURER FAILS TO MAKE  stated  principal  balance as of the cut-off date have an
PAYMENTS UNDER A       LTV  ratio  at  origination  in  excess  of 80%  and  are
PRIMARY MORTGAGE       insured   by  a  primary   mortgage   insurance   policy.
INSURANCE POLICY       Substantially  all  of  the  primary  mortgage  insurance
                       policies  were issued by Radian F/K/A  Commonwealth,  PMI
                       Mortgage   Insurance  Co.,  Mortgage  Guaranty  Insurance
                       Corporation,    General   Electric   Mortgage   Insurance
                       Company/Genworth Mortgage Ins. Co., Republic Mortgage Ins
                       - N.C. and Triad Guaranty. If such mortgage

                                      S-23

                       loan were subject to a  foreclosure  and the value of the
                       related mortgaged property were not sufficient to satisfy
                       the mortgage loan,  payments  under the primary  mortgage
                       insurance  policy  would be required to avoid any losses,
                       or to reduce the losses on, such  mortgage  loan.  If the
                       insurer is unable or  refuses to pay a claim,  the amount
                       of such  losses  would be  allocated  to  holders  of the
                       related classes of certificates as realized losses.

RISKS RELATING TO
COOPERATIVE LOANS

COOPERATIVE LOANS      Approximately  0.1%  of the  group  II  loans  by  stated
HAVE CERTAIN           principal   balance  as  of  the  cut-off  date  are  not
CHARACTERISTICS THAT   secured  directly  by real  property but are  cooperative
MAY INCREASE THE RISK  loans.  A  cooperative  loan  is  secured by a first lien
OF LOSS                on shares issued by the cooperative corporation that owns
                       the  related  apartment   building  and  on  the  related
                       proprietary   lease  or  occupancy   agreement   granting
                       exclusive  rights to occupy a  specific  unit  within the
                       cooperative.     Cooperative     loans    have    certain
                       characteristics  that  may  increase  the  likelihood  of
                       realized losses, although historically the rate of losses
                       on  cooperative  loans has been  comparable  to losses on
                       non-cooperative mortgage loans.

                       The proprietary lease or occupancy  agreement  securing a
                       cooperative  loan is  subordinate,  in most cases, to any
                       blanket  mortgage  on the related  cooperative  apartment
                       building or on the underlying land. If the cooperative is
                       unable to meet the payment  obligations (i) arising under
                       an  underlying   mortgage,   the  mortgagee   holding  an
                       underlying  mortgage could foreclose on that mortgage and
                       terminate   all   subordinate   proprietary   leases  and
                       occupancy  agreements  or (ii)  arising  under  its  land
                       lease,  the holder of the  landlord's  interest under the
                       land  lease  could   terminate  it  and  all  subordinate
                       proprietary leases and occupancy agreements.

                       Additionally,   the   proprietary   lease  or   occupancy
                       agreement may be terminated  and the  cooperative  shares
                       may   be   cancelled   by   the    cooperative   if   the
                       tenant-stockholder  fails  to pay  maintenance  or  other
                       obligations or charges owed by the tenant-stockholder.  A
                       default by the  tenant-stockholder  under the proprietary
                       lease or occupancy  agreement  will usually  constitute a
                       default under the security  agreement  between the lender
                       and the tenant-stockholder. In the event of a foreclosure
                       under a cooperative  loan,  the mortgagee will be subject
                       to certain  restrictions  on its ability to transfer  the
                       collateral  and  the use of  proceeds  from  any  sale of
                       collateral.   See  "Certain  Legal  Aspects  of  Mortgage
                       Loans--The  Mortgage  Loans--Cooperative  Loans"  in  the
                       prospectus.

LIMITED OBLIGATIONS

PAYMENTS ON THE        The  certificates  represent  interests only in the RFMSI
MORTGAGE LOANS ARE     Series   2006-S12   Trust.   The   certificates   do  not
THE PRIMARY SOURCE OF  represent an ownership  interest in or  obligation of the
PAYMENTS ON YOUR       depositor,   the   master   servicer   or  any  of  their
CERTIFICATES.          affiliates.  If  proceeds  from the  assets  of the RFMSI
                       Series  2006-S12  Trust  are not  sufficient  to make all
                       payments  provided  for under the pooling  and  servicing
                       agreement,   investors  will  have  no  recourse  to  the
                       depositor,  the master servicer or any other entity,  and
                       will incur losses.

                                      S-24

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD   A secondary market for your offered  certificates may not
YOUR CERTIFICATES TO   develop.  Even if a  secondary  market does  develop,  it
MATURITY IF THEIR      may  not  continue  or it may be  illiquid.  Neither  the
MARKETABILITY IS       underwriters   nor  any  other   person   will  have  any
LIMITED.               obligation   to   make  a   secondary   market   in  your
                       certificates.  Illiquidity  means  you may not be able to
                       find a buyer to buy your securities  readily or at prices
                       that  will  enable  you  to  realize  a  desired   yield.
                       Illiquidity  can  have a  severe  adverse  effect  on the
                       market value of your certificates.

                       Any  class  of  offered   certificates   may   experience
                       illiquidity,   although  generally  illiquidity  is  more
                       likely  for  classes  that are  especially  sensitive  to
                       prepayment,  such as the Class  I-A-P  Certificates,  the
                       Class   II-A-P    Certificates,    the   Class    III-A-P
                       Certificates,  the Class  I-A-V  Certificates,  the Class
                       II-A-V  Certificates and the Class III-A-V  Certificates,
                       or credit risk, such as the Class M Certificates, or that
                       have been structured to meet the investment  requirements
                       of limited categories of investors.

BANKRUPTCY RISKS

BANKRUPTCY             The  transfer  of the  mortgage  loans  from  Residential
PROCEEDINGS COULD      Funding to the  depositor  is  intended by the parties to
DELAY OR REDUCE        be  and  has  been  documented  as a  sale.  However,  if
DISTRIBUTIONS ON THE   Residential  Funding were to become  bankrupt,  a trustee
CERTIFICATES.          in bankruptcy could attempt to recharacterize the sale of
                       the  mortgage  loans as a loan  secured  by the  mortgage
                       loans  or to  consolidate  the  mortgage  loans  with the
                       assets of  Residential  Funding.  Any such attempt  could
                       result in a delay in or reduction of  collections  on the
                       mortgage   loans   available  to  make  payments  on  the
                       certificates.

THE BANKRUPTCY OF A    If  a   borrower   becomes   subject   to  a   bankruptcy
BORROWER MAY INCREASE  proceeding,  a bankruptcy court may require modifications
THE RISK OF LOSS ON A  of the  terms of a  mortgage  loan  without  a  permanent
MORTGAGE LOAN          forgiveness  of the  principal  amount  of  the  mortgage
                       loan.  Modifications  have  included  reducing the amount
                       of each  monthly  payment,  changing the rate of interest
                       and  altering the  repayment  schedule.  In  addition,  a
                       court having federal  bankruptcy  jurisdiction may permit
                       a  debtor  to  cure  a  monetary  default  relating  to a
                       mortgage  loan  on  the  debtor's   residence  by  paying
                       arrearages  within a  reasonable  period and  reinstating
                       the original mortgage loan payment schedule,  even though
                       the  lender  accelerated  the  mortgage  loan  and  final
                       judgment  of  foreclosure   had  been  entered  in  state
                       court.  In addition,  under the federal  bankruptcy  law,
                       all  actions   against  a  borrower  and  the  borrower's
                       property  are  automatically  stayed upon the filing of a
                       bankruptcy petition.

SPECIAL YIELD AND
PREPAYMENT
CONSIDERATIONS

THE YIELD ON YOUR      The  yield  to   maturity   on  each   class  of  offered
CERTIFICATES WILL      certificates   will  depend  on  a  variety  of  factors,
VARY DEPENDING ON      including:
VARIOUS FACTORS.

                             o    the rate and timing of  principal  payments on
                                  the   related   mortgage   loans,    including
                                  prepayments,  defaults and  liquidations,  and
                                  repurchases due to breaches of representations
                                  or warranties;

                                      S-25

                             o    the allocation of principal payments among the
                                  various   classes  of  the   related   offered
                                  certificates;

                             o    realized losses and interest shortfalls on the
                                  related mortgage loans;

                             o    the pass-through rate for that class; and

                             o    the purchase price of that class.

                       The rate of  prepayments is one of the most important and
                       least  predictable  of these  factors.  No assurances are
                       given  that  the  mortgage   loans  will  prepay  at  any
                       particular rate.

                       In  addition,   the  master  servicer  may  purchase  any
                       mortgage  loan that is at least three months  delinquent.
                       Such  repurchases  would increase the prepayment rates on
                       the mortgage loans.

                       In  general,  if you  purchase a  certificate  at a price
                       higher than its outstanding certificate principal balance
                       and principal  distributions  on your  certificate  occur
                       faster  than you  assumed at the time of  purchase,  your
                       yield will be lower than you anticipated.  Conversely, if
                       you  purchase  a  certificate  at a price  lower than its
                       outstanding  certificate  principal balance and principal
                       distributions  on that class  occur more  slowly than you
                       assumed at the time of purchase, your yield will be lower
                       than you anticipated.

THE RATE OF            Since  mortgagors,   in  most  cases,  can  prepay  their
PREPAYMENTS ON THE     mortgage  loans  at any  time,  the rate  and  timing  of
MORTGAGE LOANS WILL    principal  distributions on the offered  certificates are
VARY DEPENDING ON      highly  uncertain and are  dependent  upon a wide variety
FUTURE MARKET          of  factors,   including  general  economic   conditions,
CONDITIONS AND OTHER   interest   rates,   the   availability   of   alternative
FACTORS.               financing and homeowner mobility.  Generally, when market
                       interest  rates  increase,  borrowers  are less likely to
                       prepay  their  mortgage  loans.  This  could  result in a
                       slower  return  of  principal  to you at a time  when you
                       might have been able to  reinvest  your funds at a higher
                       rate of interest than the pass-through rate on your class
                       of certificates.  On the other hand, when market interest
                       rates  decrease,  borrowers are generally  more likely to
                       prepay  their  mortgage  loans.  This  could  result in a
                       faster  return  of  principal  to you at a time  when you
                       might not be able to  reinvest  your funds at an interest
                       rate as high as the  pass-through  rate on your  class of
                       certificates.

                       Refinancing programs, which may involve soliciting all or
                       some of the mortgagors to refinance their mortgage loans,
                       may  increase  the rate of  prepayments  on the  mortgage
                       loans.  These refinancing  programs may be offered by the
                       master servicer, any subservicer or their affiliates, and
                       may   include   streamlined    documentation    programs.
                       Streamlined    documentation    programs   involve   less
                       verification of underwriting information than traditional
                       documentation programs. Approximately 0.1%, 1.9% and 1.4%
                       of the group I loans, group II loans and group III loans,
                       respectively, by stated principal balance were originated
                       under streamlined documentation programs.

                       SEE       "CERTAIN       YIELD       AND       PREPAYMENT
                       CONSIDERATIONS--PREPAYMENT    CONSIDERATIONS"   IN   THIS
                       PROSPECTUS   SUPPLEMENT   AND  "MATURITY  AND  PREPAYMENT
                       CONSIDERATIONS" IN THE ACCOMPANYING PROSPECTUS.

                                      S-26

THE YIELD ON YOUR      The  offered  certificates  of each class have  different
CERTIFICATES WILL BE   yield  considerations and different  sensitivities to the
AFFECTED BY THE        rate  and   timing  of   principal   distributions.   The
SPECIFIC TERMS THAT    following    is   a   general    discussion    of   yield
APPLY TO THAT CLASS,   considerations  and  prepayment   sensitivities  of  some
DISCUSSED BELOW.       classes.

CLASS A CERTIFICATES   The Class I-A-1,  Class I-A-P,  Class I-A-V and Class R-I
                       Certificates  will  receive  payments  from  the  group I
                       loans,  the Class  II-A-1,  Class  II-A-2,  Class II-A-3,
                       Class II-A-4,  Class II-A-5,  Class II-A-6, Class II-A-7,
                       Class  II-A-P,  Class  II-A-V,  Class  R-II and Class R-V
                       Certificates  will  receive  payments  from the  group II
                       loans,  and  the  Class  III-A-1,  Class  III-A-2,  Class
                       III-A-3,  Class III-A-4,  Class  III-A-5,  Class III-A-6,
                       Class  III-A-7,   Class  III-A-8,  Class  III-A-9,  Class
                       III-A-10,  Class III-A-P,  Class III-A-V, Class R-III and
                       Class R-IV  Certificates  will receive  payments from the
                       group III loans.

                       The Class II-A and Class III-A  Certificates,  other than
                       the  related  Class  A-V  Certificates,  are  subject  to
                       various    priorities    for   payment   of    principal.
                       Distributions  of  principal  on the Class  II-A or Class
                       III-A  Certificates,  as the  case  may be,  entitled  to
                       principal  distributions  with  an  earlier  priority  of
                       payment  will be affected by the rates of  prepayment  of
                       the mortgage loans in the related loan group early in the
                       life of the mortgage  pool.  Those  classes of Class II-A
                       and  Class  III-A  Certificates   entitled  to  principal
                       distributions  with a later  priority of payment  will be
                       affected by the rates of prepayment of the mortgage loans
                       in the  related  loan group  experienced  both before and
                       after the  commencement  of  principal  distributions  on
                       those classes,  and will be more likely to be affected by
                       realized losses on the mortgage loans in the related loan
                       group loans not covered by the credit  enhancement  since
                       these classes will be outstanding  for a longer period of
                       time.

CLASS II-A-4           Investors  in the  Class  II-A-4  Certificates  should be
CERTIFICATES           aware that, on any distribution date,  realized losses on
                       the  group  II loans  otherwise  allocable  to the  Class
                       II-A-3 Certificates will be allocated to the Class II-A-4
                       Certificates,  until the certificate principal balance of
                       the Class II-A-4  Certificates  has been reduced to zero,
                       as described in this  prospectus  supplement.  Therefore,
                       the yield to  maturity on the Class  II-A-4  Certificates
                       will be extremely  sensitive to realized losses otherwise
                       allocable to the Class II-A-3 Certificates.

CLASS II-A-6 AND       It is not  expected  that  the  Class  II-A-6  and  Class
CLASS II-A-7           II-A-7  Certificates  will receive any  distributions  of
CERTIFICATES           principal until the distribution date in January 2012. On
                       or after the distribution date in January 2012 but before
                       the  distribution  date in January 2016, the Class II-A-6
                       and Class  II-A-7  Certificates  may receive a portion of
                       principal  prepayments  on the  group  II  loans  that is
                       smaller  than their  respective  pro rata  shares of such
                       principal prepayments.

CLASS II-A-7           Investors  in the  Class  II-A-7  Certificates  should be
CERTIFICATES           aware that, on any distribution date,  realized losses on
                       the  group  II loans  otherwise  allocable  to the  Class
                       II-A-2 and Class II-A-6 Certificates will be allocated to
                       the Class  II-A-7  Certificates,  until  the  certificate
                       principal  balance of the Class  II-A-7  Certificates  is
                       reduced to zero, provided, that, the principal portion of
                       any

                                      S-27

                       such  realized  losses  allocable  to  the  Class  II-A-7
                       Certificates  from the Class II-A-2 and Class II-A-6 will
                       be  limited to a maximum of  $4,140,000  and  $1,185,000,
                       respectively,  as and to the  extent  described  in  this
                       prospectus supplement.  Therefore,  the yield to maturity
                       on  the  Class  II-A-7  Certificates  will  be  extremely
                       sensitive to realized losses  otherwise  allocable to the
                       Class II-A-2 and Class II-A-6 Certificates.

CLASS III-A-2          The pass-through  rate on the Class III-A-2  Certificates
CERTIFICATES           will  vary  with  LIBOR,   subject  to  the   limitations
                       described in this prospectus supplement.  Therefore,  the
                       yields to  investors  on the Class  III-A-2  Certificates
                       will be sensitive to fluctuations in the level of LIBOR.

                       In  addition,  if LIBOR for any interest  accrual  period
                       exceeds 5.25% per annum, the yield maintenance  agreement
                       provider  will be  required  to make  payments  that  are
                       intended to partially  mitigate the risk to the investors
                       in the Class III-A-2  Certificates  that the pass-through
                       rate on their  certificates will be lower than LIBOR plus
                       the related margin. However, the amount payable under the
                       yield  maintenance  agreement is  determined  based on an
                       assumed  rate of  prepayments  on the  group  III  loans.
                       Accordingly,  if prepayments  occur at a slower rate than
                       assumed,  the amount payable under the yield  maintenance
                       agreement  will be less than the amount of interest  that
                       would accrue on the certificate  principal balance of the
                       Class  III-A-2  Certificates  at the excess of LIBOR over
                       5.25% per annum. In addition,  if LIBOR exceeds 9.00% per
                       annum no  additional  amounts are payable under the yield
                       maintenance  agreement  with respect to the Class III-A-2
                       Certificates.  Any amount by which the amount paid by the
                       yield  maintenance  agreement  provider  is less than the
                       difference  between  LIBOR plus 0.50% and 5.75% per annum
                       on the certificate principal balance of the Class III-A-2
                       Certificates  will not be payable  from any source  other
                       than amounts, if any, on deposit in the yield maintenance
                       reserve fund on that distribution date.

                       Payments to the holders of the Class III-A-2 Certificates
                       under the yield  maintenance  agreement or from the yield
                       maintenance   reserve   fund   depend   solely  upon  the
                       performance of the yield maintenance  agreement provider,
                       The  Bank  of  New  York,  under  the  yield  maintenance
                       agreement.  Therefore, the ability of the trustee to make
                       payments to the holders of the Class III-A-2 Certificates
                       from  amounts  paid  pursuant  to the  yield  maintenance
                       agreement  will be subject to the credit risk of The Bank
                       of New York.

                       The ratings assigned to the Class III-A-2 Certificates do
                       not take into  account  any  payments  received  from the
                       yield  maintenance  agreement  or the  yield  maintenance
                       reserve fund and were  assigned  based on a  pass-through
                       rate  equal to the  lesser of LIBOR plus 0.50% and 5.75%.
                       Investors in the Class III-A-2  Certificates  should note
                       that the long-term  rating of The Bank of New York can be
                       found under the heading "The Yield Maintenance  Agreement
                       Provider" in this prospectus supplement.

                       For further discussion on the yield maintenance agreement
                       and the yield maintenance  reserve fund, see "Description
                       of the Certificates--The  Yield Maintenance Agreement" in
                       this prospectus supplement.

CLASS III-A-3          The pass-through  rate on the Class III-A-3  Certificates
CERTIFICATES           will  vary   inversely   with   LIBOR,   subject  to  the
                       limitations described in this prospectus

                                      S-28

                       supplement.  Therefore,  the yields to  investors  on the
                       Class III-A-3  Certificates will be extremely  sensitive,
                       to fluctuations in the level of LIBOR.

                       In  addition,  investors  in  any of  the  Class  III-A-3
                       Certificates  should be aware  that the yield on the such
                       class of Certificates will be extremely  sensitive to the
                       rate and timing of  principal  payments  on the group III
                       loans,  and that rate may  fluctuate  significantly  over
                       time. A faster than expected  rate of principal  payments
                       on the group III loans may have an adverse  effect on the
                       yield  to   investors   in  any  of  the  Class   III-A-3
                       Certificates  and could result in their  failure to fully
                       recover their initial investments.

CLASS III-A-5 AND      INVESTORS  IN  THE  CLASS   III-A-5  and  Class   III-A-6
CLASS III-A-6          CERTIFICATES  SHOULD BE AWARE THAT SUCH  CERTIFICATES MAY
CERTIFICATES           NOT BE AN  APPROPRIATE  INVESTMENT  FOR  ALL  PROSPECTIVE
                       INVESTORS.

                       Investors  in  the  Class   III-A-5  and  Class   III-A-6
                       Certificates  should be aware  that  their  yield on such
                       certificates  will be particularly  sensitive to the rate
                       and timing of  principal  prepayments.  Furthermore,  the
                       Class III-A-5 and Class III-A-6  Certificates  may not be
                       an appropriate  investment  for any investor  requiring a
                       distribution  of a  particular  amount  of  principal  or
                       interest on a specific date or dates.

CLASS III-A-7, CLASS   It  is  not  expected  that  the  Class  III-A-7,   Class
III-A-8, CLASS         III-A-8,  Class III-A-9 and Class  III-A-10  Certificates
III-A-9 AND CLASS      will receive any  distributions  of  principal  until the
III-A-10 CERTIFICATES  distribution  date  in  January  2012.  On or  after  the
                       distribution   date  in  January   2012  but  before  the
                       distribution  date in January  2016,  the Class  III-A-7,
                       Class   III-A-8,   Class   III-A-9  and  Class   III-A-10
                       Certificates   may   receive  a  portion   of   principal
                       prepayments  on the group III loans that is smaller  than
                       their  respective  pro  rata  shares  of  such  principal
                       prepayments.

CLASS III-A-8          Investors  in the Class  III-A-8  Certificates  should be
CERTIFICATES           aware that, on any distribution date,  realized losses on
                       the  group  III loans  otherwise  allocable  to the Class
                       III-A-7  Certificates  will  be  allocated  to the  Class
                       III-A-8  Certificates,  until the  certificate  principal
                       balance  of  the  Class  III-A-8  Certificates  has  been
                       reduced  to  zero,   as  described  in  this   prospectus
                       supplement. Therefore, the yield to maturity on the Class
                       III-A-8  Certificates  will  be  extremely  sensitive  to
                       realized losses  otherwise  allocable to the Class II-A-7
                       Certificates.

CLASS III-A-10         Investors in the Class  III-A-10  Certificates  should be
CERTIFICATES           aware that, on any distribution date,  realized losses on
                       the  group  III loans  otherwise  allocable  to the Class
                       III-A-1,  Class III-A-2, Class III-A-3, Class III-A-4 and
                       Class III-A-9 Certificates will be allocated to the Class
                       III-A-10  Certificates,  until the certificate  principal
                       balance  of the  Class  III-A-10  Certificates  has  been
                       reduced to zero, provided, that, the principal portion of
                       any such realized losses  allocable to the Class III-A-10
                       Certificates from the Class III-A-1, Class III-A-2, Class
                       III-A-4 and Class III-A-9 Certificates will be limited to
                       a  maximum  of  $3,900,000,  $3,421,000,  $2,998,000  and
                       $1,306,000,  respectively, as and to the extent described
                       in this prospectus  supplement.  Therefore,  the yield to
                       maturity  on the  Class  III-A-10  Certificates  will  be
                       extremely   sensitive   to  realized   losses   otherwise
                       allocable  to the Class  III-A-1,  Class  III-A-2,  Class
                       III-A-3, Class III-A-4 and Class III-A-9 Certificates.

                                      S-29

CLASS I-A-P, CLASS     The Class I-A-P  Certificates  will  receive a portion of
II-A-P AND CLASS       the  principal  payments  ONLY on the group I loans  that
III-A-P CERTIFICATES   have net mortgage rates lower than 5.50%. Therefore,  the
                       yield on the Class I-A-P  Certificates  will be extremely
                       sensitive to the rate and timing of principal prepayments
                       and  defaults on the group I loans that have net mortgage
                       rates lower than 5.50%.

                       Mortgage  loans with lower mortgage rates are less likely
                       to be prepaid than  mortgage  loans with higher  mortgage
                       rates.  If  prepayments of principal on the group I loans
                       that have net mortgage  rates lower than 5.50% occur at a
                       rate  slower  than an  investor  assumed  at the  time of
                       purchase,   the   investor's   yield  will  be  adversely
                       affected.

                       The Class II-A-P  Certificates  will receive a portion of
                       the  principal  payments  ONLY on the group II loans that
                       have net mortgage rates lower than 6.00%. Therefore,  the
                       yield on the Class II-A-P  Certificates will be extremely
                       sensitive to the rate and timing of principal prepayments
                       and defaults on the group II loans that have net mortgage
                       rates lower than 6.00%.

                       Mortgage  loans with lower mortgage rates are less likely
                       to be prepaid than  mortgage  loans with higher  mortgage
                       rates.  If prepayments of principal on the group II loans
                       that have net mortgage  rates lower than 6.00% occur at a
                       rate  slower  than an  investor  assumed  at the  time of
                       purchase,   the   investor's   yield  will  be  adversely
                       affected.

                       The Class III-A-P  Certificates will receive a portion of
                       the  principal  payments ONLY on the group III loans that
                       have net mortgage rates lower than 5.75%. Therefore,  the
                       yield on the Class III-A-P Certificates will be extremely
                       sensitive to the rate and timing of principal prepayments
                       and  defaults  on the  group  III  loans  that  have  net
                       mortgage rates lower than 5.75%.

                       Mortgage  loans with lower mortgage rates are less likely
                       to be prepaid than  mortgage  loans with higher  mortgage
                       rates. If prepayments of principal on the group III loans
                       that have net mortgage  rates lower than 5.75% occur at a
                       rate  slower  than an  investor  assumed  at the  time of
                       purchase,   the   investor's   yield  will  be  adversely
                       affected.

CLASS I-A-V, CLASS     The Class I-A-V  Certificates  will  receive a portion of
II-A-V AND CLASS       the  interest  payments  ONLY from the group I loans that
III-A-V CERTIFICATES   have net mortgage rates higher than 5.50%. Therefore, the
                       yield on the Class I-A-V  Certificates  will be extremely
                       sensitive to the rate and timing of principal prepayments
                       and  defaults on the group I loans that have net mortgage
                       rates higher than 5.50%.

                       Mortgage loans with higher mortgage rates are more likely
                       to be prepaid  than  mortgage  loans with lower  mortgage
                       rates.  If the group I loans that have net mortgage rates
                       higher  than 5.50% are  prepaid at a rate  faster than an
                       investor  assumed at the time of  purchase,  the yield to
                       investors  in  the  Class  I-A-V   Certificates  will  be
                       adversely   affected.   Investors   in  the  Class  I-A-V
                       Certificates  should fully consider the risk that a rapid
                       rate of  prepayments  on the group I loans  that have net
                       mortgage  rates  higher  than 5.50%  could  result in the
                       failure  of  such   investors  to  fully   recover  their
                       investments.

                                      S-30

                       The Class II-A-V  Certificates  will receive a portion of
                       the interest  payments  ONLY from the group II loans that
                       have net mortgage rates higher than 6.00%. Therefore, the
                       yield on the Class II-A-V  Certificates will be extremely
                       sensitive to the rate and timing of principal prepayments
                       and defaults on the group II loans that have net mortgage
                       rates higher than 6.00%.

                       Mortgage loans with higher mortgage rates are more likely
                       to be prepaid  than  mortgage  loans with lower  mortgage
                       rates. If the group II loans that have net mortgage rates
                       higher  than 6.00% are  prepaid at a rate  faster than an
                       investor  assumed at the time of  purchase,  the yield to
                       investors  in  the  Class  II-A-V  Certificates  will  be
                       adversely   affected.   Investors  in  the  Class  II-A-V
                       Certificates  should fully consider the risk that a rapid
                       rate of  prepayments  on the group II loans that have net
                       mortgage  rates  higher  than 6.00%  could  result in the
                       failure  of  such   investors  to  fully   recover  their
                       investments.

                       The Class III-A-V  Certificates will receive a portion of
                       the interest  payments ONLY from the group III loans that
                       have net mortgage rates higher than 5.75%. Therefore, the
                       yield on the Class III-A-V Certificates will be extremely
                       sensitive to the rate and timing of principal prepayments
                       and  defaults  on the  group  III  loans  that  have  net
                       mortgage rates higher than 5.75%.

                       Mortgage loans with higher mortgage rates are more likely
                       to be prepaid  than  mortgage  loans with lower  mortgage
                       rates.  If the  group III  loans  that have net  mortgage
                       rates higher than 5.75% are prepaid at a rate faster than
                       an investor assumed at the time of purchase, the yield to
                       investors  in the  Class  III-A-V  Certificates  will  be
                       adversely  affected.   Investors  in  the  Class  III-A-V
                       Certificates  should fully consider the risk that a rapid
                       rate of  prepayments on the group III loans that have net
                       mortgage  rates  higher  than 5.75%  could  result in the
                       failure  of  such   investors  to  fully   recover  their
                       investments.

CLASS M CERTIFICATES   The  yield to  investors  in each  class of the Class I-M
                       Certificates  will be sensitive to the rate and timing of
                       realized losses on the mortgage loans in loan group I, if
                       those   realized   losses  are  not  covered  by  a  more
                       subordinate  class of Class I-M Certificates or the Class
                       I-B Certificates. The yield to investors in each class of
                       the Class II-M Certificates will be sensitive to the rate
                       and timing of realized  losses on the  mortgage  loans in
                       loan group II, if those  realized  losses are not covered
                       by a more subordinate class of Class II-M Certificates or
                       the Class II-B  Certificates.  The yield to  investors in
                       each  class  of the  Class  III-M  Certificates  will  be
                       sensitive  to the rate and timing of  realized  losses on
                       the mortgage  loans in loan group III, if those  realized
                       losses  are not  covered by a more  subordinate  class of
                       Class III-M Certificates or the Class III-B Certificates.

                       It is not expected that the Class M Certificates  related
                       to any loan  group  will  receive  any  distributions  of
                       principal prepayments on the related mortgage loans until
                       the   distribution   date  in  January  2012  unless  the
                       aggregate   principal   balance  of  the  related  senior
                       certificates has been reduced to zero prior to that date.
                       On or after that date but before the distribution date in
                       January 2016, all or a  disproportionately  large portion
                       of  principal  prepayments  on the  group I,  group II or
                       group III loans, as applicable, may

                                      S-31

                       be  allocated  to  the  related  senior  certificates  as
                       described in this  prospectus  supplement,  and none or a
                       disproportionately small portion of principal prepayments
                       on  the  group  I,  group  II and  group  III  loans,  as
                       applicable,  may be paid to the  holders  of the  related
                       Class M Certificates and the related Class B Certificates
                       unless the aggregate  certificate  balance of the related
                       senior  certificates  has been  reduced  to zero prior to
                       that date. As a result, the weighted average lives of the
                       Class M Certificates in any loan group may be longer than
                       would otherwise be the case.

THE RECORDING OF       The mortgages or  assignments of mortgage for some of the
MORTGAGES IN THE NAME  mortgage  loans have been or may be  recorded in the name
OF MERS MAY AFFECT     of Mortgage  Electronic  Registration  Systems,  Inc., or
THE YIELD ON THE       MERS,  solely  as  nominee  for  the  originator  and its
CERTIFICATES.          successors and assigns.  Subsequent  assignments of those
                       mortgages  are  registered   electronically  through  the
                       MERS(R)  System.  As of the cut-off  date,  approximately
                       74.1%,  87.5% and  90.4% of the  group I loans,  group II
                       loans and group III loans, respectively, were recorded in
                       the  name of  MERS.  However,  if MERS  discontinues  the
                       MERS(R)  System  and it  becomes  necessary  to record an
                       assignment  of the  mortgage  to the  trustee,  then  any
                       related  expenses  shall  be paid by the  trust  and will
                       reduce  the  amount  available  to pay  principal  of and
                       interest  on the class or  classes of  certificates  with
                       certificate principal balances greater than zero with the
                       lowest payment priorities.

                       The  recording  of  mortgages  in the  name  of MERS is a
                       relatively new practice in the mortgage lending industry.
                       Public  recording  officers  and  others in the  mortgage
                       industry  may  have  limited,  if  any,  experience  with
                       lenders  seeking to foreclose  mortgages,  assignments of
                       which are registered with MERS.  Accordingly,  delays and
                       additional   costs   in   commencing,   prosecuting   and
                       completing   foreclosure   proceedings   and   conducting
                       foreclosure  sales  of  the  mortgaged  properties  could
                       result.  Those delays and additional  costs could in turn
                       delay  the   distribution  of  liquidation   proceeds  to
                       certificateholders  and  increase  the amount of realized
                       losses on the mortgage loans.

                       FOR ADDITIONAL INFORMATION REGARDING MERS AND THE MERS(R)
                       SYSTEM,  SEE "DESCRIPTION OF THE MORTGAGE  POOL--MORTGAGE
                       POOL  CHARACTERISTICS"  AND "CERTAIN YIELD AND PREPAYMENT
                       CONSIDERATIONS"   IN  THIS   PROSPECTUS   SUPPLEMENT  AND
                       "DESCRIPTION  OF THE  CERTIFICATES--ASSIGNMENT  OF  TRUST
                       ASSETS" IN THE ACCOMPANYING PROSPECTUS.

                                      S-32

                                 ISSUING ENTITY

      The depositor  will  establish a trust with respect to Series  2006-S12 on the closing date,  under a series  supplement,  dated as of December 1, 2006, to the standard terms of pooling and servicing  agreement,  dated as of November 1,
2006,  among the depositor,  the master servicer and the trustee,  together with the  series  supplement,  referred  to  herein  as  the  pooling  and  servicing agreement.  The pooling and  servicing  agreement is governed by the laws of the state of New York.  On the closing  date,  the  depositor  will deposit into the trust a pool of mortgage  loans,  which will be divided  into three loan groups, secured by first liens on one- to four-family  residential  properties,  that in the aggregate will constitute a mortgage pool with terms to maturity of not more than 15 years in the case of loan  group I or 30 years in the case of loan group
II and loan group III. The trust will not have any additional equity.

      The pooling and servicing agreement authorizes the trust to engage only in selling the  certificates in exchange for the mortgage loans,  entering into and performing its obligations under the pooling and servicing agreement, activities necessary, suitable or convenient to such actions and other activities as may be required  in  connection  with the  conservation  of the trust  fund and  making distributions to certificateholders.

      The pooling and servicing agreement provides that the depositor assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title  and  interest  of the  depositor  in and to the  mortgage  loans.
Furthermore,  the pooling and servicing  agreement  states that,  although it is intended  that the  conveyance  by the  depositor to the trustee of the mortgage loans be construed as a sale, the conveyance of the mortgage loans shall also be deemed to be a grant by the  depositor to the trustee of a security  interest in the mortgage loans and related collateral.

      Some  capitalized  terms  used  in this  prospectus  supplement  have  the meanings given below under "Description of the  Certificates--Glossary of Terms"
or in the accompanying prospectus under "Glossary."

                           SPONSOR AND MASTER SERVICER

      Residential  Funding Company,  LLC, a Delaware limited liability  company, buys  residential  mortgage  loans under  several loan  purchase  programs  from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own  account and for  others.  See  "Mortgage  Loan  Program--Qualifications  of
Sellers"  in  the   prospectus   for  a  general   description   of   applicable
seller/servicer  eligibility  requirements.  Residential Funding Company,  LLC's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite
250,  Minneapolis,  Minnesota  55437.  Its telephone  number is (952)  857-7000.
Residential  Funding Company,  LLC conducts  operations from its headquarters in
Minneapolis and from offices located primarily in California,  Texas,  Maryland,
Pennsylvania  and New  York.  Residential  Funding  Company,  LLC  finances  its operations primarily through its securitization program.

      Residential Funding Company,  LLC was founded in 1982 and began operations in 1986, acquiring,  servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties,  such as a portion of the mortgage loans described in this prospectus supplement. GMAC LLC, previously General Motors Acceptance Corporation,  purchased Residential Funding
Company,  LLC in 1990. In 1995,  Residential  Funding Company,  LLC expanded its business to include  "subprime" first lien mortgage loans.  Residential  Funding
Company, LLC also began to acquire and service "Alt-A," closed-end and revolving loans secured by second liens in 1995.

                                      S-33

      The following tables set forth the aggregate  principal amount of publicly offered  securitizations  of mortgage  loans  sponsored by  Residential  Funding
Company,  LLC for the  past  five  years  and for the  nine-month  period  ended
September 30, 2006.  Residential  Funding Company,  LLC sponsored  approximately
$23.9  billion  and $2.4  billion  in  initial  aggregate  principal  amount  of mortgage-backed  securities  in the 2001  calendar  year  backed  by first  lien mortgage loans and junior lien mortgage loans, respectively. Residential Funding
Company,  LLC sponsored  approximately $52.1 billion and $2.4 billion in initial aggregate  principal amount of  mortgage-backed  securities in the 2005 calendar year  backed by first  lien  mortgage  loans and  junior  lien  mortgage  loans, respectively.  The percentages shown under  "Percentage  Change from Prior Year"
represent  the ratio of (a) the  difference  between  the current and prior year volume over (b) the prior year volume.

                        SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL
                BALANCE                          2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                       $   16,387,846,100    $   16,177,753,813     $   18,964,072,062

Non-Prime Mortgages(2)                   $    7,566,949,253    $   15,475,700,554     $   27,931,235,627
                                         ------------------    ------------------     ------------------

Total                                    $   23,954,795,353    $   31,653,454,367     $   46,895,307,689
                                         ==================    ==================     ==================

Prime Mortgages(1)                                    68.41%                51.11%                 40.44%

Non-Prime Mortgages(2)                                31.59%                48.89%                 59.56%
                                         ------------------    ------------------     ------------------

Total Volume                                         100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    98.71%                (1.28)%                17.22%

Non-Prime Mortgages(2)                                 2.60%               104.52%                 80.48%
                                         ------------------    ------------------     ------------------

Total                                                 53.34%                32.14%                 48.15%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         -----------------------------------------    ------------------
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL
                BALANCE                          2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                       $   11,953,278,792     $   24,149,038,614    $   28,193,519,553

Non-Prime Mortgages(2)                   $   24,408,531,445     $   27,928,496,334    $   18,503,076,882
                                         ------------------     ------------------    ------------------

Total                                    $   36,361,810,237     $   52,077,534,948    $   46,696,596,435
                                         ==================     ==================    ==================

Prime Mortgages(1)                                    32.87%                 46.37%                60.38%

Non-Prime Mortgages(2)                                67.13%                 53.63%                39.62%
                                         ------------------     ------------------    ------------------

Total Volume                                         100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                   (36.97)%               102.03%

Non-Prime Mortgages(2)                               (12.61)%                14.42%
                                         ------------------     ------------------

Total                                                (22.46)%                43.22%
                                         ==================     ==================

                                      S-34

JUNIOR LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL
                BALANCE                          2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                       $    2,438,519,235    $    2,875,005,049     $    3,207,008,585

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total                                    $    2,438,519,235    $    2,875,005,049     $    3,207,008,585
                                         ==================    ==================     ==================

Prime Mortgages(1)                                   100.00%               100.00%                100.00%

Non-Prime Mortgages(2)                                 0.00%                 0.00%                  0.00%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                   (12.07)%               17.90%                 11.55%

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total Volume                                         (12.07)%               17.90%                 11.55%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         -----------------------------------------    ------------------
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL
                BALANCE                          2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                       $    2,085,015,925     $    2,409,506,573    $    2,762,454,877

Non-Prime Mortgages(2)                                   --                     --                    --
                                         ------------------     ------------------    ------------------

Total                                    $    2,085,015,925     $    2,409,506,573    $    2,762,454,877
                                         ==================     ==================    ==================

Prime Mortgages(1)                                   100.00%                100.00%               100.00%

Non-Prime Mortgages(2)                                 0.00%                  0.00%                 0.00%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                   (34.99)%                15.56%

Non-Prime Mortgages(2)                                   --                     --
                                         ------------------     ------------------

Total Volume                                         (34.99)%                15.56%
                                         ==================     ==================

FIRST LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
           VOLUME BY AVERAGE
            NUMBER OF LOANS                     2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                                   57,758                68,077                 86,166

Non-Prime Mortgages(2)                               71,443               136,789                200,446
                                         ------------------    ------------------     ------------------

Total                                               129,201               204,866                286,612
                                         ==================    ==================     ==================

Prime Mortgages(1)                                    44.70%                33.23%                 30.06%

Non-Prime Mortgages(2)                                55.30%                66.77%                 69.94%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    56.78%                17.87%                 26.57%

Non-Prime Mortgages(2)                                (5.21)%               91.47%                 46.54%
                                         ------------------    ------------------     ------------------

Total                                                 15.14%                58.56%                 39.90%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         -----------------------------------------    ------------------
           VOLUME BY AVERAGE
            NUMBER OF LOANS                     2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                                   55,773                 91,631               103,470

Non-Prime Mortgages(2)                              170,696                173,796               113,850
                                         ------------------     ------------------    ------------------

Total                                               226,469                265,427               217,320
                                         ==================     ==================    ==================

Prime Mortgages(1)                                    24.63%                 34.52%                47.61%

Non-Prime Mortgages(2)                                75.37%                 65.48%                52.39%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                   (35.27)%                64.29%

Non-Prime Mortgages(2)                               (14.84)%                 1.82%
                                         ------------------     ------------------

Total                                                (20.98)%                17.20%
                                         ==================     ==================

                                      S-35

JUNIOR LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
           VOLUME BY AVERAGE
            NUMBER OF LOANS                     2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                                   62,952                73,188                 84,962

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total                                                62,952                73,188                 84,962
                                         ==================    ==================     ==================

Prime Mortgages(1)                                   100.00%               100.00%                100.00%

Non-Prime Mortgages(2)                                 0.00%                 0.00%                  0.00%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                   (16.49)%               16.26%                 16.09%

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total                                                (16.49)%               16.26%                 16.09%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         -----------------------------------------    ------------------
           VOLUME BY AVERAGE
            NUMBER OF LOANS                     2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                                   51,614                 53,071                55,880

Non-Prime Mortgages(2)                                   --                     --                    --
                                         ------------------     ------------------    ------------------

Total                                                51,614                 53,071                55,880
                                         ==================     ==================    ==================

Prime Mortgages(1)                                   100.00%                100.00%               100.00%

Non-Prime Mortgages(2)                                 0.00%                  0.00%                 0.00%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                   (39.25)%                 2.82%

Non-Prime Mortgages(2)                                   --                     --
                                         ------------------     ------------------

Total                                                (39.25)%                 2.82%
                                         ==================     ==================

----------
(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving  Credit Line
Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.
Subprime  Mortgage  Loans secured by junior liens are included  under First Lien
Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents  year to year  growth or  decline as a  percentage  of the prior year's volume.

      The following  tables set forth the annual average  outstanding  principal balance,  calculated as of year end or the nine-month period ended September 30,
2006, as applicable,  of mortgage loans master  serviced by Residential  Funding
Company,  LLC for the past five  years,  and the annual  average  number of such loans for the same  period.  Residential  Funding  Company,  LLC was the  master servicer of a residential mortgage loan portfolio of approximately $67.8 billion and $3.5  billion  in  average  outstanding  principal  amount  during  the 2001 calendar  year  backed by first lien  mortgage  loans and junior  lien  mortgage loans, respectively. Residential Funding Company, LLC was the master servicer of a residential  mortgage loan portfolio of approximately  $101.9 billion and $5.5 billion in average outstanding principal during the 2005 calendar year backed by first lien mortgage  loans and junior lien  mortgage  loans,  respectively.  The percentages shown under "Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between  the  current and prior year volume over (b) the prior year volume.

                                      S-36

                      MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL
                BALANCE                         2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                       $   51,374,446,489    $   43,282,264,857     $   33,749,084,171

Non-Prime Mortgages(2)                   $   16,429,992,363    $   24,910,565,613     $   39,334,697,127
                                         ------------------    ------------------     ------------------

Total                                    $   67,804,438,852    $   68,192,830,470     $   73,083,781,298
                                         ==================    ==================     ==================

Prime Mortgages(1)                                    75.77%                63.47%                 46.18%

Non-Prime Mortgages(2)                                24.23%                36.53%                 53.82%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    (3.91)%              (15.75)%               (22.03)%

Non-Prime Mortgages(2)                                27.94%                51.62%                 57.90%
                                         ------------------    ------------------     ------------------

Total Based on Average Outstanding                     2.26%                 0.57%                  7.17%
Principal Balance                        ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         -----------------------------------------    ------------------
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL
                BALANCE                         2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                       $   32,453,682,854     $   47,935,800,813    $   72,027,927,892

Non-Prime Mortgages(2)                   $   50,509,138,736     $   53,938,083,312    $   57,919,785,869
                                         ------------------     ------------------    ------------------

Total                                    $   82,962,821,591     $  101,873,884,125    $  129,947,713,761
                                         ==================     ==================    ==================

Prime Mortgages(1)                                    39.12%                 47.05%                55.43%

Non-Prime Mortgages(2)                                60.88%                 52.95%                44.57%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    (3.84)%                47.71%

Non-Prime Mortgages(2)                                28.41%                  6.79%
                                         ------------------     ------------------

Total Based on Average Outstanding                    13.52%                 22.79%
Principal Balance                        ==================     ==================

JUNIOR LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
     VOLUME BY AVERAGE OUTSTANDING
          PRINCIPAL BALANCE                      2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                       $    3,512,887,567    $    4,102,615,571     $    4,365,319,862

Non-Prime Mortgages(2)                   $                0    $                0     $                0
                                         ------------------    ------------------     ------------------

Total                                    $    3,512,887,567    $    4,102,615,571     $    4,365,319,862
                                         ==================    ==================     ==================

Prime Mortgages(1)                                   100.00%               100.00%                100.00%

Non-Prime Mortgages(2)                                 0.00%                 0.00%                  0.00%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    13.85%                16.79%                  6.40%

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total Based on Average Outstanding                    13.85%                16.79%                  6.40%
Principal Balance                        ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         -----------------------------------------    ------------------
     VOLUME BY AVERAGE OUTSTANDING
          PRINCIPAL BALANCE                      2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                       $    5,135,640,057     $    5,476,133,777    $    6,819,928,763

Non-Prime Mortgages(2)                   $                0     $                0    $                0
                                         ------------------     ------------------    ------------------

Total                                    $    5,135,640,057     $    5,476,133,777    $    6,819,928,763
                                         ==================     ==================    ==================

Prime Mortgages(1)                                   100.00%                100.00%               100.00%

Non-Prime Mortgages(2)                                 0.00%                  0.00%                 0.00%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    17.65%                  6.63%

Non-Prime Mortgages(2)                                   --                     --
                                         ------------------     ------------------

Total Based on Average Outstanding                    17.65%                  6.63%
Principal Balance                        ==================     ==================

                                      S-37

FIRST LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
   VOLUME BY AVERAGE NUMBER OF LOANS             2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                                  237,946               202,938                168,654

Non-Prime Mortgages(2)                              168,058               242,625                341,863
                                         ------------------    ------------------     ------------------

Total                                               406,004               445,563                510,517
                                         ==================    ==================     ==================

Prime Mortgages(1)                                    58.61%                45.55%                 33.04%

Non-Prime Mortgages(2)                                41.39%                54.45%                 66.96%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    (6.59)%              (14.71)%               (16.89)%

Non-Prime Mortgages(2)                                28.76%                44.37%                 40.90%
                                         ------------------    ------------------     ------------------

Total Based on Average Number of Loans                 5.39%                 9.74%                 14.58%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         -----------------------------------------    ------------------
   VOLUME BY AVERAGE NUMBER OF LOANS             2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                                  156,745                201,903               278,777

Non-Prime Mortgages(2)                              414,639                411,550               418,758
                                         ------------------     ------------------    ------------------

Total                                               571,384                613,453               697,535
                                         ==================     ==================    ==================

Prime Mortgages(1)                                    27.43%                 32.91%                39.97%

Non-Prime Mortgages(2)                                72.57%                 67.09%                60.03%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    (7.06)%                28.81%

Non-Prime Mortgages(2)                                21.29%                 (0.74)%
                                         ------------------     ------------------

Total Based on Average Number of Loans                11.92%                  7.36%
                                         ==================     ==================

JUNIOR  LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
        VOLUME BY PERCENTAGE
     OF AVERAGE NUMBER OF LOANS                  2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                                  104,044               118,773                127,833

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total                                               104,044               118,773                127,833
                                         ==================    ==================     ==================

Prime Mortgages(1)                                   100.00%               100.00%                100.00%

Non-Prime Mortgages(2)                                 0.00%                 0.00%                  0.00%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    22.78%                14.16%                  7.63%

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total Based on Average Number of Loans                22.78%                14.16%                  7.63%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                         -----------------------------------------    ------------------
        VOLUME BY PERCENTAGE
     OF AVERAGE NUMBER OF LOANS                  2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                                  147,647                143,713               167,162

Non-Prime Mortgages(2)                                   --                     --                    --
                                         ------------------     ------------------    ------------------

Total                                               147,647                143,713               167,162
                                         ==================     ==================    ==================

Prime Mortgages(1)                                   100.00%                100.00%               100.00%

Non-Prime Mortgages(2)                                 0.00%                  0.00%                 0.00%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    15.50%                 (2.66)%

Non-Prime Mortgages(2)                                   --                     --
                                         ------------------     ------------------

Total Based on Average Number of Loans                15.50%                 (2.66)%
                                         ==================     ==================

----------
(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving  Credit Line
Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.
Subprime  Mortgage  Loans secured by junior liens are included  under First Lien
Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents  year to year  growth or  decline as a  percentage  of the prior year's volume.

                                      S-38

      Residential Funding Company,  LLC's overall procedures for originating and acquiring  mortgage  loans are  described  under  "Description  of the  Mortgage
Pool--The Program" in this prospectus  supplement.  Residential Funding Company,
LLC's  material  role and  responsibilities  in this  transaction,  including as master servicer,  are described in the  accompanying  prospectus under "Mortgage
Loan  Program--Qualification  of  Sellers"  and  "The  Trusts--Limited  Right of
Substitution"  and in this  prospectus  supplement  under "Pooling and Servicing
Agreement--The Master Servicer and Subservicers--Master Servicer."

      Residential Funding Company,  LLC's wholly-owned  subsidiary,  Homecomings
Financial,  LLC, or  Homecomings,  originated  and sold to  Residential  Funding
Company,  LLC approximately 8.2%, 14.9% and 26.4% of the group I loans, group II loans and group III loans,  respectively.  Residential  Funding  Company,  LLC's affiliate,  GMAC  Mortgage,  LLC,  originated  and sold to  Residential  Funding
Company,  LLC approximately 0.5%, 10.3% and 14.7% of the group I loans, group II loans and group III  loans,  respectively,  by  stated  principal  balance.  See
"Affiliations   Among  Transaction   Parties,"   "Description  of  the  Mortgage
Pool--Originators" and "Pooling and Servicing Agreement--The Master Servicer and
Subservicers" in this prospectus supplement.

                     AFFILIATIONS AMONG TRANSACTION PARTIES

      The diagram below illustrates the ownership structure among the affiliated transaction parties.

                              -------------------------------------

                                            GMAC LLC
                                             (GMAC)

                              -------------------------------------
                                                |
                                                |
                                                |
                              -------------------------------------

                                    Residential Capital, LLC

                              -------------------------------------
                                                |
             |----------------------------------|------------------------------------------|
             |                                  |                                          |
----------------------------  -------------------------------------   -----------------------------------------------
       GMAC Mortgage, LLC       Residential Funding Company, LLC      Residential Funding Mortgage Securities I, Inc.
        (Subservicer)             (Sponsor and Master Servicer)                        (Depositor)
----------------------------  -------------------------------------   -----------------------------------------------
                                                |
                                                |
                                                |
                              -------------------------------------
                                   Homecomings Financial, LLC
                                          (Subservicer)
                              -------------------------------------

                                      S-39

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The mortgage pool will consist of 2,375  mortgage  loans with an aggregate principal balance  outstanding as of the cut-off date, after deducting  payments of  principal  due  during  the  month of the  cut-off  date,  of  approximately
$1,204,289,514.  The  mortgage  loans are  secured by first  liens on fee simple interests in one- to four-family  residential real  properties,  or as set forth below, an interest in shares issued by a cooperative  apartment  corporation and the related  proprietary  lease.  The property  securing  the  mortgage  loan is referred to as the  mortgaged  property.  The mortgage pool will be divided into three groups of mortgage loans, referred to as group I loans, group II loans and group III loans.  The mortgage  pool will consist of  conventional,  fixed-rate, level  monthly  payment  first lien  mortgage  loans with terms to  maturity  of generally  not more than 15 years  from the date of  origination  in the case of loan group I and 30 years from the date of origination in the case of loan group
II and loan group III. All percentages of the group I loans,  group II loans and group  III  loans  described  in  this  prospectus  supplement  are  approximate percentages of the related mortgage loans by aggregate  principal  balance as of the cut-off date, after deducting  payments of principal due during the month of the cut-off date, unless otherwise indicated.

      The mortgage  loans were  selected for the  inclusion in the mortgage pool from among  mortgage  loans  purchased  in  connection  with the Jumbo A Program described  below based on the Sponsor's  assessment of investor  preferences and rating agency criteria.

      The  depositor  and   Residential   Funding  will  make  certain   limited
representations  and  warranties  regarding the mortgage loans as of the date of issuance of the  certificates.  The  depositor and  Residential  Funding will be required to repurchase or substitute  for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs,
if  such  breach   materially  and  adversely   affects  the  interests  of  the
certificateholders in any of those mortgage loans.  Residential Funding will not assign to the depositor,  and  consequently the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties  made by the sellers or the right to require  the  related  seller to repurchase  any  such  mortgage  loan in the  event  of a  breach  of any of its representations  and  warranties.  Accordingly,  the  only  representations  and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders  will be the limited  representations  and warranties made by
Residential     Funding    and    the    depositor.     See    "Mortgage    Loan
Program--Representations with Respect to the Mortgage Loans" in the accompanying prospectus.

      A limited  amount of Realized  Losses on mortgage loans in a loan group as to which  there was fraud in the  origination  of those  mortgage  loans will be covered by the  subordination  provided by the related Class M Certificates  and the related  Class B  Certificates  as described in this  prospectus  supplement under "Description of the Certificates--Allocation of Losses; Subordination."

      Certain  aspects of the  Cooperative  Loans  included in the mortgage pool differ from those of other types of mortgage  loans.  See "Certain Legal Aspects of Mortgage  Loans--The Mortgage  Loans--Cooperative  Loans" in the accompanying prospectus.

MORTGAGE POOL CHARACTERISTICS

      LOAN GROUP I. Loan  group I will  consist  of 200  mortgage  loans with an aggregate  principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately
$112,277,350.

                                      S-40

      None of the group I loans  will have been  originated  prior to August 31,
2005 or will have a maturity  date later than  December 1, 2021. No group I loan will have a remaining  term to stated  maturity  as of the cut-off  date of less than 165 months.  The weighted average  remaining term to stated maturity of the group I loans as of the  cut-off  date will be  approximately  177  months.  The weighted  average  original  term to  maturity  of the  group I loans  as of the cut-off date will be approximately 180 months.

      As of the  cut-off  date,  none of the group I loans  were 30 days or more delinquent  in payment of  principal  and interest and none of the group I loans have been 30 days or more  delinquent in payment of principal and interest since their origination. For a description of the methodology used to categorize group
I loans as delinquent, see "Static Pool Information" below.

      Approximately  0.4%  of  the  group  I  loans  will  require  the  related mortgagors  to pay interest  only on those  mortgage  loans for a period of five years  following  origination.  Under the terms of these  loans,  borrowers  are required  to pay  only  accrued  interest  each  month,  with  no  corresponding principal payments, until the end of the interest only period. Once the interest only period ends,  monthly  payments of  principal  are required to amortize the loan over its remaining term, in addition to accrued interest.

      None of the group I loans are Cooperative Loans.

      None of the group I loans are secured by leasehold interests.

      Approximately  0.5%  of  the  group  I  loans  provide  for  payment  of a prepayment charge for partial  prepayments and prepayments in full, other than a prepayment  occurring  upon the sale of property  securing a mortgage  loan. The prepayment charge applies to prepayments made within up to three years following the  origination of such group I loan.  The amount of the  prepayment  charge is generally equal to six months' advance  interest on the amount of the prepayment that,  when added to all other amounts  prepaid during the  twelve-month  period immediately  preceding the date of  prepayment,  exceeds twenty percent (20%) of the  original  principal  amount of the  group I loan.  See  "Certain  Yield and
Prepayment  Considerations"  in this  prospectus  supplement  and "Certain Legal
Aspects of the Mortgage  Loans--Default Interest and Limitations on Prepayments"
in the accompanying prospectus.

      All of the group I loans  were  purchased  by the  depositor  through  its affiliate,  Residential Funding,  from unaffiliated sellers as described in this prospectus supplement and in the accompanying prospectus,  except in the case of approximately  8.2% and 0.5% of the group I loans,  which were  purchased by the depositor through its affiliate,  Residential Funding, from Homecomings and GMAC
Mortgage, LLC, respectively.  Approximately 23.3% and 20.1% of the group I loans were purchased by  Residential  Funding from National City Mortgage and SunTrust
Mortgage, Inc.,  respectively,  each an unaffiliated seller. Except as described in the preceding  sentence,  no unaffiliated seller sold more than approximately
9.5% of the group I loans to Residential Funding.

      Approximately 43.3% and 2.3% of the group I loans are being subserviced by
Homecomings  and  GMAC  Mortgage,  LLC,  respectively,   each  an  affiliate  of
Residential  Funding.  Approximately  23.3%  and  20.1% of the group I loans are being  subserviced  by National City Mortgage Co. and SunTrust  Mortgage,  Inc.,
respectively, each an unaffiliated entity of Residential Funding.

      The original  mortgages for some of the group I loans have been, or in the future may be, at the sole  discretion of the master  servicer,  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as nominee for the  originator  and its  successors  and  assigns,  and  subsequent assignments  of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System.  In some other cases, the original  mortgage was recorded in the name of the originator of the group I loan, record ownership was later

                                      S-41

assigned  to MERS,  solely as  nominee  for the  owner of the group I loan,  and subsequent  assignments  of the mortgage  were,  or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the
MERS(R)  System.  With  respect to each of these  group I loans,  MERS serves as mortgagee  of record on the  mortgage  solely as a nominee in an  administrative capacity on behalf of the trustee, and does not have any interest in the group I loan.  As of the  cut-off  date,  approximately  74.1% of the group I loans were recorded in the name of MERS. For additional information regarding the recording
of  mortgages  in  the  name  of  MERS  see   "Certain   Yield  and   Prepayment
Considerations--General"  in this prospectus  supplement and "Description of the
Certificates--Assignment of Trust Assets" in the accompanying prospectus.

      None of the group I loans are  subject  to the  Homeownership  and  Equity
Protection  Act of  1994.  None of the  group  I loans  are  loans  that,  under applicable  state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other  similar designation  if  the  law  imposes  greater  restrictions  or  additional  legal liability for residential mortgage loans with high interest rates, points and/or
fees.   See   "Certain   Legal   Aspects   of   Mortgage   Loans--The   Mortgage
Loans--Homeownership Act and Similar State Laws" in the accompanying prospectus.

      None of the group I loans are Buy-Down Mortgage Loans.

      None of the  group I loans  provide  for  deferred  interest  or  negative amortization.

      None of the group I loans have been made to international borrowers.

      None of the group I loans are balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

      In the case of  approximately  1.2% of the  group I  loans,  in lieu of an appraisal,  a  valuation  of the  mortgage  property  was  obtained  by using an automated  valuation platform developed by Residential  Funding.  See "Automated
Valuation Platform" in this prospectus supplement.

      LOAN GROUP II. Loan group II will consist of 1,447  mortgage loans with an aggregate  principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately
$727,804,417.

      None of the group II loans will have been originated prior to May 10, 2004 or will have a maturity  date later than December 1, 2036. No group II loan will have a remaining term to stated maturity as of the cut-off date of less than 237 months.  The weighted average  remaining term to stated maturity of the group II loans as of the cut-off  date will be  approximately  358 months.  The  weighted average  original  term to maturity of the group II loans as of the cut-off date will be approximately 360 months.

      As of the  cut-off  date,  none of the group II loans were 30 days or more delinquent  in payment of principal  and interest and none of the group II loans have been 30 days or more  delinquent in payment of principal and interest since their origination. For a description of the methodology used to categorize group
II loans as delinquent, see "Static Pool Information" below.

      Approximately  26.2%  and  0.1% of the  group II loans  will  require  the related  mortgagors to pay interest only on those mortgage loans for a period of ten and fifteen years, respectively,  following origination.  Under the terms of these loans,  borrowers  are required to pay only accrued  interest  each month, with no  corresponding  principal  payments,  until the end of the interest only period. Once the

                                      S-42

interest  only period  ends,  monthly  payments  of  principal  are  required to amortize the loan over its remaining term, in addition to accrued interest.

      Approximately 0.1% of the group II loans are Cooperative Loans.

      None of the group II loans are secured by leasehold interests.

      None of the group II loans provide for payment of a prepayment  charge for partial prepayments and prepayments in full.

      All of the group II loans were  purchased  by the  depositor  through  its affiliate,  Residential Funding,  from unaffiliated sellers as described in this prospectus supplement and in the accompanying prospectus,  except in the case of approximately 14.9% and 10.3% of the group II loans, which were purchased by the depositor through its affiliate,  Residential Funding, from Homecomings and GMAC
Mortgage, LLC, respectively. Approximately 14.7% and 14.7% of the group II loans were purchased by Residential  Funding from Provident Funding  Associates,  L.P.
and SunTrust Mortgage, Inc.,  respectively,  each an unaffiliated seller. Except as described in the preceding  sentence,  no unaffiliated  seller sold more than approximately 7.7% of the group II loans to Residential Funding.

      Approximately  51.3% and 13.7% of the group II loans are being subserviced by  Homecomings  and GMAC  Mortgage,  LLC,  respectively,  each an  affiliate of
Residential  Funding.  Approximately  14.7%  of the  group II  loans  are  being subserviced by SunTrust  Mortgage,  Inc. an  unaffiliated  entity of Residential
Funding.

      The original mortgages for some of the group II loans have been, or in the future may be, at the sole  discretion of the master  servicer,  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc.,  or MERS,  solely as nominee for the  originator  and its  successors  and  assigns,  and  subsequent assignments  of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R)
System.  In some other cases, the original  mortgage was recorded in the name of the  originator of the group II loan,  record  ownership  was later  assigned to
MERS,  solely as  nominee  for the owner of the  group II loan,  and  subsequent assignments  of the  mortgage  were,  or in  the  future  may  be,  at the  sole discretion of the master servicer, registered electronically through the MERS(R)
System.  With respect to each of these group II loans,  MERS serves as mortgagee of record on the mortgage solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any interest in the group II loan.  As of the cut-off date,  approximately 87.5% of the group II loans were recorded in the  name of  MERS.  For  additional  information  regarding  the  recording  of
mortgages   in  the   name  of  MERS   see   "Certain   Yield   and   Prepayment
Considerations--General"  in this prospectus  supplement and "Description of the
Certificates--Assignment of Trust Assets" in the accompanying prospectus.

      None of the group II loans are  subject  to the  Homeownership  and Equity
Protection  Act of 1994.  None of the  group  II loans  are  loans  that,  under applicable  state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other  similar designation  if  the  law  imposes  greater  restrictions  or  additional  legal liability for residential mortgage loans with high interest rates, points and/or
fees.   See   "Certain   Legal   Aspects   of   Mortgage   Loans--The   Mortgage
Loans--Homeownership Act and Similar State Laws" in the accompanying prospectus.

      None of the group II loans are Buy-Down Mortgage Loans.

      None of the group II loans  provide  for  deferred  interest  or  negative amortization.

                                      S-43

      None of the group II loans have been made to international borrowers.

      Approximately  0.9% of the group II loans are  balloon  loans  that do not fully amortize,  if at all, providing for a substantial principal payment due at maturity.

      In the case of  approximately  2.0% of the group II  loans,  in lieu of an appraisal,  a  valuation  of the  mortgage  property  was  obtained  by using an automated  valuation platform developed by Residential  Funding.  See "Automated
Valuation Platform" in this prospectus supplement.

      LOAN GROUP III. Loan group III will consist of 728 mortgage  loans with an aggregate  principal balance outstanding as of the cut-off date, after deducting payments of principal due during the month of the cut-off date, of approximately
$364,207,747.

      None of the group III loans  will have been  originated  prior to June 21,
2005 or will have a maturity date later than December 1, 2036. No group III loan will have a remaining  term to stated  maturity  as of the cut-off  date of less than 238 months.  The weighted average  remaining term to stated maturity of the group III loans as of the cut-off  date will be  approximately  358 months.  The weighted  average  original  term to  maturity  of the group III loans as of the cut-off date will be approximately 360 months.

      As of the cut-off  date,  none of the group III loans were 30 days or more delinquent  in payment of principal and interest and none of the group III loans have been 30 days or more  delinquent in payment of principal and interest since their origination. For a description of the methodology used to categorize group
III loans as delinquent, see "Static Pool Information" below.

      Approximately  29.4%  and 0.4% of the group III  loans  will  require  the related  mortgagors to pay interest only on those mortgage loans for a period of ten and fifteen years, respectively,  following origination.  Under the terms of these loans,  borrowers  are required to pay only accrued  interest  each month, with no  corresponding  principal  payments,  until the end of the interest only period.  Once the interest only period ends,  monthly  payments of principal are required to amortize the loan over its  remaining  term,  in addition to accrued interest.

      None of the group III loans are Cooperative Loans.

      None of the group III loans are secured by leasehold interests.

      None of the group III loans provide for payment of a prepayment charge for partial prepayments and prepayments in full.

      All of the group III loans were  purchased  by the  depositor  through its affiliate,  Residential Funding,  from unaffiliated sellers as described in this prospectus supplement and in the accompanying prospectus,  except in the case of approximately  26.4% and 14.7% of the group III loans,  which were  purchased by the depositor through its affiliate,  Residential Funding,  from Homecomings and
GMAC  Mortgage,  LLC,  respectively.  No  unaffiliated  seller  sold  more  than approximately 9.2% of the group III loans to Residential Funding.

      Approximately 60.9% and 20.0% of the group III loans are being subserviced by  Homecomings  and GMAC  Mortgage,  LLC,  respectively,  each an  affiliate of
Residential Funding.

      The original  mortgages  for some of the group III loans have been,  or in the future may be, at the sole  discretion of the master  servicer,  recorded in the name of Mortgage Electronic Registration Systems,

                                      S-44

Inc.,  or MERS,  solely as nominee for the  originator  and its  successors  and assigns,  and  subsequent  assignments  of those  mortgages have been, or in the future  may be,  at the  sole  discretion  of the  master  servicer,  registered electronically  through the MERS(R)  System.  In some other cases,  the original mortgage  was  recorded  in the name of the  originator  of the  group III loan, record ownership was later assigned to MERS,  solely as nominee for the owner of the group III loan, and  subsequent  assignments of the mortgage were, or in the future  may be,  at the  sole  discretion  of the  master  servicer,  registered electronically  through the MERS(R) System.  With respect to each of these group
III  loans,  MERS  serves as  mortgagee  of record on the  mortgage  solely as a nominee in an  administrative  capacity on behalf of the  trustee,  and does not have any interest in the group III loan. As of the cut-off  date,  approximately
90.4% of the group III loans were recorded in the name of MERS.  For  additional information  regarding  the  recording  of  mortgages  in the  name of MERS  see
"Certain  Yield  and  Prepayment  Considerations--General"  in  this  prospectus supplement and "Description of the  Certificates--Assignment of Trust Assets" in
the accompanying prospectus.

      None of the group III loans are  subject to the  Homeownership  and Equity
Protection  Act of 1994.  None of the group III  loans  are  loans  that,  under applicable  state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other  similar designation  if  the  law  imposes  greater  restrictions  or  additional  legal liability for residential mortgage loans with high interest rates, points and/or
fees.   See   "Certain   Legal   Aspects   of   Mortgage   Loans--The   Mortgage
Loans--Homeownership Act and Similar State Laws" in the accompanying prospectus.

      None of the group III loans are Buy-Down Mortgage Loans.

      None of the group III loans  provide  for  deferred  interest  or negative amortization.

      None of the group III loans have been made to international borrowers.

      Approximately  0.7% of the group III loans are  balloon  loans that do not fully amortize,  if at all, providing for a substantial principal payment due at maturity.

      In the case of  approximately  4.7% of the group III loans,  in lieu of an appraisal,  a  valuation  of the  mortgage  property  was  obtained  by using an automated  valuation platform developed by Residential  Funding.  See "Automated
Valuation Platform" in this prospectus supplement.

      Included in Appendix I,  Appendix II and Appendix  III to this  prospectus supplement is a table showing the Credit Scores for some mortgagors of the group
I loans,  group II loans and group III loans,  respectively.  Credit  Scores are obtained by many mortgage lenders in connection with mortgage loan  applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential  Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are
obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit
Score is designed to assess a  borrower's  credit  history at a single  point in time,  using  objective  information  currently  on file for the  borrower  at a particular  credit  reporting  organization.  Information  utilized  to create a
Credit Score may include, among other things, payment history,  delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately  840,  with higher scores  indicating  an  individual  with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative  degree of risk a borrower  represents  to a lender,  i.e.,  a borrower  with a higher  score is statistically  expected to be less likely to default in payment  than a borrower with a lower  score.  In  addition,  it should be noted that Credit  Scores were developed  to indicate a level of default  probability  over a two-year  period, which does not

                                      S-45

correspond to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in  connection  with  mortgage  loans,  but for consumer loans in general,  and assess only the borrower's  past credit history.
Therefore,  a Credit  Score  does not take into  consideration  the  differences
between   mortgage  loans  and  consumer  loans   generally,   or  the  specific
characteristics  of the related  mortgage loan, for example,  the LTV ratio, the collateral for the mortgage  loan, or the debt to income ratio.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the  likelihood  of  repayment  of the  related  mortgage  loans  or that any mortgagor's  Credit  Score would not be lower if obtained as of the date of this prospectus supplement.

      Set forth on Appendix I,  Appendix II and Appendix III of this  prospectus supplement is a description of some  additional  characteristics  of the group I loans, group II loans and group III loans, respectively,  in each case as of the cut-off date unless otherwise  indicated.  All percentages of the group I loans, group II loans and group III loans  are  approximate  percentages  by  aggregate principal balance as of the cut-off date, after deducting  payments of principal due during the month of the cut-off date,  unless  otherwise  indicated.  Unless otherwise specified, all principal balances of the group I loans, group II loans and group III loans are as of the  cut-off  date,  after  deducting  payments of principal  due  during the month of the  cut-off  date,  and are  rounded to the nearest dollar.

SHARIA MORTGAGE LOANS

      Approximately 0.5%, 0.7% and 0.1% of the group I loans, group II loans and group III loans,  respectively,  by stated principal balance, referred to as the
Sharia  mortgage loans,  have been  structured to comply with Islamic  religious law, which prohibits the charging of interest on loans. Generally,  ownership of the  mortgaged  property  securing  a  Sharia  mortgage  loan is  vested  in two co-owners,  the  borrower,  referred  to as  the  "consumer",  and  an  indirect wholly-owned  subsidiary  of the  originator,  referred  to as  the  "co-owner,"
pursuant to a  co-ownership  agreement.  Both the consumer and co-owner  possess certain rights,  which indicate their respective rights of ownership,  under the co-ownership agreement, including the "indicia of ownership". Certain indicia of ownership,  such as the sole right to occupy the property and the  obligation to pay  taxes on the  property,  belong  to the  consumer,  and  other  indicia  of ownership,  such as the right of  re-entry  for  purposes of  inspection  of the property and the ability to cure any defects  regarding the property,  belong to the co-owner. The consumer is obligated to make monthly payments to the co-owner pursuant to an obligation to pay. Each monthly payment is comprised of a "profit
payment"  and  an  "acquisition   payment".   The  profit  payment  is  made  in
consideration  of the consumer's  exclusive right to use and enjoy the mortgaged property.  The sum of the  acquisition  payments  required  to be made under the obligation  to pay will equal the  portion of the  purchase  price or  refinance amount paid by the co-owner at the time of origination.  A lien on the mortgaged property to secure the  obligations  of the consumer under the obligation to pay and the co-ownership agreement is established pursuant to a mortgage or security instrument,  which  is  filed in the real  property  records  of the  applicable recording office. The originator's  security interest in both the co-owner's and the consumer's interest in the mortgaged  property,  along with the rights under the  co-ownership  agreement and the  obligation to pay, will be assigned to the trust as the originator's assignee.  Title to the mortgaged property is retained by the consumer and the  co-owner or the consumer  alone.  Upon a default by the consumer under the obligation to pay or the co-ownership  agreement,  the trust, as the originator's assignee,  will have the power sell the property and use the proceeds of the sale to satisfy the full amount owed by the  consumer  under the obligation to pay and the co-ownership agreement.

      For all purposes under this  prospectus  supplement,  the profit factor on any Sharia mortgage loan will be deemed to be the mortgage rate on that mortgage loan,  any amounts  received  with respect to the profit  payment for any Sharia mortgage loan will be deemed to be interest collected on that mortgage loan, any amounts received with respect to the acquisition payment for any Sharia mortgage loan will be deemed to be principal collected on that mortgage loan,  references in this prospectus supplement to a note

                                      S-46

or mortgage note will be deemed to be  references  to the  obligation to pay for any Sharia  mortgage  loan and  references  in this  prospectus  supplement to a mortgage will be deemed to be  references to a mortgage or security  instrument, as applicable, for any Sharia mortgage loan.

STATIC POOL INFORMATION

      Current  static  pool data with  respect to  mortgage  loans  serviced  by
Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com.
Information  presented  under (i) "RFMSI" as the  issuer/shelf,  (ii) "S" as the series and (iii)  "2006-S12"  as the deal,  will include  information  regarding prior  securitizations  of mortgage loans that are similar to the mortgage loans included  in this  mortgage  pool,  based on  underwriting  criteria  and credit quality,  and that  information is referred to in this prospectus  supplement as
Static Pool Data.

      The Static Pool Data is not deemed to be a part of the  prospectus  or the depositor's  registration  statement  to the extent  that the  Static  Pool Data relates to (a) any issuing  entity that was  established  before January 1, 2006 and (b) information  relating to assets of any issuing entity  established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

      As used in the Static  Pool  Data,  a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any  scheduled due date remains  unpaid as of the close of business on the next  following  monthly scheduled  due  date;  "60 to 89 days" or "60 or more  days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a mortgage  loan  falls  into these  categories  is made as of the close of business on the last  business  day of each  month.  Grace  periods and partial payments do not affect these determinations.

      From time to time,  the master  servicer  or a  subservicer  will modify a mortgage loan,  recasting  monthly  payments for  delinquent  borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.
During any such trial period,  delinquencies  are reported based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's capacity to pay a higher monthly payment obligation. The trial period generally  may extend to up to six months  before a  modification  is finalized.
Once the  modifications  become final  delinquencies  are reported  based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the  mortgage  loan goes into  foreclosure.  Historically,  the  master servicer  has not  modified a  material  number of  mortgage  loans in any pool.
Furthermore,   the  rating  agencies  rating  the  certificates  impose  certain limitations on the ability of the master servicer to modify loans.

      Charge offs are taken only when the master servicer has determined that it has  received  all  payments  or  cash  recoveries  which  the  master  servicer reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

      There can be no assurance that the delinquency and foreclosure  experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

      Each  mortgage  loan  is  required  to be  covered  by a  standard  hazard insurance  policy,  which is referred to as a primary hazard  insurance  policy.
Each primary hazard insurance policy is required to

                                      S-47

include  extended  coverage  in an amount  equal to the lesser of the  principal balance  owing  on the  mortgage  loan  or 100% of the  insurable  value  of the improvements;  provided,  however,  that the  coverage  may not be less than the minimum  amount  required  to  fully  compensate  for any  loss or  damage  on a replacement  cost basis.  The master servicer may elect to obtain and maintain a blanket primary hazard insurance policy with extended  coverage insuring against hazard losses on the mortgage loans,  which may contain a deductible  clause. To the extent that the master  servicer  elects to obtain a blanket  primary hazard insurance  policy,  a primary  hazard  insurance  policy is not  maintained on a mortgaged property, and a loss occurs on that mortgaged property that would have been covered by a compliant  primary hazard insurance policy that is not covered by the blanket primary hazard insurance policy due to the deductible clause, the master servicer will deposit into the Certificate Account an amount equal to the loss.

      In addition, to the best of the depositor's knowledge,  each mortgage loan with an LTV ratio at  origination  in excess of 80% will be insured by a primary mortgage  insurance policy,  which is referred to as a primary insurance policy, covering  (i) in the case of a group I loan,  at least 25% of the balance of the mortgage loan at origination  if the LTV ratio is between 95.00% and 90.01%,  at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 90.00% and 85.01% and at least 6% of the balance of the mortgage loan at origination  if the LTV ratio is between  85.00% and 80.01% and (ii) in the case of a group II or group III loan,  at least 30% of the  balance  of the  mortgage loan at origination if the LTV ratio is between 95.00% and 90.01%,  at least 25%
of the balance of the mortgage loan at  origination  if the LTV ratio is between
90.00%  and  85.01%  and at least 12% of the  balance  of the  mortgage  loan at origination if the LTV ratio is between 85.00% and 80.01%.

      Substantially all of the primary insurance  policies were issued by Radian
F/K/A  Commonwealth,  PMI Mortgage  Insurance Co., Mortgage  Guaranty  Insurance
Corporation,  General Electric Mortgage Insurance Company/Genworth Mortgage Ins.
Co., Republic Mortgage Ins - N.C. and Triad Guaranty, which,  collectively,  are the primary  insurers.  The primary  insurers each have a claims paying  ability currently acceptable to the rating agencies that have been requested to rate the certificates;  however,  no  assurance  as to the  actual  ability of any of the primary insurers to pay claims can be given by the depositor, the issuing entity
or  the  underwriter.   See  "Insurance  Policies  on  Mortgage  Loans"  in  the
accompanying prospectus.

UNDERWRITING STANDARDS

      All of the mortgage loans in the mortgage pool were  originated  generally in accordance with the underwriting  criteria of Residential  Funding  described under  "Mortgage  Loan  Program--Underwriting  Standards"  in  the  accompanying prospectus.  Residential  Funding may  perform  only  sample  quality  assurance reviews to  determine  whether  the  mortgage  loans in any  mortgage  pool were
underwritten   in  accordance   with   applicable   standards.   "Mortgage  Loan
Program--Underwriting Standards" in the accompanying prospectus.

      The applicable  underwriting  standards include a set of specific criteria by which the underwriting  evaluation is made.  However,  the application of the underwriting standards does not imply that each specific criterion was satisfied individually.  Rather,  a mortgage  loan will be  considered to be originated in accordance  with the  underwriting  standards  described  above if,  based on an overall qualitative  evaluation,  the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific criteria  included in the  underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

                                      S-48

AUTOMATED VALUATION PLATFORM

      In  some  cases,  for  mortgage  loans  underwritten  through  Residential
Funding's automated underwriting system, in lieu of an appraisal, a valuation of the mortgaged property will be obtained by using an automated valuation platform developed by Residential Funding.  There are multiple automated valuation models included in Residential  Funding's automated  underwriting  system.  Based upon, among other factors,  the geographic area, price range and other attributes of a qualifying  mortgage  loan,  a  mortgage  loan is  directed  to the  appropriate automated  valuation  model for that  particular  mortgage  loan.  An  automated
valuation   model   evaluates,    among   other   things,   various   types   of
publicly-available  information  such as recent sales  prices for similar  homes within the same  geographic  area and within the same price  range.  Residential
Funding  uses  automated  valuation  models  in  lieu  of  full  appraisals  for qualifying first lien mortgage loans which meet specified  underwriting criteria and receive an acceptable valuation.

ORIGINATORS

      Homecomings  is a Delaware  limited  liability  company  and  wholly-owned subsidiary of Residential Funding.  Homecomings  originated  approximately 8.2%,
14.9%  and 26.4% of the  group I loans,  group II loans  and  group  III  loans, respectively,  by  stated  principal  balance.  See also the  "The  Pooling  and
Servicing   Agreement--The   Master   Servicer   and   Subservicers--Homecomings
Financial, LLC" in this prospectus supplement.

      GMAC  Mortgage,  LLC  is a  Delaware  limited  liability  company  and  an affiliate of Residential Funding.  GMAC Mortgage,  LLC originated  approximately
0.5%, 10.3% and 14.7% of the group I loans,  group II loans and group III loans, respectively,  by  stated  principal  balance.  See also the  "The  Pooling  and
Servicing  Agreement--The Master Servicer and Subservicers--GMAC  Mortgage, LLC"
in this prospectus supplement.

      National City Mortgage is an Ohio corporation. National City Mortgage sold approximately  23.3%  of the  group  I  loan  by  stated  principal  balance  to
Residential Funding.

      SunTrust Mortgage, Inc. is a Virginia corporation. SunTrust Mortgage, Inc.
sold  approximately  20.1%  and  14.7% of the  group I loans and group II loans, respectively, by stated principal balance to Residential Funding.

      Provident Funding  Associates,  L.P. sold approximately 14.7% of the group
II loans by stated principal balance to Residential Funding.

ADDITIONAL INFORMATION

      The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of  business on the  cut-off  date,  as  adjusted  for the  scheduled  principal payments due during the month of the cut-off date.  Prior to the issuance of the offered  certificates,  Residential  Funding may remove  mortgage loans from the mortgage  pool as a result of incomplete  or defective  documentation,  or if it determines that the mortgage loan does not satisfy the characteristics described in this prospectus supplement. Residential Funding may also add a limited number of other  mortgage loans may be added to the mortgage pool prior to the issuance of the offered  certificates in substitution  for removed loans. The information in this  prospectus  supplement  will  be  substantially  representative  of the characteristics  of the mortgage pool as it will be  constituted at the time the offered  certificates  are  issued  although  the  range of  mortgage  rates and maturities and some other  characteristics of the mortgage loans in the mortgage pool may vary. In the event mortgage loans are

                                      S-49

removed  from or added to the  mortgage  pool after the date hereof prior to the closing and any material pool characteristics of the actual mortgage pool differ by 5% or more  from the  description  of the  mortgage  pool in this  prospectus supplement, a current report on Form 8-K describing the final mortgage pool will be filed with the Securities and Exchange  Commission  within four business days of the related closing.

      A  current  report  on Form 8-K will be  available  to  purchasers  of the offered  certificates and will be filed by the issuing entity,  in its own name, together  with the pooling and  servicing  agreement,  with the  Securities  and
Exchange  Commission  within  fifteen  days after the  initial  issuance  of the offered certificates.

                    THE YIELD MAINTENANCE AGREEMENT PROVIDER

      The Bank of New York is the yield maintenance agreement provider.  Founded in 1784, The Bank of New York is a banking  organization  organized in the State of New York and  headquartered in New York, NY, and is the principal  subsidiary of The Bank of New  York  Company,  Inc.  The  Bank of New  York  Company,  Inc.
provides  a  complete  range  of  banking  and  other   financial   services  to
corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking  services.  The Bank of New York Company,  Inc's extensive global client base  includes a broad range of leading  financial  institutions,  corporations, government entities, endowments and foundations.

      As of the  date  of  this  prospectus  supplement,  the  long-term  senior unsecured  debt of The Bank of New York is rated "Aa2" (not on credit  watch) by
Moody's, "AA-" (outlook stable) by S&P, and "AA-" (outlook stable) by Fitch.

      Said ratings are based on information  obtained by the  applicable  rating agency  from  The  Bank of New  York  and  other  sources,  and may be  changed, suspended  or  withdrawn  as a result of  changes in or  unavailability  of such information by the rating agency issuing said rating.  Said ratings are opinions and information of the applicable  rating agency. No assurance is given that any of the ratings  described  above will  remain in effect for any given  period of time or that such ratings will not be lowered or withdrawn.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Series 2006-S12  Mortgage  Pass-Through  Certificates  will include 29 classes  of  senior  certificates,  separated  into  three  certificate  groups, referred  to  herein  as the  Group  I  Senior  Certificates,  Group  II  Senior
Certificates and Group III Senior  Certificates,  and  collectively,  the Senior
Certificates.

      The Group I Senior Certificates will include the following classes:

      o     Class I-A-1 Certificates;

      o     Class I-A-P Certificates;

      o     Class I-A-V Certificates; and

      o     Class R-I Certificates.

      The Group II Senior Certificates will include the following classes:

                                      S-50

      o     Class II-A-1 Certificates;

      o     Class II-A-2 Certificates;

      o     Class II-A-3 Certificates;

      o     Class II-A-4 Certificates;

      o     Class II-A-5 Certificates;

      o     Class II-A-6 Certificates;

      o     Class II-A-7 Certificates;

      o     Class II-A-P Certificates;

      o     Class II-A-V Certificates;

      o     Class R-II Certificates; and

      o     Class R-V Certificates.

      The Group III Senior Certificates will include the following classes:

      o     Class III-A-1 Certificates;

      o     Class III-A-2 Certificates, or the Floater Certificates;

      o     Class III-A-3 Certificates, or the Inverse Floater Certificates;

      o     Class III-A-4 Certificates;

      o     Class III-A-5 Certificates;

      o     Class  III-A-6  Certificates,  and together  with the Class  III-A-5
            Certificates, the Retail Certificates;

      o     Class III-A-7 Certificates;

      o     Class III-A-8 Certificates;

      o     Class III-A-9 Certificates;

      o     Class  III-A-10  Certificates,  and together  with the Class II-A-6,
            Class  II-A-7,  Class  III-A-7,  Class  III-A-8  and  Class  III-A-9
            Certificates, the Lockout Certificates

      o     Class  III-A-P  Certificates,  and together with the Class I-A-P and
            Class II-A-P Certificates, the Principal Only Certificates;

                                      S-51

      o     Class II-A-V  Certificates,  and  together  with the Class I-A-V and
            Class II-A-V Certificates, the Variable Strip Certificates;

      o     Class R-III Certificates; and

      o     Class R-IV  Certificates,  together with the Class R-I,  Class R-II,
            Class R-III and Class R-V Certificates,  the Class R Certificates or
            the Residual Certificates.

      The Variable Strip  Certificates  and the Class III-A-3  Certificates  are
collectively  referred to as the Interest Only  Certificates.  The Class II-A-2,
Class II-A-3, Class II-A-6, Class III-A-1,  Class III-A-2,  Class III-A-3, Class
III-A-4,  Class III-A-7 and Class III-A-9 Certificates are collectively referred to as the Super Senior  Certificates  in this prospectus  supplement.  The Class
II-A-4,  Class  II-A-7,  Class  III-A-8  and  Class  III-A-10  Certificates  are
collectively  referred  to as  the  Senior  Support  Certificates.  The  Floater
Certificates and Inverse Floater  Certificates are sometimes  referred to herein as the  Adjustable  Rate  Certificates.  The Class I-A-1,  Class I-A-P and Class
I-A-V Certificates are collectively referred to as the Class I-A Certificates in this prospectus supplement.  The Class II-A-1, Class II-A-2, Class II-A-3, Class
II-A-4,  Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-P and Class II-A-V
Certificates are collectively referred to herein as the Class II-A Certificates.
The Class III-A-1,  Class III-A-2,  Class III-A-3, Class III-A-4, Class III-A-5,
Class III-A-6,  Class III-A-7,  Class III-A-8,  Class III-A-9,  Class  III-A-10,
Class III-A-P and Class III-A-V Certificates are collectively referred to herein as the Class  III-A  Certificates.  The Class I-A,  Class  II-A and Class  III-A
Certificates are collectively referred to herein as the Class A Certificates.

      In  addition  to the Senior  Certificates,  the Series  2006-S12  Mortgage
Pass-Through  Certificates  will include the  following  classes of  subordinate certificates:

      o     Class I-M-1 Certificates;

      o     Class I-M-2 Certificates;

      o     Class  I-M-3  Certificates,  and  together  with the Class I-M-1 and
            Class I-M-2 Certificates, the Class I-M Certificates;

      o     Class I-B-1 Certificates;

      o     Class I-B-2 Certificates;

      o     Class  I-B-3  Certificates,  and  together  with the Class I-B-1 and
            Class I-B-2 Certificates, the Class I-B Certificates;

      o     Class II-M-1 Certificates;

      o     Class II-M-2 Certificates;

      o     Class II-M-3  Certificates  and  together  with the Class II-M-1 and
            Class II-M-2 Certificates, the Class II-M Certificates;

      o     Class II-B-1 Certificates;

      o     Class II-B-2 Certificates;

                                      S-52

      o     Class II-B-3  Certificates,  and together  with the Class II-B-1 and
            Class II-B-2, the Class II-B Certificates

      o     Class III-M-1 Certificates;

      o     Class III-M-2 Certificates;

      o     Class III-M-3  Certificates  and together with the Class III-M-1 and
            Class III-M-2 Certificates, the Class III-M Certificates;

      o     Class III-B-1 Certificates;

      o     Class III-B-2 Certificates; and

      o     Class III-B-3 Certificates,  and together with the Class III-B-1 and
            Class III-B-2, the Class III-B Certificates.

      The  Class I-M  Certificates,  Class  II-M  Certificates  and Class  III-M
Certificates are collectively referred to herein as the Class M Certificates and the Class I-B Certificates, Class II-B Certificates and Class III-B Certificates
are collectively  referred to herein as the Class B Certificates.  Distributions of interest  and  principal  on (i) the Group I Senior  Certificates,  Class I-M
Certificates and Class I-B Certificates,  (ii) the Group II Senior Certificates,
Class  II-M  Certificates  and Class II-B  Certificates  and (iii) the Group III
Senior Certificates,  Class III-M Certificates and Class III-B Certificates will be based on interest  and  principal  received or advanced  with  respect to the group I loans,  the group II loans and the group III loans,  respectively.  Only the Senior  Certificates  and the Class M Certificates  are offered hereby.  See
"Glossary" in the accompanying  prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

      The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

      o     the mortgage loans;

      o     the cash deposited in respect of the mortgage loans in the Custodial
            Account and in the Certificate Account and belonging to the trust;

      o     property  acquired by  foreclosure  of the mortgage loans or deed in lieu of foreclosure;

      o     any  applicable   primary  insurance  policies  and  primary  hazard
            insurance policies;

      o     with  respect  to  the  Class   III-A-2   Certificates,   the  yield
            maintenance agreement; and

      o     all proceeds of any of the foregoing.

      The Group I Senior  Certificates will evidence in the aggregate an initial beneficial  ownership  interest of  approximately  98.25%,  in loan group I. The
Class I-M-1,  Class I-M-2, Class I-M-3, Class I-B-1, Class I-B-2 and Class I-B-3
Certificates  will each  evidence an initial  beneficial  ownership  interest of approximately 1.10%, 0.20%, 0.15%, 0.10%, 0.10% and 0.10%, respectively, in loan group I.

      The Group II Senior Certificates will evidence in the aggregate an initial beneficial  ownership  interest of approximately  96.55%,  in loan group II. The
Class II-M-1, Class II-M-2, Class II-M-3, Class

                                      S-53

II-B-1, Class II-B-2 and Class II-B-3 Certificates will each evidence an initial beneficial ownership interest of approximately 1.85%, 0.60%, 0.40%, 0.20%, 0.20%
and 0.20%, respectively, in loan group II.

      The Group III  Senior  Certificates  will  evidence  in the  aggregate  an initial  beneficial  ownership  interest of approximately  96.10%, in loan group
III. The Class III-M-1,  Class  III-M-2,  Class  III-M-3,  Class III-B-1,  Class
III-B-2 and Class III-B-3  Certificates will each evidence an initial beneficial ownership interest of approximately 2.30%, 0.60%, 0.40%, 0.20%, 0.20% and 0.20%, respectively, in loan group III.

      The Senior  Certificates,  other than the Residual  Certificates,  and the
Class  M  Certificates  will  be  available  only  in  book-entry  form  through facilities  of The  Depository  Trust  Company,  or DTC,  and  are  collectively referred to as the DTC registered certificates. The DTC registered certificates, other than the Interest Only  Certificates,  the Class III-A-5  Certificates and
the Class  III-A-6  Certificates,  will be issued in  minimum  denominations  of
$25,000,  $100,000 in the case of the Class  I-M-1  Certificates,  Class  II-M-1
Certificates and Class III-M-1 Certificates or $250,000 in the case of the Class
I-M-2 Certificates, Class II-M-2 Certificates, Class III-M-2 Certificates, Class
I-M-3 Certificates,  Class II-M-3  Certificates and Class III-M-3  Certificates,
and integral multiples of $1 in excess thereof.  The Class III-A-3  Certificates will be issued in minimum denominations  representing an initial notional amount of $1,000,000 and integral multiples thereof of $1 in excess thereof.  The Class
III-A-5 and Class III-A-6  Certificates will be issued in minimum  denominations of $1,000 and integral  multiples  $1,000 in excess thereof.  The Variable Strip
Certificates  will be issued in minimum  denominations  representing  an initial notional amount of $2,000,000,  and integral  multiples of $1 in excess thereof.
The Residual  Certificates  will be issued in registered,  certificated  form in minimum  denominations of a 20% percentage interest,  except, in the case of one
Class R-I Certificate,  one Class R-II Certificate, one Class R-III Certificate,
one Class R-IV Certificate and one Class R-V Certificate as otherwise  described in this prospectus supplement under "Material Federal Income Tax Consequences."

      The  DTC  registered  certificates  will  be  represented  by one or  more certificates  registered  in the name of Cede & Co.,  as the  nominee of DTC. No beneficial owner will be entitled to receive a certificate of any class in fully registered  form,  or a  definitive  certificate,  except  as  described  in the prospectus under "Description of the Certificates--Form of Certificates."

      For  additional   information   regarding  DTC,  and  the  DTC  registered
certificates, see "Description of the Certificates--Form of Certificates" in the
accompanying prospectus.

GLOSSARY OF TERMS

      The  following  terms are given the meanings  shown below to help describe the cash flows on the certificates:

      ACCRUED  CERTIFICATE  INTEREST--With  respect to any distribution date, an amount  equal to (a) in the case of each  class of offered  certificates,  other than the Interest Only  Certificates and Principal Only  Certificates,  interest accrued during the related Interest Accrual Period on the Certificate  Principal
Balance  of  the  certificates  of  that  class,   immediately   prior  to  that
distribution  date at the related  pass-through  rate and (b) in the case of the
Interest Only Certificates, interest accrued during the related Interest Accrual
Period on the related  Notional Amount  immediately  prior to that  distribution
date  at  the   then-applicable   pass-through  rate  on  that  class  for  that
distribution  date;  in each  case less  interest  shortfalls  from the  related mortgage  loans, if any,  allocated  thereto for that  distribution  date to the
extent  not  covered,   with  respect  to  the  Senior   Certificates,   by  the
subordination provided by the related Class B Certificates and the related Class
M Certificates and with respect to the Class M Certificates, to the extent

                                      S-54

not covered by the  subordination  provided by the related Class B  Certificates and any class or classes of related Class M Certificates  having a lower payment priority, including in each case:

            (i) any Prepayment  Interest  Shortfall on any mortgage loans in the related  loan group to the extent not  covered by the master  servicer  as
      described  in  this  prospectus   supplement  under  "Description  of  the
      Certificates--Interest Distributions";

            (ii) the interest  portions of Realized Losses on any mortgage loans in the related loan group,  including Excess Special Hazard Losses, Excess
      Fraud  Losses,  Excess  Bankruptcy  Losses  and  Extraordinary  Losses not
      allocated through subordination;

            (iii) the interest  portion of any Advances on the mortgage loans in the related loan group that were made with respect to  delinquencies  that were  ultimately  determined to be Excess Special  Hazard  Losses,  Excess
      Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

            (iv) any other  interest  shortfalls  on the  mortgage  loans in the related  loan  group not  covered  by the  subordination  provided  by the related Class M Certificates  or related Class B  Certificates,  including interest  shortfalls  relating to the Servicemembers  Civil Relief Act, or similar legislation or regulations, all allocated as described below.

      The Class I-A Percentage of these  reductions  with respect to the group I loans will be  allocated  among the holders of the Group I Senior  Certificates, other than the Class I-A-P Certificates, in proportion to the amounts of Accrued
Certificate Interest that would have been payable to those certificates from the group I loans on that distribution  date absent such reductions.  The Class II-A
Percentage  of these  reductions  with  respect  to the  group II loans  will be allocated among the holders of the Group II Senior  Certificates,  in proportion to the amounts of Accrued  Certificate  Interest that would have been payable to those certificates from the group II loans on that distribution date absent such reductions.  The Class III-A  Percentage of these reductions with respect to the group III loans  will be  allocated  among the  holders  of the Group III Senior
Certificates,  in proportion to the amounts of Accrued Certificate Interest that would have been payable to those  certificates  from the group III loans on that distribution date absent such reductions. The remainder of these reductions will be  allocated  among the holders of the  related  Class M  Certificates  and the related Class B Certificates in proportion to the respective  amounts of Accrued
Certificate  Interest  that would have been  payable on that  distribution  date absent  these  reductions.  In the case of each  class  of Class A  Certificates
(other  than the  Principal-Only  Certificates)  and the  Class M  Certificates,
Accrued  Certificate  Interest  on that  class  will be  further  reduced by the allocation  of the  interest  portion of  Realized  Losses  thereto,  if any, as
described  below  under   "--Allocation  of  Losses;   Subordination."   Accrued
Certificate  Interest on each class of related Senior  Certificates  (other than the  Principal-Only  Certificates)  will be  distributed  on a pro  rata  basis.
Accrued Certificate  Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      ADVANCE--With  respect to any mortgage loan and any distribution  date, an amount  equal to the  scheduled  payments of  principal,  other than any Balloon
Amount in the case of a Balloon  Loan,  and interest due on that  mortgage  loan during  the  related  Due  Period  which  were not  received  as of the close of business on the business day preceding the related determination date.

      AVAILABLE  DISTRIBUTION  AMOUNT--With respect to any distribution date, an amount determined  separately with respect to the group I loans,  group II loans and group III loans, and in each case will be equal to the aggregate of:

                                      S-55

      o     the aggregate amount of scheduled  payments on the mortgage loans in the  related  loan  group due  during  the  related  Due  Period and received  on or  prior  to the  related  determination  date,  after deduction of the related master  servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

      o     all  unscheduled  payments on the mortgage loans in the related loan
            group   including   mortgagor   prepayments,   Insurance   Proceeds,
            Liquidation  Proceeds,   Subsequent  Recoveries  and  proceeds  from
            repurchases  of and  substitutions  for the  mortgage  loans  in the related loan group occurring during the preceding calendar month or, in the case of  mortgagor  prepayments  in full,  during the related
            Prepayment Period; and

      o     all Advances  made for that  distribution  date for the related loan group in each  case net of  amounts  reimbursable  therefrom  to the master servicer and any subservicer.

      In  addition  to  the  foregoing  amounts,  with  respect  to  unscheduled collections,  not including mortgagor prepayments, the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the  distribution  date in the month of receipt,  but is not obligated to do
so. As described in this prospectus supplement under "--Principal  Distributions on the Senior  Certificates,"  any amount with respect to which such election is so made  shall  be  treated  as  having  been  received  on the  last day of the preceding calendar month for the purposes of calculating the amount of principal and interest  distributions  to any class of  certificates.  With respect to any distribution  date, the  determination  date is the second business day prior to that distribution date.

      AVAILABLE FUNDS CAP--With  respect to any  distribution  date on or before the distribution date in August 2013 and the Class III-A-2  Certificates,  5.75%
per annum plus amounts, if any, paid pursuant to the yield maintenance agreement and on deposit in the yield  maintenance  reserve  fund up to an amount equal to the Yield Supplement Amount for that distribution date, expressed as a per annum rate.  With respect to any  distribution  dates after the  distribution  date in
August 2013, 5.75% per annum.

      CAPITALIZATION  REIMBURSEMENT  AMOUNT--With respect to each loan group and any  distribution  date, the amount of Advances or Servicing  Advances that were added to the outstanding  principal balance of the mortgage loans in the related loan group during the  preceding  calendar  month and  reimbursed  to the master servicer or subservicer on or prior to such distribution  date, plus the related
Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed from any prior  distribution date and reimbursed to the master servicer or subservicer on or prior to such distribution date, provided,  however,  that at no time can the
Capitalization  Reimbursement  Amount be more than five percent of the aggregate cut-off date principal  balance of the mortgage loans in the related loan group, unless such limit is increased  from time to time with the consent of the Rating
Agencies.  The master servicer or subservicer  will be entitled to be reimbursed for these amounts only from the principal  collections  on the mortgage loans in the related loan group.

      CAPITALIZATION  REIMBURSEMENT  SHORTFALL AMOUNT--With respect to each loan group and any  distribution  date,  the  amount,  if any, by which the amount of
Advances or Servicing  Advances that were added to the principal  balance of the mortgage  loans in the related loan group during the  preceding  calendar  month exceeds the amount of principal  payments on the related mortgage loans included in the related Available Distribution Amount for that distribution date.

      CERTIFICATE  GROUP--With  respect to (i) loan group I, the Group I Senior,
Class I-M and Class I-B  Certificates,  (ii) loan group II, the Group II Senior,
Class II-M and Class II-B  Certificates  and (iii) loan group III, the Group III
Senior, Class III-M and Class III-B Certificates.

                                      S-56

      CERTIFICATE  PRINCIPAL  BALANCE--With  respect to any offered certificate, other than the Interest Only Certificates,  as of any date of determination,  an amount equal to the initial  Certificate  Principal  Balance of that certificate reduced by the  aggregate of (a) all amounts  allocable to principal  previously distributed  with  respect to that  certificate  and (b) any  reductions  in the
Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection with  allocations of Realized Losses in the manner  described in this prospectus  supplement,  provided that, the Certificate Principal Balance of any certificate  of the class of Class M Certificates  outstanding  with the highest payment priority to which Realized Losses,  other than Excess Bankruptcy Losses,
Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, have been allocated shall be increased by the percentage  interest  evidenced thereby multiplied by the amount of any  Subsequent  Recoveries on the related  mortgage loans not  previously  allocated,  but not by more than the  amount of  Realized
Losses previously allocated to reduce the Certificate  Principal Balance of that certificate,  and the Certificate Principal Balance of the class of certificates related to a loan group with a Certificate  Principal  Balance greater than zero with the lowest payment  priority shall be further reduced by an amount equal to the percentage  interest  evidenced thereby multiplied by the excess, if any, of
(i) the then-aggregate  Certificate  Principal Balance of all classes of related certificates  then  outstanding  over (ii) the  then-aggregate  Stated Principal
Balance of all of the mortgage loans in the that loan group.

      CLASS A-P COLLECTION  SHORTFALL--With respect to each Final Disposition of a Discount  Mortgage Loan in connection with each distribution date or any prior distribution  date and a loan  group,  the extent  that (1) the amount  included under clause (iii) of the definition of Class A-P Principal  Distribution Amount for that  distribution  date for that  loan  group is less  than (2) the  amount described  in (a) under clause (iii) of the  definition  of Class A-P  Principal
Distribution  Amount.  Notwithstanding  any other  provision of this  prospectus supplement,  any distribution relating to any Class A-P Collection Shortfall for any loan group, to the extent not covered by any amounts otherwise distributable to the Class I-B-3  Certificates,  the Class  II-B-3  Certificates  or the Class
III-B-3 Certificates,  as applicable,  shall result in a reduction of the amount of principal  distributions  on that  distribution  date on (i) first, the Class
I-B-2  Certificates,   the  Class  II-B-2  Certificates  or  the  Class  III-B-2
Certificates,  as applicable,  (ii) second,  the Class I-B-1  Certificates,  the
Class II-B-1 Certificates or the Class III-B-1 Certificates,  as applicable, and
(iii) third,  the Class I-M  Certificates,  the Class II-M  Certificates  or the
Class III-M Certificates, as applicable, in each case, in reverse order of their payment priority.

      CLASS A-P PRINCIPAL DISTRIBUTION  AMOUNT--With respect to any distribution date and loan group,  a  distribution  allocable to principal made to holders of the  related  Class A-P  Certificates  from the related  Available  Distribution
Amount  remaining  after the  related  Senior  Interest  Distribution  Amount is distributed, equal to the aggregate of:

            (i) the related  Discount  Fraction of the principal  portion of the scheduled  monthly  payment on each Discount  Mortgage Loan in the related loan group due during the related Due Period,  whether or not  received on or prior to the related  determination date, less the Discount Fraction of the  principal  portion  of any  related  Debt  Service  Reductions  which together with other Bankruptcy Losses on the related mortgage loans are in excess of the Bankruptcy Amount for that loan group;

            (ii) the related Discount  Fraction of the principal  portion of all unscheduled collections on each Discount Mortgage Loan in the related loan group other than amounts  received in connection with a Final  Disposition of a Discount  Mortgage Loan in the related loan group described in clause
      (iii) below,  including  mortgagor  prepayments,  repurchases  of Discount
      Mortgage Loans or, in the case of a substitution,  amounts  representing a principal adjustment,  as required by the pooling and servicing agreement,
      Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds, to the
      extent applied as recoveries of principal, received during the

                                      S-57

      preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

            (iii)  in  connection  with  the  Final  Disposition  of a  Discount
      Mortgage  Loan in the related loan group that did not result in any Excess
      Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses or
      Extraordinary  Losses, an amount equal to the lesser of (a) the applicable
      Discount  Fraction  of the  Stated  Principal  Balance  of  that  Discount
      Mortgage  Loan  immediately  prior to that  distribution  date and (b) the aggregate  amount of  collections  on that  Discount  Mortgage Loan to the extent applied as recoveries of principal;

            (iv) any amounts  allocable to principal  for the related loan group for any  previous  distribution  date  calculated  pursuant to clauses (i)
      through (iii) above that remain undistributed; and

            (v) an  amount  equal to the  aggregate  of the  related  Class  A-P
      Collection  Shortfalls  for all  distribution  dates  on or  prior to such distribution  date,  less any  amounts  paid under this  clause on a prior distribution date, until paid in full; provided,  that distributions under this clause (v) shall only be made to the extent of Eligible Funds for the related loan group on any distribution date; minus

            (vi) the  related  Discount  Fraction  of the portion of the related
      Capitalization  Reimbursement  Amount for such distribution  date, if any, related to each Discount Mortgage Loan in the related loan group.

      Notwithstanding  the foregoing,  on or after the Credit Support  Depletion
Date,  the  Class  A-P  Principal   Distribution  Amount  with  respect  to  any
distribution  date and any loan group will equal the  Discount  Fraction  of the principal portion of scheduled payments and unscheduled  collections received or advanced in respect of the  Discount  Mortgage  Loans in the related  loan group minus the related Discount Fraction of the portion of the related Capitalization
Reimbursement  Amount  for  such  distribution  date,  if any,  related  to each
Discount Mortgage Loan in the related loan group.

      CLASS  I-A   PERCENTAGE--With   respect  to  any  distribution  date,  the
percentage equal to the aggregate  Certificate  Principal Balance of the Group I
Senior Certificates, other than the Class I-A-P Certificates,  immediately prior to that  distribution  date divided by the aggregate Stated Principal Balance of all of the mortgage  loans in loan group I, other than the Discount  Fraction of the  Discount  Mortgage  Loans  in  loan  group  I,  immediately  prior  to that distribution  date. The Class I-A Percentage will initially equal  approximately
98.25% and will in no event exceed 100%.

      CLASS  II-A  PERCENTAGE--With   respect  to  any  distribution  date,  the
percentage equal to the aggregate  Certificate Principal Balance of the Group II
Senior Certificates, other than the Class II-A-P Certificates, immediately prior to that  distribution  date divided by the aggregate Stated Principal Balance of all of the mortgage loans in loan group II, other than the Discount  Fraction of the  Discount  Mortgage  Loans  in loan  group  II,  immediately  prior  to that distribution date. The Class II-A Percentage will initially equal  approximately
96.55% and will in no event exceed 100%.

      CLASS II-A-6/CLASS II-A-7 LOCKOUT AMOUNT--With respect to any distribution date, an amount equal to the sum of the following:

      (a) the product of (i) the Class  II-A-6/Class  II-A-7 Lockout  Percentage
for that  distribution  date,  and (ii) the aggregate  collections  described in clauses  (b)(i),  (b)(ii) and (b)(v),  to the extent  clause  (b)(v)  relates to clause (b)(i) or (b)(ii),  of the  definition of Senior  Principal  Distribution
Amount for loan group

                                      S-58

II without  applying  the  related  Senior  Percentage  and the  related  Senior
Accelerated Distribution Percentage, plus

      (b) the product of (i) the Class  II-A-6/Class  II-A-7 Lockout  Percentage
for that  distribution  date,  (ii) the Lockout  Prepayment  Percentage for that distribution  date,  and (iii) the  aggregate  collections  described in clauses
(b)(iii) and (b)(v),  to the extent clause (b)(v) relates to clause  (b)(iii) of the definition of Senior Principal Distribution Amount for loan group II without applying the related Senior Accelerated Distribution Percentage.

      CLASS  II-A-6/CLASS  II-A-7  LOCKOUT   PERCENTAGE--With   respect  to  any
distribution  date prior to the distribution  date in January 2012, 0%, and with respect  to such  distribution  date and any  distribution  date  thereafter,  a fraction, expressed as a percentage, (i) the numerator of which is the aggregate
Certificate  Principal Balance of the Class II-A-6 and Class II-A-7 Certificates
and (ii) the denominator of which is the aggregate Stated  Principal  Balance of the group II loans other than the Discount  Fraction of each  Discount  Mortgage
Loan in loan group II.

      CLASS  III-A  PERCENTAGE--With  respect  to  any  distribution  date,  the percentage equal to the aggregate Certificate Principal Balance of the Group III
Senior  Certificates,  other than the Class  III-A-P  Certificates,  immediately prior to that  distribution  date  divided  by the  aggregate  Stated  Principal
Balance of all of the mortgage  loans in loan group III, other than the Discount
Fraction of the Discount Mortgage Loans in loan group III,  immediately prior to that  distribution  date.  The  Class  III-A  Percentage  will  initially  equal approximately 96.09% and will in no event exceed 100%.

      CLASS   III-A-7/CLASS   III-A-8  LOCKOUT   AMOUNT--With   respect  to  any
distribution date, an amount equal to the sum of the following:

      (a) the product of (i) the Class III-A-7/Class  III-A-8 Lockout Percentage
for that  distribution  date,  and (ii) the aggregate  collections  described in clauses  (b)(i),  (b)(ii) and (b)(v),  to the extent  clause  (b)(v)  relates to clause (b)(i) or (b)(ii),  of the  definition of Senior  Principal  Distribution
Amount for loan group III without applying the related Senior Percentage and the related Senior Accelerated Distribution Percentage, plus

      (b) the product of (i) the Class III-A-7/Class  III-A-8 Lockout Percentage
for that  distribution  date,  (ii) the Lockout  Prepayment  Percentage for that distribution  date,  and (iii) the  aggregate  collections  described in clauses
(b)(iii) and (b)(v),  to the extent clause (b)(v) relates to clause  (b)(iii) of the  definition  of Senior  Principal  Distribution  Amount  for loan  group III without applying the related Senior Accelerated Distribution Percentage.

      CLASS  III-A-7/CLASS  III-A-8  LOCKOUT  PERCENTAGE--With  respect  to  any distribution  date prior to the distribution  date in January 2012, 0%, and with respect  to such  distribution  date and any  distribution  date  thereafter,  a fraction, expressed as a percentage, (i) the numerator of which is the aggregate
Certificate   Principal   Balance  of  the  Class   III-A-7  and  Class  III-A-8
Certificates and (ii) the denominator of which is the aggregate Stated Principal
Balance of the group III loans other than the Discount Fraction of each Discount
Mortgage Loan in loan group III.

      CLASS  III-A-9/CLASS   III-A-10  LOCKOUT   AMOUNT--With   respect  to  any
distribution date, an amount equal to the sum of the following:

      (a) the product of (i) the Class III-A-9/Class III-A-10 Lockout Percentage
for that  distribution  date,  and (ii) the aggregate  collections  described in clauses  (b)(i),  (b)(ii) and (b)(v),  to the extent  clause  (b)(v)  relates to clause (b)(i) or (b)(ii),  of the  definition of Senior  Principal  Distribution
Amount for loan

                                      S-59

group III without applying the related Senior  Percentage and the related Senior
Accelerated Distribution Percentage, plus

      (b) the product of (i) the Class III-A-9/Class III-A-10 Lockout Percentage
for that  distribution  date,  (ii) the Lockout  Prepayment  Percentage for that distribution  date,  and (iii) the  aggregate  collections  described in clauses
(b)(iii) and (b)(v),  to the extent clause (b)(v) relates to clause  (b)(iii) of the  definition  of Senior  Principal  Distribution  Amount  for loan  group III without applying the related Senior Accelerated Distribution Percentage.

      CLASS  III-A-9/CLASS  III-A-10  LOCKOUT  PERCENTAGE--With  respect  to any distribution  date prior to the distribution  date in January 2012, 0%, and with respect  to such  distribution  date and any  distribution  date  thereafter,  a fraction, expressed as a percentage, (i) the numerator of which is the aggregate
Certificate   Principal   Balance  of  the  Class  III-A-9  and  Class  III-A-10
Certificates and (ii) the denominator of which is the aggregate Stated Principal
Balance of the group III loans other than the Discount Fraction of each Discount
Mortgage Loan in loan group III.

      CLASS M  PERCENTAGE--With  respect to the Class I-M-1,  Class I-M-2, Class
I-M-3, Class II-M-1, Class II-M-2,  Class II-M-3,  Class III-M-1,  Class III-M-2
and Class III-M-3 Certificates and any distribution date, a percentage that will initially equal  approximately  1.10%, 0.20%, 0.15%, 1.85%, 0.60%, 0.40%, 2.30%,
0.60% and 0.40%, respectively,  and each will in no event exceed 100%. The Class
M Percentages for the Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class
II-M-2,   Class  II-M-3,   Class  III-M-1,   Class  III-M-2  and  Class  III-M-3
Certificates  will  each  be  adjusted  for  each  distribution  date  to be the percentage  equal to the Certificate  Principal  Balance of the related class of
Class M Certificates  immediately prior to that distribution date divided by the aggregate Stated  Principal  Balance of all of the mortgage loans in the related loan group,  other than the related  Discount  Fraction of the Stated  Principal
Balance of each Discount  Mortgage  Loan in the related loan group,  immediately prior to that  distribution  date. The initial Class M Percentages for the Class
I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class II-M-3, Class
III-M-1,  Class  III-M-2 and Class  III-M-3  Certificates  are greater  than the initial  percentage  interests in the related loan group  evidenced by the Class
I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class II-M-3, Class
III-M-1, Class III-M-2 and Class III-M-3 Certificates, respectively, because the
Class M Percentages  are calculated  without regard to the Discount  Fraction of the Stated Principal  Balance of each Discount Mortgage Loan in the related loan group.

      CREDIT SUPPORT DEPLETION  DATE--With respect to each loan group, the first distribution  date on which the aggregate  Certificate  Principal Balance of the related  Class M  Certificates  and the related  Class B  Certificates  has been reduced to zero.

      DISCOUNT  FRACTION--With  respect to each  Discount  Mortgage Loan in loan group I, a fraction,  expressed as a percentage, the numerator of which is 5.50%
minus the Net Mortgage Rate for such Discount  Mortgage Loan and the denominator of which is 5.50%.  The Class  I-A-P  Certificates  will be entitled to payments based on the Discount  Fraction of the Discount  Mortgage Loans in loan group I.
With  respect  to each  Discount  Mortgage  Loan in loan  group II, a  fraction, expressed  as a  percentage,  the  numerator  of which is  6.00%  minus  the Net
Mortgage Rate for such Discount  Mortgage Loan and the  denominator  of which is
6.00%. The Class II-A-P  Certificates  will be entitled to payments based on the
Discount  Fraction of the Discount Mortgage Loans in loan group II. With respect to each  Discount  Mortgage  Loan in loan group III, a fraction,  expressed as a percentage, the numerator of which is 5.75% minus the Net Mortgage Rate for such
Discount  Mortgage Loan and the denominator of which is 5.75%. The Class III-A-P
Certificates  will be entitled to payments based on the Discount Fraction of the
Discount Mortgage Loans in loan group III.

                                      S-60

      DISCOUNT  MORTGAGE  LOAN--With  respect to (i) loan group I, any  mortgage loan with a Net Mortgage Rate less that 5.50% per annum, (ii) loan group II, any mortgage  loan with a Net Mortgage  Rate less than 6.00% per annum or (iii) loan group III, any mortgage loan with a Net Mortgage Rate less than 5.75% per annum.

      DUE DATE--With respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

      DUE PERIOD--With  respect to any distribution  date, the calendar month in which the distribution date occurs.

      ELIGIBLE  FUNDS--With  respect to any distribution date and loan group, an amount  equal to the excess of (i) the related  Available  Distribution  Amount, over  (ii) the sum of the  related  Senior  Interest  Distribution  Amount,  the related  Senior  Principal  Distribution  Amount  (determined  without regard to clause (iv) of the definition of "Senior Principal  Distribution  Amount"),  the
related Class A-P Principal  Distribution  Amount (determined  without regard to clause (v) of the definition of "Class A-P Principal  Distribution  Amount") and
the aggregate  amount of Accrued  Certificate  Interest on the Class I-M,  Class
I-B-1 and Class  I-B-2  Certificates,  the Class  II-M,  Class  II-B-1 and Class
II-B-2  Certificates,  or the Class  III-M,  Class  III-B-1  and  Class  III-B-2
Certificates, as applicable.

      EXCESS BANKRUPTCY  LOSSES--With respect to loan group I, Bankruptcy Losses on group I loans in excess of the related  Bankruptcy  Amount.  With  respect to loan  group II,  Bankruptcy  Losses  on group II loans in excess of the  related
Bankruptcy  Amount.  With respect to loan group III,  Bankruptcy Losses on group
III loans in excess of the related Bankruptcy Amount.

      EXCESS FRAUD LOSSES--With respect to loan group I, Fraud Losses on group I loans in excess of the related Fraud Loss Amount. With respect to loan group II,
Fraud Losses on group II loans in excess of the related Fraud Loss Amount.  With respect  to loan  group  III,  Fraud  Losses on group III loans in excess of the related Fraud Loss Amount.

      EXCESS SPECIAL HAZARD LOSSES--With respect to loan group I, Special Hazard
Losses on group I loans in excess of the related  Special  Hazard  Amount.  With respect to loan group II,  Special  Hazard Losses on group II loans in excess of the related  Special  Hazard  Amount.  With  respect to loan group III,  Special
Hazard Losses on group III loans in excess of the related Special Hazard Amount.

      EXCESS SUBORDINATE PRINCIPAL  AMOUNT--With respect to a loan group and any distribution  date on  which  the  Certificate  Principal  Balance  of the  most subordinate  class or  classes of  certificates  related to that loan group then outstanding  is to be  reduced  to zero and on which  Realized  Losses are to be allocated to that class or those classes,  the amount,  if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of  certificates  on that  distribution  date is  greater  than (ii) the excess, if any, of the aggregate  Certificate Principal Balance of that class or those classes of certificates  immediately  prior to that distribution date over the aggregate  amount of Realized  Losses to be allocated to that class or those classes of  certificates  on that  distribution  date,  as reduced by any amount calculated  with  respect  to that loan  group  pursuant  to  clause  (v) of the definition of "Class A-P Principal Distribution Amount."

      FINAL  DISPOSITION--With  respect to a defaulted  mortgage  loan,  a Final
Disposition  is deemed  to have  occurred  upon a  determination  by the  master servicer that it has received all Insurance Proceeds,  Liquidation  Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

                                      S-61

      FIRST SUPER SENIOR OPTIMAL  PERCENTAGE--As  to any distribution date on or after the Credit Support  Depletion Date, a fraction  expressed as a percentage, the numerator of which is the Certificate  Principal Balance of the Class II-A-3
Certificates  immediately prior to that distribution date and the denominator of which is the  aggregate  Certificate  Principal  Balance  of the Group II Senior
Certificates  (other than the Class II-A-P  Certificates)  immediately  prior to that distribution date.

      FIRST  SUPER  SENIOR  OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--As  to any
distribution date on or after the Credit Support Depletion Date, an amount equal to the product of (a) the then applicable First Super Senior Optimal  Percentage and  (b) the  amounts  described  in  clause  (b) of the  definition  of  Senior
Principal Distribution Amount for loan group II.

      FOURTH SUPER SENIOR OPTIMAL  PERCENTAGE--As to any distribution date on or after the Credit Support  Depletion Date, a fraction  expressed as a percentage, the numerator of which is the  aggregate  Certificate  Principal  Balance of the
Class  III-A-1,  Class  III-A-2,  Class III-A-4 and Class  III-A-9  Certificates
immediately  prior to that distribution date and the denominator of which is the aggregate  Certificate  Principal  Balance of the Group III Senior  Certificates
(other  than  the  Class  III-A-P   Certificates)   immediately  prior  to  that
distribution date.

      FOURTH SUPER  SENIOR  OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--As  to any
distribution date on or after the Credit Support Depletion Date, an amount equal to the product of (a) the then applicable Fourth Super Senior Optimal Percentage and  (b) the  amounts  described  in  clause  (b) of the  definition  of  Senior
Principal Distribution Amount for loan group III.

      INITIAL MONTHLY PAYMENT FUND--With respect to the group III loans,  $9,110 representing  scheduled principal  amortization and interest at the Net Mortgage
Rate during the month of December  2006, for those group III loans for which the issuing entity will not be entitled to receive such payment. The Initial Monthly
Payment Fund related to either loan group will not be part of any REMIC.

      INTEREST ACCRUAL PERIOD-- For all classes of certificates,  other than the
Adjustable  Rate  Certificates,  the calendar month preceding the month in which the  distribution  date occurs.  The Interest  Accrual Period for the Adjustable
Rate  Certificates  is the  one-month  period  commencing on the 25th day of the month  preceding the month in which the  distribution  date occurs and ending on the 24th day of the month in which the distribution date occurs. In spite of the foregoing,  the  distributions  of  interest  on any  distribution  date for all classes of  certificates,  including  the  Adjustable  Rate  Certificates,  will reflect  interest  accrued,  and  receipts  for that  interest  accrued,  on the mortgage  loans for the  preceding  calendar  month,  as may be  reduced  by any
Prepayment Interest Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

      LOCKOUT  PREPAYMENT  PERCENTAGE--With  respect  to any  distribution  date occurring  prior  to  the  distribution  date  in  January  2012,  0%.  For  any distribution  date  occurring  after the first five years  following the closing date, a percentage determined as follows:

            o     for any  distribution  date  during  the sixth  year after the closing date, 30%;
            o     for any  distribution  date during the seventh  year after the closing date, 40%;
            o     for any  distribution  date  during the eighth  year after the closing date, 60%;
            o     for any  distribution  date  during  the ninth  year after the closing date, 80%; and
            o     for any distribution date thereafter, 100%.

      NET MORTGAGE RATE--As to a mortgage loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

                                      S-62

      NON-DISCOUNT  MORTGAGE  LOAN--The  mortgage  loans other than the Discount
Mortgage Loans.

      NOTIONAL  AMOUNT--With respect to any date of determination,  the Notional
Amount  of the  Class  I-A-V  Certificates  is  equal  to the  aggregate  Stated
Principal  Balance  of the group I loans  immediately  prior to that  date.  The initial  Notional  Amount  of  the  Class  I-A-V  Certificate  is  approximately
$112,277,350. With respect to any date of determination,  the Notional Amount of the Class II-A-V Certificates is equal to the aggregate Stated Principal Balance of the group II loans  immediately  prior to that  date.  The  initial  Notional
Amount of the Class II-A-V  Certificates  is  approximately  $727,804,417.  With respect to any date of  determination,  the Notional Amount of the Class III-A-V
Certificates is equal to the aggregate Stated Principal Balance of the group III loans  immediately  prior to that date. The initial Notional Amount of the Class
III-A-V Certificates is approximately $364,207,747.  With respect to any date of determination, the Notional Amount of the Class III-A-3 Certificates is equal to the Certificate Principal Balance of the Class III-A-2 Certificates  immediately prior to that date. The initial Notional Amount of the Class III-A-3 Certificate is approximately $87,713,000. Reference to a Notional Amount with respect to any
Interest Only  Certificates is solely for  convenience in specific  calculations and does not  represent  the right to receive  any  distributions  allocable  to principal.

      RECORD  DATE--With  respect  to each  distribution  date and each class of offered certificates,  other than the Adjustable Rate Certificates, the close of business on the last business day of the month next preceding the month in which the related  distribution  date occurs.  With respect each distribution date and the  Adjustable  Rate  Certificates,  the close of business on the  business day prior to that distribution date.

      SECOND SUPER SENIOR OPTIMAL  PERCENTAGE--As to any distribution date on or after the Credit Support  Depletion Date, a fraction  expressed as a percentage, the numerator of which is the  aggregate  Certificate  Principal  Balance of the
Class  II-A-2  and  Class  II-A-6   Certificates   immediately   prior  to  that
distribution  date and the  denominator  of which is the  aggregate  Certificate
Principal  Balance  of the Group II Senior  Certificates  (other  than the Class
II-A-P Certificates) immediately prior to that distribution date.

      SECOND SUPER  SENIOR  OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--As  to any
distribution date on or after the Credit Support Depletion Date, an amount equal to the product of (a) the then applicable Second Super Senior Optimal Percentage and  (b) the  amounts  described  in  clause  (b) of the  definition  of  Senior
Principal Distribution Amount for loan group II.

      SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE--For  any loan group and any distribution  date  occurring  prior to the  distribution  date in January 2012,
100%. The Senior Accelerated  Distribution  Percentage for any distribution date and any loan group  occurring  after the first five years  following the closing date will be as follows:

      o     for any  distribution  date  during the sixth year after the closing date, the related Senior  Percentage for that distribution date plus
            70% of the  related  Subordinate  Percentage  for that  distribution date;

      o     for any distribution  date during the seventh year after the closing date, the related Senior  Percentage for that distribution date plus
            60% of the  related  Subordinate  Percentage  for that  distribution date;

      o     for any  distribution  date during the eighth year after the closing date, the related Senior  Percentage for that distribution date plus
            40% of the  related  Subordinate  Percentage  for that  distribution date;

      o     for any  distribution  date  during the ninth year after the closing date, the related Senior

                                      S-63

            Percentage  for  that  distribution  date  plus  20% of the  related
            Subordinate Percentage for that distribution date; and

      o     for any distribution date thereafter,  the related Senior Percentage for that distribution date.

If on any distribution date the Senior Percentage for any loan group exceeds the
initial  Senior   Percentage  for  that  loan  group,  the  Senior   Accelerated
Distribution Percentage for that loan group for that distribution date will once again equal 100%.

      Any scheduled reduction to the Senior Accelerated  Distribution Percentage for any loan group shall not be made as of any distribution date unless either:

            (a)(i)(X) the outstanding principal balance of the mortgage loans in that loan group  delinquent 60 days or more,  including  mortgage loans in bankruptcy,  foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding  Certificate Principal Balance of the related Class M Certificates and related Class B Certificates, is less than 50% or (Y) the outstanding principal balance of the mortgage loans in that loan group  delinquent 60 days or more,  including  mortgage loans in bankruptcy,  foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding principal balance of all mortgage loans in that  loan  group  averaged  over the last six  months,  does not exceed 2%, and

            (ii)  Realized  Losses on the  mortgage  loans in that loan group to date for that distribution  date, if occurring during the sixth,  seventh, eighth,  ninth or tenth year,  or any year  thereafter,  after the closing date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the  initial  Certificate  Principal  Balances  of  the  related  Class  M
      Certificates and related Class B Certificates; or

            (b)(i) the  outstanding  principal  balance of the mortgage loans in that loan group  delinquent 60 days or more,  including  mortgage loans in bankruptcy,  foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding principal balance of all mortgage loans in that  loan  group  averaged  over the last six  months,  does not exceed 4%, and

            (ii)  Realized  Losses on the  mortgage  loans in that loan group to date for that distribution  date, if occurring during the sixth,  seventh, eighth,  ninth or tenth year,  or any year  thereafter,  after the closing date, are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the  initial  Certificate  Principal  Balances  of  the  related  Class  M
      Certificates and related Class B Certificates.

      Notwithstanding the foregoing, upon reduction of the Certificate Principal
Balances of the Senior  Certificates  related to any loan group,  other than the related  Class  A-P  Certificates,  to  zero,  the  related  Senior  Accelerated
Distribution Percentage will equal 0%.

      SENIOR INTEREST DISTRIBUTION AMOUNT--With respect to any distribution date and each loan group, the aggregate amount of Accrued Certificate  Interest to be distributed  to  the  holders  of  the  related  Senior  Certificates  for  that distribution date.

      SENIOR PERCENTAGE--The Class I-A Percentage,  the Class II-A Percentage or
the Class III-A Percentage, as applicable.

                                      S-64

      SENIOR PRINCIPAL DISTRIBUTION  AMOUNT--With respect to each loan group and any  distribution  date, the lesser of (a) the balance of the related  Available
Distribution  Amount  remaining after the related Senior  Interest  Distribution
Amount and the  related  Class A-P  Principal  Distribution  Amount  (determined without  regard  to  clause  (v) of  the  definition  of  "Class  A-P  Principal
Distribution Amount") have been distributed and (b) the sum of:

            (i) the product of (A) the then-applicable related Senior Percentage and (B) the aggregate of the following amounts:

                  (1) the principal portion of all scheduled monthly payments on the mortgage  loans in the related loan group other than the related
            Discount  Fraction of the principal  portion of those  payments with respect to each  Discount  Mortgage  Loan in the related loan group, due during the  related Due  Period,  whether or not  received on or prior to the related  determination date, less the principal portion of Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each such Discount Mortgage Loan in the related loan group, which together with other Bankruptcy  Losses on the related mortgage loans are in excess of the related Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a  mortgage  loan in the  related  loan  group  or, in the case of a substitution,  amounts  representing a principal  adjustment,  other than the related Discount Fraction of the principal portion of those proceeds with respect to each Discount  Mortgage Loan in the related loan group,  as required  by the  pooling  and  servicing  agreement during the preceding calendar month; and

                  (3)  the   principal   portion   of  all   other   unscheduled
            collections,  including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final  Disposition of a mortgage loan described in clause  (ii)  below,  to the  extent  applied  as  recoveries  of principal, other than the related Discount Fraction of the principal portion  of  those  unscheduled  collections  with  respect  to each
            Discount Mortgage Loan in the related loan group;

            (ii) in connection with the Final  Disposition of a mortgage loan in the related loan group (x) that occurred in the preceding  calendar  month and (y) that did not result in any Excess Special  Hazard  Losses,  Excess
      Fraud Losses,  Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                  (1)  the  then-applicable  related  Senior  Percentage  of the
            Stated  Principal  Balance  of that  mortgage  loan,  other than the related  Discount  Fraction of the Stated  Principal  Balance,  with respect to a Discount Mortgage Loan; and

                  (2)   the    then-applicable    related   Senior   Accelerated
            Distribution  Percentage  of the  related  unscheduled  collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied  as  recoveries  of  principal,  in each case other than the portion of the collections, with respect to a Discount Mortgage Loan in the related  loan group  included in clause  (iii) of the related definition of Class A-P Principal Distribution Amount;

                                      S-65

            (iii) the  then-applicable  related Senior Accelerated  Distribution
      Percentage  of the  aggregate of all partial  mortgagor  prepayments  made during the preceding calendar month and mortgagor prepayments in full made during the related  Prepayment  Period,  with  respect to the related loan group other than the related Discount  Fraction of mortgagor  prepayments, with respect to each Discount Mortgage Loan in the related loan group;

            (iv) any Excess Subordinate  Principal Amount for that loan group on that distribution date; and

            (v) any amounts allocable to principal for any previous distribution date  calculated  pursuant to clauses (i) through  (iii) above that remain undistributed to the extent that any of those amounts are not attributable
      to  Realized   Losses  which  were   allocated  to  the  related  Class  M
      Certificates or the related Class B Certificates; minus

            (vi)  the  related  Capitalization  Reimbursement  Amount  for  such distribution date, other than the related Discount Fraction of any portion of that amount related to each Discount  Mortgage Loan in the related loan group  multiplied  by a fraction,  the  numerator  of which is the related
      Senior Principal Distribution Amount, without giving effect to this clause
      (vi),  and  the   denominator  of  which  is  the  sum  of  the  principal
      distribution amounts for all classes of related  certificates,  other than
      the  related   Class  A-P   Certificates,   payable  from  the   Available
      Distribution  Amount for the related loan group  without  giving effect to any reductions for the related Capitalization Reimbursement Amount.

      STATED PRINCIPAL  BALANCE--With respect to any mortgage loan and as of any distribution  date, (a) the sum of (i) the principal  balance  thereof as of the cut-off date after  payment of all scheduled  principal  payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing  modification,  minus
(b) the sum of (i) the  aggregate  of the  principal  portion  of the  scheduled monthly  payments due with respect to that  mortgage loan during each due period commencing  on the first due period  after the cut-off  date and ending with the due period related to the previous distribution date which were received or with respect  to which an  advance  was made,  (ii) all  principal  prepayments  with respect  to such  mortgage  loan  and all  Liquidation  Proceeds  and  Insurance
Proceeds,  to the  extent  applied  by the  master  servicer  as  recoveries  of principal,  in each case which were  distributed  on any  previous  distribution date, and (iii) any Realized Loss allocated to  certificateholders  with respect to that mortgage loan for any previous distribution date.

      SUBORDINATE  PERCENTAGE--With  respect to any loan group as of any date of determination a percentage equal to 100% minus the related Senior  Percentage as of that date.

      SUBSEQUENT   RECOVERIES--Subsequent   recoveries,   net  of   reimbursable
expenses,  with respect to mortgage loans that have been  previously  liquidated and that resulted in a Realized Loss.

      THIRD SUPER SENIOR OPTIMAL  PERCENTAGE--As  to any distribution date on or after the Credit Support  Depletion Date, a fraction  expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class III-A-7
Certificates  immediately prior to that distribution date and the denominator of which is the  aggregate  Certificate  Principal  Balance of the Group III Senior
Certificates  (other than the Class III-A-P  Certificates)  immediately prior to that distribution date.

      THIRD  SUPER  SENIOR  OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--As  to any
distribution date on or after the Credit Support Depletion Date, an amount equal to the product of (a) the then applicable Third Super Senior Optimal  Percentage and  (b) the  amounts  described  in  clause  (b) of the  definition  of  Senior
Principal Distribution Amount for loan group III.

                                      S-66

      YIELD  MAINTENANCE   AGREEMENT  NOTIONAL   BALANCE--With  respect  to  any
distribution  date  and  the  Class  III-A-2  Certificates,  the  amount  of the
"Notional Balance" specified in the table entitled "Yield Maintenance  Agreement
Notional Balance" for the related distribution date, which table is set forth on
Appendix IV to this prospectus supplement.

      YIELD SUPPLEMENT  AMOUNT--With  respect to any  distribution  date and the
Class  III-A-2  Certificates,  an  amount  equal  to  the  product  of  (a)  the
Certificate  Principal  Balance of the Class  III-A-2  Certificates  immediately prior to that  distribution  date, (b) the positive  excess of (i) the lesser of
(x) LIBOR  and (y)  9.00% per  annum,  over  (ii)  5.25%  per  annum,  and (c) a fraction, the numerator of which is 30 and the denominator of which is 360.

INTEREST DISTRIBUTIONS

      Holders of each class of Senior Certificates other than the Principal Only
Certificates  will be entitled to receive  interest  distributions  in an amount equal to the Accrued  Certificate  Interest  on that class on each  distribution date,  to the  extent of the  related  Available  Distribution  Amount  for that distribution date,  commencing on the first distribution date in the case of all classes of Senior Certificates  entitled to interest  distributions.  Holders of the Class III-A-2  Certificates  will also be entitled to receive  payments,  if any,  made  pursuant to the yield  maintenance  agreement  and on deposit in the yield maintenance reserve fund as described in this prospectus supplement.

      Holders of each class of Class M Certificates  will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each  distribution  date,  to the extent of the related  Available
Distribution  Amount for that distribution date remaining after distributions of interest and principal to the related Senior  Certificates,  reimbursements  for some Advances to the master servicer and distributions of interest and principal to any class of related Class M Certificates having a higher payment priority.

      As described in the definition of "Accrued Certificate  Interest," Accrued
Certificate  Interest on each class of  certificates  is subject to reduction in the event of specified interest shortfalls allocable thereto.

      The  Principal  Only  Certificates  are not entitled to  distributions  of interest.

      Prepayment Interest Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor  only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the related mortgage loans as of the Due Date in the month of prepayment.

      However,  with respect to any distribution  date, any Prepayment  Interest
Shortfalls  resulting from  prepayments in full or prepayments in part made on a mortgage loan in a loan group during the preceding calendar month that are being distributed to the related  certificateholders on that distribution date will be offset by the master servicer,  but only to the extent those Prepayment Interest
Shortfalls  do not exceed an amount  equal to the lesser of (a)  one-twelfth  of
0.125% of the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group immediately  preceding that distribution date and (b) the sum of the  master  servicing  fee  payable to the  master  servicer  for its master servicing  activities and reinvestment income received by the master servicer on amounts payable with respect to the mortgage loans in the related loan group and that  distribution  date.  No assurance  can be given that the master  servicing compensation  available to cover  Prepayment  Interest  Shortfalls  for any loan group will be sufficient therefor.  Any Prepayment Interest Shortfalls which are not covered by the master servicer on any

                                      S-67

distribution  date will not be reimbursed on any future  distribution  date. See
"Pooling and Servicing  Agreement--Servicing  and Other Compensation and Payment
of Expenses" in this prospectus supplement.

      If on any distribution date the Available Distribution Amount with respect to a loan group is less than the  Accrued  Certificate  Interest  on the related
Senior  Certificates for that distribution date, the shortfall will be allocated among  the  holders  of  all  classes  of the  related  Senior  Certificates  in proportion to their respective amounts of Accrued Certificate  Interest for that distribution date. In addition,  the amount of any such interest shortfalls that
are  not  covered  by  subordination,   specifically,  interest  shortfalls  not
described in clauses (i) through (iv) in the  definition of Accrued  Certificate
Interest,  will be unpaid Accrued Certificate Interest and will be distributable to holders of the  certificates  of those  classes  entitled to those amounts on subsequent  distribution  dates,  in each case to the  extent  of the  Available
Distribution  Amount for the related loan group after interest  distributions as described  in this  prospectus  supplement.  However,  any  interest  shortfalls resulting from the failure of the yield maintenance  agreement  provider to make payments pursuant to the yield maintenance  agreement will not be unpaid Accrued
Certificate  Interest  and will not be paid from any source on any  distribution date.

      These interest  shortfalls could occur,  for example,  if delinquencies on the mortgage loans in a loan group were exceptionally high and were concentrated in a  particular  month and  Advances by the master  servicer  did not cover the shortfall.  Any amounts so carried forward will not bear interest.  Any interest shortfalls  will not be offset by a reduction in the servicing  compensation  of the master servicer or otherwise,  except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

      The pass-through rates on all classes of offered certificates,  other than the Adjustable Rate Certificates, Variable Strip Certificates and Principal Only
Certificates,  are fixed and are listed on pages S-6 and S-7 of this  prospectus supplement.

      The pass-through  rates on the Adjustable Rate Certificates are calculated as follows:

            (1) The  pass-through  rate on the Class III-A-2  Certificates  with respect to the initial  Interest Accrual Period is 5.75% per annum, and as to any Interest Accrual Period thereafter,  will be a per annum rate equal to LIBOR plus 0.50%,  with a maximum rate of the Available Funds Cap and a minimum rate of 0.50% per annum.

            (2) The  pass-through  rate on the Class III-A-3  Certificates  with respect to the initial  Interest Accrual Period is 0.00% per annum, and as to any Interest Accrual Period thereafter,  will be a per annum rate equal to 5.25% minus LIBOR, with a maximum rate of 5.25% per annum and a minimum rate of 0.00% per annum.

      The pass-through rates on the Adjustable Rate Certificates for the current and immediately preceding Interest Accrual Period are available at the trustee's website, http://www.usbank.com/mbs.

      The  pass-through  rate  on  the  Variable  Strip   Certificates  on  each
distribution date will equal the weighted average, based on the Stated Principal
Balance of the mortgage  loans in the related loan group  immediately  preceding that distribution date, of the pool strip rates on each of the mortgage loans in the related loan group.  The pool strip rate on any group I loan is equal to its
Net Mortgage Rate minus 5.50%,  but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage  loans in loan group I range  between 0.00%
and 1.045%  per annum.  The pool strip rate on any group II loan is equal to its
Net Mortgage Rate minus 6.00%,  but not less than 0.00%. As of the cut-off date, the pool strip rates on the mortgage  loans in loan group II range between 0.00%
and1.045% per annum. The pool strip rate

                                      S-68

on any group III loan is equal to its Net  Mortgage  Rate minus  5.75%,  but not less than 0.00%.  As of the cut-off  date,  the pool strip rates on the mortgage loans in loan group II range  between  0.00% and 0.920% per annum.  The  initial
pass-through   rates  on  the  Class  I-A-V   Certificates,   the  Class  II-A-V
Certificates  and the Class  III-A-V  Certificates  are  approximately  0.3870%,
0.2747% and 0.2824% per annum, respectively.

      As  described  in this  prospectus  supplement,  the  Accrued  Certificate
Interest allocable to each class of certificates,  other than the Principal Only
Certificates,  which are not entitled to distributions of interest,  is based on the Certificate  Principal Balance of that class or, in the case of the Interest
Only Certificates, on the Notional Amount of that class.

DETERMINATION OF LIBOR

      LIBOR for any Interest  Accrual Period after the initial  Interest Accrual
Period will be determined as described in the three succeeding paragraphs.

      On each  distribution  date, LIBOR shall be established by the trustee and as to any Interest  Accrual Period,  LIBOR will equal the rate for United States dollar  deposits for one month which  appears on the Dow Jones  Telerate  Screen
Page 3750 as of 11:00 A.M.,  London time, on the second LIBOR business day prior to the first day of that Interest  Accrual  Period -- the LIBOR rate  adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the
Telerate  Service or any other page as may replace page 3750 on that service for the purpose of displaying  London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace  that page on that  service,  or if the service is no longer  offered,  any other  service for displaying  LIBOR or  comparable  rates as may be selected by the trustee  after consultation with the master servicer, the rate will be the reference bank rate.

      The  reference  bank rate will be  determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in  transactions  in the London  interbank market, selected by the trustee after consultation with the master servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately  preceding  distribution date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate  Principal Balance of the Adjustable Rate Certificates then outstanding.  The trustee will request the principal London office of each of the reference banks to provide a quotation of its  rate.  If at least  two  quotations  are  provided,  the  rate  will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more  major  banks in New York City,  selected  by the  trustee  after consultation with the master servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading  European  banks for a period of one month in amounts  approximately equal to the aggregate Certificate Principal
Balance of the Adjustable Rate Certificates  then outstanding.  If no quotations can be obtained,  the rate will be LIBOR for the prior  distribution date, or in the case of the first LIBOR rate adjustment date, 5.25%;  provided however,  if,
under  the  priorities  listed  previously  in  this  paragraph,   LIBOR  for  a
distribution date would be based on LIBOR for the previous distribution date for the third consecutive  distribution  date, the trustee,  after consultation with the master servicer, shall select an alternative comparable index over which the trustee has no control,  used for determining one-month Eurodollar lending rates that is calculated  and published or otherwise  made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or
(ii) a day on which  banking  institutions  in the city of London,  England  are required or authorized by law to be closed.

                                      S-69

      The  establishment  of  LIBOR by the  trustee  and the  master  servicer's subsequent  calculation of the  pass-through  rates applicable to the Adjustable
Rate  Certificates for the relevant  Interest Accrual Period,  in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

      The holders of the Senior Certificates related to a loan group, other than the  Interest  Only  Certificates,  which are not entitled to  distributions  of principal,  will be  entitled  to  receive  on each  distribution  date,  in the priority  described  in this  prospectus  supplement  and to the  extent  of the portion  of the  related  Available  Distribution  Amount  remaining  after  the distribution of the related Senior Interest  Distribution Amount, a distribution allocable  to  principal  equal  to  the  sum of the  related  Senior  Principal
Distribution Amount and the related Class A-P Principal Distribution Amount.

      After the distribution of the related Senior Interest Distribution Amount, distributions of principal on the Senior  Certificates on each distribution date will be made as follows:

(a) For the Group I Senior Certificates,  prior to the occurrence of the related
Credit Support Depletion Date:

      (i) the Class A-P Principal  Distribution  Amount for loan group I will be distributed to the Class I-A-P  Certificates,  until the  Certificate  Principal
Balance of the Class I-A-P Certificates has been reduced to zero;

      (ii) the  Senior  Principal  Distribution  Amount for loan group I will be distributed in the following order of priority:

            (A)  FIRST,  to the Class R-I  Certificates,  until the  Certificate
      Principal Balance thereof has been reduced to zero; and

            (B) SECOND, to the Class I-A-1  Certificates,  until the Certificate
      Principal Balance thereof has been reduced to zero.

(b) For the Group II Senior Certificates, prior to the occurrence of the related
Credit Support Depletion Date:

      (i) the Class A-P Principal  Distribution Amount for loan group II will be distributed to the Class II-A-P  Certificates,  until the Certificate  Principal
Balance of the Class II-A-P Certificates has been reduced to zero;

      (ii) the Senior  Principal  Distribution  Amount for loan group II will be distributed concurrently as follows:

            (A) 46.9629687859% of the amount described in clause (b)(ii) will be distributed  to the  Class  II-A-1  Certificates,  until  the  Certificate
      Principal Balance thereof has been reduced to zero; and

            (B) 53.0370312141% of the amount described in clause (b)(ii) will be distributed in the following manner and priority:

                                      S-70

                  (1) FIRST, to the Class R-II and Class R-V  Certificates,  pro
            rata,  in accordance  with their  respective  Certificate  Principal
            Balance,  until the Certificate Principal Balances thereof have been reduced to zero;

                  (2) SECOND, to the Class II-A-6 and Class II-A-7 Certificates,
            pro rata, in accordance with their respective  Certificate Principal
            Balance,  an  amount  up to the Class  II-A-6/Class  II-A-7  Lockout
            Amount for that distribution  date, until the Certificate  Principal
            Balances thereof have been reduced to zero;

                  (3)  THIRD,  to  the  Class  II-A-2  Certificates,  until  the
            Certificate Principal Balance thereof has been reduced to zero;

                  (4) FOURTH,  the balance of the Senior Principal  Distribution
            Amount  remaining  after  the  distributions,   if  any,  in  clause
            (b)(ii)(B)(3) above, will be distributed concurrently as follows:

                        (a)  77.5700934579%  of the amount  described  in clause
                  (b)(ii)(B)(4)  will be  distributed  to the Class  II-A-3  and
                  Class II-A-4 Certificates,  pro rata, in accordance with their
                  respective    Certificate   Principal   Balance,   until   the
                  Certificate  Principal  Balances  thereof have been reduced to zero;

                        (b)  22.4299065421%  of the amount  described  in clause
                  (b)(ii)(B)(4)   will  be   distributed  to  the  Class  II-A-5
                  Certificates,  until the Certificate Principal Balance thereof has been reduced to zero; and

                  (5) FIFTH, to the Class II-A-6 and Class II-A-7  Certificates,
            pro rata, in accordance with their respective  Certificate Principal
            Balance,  without  regard to the Class  II-A-6/Class  II-A-7 Lockout
            Amount,  until the Certificate  Principal Balances thereof have been reduced to zero.

(c) For the  Group  III  Senior  Certificates,  prior to the  occurrence  of the related Credit Support Depletion Date:

      (i) the Class A-P Principal Distribution Amount for loan group III will be distributed to the Class III-A-P  Certificates,  until the Certificate Principal
Balance of the Class III-A-P Certificates has been reduced to zero;

      (ii) the Senior Principal  Distribution  Amount for loan group III will be distributed concurrently as follows:

            (A) 39.6898003938% of the amount described in clause (c)(ii) will be distributed in the following manner and priority:

                  (1) FIRST, to the Class R-III and Class R-IV Certificates, pro
            rata,  in accordance  with their  respective  Certificate  Principal
            Balance,  until the Certificate Principal Balances thereof have been reduced to zero;

                  (2)  SECOND,   to  the  Class   III-A-7   and  Class   III-A-8
            Certificates,   pro  rata,  in  accordance  with  their   respective
            Certificate   Principal   Balance,   an   amount  up  to  the  Class
            III-A-7/Class  III-A-8  Lockout Amount for that  distribution  date, until the Certificate  Principal  Balances thereof have been reduced to zero;

                                      S-71

                  (3)  THIRD,  to the  Class  III-A-1  Certificates,  until  the
            Certificate Principal Balance thereof has been reduced to zero;

                  (4)  FOURTH,  to the  Class  III-A-5  Certificates,  until the
            Certificate Principal Balance thereof has been reduced to zero; and

                  (5)   FIFTH,   to  the  Class   III-A-7   and  Class   III-A-8
            Certificates,   pro  rata,  in  accordance  with  their   respective
            Certificate   Principal   Balance,   without  regard  to  the  Class
            III-A-7/Class   III-A-8  Lockout   Amount,   until  the  Certificate
            Principal Balances thereof have been reduced to zero; and

            (B) 60.3101996062% of the amount described in clause (c)(ii) will be distributed in the following manner and priority:

                  (1)  FIRST,   to  the  Class   III-A-9   and  Class   III-A-10
            Certificates,   pro  rata,  in  accordance  with  their   respective
            Certificate   Principal   Balance,   an   amount  up  to  the  Class
            III-A-9/Class  III-A-10 Lockout Amount for that  distribution  date, until the Certificate  Principal  Balances thereof have been reduced to zero;

                  (2) SECOND, to the Class III-A-4 Certificates, an amount equal to  the  lesser  of  (i)  99%  of the  amount  remaining  after  the distributions,  if any,  in  clause  (c)(ii)(B)(1)  above  and  (ii)
            $1,265,832, until the Certificate Principal Balance thereof has been reduced to zero;

                  (3)  THIRD,  to the Class  III-A-2,  Class  III-A-4  and Class
            III-A-6  Certificates,   sequentially,  in  that  order,  until  the
            Certificate  Principal  Balances  thereof have been reduced to zero;
            and

                  (4)  FOURTH,   to  the  Class   III-A-9  and  Class   III-A-10
            Certificates,   pro  rata,  in  accordance  with  their   respective
            Certificate   Principal   Balance,   without  regard  to  the  Class
            III-A-9/Class   III-A-10  Lockout  Amount,   until  the  Certificate
            Principal Balances thereof have been reduced to zero.

(d) On or after the  occurrence of the Credit  Support  Depletion  Date for loan group I, loan group II or loan group III, as applicable, all priorities relating to  distributions  as described  in clauses  (a), (b) and (c) above  relating to principal among the related Senior Certificates will be disregarded. Instead, an amount  equal to the related  Class A-P  Principal  Distribution  Amount will be distributed  to the  related  Class A-P  Certificates,  and then the  applicable
Senior Principal  Distribution  Amount will be distributed to the related Senior
Certificates remaining, other than the related Class A-P Certificates, pro rata, in accordance with their respective outstanding  Certificate Principal Balances;
provided, however, that:

      (i) until  reduction of the  Certificate  Principal  Balances of the Class
      II-A-3  Certificates to zero, the aggregate  amount  distributable  to the
      Class II-A-3 and Class  II-A-4  Certificates  in respect of the  aggregate
      Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior Principal Distribution Amount for loan group II will be distributed  among those  certificates in the following  priority:
      FIRST,  to the Class  II-A-3  Certificates,  up to an amount  equal to the
      Accrued Certificate Interest on the Class II-A-3 Certificates;  SECOND, to
      the Class  II-A-3  Certificates,  up to an amount equal to the First Super
      Senior  Optimal  Principal   Distribution  Amount,  in  reduction  of  the
      Certificate  Principal  Balance thereof,  until the Certificate  Principal
      Balance  thereof  has been  reduced to zero;  THIRD,  to the Class  II-A-4
      Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon; and FOURTH, to the

                                      S-72

      Class II-A-4 Certificates,  the remainder, until the Certificate Principal
      Balance thereof has been reduced to zero;

      (ii) until  reduction of the Certificate  Principal  Balances of the Class
      II-A-2  and  Class  II-A-6  Certificates  to zero,  the  aggregate  amount
      distributable  to  the  Class  II-A-2,   Class  II-A-6  and  Class  II-A-7
      Certificates  in respect of the  aggregate  Accrued  Certificate  Interest thereon and in respect of their  aggregate  pro rata portion of the Senior
      Principal  Distribution Amount for loan group II will be distributed among those certificates in the following  priority:  FIRST, to the Class II-A-2 and  Class  II-A-6  Certificates,  pro  rata,  in  accordance  with  their respective  Accrued  Certificate  Interest,  up to an amount  equal to the aggregate  Accrued  Certificate  Interest  on the Class  II-A-2  and Class
      II-A-6  Certificates;  SECOND,  to  the  Class  II-A-2  and  Class  II-A-6
      Certificates,  pro rata, in accordance with their  respective  Certificate
      Principal  Balance,  up to an  amount  equal to the  Second  Super  Senior
      Optimal  Principal  Distribution  Amount,  in reduction of the Certificate
      Principal  Balances  thereof,  until the  Certificate  Principal  Balances
      thereof   have  been  reduced  to  zero;   THIRD,   to  the  Class  II-A-7
      Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  and FOURTH,  to the Class II-A-7  Certificates,  the  remainder, until the Certificate Principal Balance thereof has been reduced to zero;

      (iii) until reduction of the Certificate  Principal  Balances of the Class
      III-A-7  Certificates to zero, the aggregate  amount  distributable to the
      Class III-A-7 and Class III-A-8  Certificates  in respect of the aggregate
      Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior  Principal  Distribution  Amount for loan group
      III  will  be  distributed  among  those  certificates  in  the  following priority: FIRST, to the Class III-A-7 Certificates,  up to an amount equal to the Accrued  Certificate  Interest on the Class  III-A-7  Certificates;
      SECOND,  to the Class III-A-7  Certificates,  up to an amount equal to the
      Third Super Senior Optimal Principal  Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal
      Balance  thereof has been  reduced to zero;  THIRD,  to the Class  III-A-8
      Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  and FOURTH,  to the Class III-A-8  Certificates,  the remainder, until the Certificate  Principal Balance thereof has been reduced to zero;
      and

      (iv) until  reduction of the Certificate  Principal  Balances of the Class
      III-A-1,  Class III-A-2,  Class III-A-4 and Class III-A-9  Certificates to
      zero,  the aggregate  amount  distributable  to the Class  III-A-1,  Class
      III-A-2,  Class III-A-3,  Class III-A-4,  Class III-A-9 and Class III-A-10
      Certificates  in respect of the  aggregate  Accrued  Certificate  Interest thereon and in respect of their  aggregate  pro rata portion of the Senior
      Principal Distribution Amount for loan group III will be distributed among those certificates in the following priority: FIRST, to the Class III-A-1,
      Class   III-A-2,   Class   III-A-3,   Class   III-A-4  and  Class  III-A-9
      Certificates,  pro rata,  in  accordance  with  their  respective  Accrued
      Certificate  Interest,  up to an  amount  equal to the  aggregate  Accrued
      Certificate Interest on the Class III-A-1,  Class III-A-2,  Class III-A-3,
      Class  III-A-4  and  Class  III-A-9  Certificates;  SECOND,  to the  Class
      III-A-1, Class III-A-2, Class III-A-4 and Class III-A-9 Certificates,  pro
      rata, in accordance with their respective  Certificate  Principal Balance, up to an  amount  equal  to the  Fourth  Super  Senior  Optimal  Principal
      Distribution  Amount, in reduction of the Certificate  Principal  Balances thereof,  until  the  Certificate  Principal  Balances  thereof  have been reduced  to zero;  THIRD,  to the Class  III-A-10  Certificates,  up to an
      amount equal to the Accrued Certificate  Interest thereon;  and FOURTH, to the Class  III-A-10  Certificates,  the remainder,  until the  Certificate
      Principal Balance thereof has been reduced to zero.

(e)  After  reduction  of the  Certificate  Principal  Balances  of  the  Senior
Certificates  of  a  Certificate   Group,  other  than  the  related  Class  A-P
Certificates,  to zero but prior to the related Credit Support  Depletion  Date, the Senior  Certificates in that Certificate Group, other than the related Class
A-P

                                      S-73

Certificates,  will be entitled to no further distributions of principal and the related Available  Distribution Amount will be paid solely to the holders of the remaining  outstanding  certificates in the related  Certificate  Group, in each case as described in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

      Holders  of each class of the Class M  Certificates  will be  entitled  to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount for the related loan group remaining after:

      o     the sum of (i) the Senior Interest  Distribution  Amount,  Class A-P
            Principal  Distribution  Amount  and Senior  Principal  Distribution
            Amount  for loan  group I,  (ii) the  Senior  Interest  Distribution
            Amount, Class A-P Principal Distribution Amount and Senior Principal
            Distribution  Amount for loan group II or (iii) the Senior  Interest
            Distribution  Amount,  Class A-P Principal  Distribution  Amount and
            Senior  Principal   Distribution  Amount  for  loan  group  III,  as
            applicable, is distributed;

      o     reimbursement  is made to the  master  servicer  for  some  Advances remaining  unreimbursed  following  the  final  liquidation  of  the
            related   mortgage  loan  to  the  extent   described   below  under
            "--Advances";

      o     the aggregate amount of Accrued  Certificate  Interest and principal required  to  be  distributed  to  any  class  of  related  Class  M
            Certificates  having a higher payment priority on that  distribution
            date  is   distributed   to   holders  of  that  class  of  Class  M
            Certificates; and

      o     the aggregate amount of Accrued Certificate  Interest required to be
            distributed  to  that  class  of  Class  M   Certificates   on  that
            distribution date is distributed to those Class M Certificates,

      a distribution allocable to principal in the sum of the following:

            (i)  the  product  of  (A)  the  then  applicable  related  Class  M
      Percentage and (B) the aggregate of the following  amounts,  to the extent not included in the Senior Principal  Distribution  Amount for the related loan group:

                  (1) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group, other than the related
            Discount  Fraction of the principal  portion of those  payments with respect to a Discount  Mortgage Loan in the related loan group,  due during the related Due Period,  whether or not  received on or prior to the related  determination  date,  less the principal  portion of
            Debt Service Reductions, other than the related Discount Fraction of the principal portion of the Debt Service Reductions with respect to each  Discount  Mortgage  Loan  in the  related  loan  group,  which together  with  other  Bankruptcy  Losses on  mortgage  loans in the related loan group are in excess of the related Bankruptcy Amount;

                  (2) the principal portion of all proceeds of the repurchase of a  mortgage  loan in the  related  loan  group  or, in the case of a substitution,  amounts  representing a principal  adjustment,  other than the related Discount  Fraction of the principal  portion of the proceeds  with  respect to a Discount  Mortgage  Loan in the related loan group,  as required  by the  pooling  and  servicing  agreement during the preceding calendar month; and

                                      S-74

                  (3)  the   principal   portion   of  all   other   unscheduled
            collections,  including Subsequent Recoveries, received with respect to the related loan group during the preceding calendar month, other than full and partial mortgagor prepayments and any amounts received in connection with a Final  Disposition of a mortgage loan described in clause  (ii)  below,  to the  extent  applied  as  recoveries  of principal, other than the related Discount Fraction of the principal amount of those  unscheduled  collections with respect to a Discount
            Mortgage Loan in the related loan group;

            (ii) that class' pro rata share, based on the Certificate  Principal
      Balance of each class of related Class M Certificates  and related Class B
      Certificates then outstanding,  of all amounts received in connection with the Final Disposition of a mortgage loan in the related loan group,  other than the related  Discount  Fraction of those  amounts  with  respect to a
      Discount Mortgage Loan in the related loan group, (x) that occurred during the  preceding  calendar  month and (y) that did not  result in any Excess
      Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses or
      Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

            (iii) with respect to mortgage loans in the related loan group,  the portion of mortgagor prepayments in full made by the respective mortgagors during the related  Prepayment Period and the portion of partial mortgagor prepayments  made  by  the  respective  mortgagors  during  the  preceding calendar  month,  other  than the  Discount  Fraction  of those  mortgagor prepayments  with respect to a Discount  Mortgage Loan in that loan group, allocable to that class of Class M Certificates  as described in the third succeeding paragraph;

            (iv) if that class is the most senior class of related  certificates then outstanding,  with a Certificate Principal Balance greater than zero, an amount equal to the related Excess  Subordinate  Principal  Amount,  if any, to the extent of related Eligible Funds; and

            (v) any amounts allocable to principal for any previous distribution date  calculated  pursuant to clauses (i) through  (iii) above that remain undistributed to the extent that any of those amounts are not attributable to Realized  Losses which were  allocated to any class of related  Class M
      Certificates  with a  lower  payment  priority  or  the  related  Class  B
      Certificates; minus

            (vi) the  Capitalization  Reimbursement  Amount for the related loan group for such distribution date, other than the related Discount Fraction of any portion of that amount  related to each  Discount  Mortgage Loan in the related loan group,  multiplied by a fraction,  the numerator of which
      is  the  principal   distribution   amount  for  such  class  of  Class  M
      Certificates,   without  giving  effect  to  this  clause  (vi),  and  the denominator of which is the sum of the principal  distribution amounts for all  classes of related  certificates,  other than the  related  Class A-P
      Certificates,  payable  from the  Available  Distribution  Amount  for the related  loan  group  without  giving  effect  to any  reductions  for the
      Capitalization Reimbursement Amount.

      References  in this  prospectus  supplement  to "payment  priority" of the
Class M  Certificates  refer  to a  payment  priority  among  those  classes  of certificates as follows: (i) with respect to the Class I-M Certificates,  first, to the Class I-M-1 Certificates;  second, to the Class I-M-2  Certificates;  and third,  to the Class  I-M-3  Certificates,  (ii) with  respect to the Class II-M
Certificates,  first,  to the Class II-M-1  Certificates;  second,  to the Class
II-M-2 Certificates; and third, to the Class II-M-3 Certificates, and (iii) with
respect  to  the  Class  III-M   Certificates,   first,  to  the  Class  III-M-1
Certificates; second, to the Class III-M-2 Certificates; and third, to the Class
III-M-3 Certificates.

                                      S-75

      As to each class of Class M Certificates,  on any  distribution  date, any
Accrued  Certificate   Interest  thereon  remaining  unpaid  from  any  previous
distribution date will be distributable to the extent of available funds for the related loan group.  Notwithstanding the foregoing, if the Certificate Principal
Balances of the related Class B  Certificates  have been reduced to zero, on any distribution  date,  with respect to the class of related  Class M  Certificates outstanding  on that  distribution  date with a  Certificate  Principal  Balance greater than zero with the lowest payment priority, Accrued Certificate Interest thereon  remaining  unpaid from any previous  distribution  date,  except in the limited circumstances provided in the pooling and servicing agreement,  will not be distributable.

      All mortgagor  prepayments on mortgage loans in a loan group not otherwise distributable to the related Senior Certificates will be allocated on a pro rata basis among the class of related Class M Certificates  with the highest  payment priority then outstanding with a Certificate Principal Balance greater than zero and each  other  class of  related  Class M  Certificates  and  related  Class B
Certificates  for which  certain loss levels  established  for that class in the pooling and servicing  agreement have not been exceeded.  The related loss level on any distribution  date would be satisfied as to any Class I-M-2,  Class I-M-3 or  Class  I-B  Certificates,  respectively,  only  if the  sum  of the  current percentage  interests in loan group I evidenced by that class and each class, if any,  subordinate  thereto  were  at  least  equal  to the  sum  of the  initial percentage  interests in loan group I evidenced by that class and each class, if any,  subordinate thereto. The related loss level on any distribution date would be satisfied as to any Class  II-M-2,  Class II-M-3 or Class II-B  Certificates,
respectively,  only if the sum of the current percentage interests in loan group
II evidenced by that class and each class, if any,  subordinate  thereto were at least  equal to the sum of the  initial  percentage  interests  in loan group II evidenced by that class and each class, if any, subordinate thereto. The related loss level on any distribution  date would be satisfied as to any Class III-M-2,
Class III-M-3 or Class III-B Certificates,  respectively, only if the sum of the current percentage  interests in loan group III evidenced by that class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage  interests in loan group III  evidenced by that class and each class, if any, subordinate thereto.

      As  stated   above  under   "--Principal   Distributions   on  the  Senior
Certificates,"  each Senior  Accelerated  Distribution  Percentage  will be 100%
during the first five  years  after the  closing  date,  unless the  Certificate
Principal  Balances of the related Senior  Certificates,  other than the related
Class A-P  Certificates,  are reduced to zero  before the end of that  five-year period,  and will thereafter  equal 100% whenever the related Senior  Percentage exceeds the initial related Senior Percentage. Furthermore, as described in this prospectus  supplement,  each Senior  Accelerated  Distribution  Percentage will exceed the  related  Senior  Percentage  during the sixth  through  ninth  years following the closing date, and scheduled  reductions to each Senior Accelerated
Distribution  Percentage  may  be  postponed  due to the  loss  and  delinquency experience  of the  mortgage  loans in the related loan group.  Accordingly,  no
Class M Certificates will be entitled to any mortgagor  prepayments for at least the first five years after the closing date,  unless the  Certificate  Principal
Balances of the related  Senior  Certificates  (other than the related Class A-P
Certificates)  have been reduced to zero before the end of such period,  and may receive  no  mortgagor  prepayments  or a  disproportionately  small  portion of mortgagor  prepayments  during certain periods after this five year period.  See
"--Principal  Distributions  on the  Senior  Certificates"  in  this  prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

      The subordination provided to the Senior Certificates by the related Class
B Certificates and related Class M Certificates and the  subordination  provided to each class of Class M Certificates by the related Class B Certificates and by any  class of  related  Class M  Certificates  subordinate  thereto  will  cover
Realized  Losses  on the  mortgage  loans in the  related  loan  group  that are
Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special Hazard
Losses. Any Realized Losses on the mortgage

                                      S-76

loans in a loan group which are not Excess Special  Hazard Losses,  Excess Fraud
Losses,  Excess Bankruptcy  Losses or Extraordinary  Losses will be allocated as follows:

            o     first, to the related Class B Certificates;

            o     second,  to the Class  I-M-3  Certificates,  the Class  II-M-3
                  Certificates or the Class III-M-3 Certificates, as applicable;

            o     third,  to the Class  I-M-2  Certificates,  the  Class  II-M-2
                  Certificates or the Class III-M-2 Certificates, as applicable;
                  and

            o     fourth,  to the Class  I-M-1  Certificates,  the Class  II-M-3
                  Certificates or the Class III-M-1 Certificates, as applicable;

in  each  case  until  the  Certificate  Principal  Balance  of  that  class  of certificates  has been reduced to zero; and thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the related Class A-P Certificates in an amount equal to the related Discount  Fraction of the principal portion of the Realized
Loss until the Certificate  Principal Balance of such Class A-P Certificates has been  reduced to zero,  and the  remainder  of the  Realized  Losses on Discount
Mortgage  Loans in a loan  group and the  entire  amount of  Realized  Losses on
Non-Discount Mortgage Loans in a loan group, will be allocated to:

      o     in case of such Realized Losses on group I loans, the Group I Senior
            Certificates, on a pro rata basis;

      o     in case of such  Realized  Losses  on group II  loans,  the Group II
            Senior Certificates,  on a pro rata basis;  provided,  however, that
            (A) such Realized Losses otherwise allocable to the Class II-A-2 and
            Class  II-A-6  Certificates  will be  allocated  to the Class II-A-7
            Certificates  until the Certificate  Principal  Balance of the Class
            II-A-7  Certificates has been reduced to zero,  provided,  that, the principal portion of any such Realized Losses allocable to the Class
            II-A-7  Certificates will be limited to a maximum of (i) in the case of the principal  portion of such Realized  Losses  allocated to the
            Class II-A-2 Certificates,  $4,140,000 less any portion of the Class
            II-A-2 Certificates' share of Realized Losses allocated to the Class
            II-A-7  Certificates on prior  distribution  dates,  and (ii) in the case of the principal  portion of such Realized Losses  allocated to the Class II-A-6  Certificates,  $1,185,000  less any portion of the
            Class II-A-6 Certificates' share of Realized Losses allocated to the
            Class II-A-7  Certificates on prior distribution dates; and (B) such
            Realized Losses otherwise allocable to the Class II-A-3 Certificates will  be  allocated  to the  Class  II-A-4  Certificates  until  the
            Certificate  Principal Balance of the Class II-A-4  Certificates has
            been reduced to zero; and

      o     in case of such  Realized  Losses on group III loans,  the Group III
            Senior Certificates,  on a pro rata basis;  provided,  however, that
            (A) such Realized Losses  otherwise  allocable to the Class III-A-1,
            Class  III-A-2,  Class  III-A-3,  Class  III-A-4  and Class  III-A-9
            Certificates  will be allocated to the Class  III-A-10  Certificates until  the  Certificate  Principal  Balance  of the  Class  III-A-10
            Certificates has been reduced to zero, provided, that, the principal portion of any such Realized Losses  allocable to the Class III-A-10
            Certificates  will be limited to a maximum of (i) in the case of the principal  portion of such  Realized  Losses  allocated to the Class
            III-A-1  Certificates,  $3,900,000  less any  portion  of the  Class
            III-A-1  Certificates'  share of Realized  Losses  allocated  to the
            Class III-A-10 Certificates on prior distribution dates, (ii) in the case of the principal  portion of such Realized Losses  allocated to the Class III-A-2  Certificates,  $3,421,000 less any portion of the
            Class III-A-2  Certificates'  share of Realized Losses  allocated to the Class III-A-10  Certificates on prior distribution  dates, (iii)
            in the case

                                      S-77

            of the principal  portion of such Realized  Losses  allocated to the
            Class III-A-4 Certificates, $2,998,000 less any portion of the Class
            III-A-4  Certificates'  share of Realized  Losses  allocated  to the
            Class III-A-10  Certificates on prior distribution dates and (iv) in the case of the principal  portion of such Realized Losses allocated to the Class III-A-9  Certificates,  $1,306,000  less any portion of the Class III-A-9  Certificates'  share of Realized Losses allocated to the Class III-A-10  Certificates on prior distribution dates; and
            (B) such Realized  Losses  otherwise  allocable to the Class III-A-7
            Certificates  will be  allocated to the Class  III-A-8  Certificates until  the  Certificate  Principal  Balance  of  the  Class  III-A-8
            Certificates has been reduced to zero.

      Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

      o     its  Certificate  Principal  Balance,  in the case of the  principal portion of the  Realized  Loss,  in each case until the  Certificate
            Principal  Balance of that class has been reduced to zero,  provided that no reduction shall reduce the aggregate  Certificate  Principal
            Balance of the related  Certificate Group below the aggregate Stated
            Principal  Balance of the mortgage  loans in the related loan group;
            and

      o     the  Accrued  Certificate  Interest  thereon,  in  the  case  of the interest portion of the Realized Loss, by the amount so allocated as of the  distribution  date  occurring  in the  month  following  the calendar month in which the Realized Loss was incurred.

In addition,  any  allocation  of a Realized  Loss on a mortgage  loan in a loan group to a related  Class M  Certificate  may also be made by  operation  of the payment priority to the related Senior Certificates described under "--Principal
Distributions  on the  Senior  Certificates"  and any class of  related  Class M
Certificates with a higher payment priority.

      As  used  in  this  prospectus  supplement,  subordination  refers  to the provisions  discussed above for the sequential  allocation of Realized Losses on the mortgage loans in a loan group among the various related classes, as well as
all  provisions  effecting  those  allocations   including  the  priorities  for
distribution  of  cash  flows  in  the  amounts  described  in  this  prospectus supplement.

      In  instances  in which a  mortgage  loan is in  default  or if default is reasonably  foreseeable,  and if determined by the master  servicer to be in the best interest of the certificateholders,  the master servicer or subservicer may permit servicing  modifications of the mortgage loan rather than proceeding with foreclosure,  as described under  "Description of the  Certificates--Collections and Other Servicing  Procedures" in the accompanying  prospectus.  However,  the
master   servicer's  and  the   subservicer's   ability  to  perform   servicing
modifications will be subject to some limitations,  including but not limited to the  following.  Advances  and  other  amounts  may be added to the  outstanding principal  balance  of a mortgage  loan only once  during the life of a mortgage loan.  Any amounts  added to the  principal  balance of the  mortgage  loan,  or capitalized  amounts  added to the mortgage  loan,  will be required to be fully amortized over the remaining term of the mortgage loan. All  capitalizations are to be implemented in accordance with Residential Funding's program guide and may be  implemented  only by  subservicers  that have been  approved  by the  master servicer for that purpose.  The final maturity of any mortgage loan shall not be extended beyond the final scheduled distribution date. No servicing modification with  respect to a mortgage  loan will have the effect of reducing  the mortgage rate below  one-half of the mortgage rate as in effect on the cut-off date,  but not less than the servicing fee rate.  Further,  the aggregate current principal balance of all mortgage loans in any loan group subject to modifications  can be no more  than  five  percent  (5%) of the  aggregate  principal  balance  of the mortgage loans in that loan

                                      S-78

group as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

      Any  Advances  made on any  mortgage  loan will be reduced to reflect  any related  servicing  modifications  previously  made.  The mortgage  rate and Net
Mortgage  Rate  as to any  mortgage  loan  will be  deemed  not  reduced  by any servicing modification,  so that the calculation of Accrued Certificate Interest payable  on the  offered  certificates  will not be  affected  by the  servicing modification.

      Allocations  of the principal  portion of Debt Service  Reductions to each class of Class M  Certificates  and Class B  Certificates  will  result from the priority  of  distributions  of the  related  Available  Distribution  Amount as described in this prospectus supplement, which distributions shall be made first to the related Senior  Certificates,  second to the related Class M Certificates in the  order  of their  payment  priority  and  third  to the  related  Class B
Certificates.  An allocation of the interest  portion of a Realized Loss as well as the principal portion of Debt Service Reductions will not reduce the level of subordination,  as that term is defined in this prospectus supplement,  until an amount in respect  thereof has been  actually  disbursed  to the related  Senior
Certificateholders or the related Class M Certificateholders, as applicable.

      The  holders  of the  offered  certificates  will not be  entitled  to any additional  payments  with  respect to Realized  Losses on the related  mortgage
loans  from  amounts   otherwise   distributable   on  any  classes  of  related
certificates  subordinate thereto, except in limited circumstances in respect of any related Excess Subordinate Principal Amount, or in the case of related Class
A-P Collection Shortfalls, to the extent of related Eligible Funds. Accordingly, the subordination provided to the Senior Certificates,  other than the Class A-P
Certificates,  and to each  class  of  Class M  Certificates  by the  respective classes of  certificates  subordinate  thereto with  respect to Realized  Losses allocated on any distribution date will be effected  primarily by increasing the related  Senior  Percentage,  or the  respective  Class M Percentage,  of future distributions  of principal of the remaining  mortgage loans in the related loan group.  Because the Discount  Fraction of each  Discount  Mortgage Loan will not change over time, the protection  from Realized Losses provided to the Class A-P
Certificates   by  the  related  Class  M  Certificates   and  related  Class  B
Certificates  is limited  to the prior  right of the Class A-P  Certificates  to receive  distributions  in respect of principal as described in this  prospectus supplement.  Furthermore,  principal  losses on the mortgage  loans that are not covered by subordination will be allocated to the Class A-P Certificates only to the extent they occur on a Discount  Mortgage Loan in the related loan group and only to the  extent  of the  related  Discount  Fraction  of those  losses.  The allocation  of  principal  losses on the Discount  Mortgage  Loans may result in those  losses  being  allocated  in an amount that is greater or less than would have  been the  case had  those  losses  been  allocated  in  proportion  to the
Certificate  Principal Balance of the related Class A-P Certificates.  Thus, the
Senior Certificates, other than the Class A-P Certificates, will bear the entire amount of Realized  Losses on mortgage  loans in the related loan group that are not  allocated  to  the  related  Class  M  Certificates  and  related  Class  B
Certificates,  other  than  the  amount  allocable  to  the  related  Class  A-P
Certificates,  which Realized  Losses will be allocated  among (i) the Class I-A and Class R-I  Certificates in the case of a Realized Loss on a mortgage loan in group I, (ii) the Class II-A,  Class R-II and Class R-V Certificates in the case of a Realized Loss on a mortgage loan in loan group II; provided,  however, that such Realized  Losses  otherwise  allocable to the Class II-A-2 and Class II-A-6
Certificates  will be allocated to the Class II-A-7  Certificates in the amounts described in the second bullet point in the first paragraph under  "--Allocation of Losses;  Subordination" above, until the Certificate Principal Balance of the
Class II-A-7  Certificates  has been reduced to zero,  and such Realized  Losses otherwise  allocable to the Class II-A-3  Certificates  will be allocated to the
Class II-A-4  Certificates until the Certificate  Principal Balance of the Class
II-A-4  Certificates  has been reduced to zero, or (iii) the Class III-A,  Class
R-III and Class R-IV  Certificates  in the case of a Realized Loss on a mortgage loan in loan group III; provided,  however,  that such Realized Losses otherwise allocable to the Class III-A-1,  Class III-A-2, Class III-A-3, Class III-A-4 and
Class III-A-9 Certificates will be allocated to the Class III-A-10  Certificates in the amounts  described in the third bullet point in the first paragraph under
"--Allocation of Losses;  Subordination"  above, until the Certificate Principal
Balance of the Class III-A-10

                                      S-79

Certificates  has been  reduced  to zero,  and such  Realized  Losses  otherwise allocable  to the Class  III-A-7  Certificates  will be  allocated  to the Class
III-A-8  Certificates  until  the  Certificate  Principal  Balance  of the Class
III-A-8  Certificates  has been reduced to zero, as described in this prospectus supplement.

      Because the Class A-P  Certificates  are entitled to receive in connection with the Final  Disposition  of a Discount  Mortgage  Loan in the  related  loan group, on any distribution date, an amount equal to all unpaid related Class A-P
Collection  Shortfalls  to the  extent  of the  related  Eligible  Funds on that distribution  date,  shortfalls  in  distributions  of principal on any class of related Class M Certificates could occur under some circumstances,  even if that class is not the most subordinate class of related certificates then outstanding with a Certificate Principal Balance greater than zero.

      Any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy
Losses,  Extraordinary  Losses  or  other  losses  of  a  type  not  covered  by subordination on Discount Mortgage Loans, will be allocated to the related Class
A-P  Certificates in an amount equal to their related  Discount  Fraction of the principal  portion  of such  losses.  The Class  I-A  Percentage  or Class  II-A
Percentage,  as  applicable,  of the remainder of the principal  portion of such losses on Discount  Mortgage  Loans and the Class I-A  Percentage  or Class II-A
Percentage, as applicable, of the entire amount of the principal portion of such losses on  Non-Discount  Mortgage  Loans  will be  allocated  to (i) the Group I
Senior  Certificates,   other  than  the  I-A-P  Certificates  and  Class  I-A-V
Certificates,  on a pro rata basis,  in the case of a Realized Loss on a group I loan,  (ii) the  Group II  Senior  Certificates,  other  than the  Class  II-A-P
Certificates and Class II-A-V Certificates,  on a pro rata basis, in the case of a Realized Loss on a group II loan; provided, however, that such Realized Losses otherwise  allocable to the Class II-A-2 and Class II-A-6  Certificates  will be allocated  to the Class  II-A-7  Certificates  in the amounts  described  in the second  bullet  point in the first  paragraph  under  "--Allocation  of  Losses;
Subordination"  above,  until the  Certificate  Principal  Balance  of the Class
II-A-7 Certificates has been reduced to zero, and such Realized Losses otherwise allocable to the Class II-A-3 Certificates will be allocated to the Class II-A-4
Certificates  until  the  Certificate  Principal  Balance  of the  Class  II-A-4
Certificates  has  been  reduced  to  zero,  and  (iii)  the  Group  III  Senior
Certificates,  other  than the Class  III-A-P  Certificates  and  Class  III-A-V
Certificates, on a pro rata basis, in the case of a Realized Loss on a group III loan;  provided,  however,  that such Realized Losses otherwise allocable to the
Class  III-A-1,  Class III-A-2,  Class III-A-3,  Class III-A-4 and Class III-A-9
Certificates will be allocated to the Class III-A-10 Certificates in the amounts described in the third bullet point in the first paragraph  under  "--Allocation of Losses;  Subordination" above, until the Certificate Principal Balance of the
Class III-A-10  Certificates  has been reduced to zero, and such Realized Losses otherwise  allocable to the Class III-A-7  Certificates will be allocated to the
Class III-A-8 Certificates until the Certificate  Principal Balance of the Class
III-A-8  Certificates  has been reduced to zero.  The remainder of the principal portion of such  Realized  Losses on Discount  Mortgage  Loans and  Non-Discount
Mortgage Loans will be allocated to the related Class M Certificates and related
Class B Certificates on a pro rata basis.  The interest portion of such Realized
Losses will be allocated to all of the related  certificates on a pro rata basis based on the Accrued Certificate  Interest thereon payable from the related loan group in respect of the related distribution date.

      An  allocation  of a Realized Loss on a "pro rata basis" among two or more classes  of  certificates  means  an  allocation  to each of  those  classes  of certificates on the basis of its then outstanding  Certificate Principal Balance prior to giving effect to distributions to be made on that  distribution date in the case of an allocation of the principal  portion of a Realized Loss, or based on the Accrued  Certificate  Interest  thereon,  in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

                                      S-80

      In order to maximize the likelihood of  distribution in full of the Senior
Interest Distribution Amount, Class A-P Principal Distribution Amount and Senior
Principal  Distribution  Amount,  in each  case  for  each  loan  group  on each distribution  date,  holders of the related Senior  Certificates have a right to distributions of the related Available  Distribution Amount that is prior to the rights of the holders of the related  Class M  Certificates  and related Class B
Certificates,  to the extent  necessary to satisfy the related  Senior  Interest
Distribution  Amount,  Class  A-P  Principal   Distribution  Amount  and  Senior
Principal  Distribution  Amount,  in each case, with respect to the related loan group.  Similarly,  holders  of  the  Class  M  Certificates  have  a  right  to distributions of the related Available  Distribution  Amount prior to the rights of holders  of the  related  Class B  Certificates  and  holders of any class of related Class M Certificates  with a lower payment  priority.  In addition,  (i)
holders of the Class II-A-3 Certificates will have a right, on each distribution date occurring on or after the related Credit  Support  Depletion  Date, to that portion of the Available  Distribution  Amount otherwise  allocable to the Class
II-A-4  Certificates to the extent necessary to satisfy the Accrued  Certificate
Interest on the Class II-A-3  Certificates  and the First Super  Senior  Optimal
Principal Distribution Amount, (ii) holders of the Class II-A-2 and Class II-A-6
Certificates  will have a right, on each distribution date occurring on or after the related  Credit  Support  Depletion  Date,  to that portion of the Available
Distribution  Amount otherwise allocable to the Class II-A-7 Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Class II-A-2 and Class II-A-6  Certificates  and the Second Super  Senior  Optimal  Principal
Distribution Amount, (iii) holders of the Class III-A-7 Certificates will have a right,  on each  distribution  date  occurring  on or after the  related  Credit
Support  Depletion  Date, to that portion of the Available  Distribution  Amount otherwise allocable to the Class III-A-8 Certificates to the extent necessary to satisfy the Accrued Certificate  Interest on the Class III-A-7  Certificates and
the Third Super Senior Optimal Principal  Distribution  Amount, and (iv) holders of the Class  III-A-1,  Class III-A-2,  Class  III-A-3,  Class III-A-4 and Class
III-A-9  Certificates  will have a right, on each distribution date occurring on or after the related  Credit  Support  Depletion  Date,  to that  portion of the
Available   Distribution  Amount  otherwise  allocable  to  the  Class  III-A-10
Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Class  III-A-1,  Class III-A-2,  Class  III-A-3,  Class III-A-4 and Class
III-A-9 Certificates and the Fourth Super Senior Optimal Principal  Distribution
Amount.

      The application of the Senior  Accelerated  Distribution  Percentage for a
loan group,  when it exceeds the related  Senior  Percentage,  to determine  the related Senior Principal Distribution Amount will accelerate the amortization of the related Senior Certificates,  other than the related Class A-P Certificates, in the aggregate  relative to the actual  amortization  of the related  mortgage loans.  The Class  A-P  Certificates  will not  receive  more than the  Discount
Fraction of any unscheduled  payment relating to a Discount Mortgage Loan in the related loan group. To the extent that the Senior Certificates in the aggregate, other than the Class A-P  Certificates,  are amortized  faster than the mortgage loans in their  respective  loan groups,  in the absence of offsetting  Realized
Losses  allocated  to the  related  Class M  Certificates  and  related  Class B
Certificates,  the percentage  interest evidenced by the Senior  Certificates in the related loan group will be decreased,  with a corresponding  increase in the interest in the trust  evidenced  by the related  Class M  Certificates  and the related Class B Certificates,  thereby increasing,  relative to their respective
Certificate   Principal   Balances,   the  subordination   afforded  the  Senior
Certificates  by the  related  Class  M  Certificates  and the  related  Class B
Certificates collectively. In addition, if Realized Losses on the mortgage loans in a loan group exceed the amounts described in this prospectus supplement under
"--Principal  Distributions on the Senior Certificates," a greater percentage of full and partial  mortgagor  prepayments will be allocated to the related Senior
Certificates  in the aggregate,  other than the related Class A-P  Certificates, than would otherwise be the case,  thereby  accelerating the amortization of the related Senior Certificates relative to the related Class M Certificates and the related Class B Certificates.

      The priority of payments, including principal prepayments, among the Class
M  Certificates  related  to a loan  group,  as  described  in  this  prospectus supplement, also has the effect during some

                                      S-81

periods,  in the  absence of  Realized  Losses,  of  decreasing  the  percentage interest  evidenced by any class of related Class M  Certificates  with a higher payment  priority,  thereby  increasing,  relative to its Certificate  Principal
Balance, the subordination afforded to that class of the Class M Certificates by the related Class B  Certificates  and any class of related Class M Certificates with a lower payment priority.

      The Special Hazard Amount with respect to loan group I shall  initially be equal to $2,979,097. As of any date of determination following the cut-off date, the Special  Hazard  Amount with respect to loan group I shall equal  $2,979,097 less the sum of any  amounts  allocated  to the Class I-M  Certificates  and the
Class I-B Certificates through subordination  relating to Special Hazard Losses.
In  addition,  the Special  Hazard  Amount with  respect to loan group I will be further reduced from time to time to an amount,  if lower, that is not less than
1.0% of the outstanding balance of the group I loans.

      The Special Hazard Amount with respect to loan group II shall initially be equal to $7,278,044. As of any date of determination following the cut-off date, the Special  Hazard Amount with respect to loan group II shall equal  $7,278,044 less the sum of any amounts  allocated  to the Class II-M  Certificates  and the
Class II-B Certificates through subordination relating to Special Hazard Losses.
In  addition,  the Special  Hazard  Amount with respect to loan group II will be further reduced from time to time to an amount,  if lower, that is not less than
1.0% of the outstanding balance of the group II loans.

      The Special  Hazard Amount with respect to loan group III shall  initially be equal to $5,000,000.  As of any date of  determination  following the cut-off date,  the  Special  Hazard  Amount  with  respect to loan group III shall equal
$5,000,000 less the sum of any amounts allocated to the Class III-M Certificates and the Class  III-B  Certificates  through  subordination  relating  to Special
Hazard Losses. In addition, the Special Hazard Amount with respect to loan group
III will be further  reduced from time to time to an amount,  if lower,  that is not less than 1.0% of the outstanding balance of the group III loans.

      The Fraud Loss  Amount  with  respect to loan group I shall  initially  be equal to $3,368,320. As of any date of determination after the cut-off date, the
Fraud Loss Amount with respect to loan group I shall equal an amount  calculated under  the  terms of the  pooling  and  servicing  agreement.  After  the  fifth anniversary of the closing date, the Fraud Loss Amount will be equal to zero.

      The Fraud Loss Amount  with  respect to loan group II shall  initially  be equal to $21,834,133.  As of any date of  determination  after the cut-off date, the Fraud  Loss  Amount  with  respect  to loan  group II shall  equal an amount calculated  under the terms of the pooling and  servicing  agreement.  After the fifth  anniversary  of the closing date,  the Fraud Loss Amount will be equal to zero.

      The Fraud Loss Amount with  respect to loan group III shall  initially  be equal to $10,926,232.  As of any date of  determination  after the cut-off date, the Fraud Loss  Amount  with  respect  to loan  group III shall  equal an amount calculated  under the terms of the pooling and  servicing  agreement.  After the fifth  anniversary  of the closing date,  the Fraud Loss Amount will be equal to zero.

      The Bankruptcy Amount with respect to loan group I will initially be equal to $100,000.  As of any date of determination  prior to the first anniversary of the cut-off date, the Bankruptcy  Amount with respect to loan group I will equal
$100,000  less the sum of any amounts  allocated  to the Class I-M and Class I-B
Certificates  through   subordination  for  such  losses  up  to  such  date  of
determination. As of any date of determination on or after the first anniversary of the cut-off  date,  the  Bankruptcy  Amount with respect to loan group I will equal the excess,  if any, of (1) the lesser of (a) the  Bankruptcy  Amount with respect to loan group I as of the  business day next  preceding  the most recent anniversary of the cut-off date and (b) an amount  calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the related Bankruptcy Amount, over (2) the aggregate

                                      S-82

amount of Bankruptcy  Losses  allocated  solely to the Class I-M Certificates or
Class I-B Certificates through subordination since that anniversary.

      The  Bankruptcy  Amount with  respect to loan group II will  initially  be equal  to  $196,013.  As of  any  date  of  determination  prior  to  the  first anniversary  of the cut-off  date,  the  Bankruptcy  Amount with respect to loan group II will equal $196,013 less the sum of any amounts  allocated to the Class
II-M and Class II-B  Certificates  through  subordination  for such losses up to such  date of  determination.  As of any date of  determination  on or after the first  anniversary of the cut-off date,  the  Bankruptcy  Amount with respect to loan  group II will  equal  the  excess,  if any,  of (1) the  lesser of (a) the
Bankruptcy  Amount  with  respect to loan group II as of the  business  day next preceding  the most recent  anniversary  of the  cut-off  date and (b) an amount calculated under the terms of the pooling and servicing agreement,  which amount as  calculated  will provide for a reduction in the related  Bankruptcy  Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class
II-M Certificates or Class II-B Certificates  through  subordination  since that anniversary.

      The  Bankruptcy  Amount with  respect to loan group III will  initially be equal  to  $107,720.  As of  any  date  of  determination  prior  to  the  first anniversary  of the cut-off  date,  the  Bankruptcy  Amount with respect to loan group III will equal $107,720 less the sum of any amounts allocated to the Class
III-M and Class III-B Certificates  through  subordination for such losses up to such  date of  determination.  As of any date of  determination  on or after the first  anniversary of the cut-off date,  the  Bankruptcy  Amount with respect to loan  group III will  equal the  excess,  if any,  of (1) the  lesser of (a) the
Bankruptcy  Amount with  respect to loan group III as of the  business  day next preceding  the most recent  anniversary  of the  cut-off  date and (b) an amount calculated under the terms of the pooling and servicing agreement,  which amount as  calculated  will provide for a reduction in the related  Bankruptcy  Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class
III-M Certificates or Class III-B Certificates through  subordination since that anniversary.

      Notwithstanding  the foregoing,  the provisions  relating to subordination will not be  applicable  in  connection  with a  Bankruptcy  Loss so long as the master servicer has notified the trustee in writing that:

      o     the master  servicer is  diligently  pursuing any remedies  that may exist in connection  with the  representations  and warranties  made regarding the related mortgage loan; and

      o     either:

            o     the  related  mortgage  loan is not in default  with regard to payments due thereunder; or

            o     delinquent  payments  of  principal  and  interest  under  the related  mortgage  loan  and any  premiums  on any  applicable
                  primary  hazard   insurance  policy  and  any  related  escrow
                  payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

      The Special Hazard Amounts,  Fraud Loss Amounts and Bankruptcy Amounts may
be further reduced as described in the prospectus under "Subordination."

ADVANCES

      Prior to each  distribution  date, the master servicer is required to make
Advances of payments which were due on the mortgage loans on the Due Date in the related  Due Period and not  received by the  business  day next  preceding  the related determination date.

                                      S-83

      These  Advances are required to be made only to the extent they are deemed by  the  master  servicer  to be  recoverable  from  related  late  collections,
Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise payable to the holders of the related Class B Certificates or the related Class M Certificates.
Recoverability is determined in the context of existing outstanding  arrearages, the current  loan-to-value  ratio and an  assessment of the fair market value of the  related  mortgaged  property.  The purpose of making  these  Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against Realized  Losses.  The master servicer will not be required to make any  Advances  with  respect to  reductions  in the  amount of the  monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar  legislation  or  regulations.  Any  failure by the master  servicer to make an Advance as required  under the pooling and servicing agreement  will  constitute  an event of default  thereunder,  in which case the trustee, as successor master servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

      All  Advances  will be  reimbursable  to the  master  servicer  on a first priority  basis  from  either  (a)  late  collections,  Insurance  Proceeds  and
Liquidation  Proceeds  from  the  mortgage  loan as to which  such  unreimbursed
Advance was made or (b) as to any Advance that remains  unreimbursed in whole or in part following the final  liquidation of the related  mortgage loan, from any amounts  otherwise  distributable  on any of the related Class B Certificates or the related Class M Certificates; provided, however, that any Advances that were made with respect to delinquencies which ultimately were determined to be Excess
Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses  or
Extraordinary Losses are reimbursable to the master servicer out of any funds in
the   Custodial   Account  in  respect  of  the  related  loan  group  prior  to distributions  on any of the certificates and the amount of those losses will be allocated as described in this prospectus supplement.

      The effect of these provisions on any class of the Class M Certificates is that, with respect to any Advance which remains unreimbursed following the final liquidation of the related mortgage loan, the entire amount of the reimbursement for that  Advance  will be borne  first by the  holders of the  related  Class B
Certificates or any class of related Class M Certificates having a lower payment priority to the extent that the  reimbursement  is covered by amounts  otherwise distributable to those classes, and then by the holders of that class of Class M
Certificates,  except as provided above, to the extent of the amounts  otherwise distributable to them. In addition, if the Certificate Principal Balances of the related  Class M  Certificates  and the related Class B  Certificates  have been reduced to zero,  any  Advances  previously  made which are deemed by the master servicer to be nonrecoverable from related late collections,  Insurance Proceeds and  Liquidation  Proceeds may be reimbursed  to the master  servicer out of any funds in the  Custodial  Account in respect of the  related  loan group prior to distributions on the Senior Certificates.

      The pooling and servicing  agreement provides that the master servicer may enter into a facility with any person which  provides  that such person,  or the advancing  person,  may directly or indirectly  fund Advances  and/or  Servicing
Advances,  although no such facility will reduce or otherwise  affect the master servicer's  obligation to fund these  Advances  and/or  Servicing  Advances.  No facility will require the consent of the  certificateholders or the trustee. Any
Advances  and/or  Servicing  Advances  made  by an  advancing  person  would  be reimbursed to the advancing  person under the same provisions  pursuant to which reimbursement would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer,  and without being  subject to any right of offset  that the  trustee or the trust might have against the master servicer or any successor master servicer.

                                      S-84

RESIDUAL INTERESTS

      Holders  of the Class R  Certificates  will be  entitled  to  receive  any residual  cash  flow  from  the  mortgage  pool,  which  is not  expected  to be significant. The Class R Certificates will not be entitled to any payments other than  their  nominal  Certificate  Principal  Balance  and  Accrued  Certificate
Interest on that  Certificate  Principal  Balance  unless the  aggregate  amount received by the issuing  entity with respect to the mortgage  loans  exceeds the aggregate  amount  payable  to the  other  certificateholders,  which is  highly unlikely.  A holder of Class R  Certificates  will not have a right to alter the structure of this  transaction.  The Class R Certificates may be retained by the
Depositor or transferred to any of its  affiliates,  subsidiaries of the sponsor or another party.

THE YIELD MAINTENANCE AGREEMENT

      The holders of the Class III-A-2 Certificates may benefit from a series of interest  rate cap  payments  from The Bank of New York  pursuant  to the  yield maintenance agreement.  The yield maintenance agreement is intended to partially mitigate on each distribution date from the distribution date in January 2007 up to and  including  the  distribution  date in August 2013 the interest rate risk that could result from the difference between (a) LIBOR (up to a maximum rate of
9.00% per annum) and (b) 5.25% per annum.

      On each  distribution  date from the  distribution  date in  January  2007 through and including the  distribution  date in August 2013, the amount payable by  the  yield  maintenance  agreement  provider  under  the  yield  maintenance agreement will equal the product of (a) an amount equal to the Yield Maintenance
Agreement Notional Balance on that distribution date and (b) the positive excess of (i) the  lesser of (x) LIBOR and (y)  9.00% per  annum,  over (ii)  5.25% per annum,  and will be  calculated  on the basis of a 360-day  year  consisting  of twelve 30-day months.

      Pursuant  to  the  Pooling  and  Servicing  Agreement,  the  trustee  will establish and maintain a yield  maintenance  reserve fund. The yield maintenance reserve  fund will be in the name of the  trustee  for the  benefit of the Class
III-A-2 Certificates and the underwriter,  Greenwich Capital Markets, Inc., will be the beneficial owner. The yield maintenance  reserve fund will not be part of any REMIC.

      On  each  distribution  date,  the  trustee  will  deposit  in  the  yield maintenance  reserve  fund any  payments  received  under the yield  maintenance agreement on that distribution  date. On each distribution  date, any amounts on deposit in the yield  maintenance  reserve fund will be distributed to the Class
III-A-2  Certificates  in an amount up to the amount  necessary to pay the Yield
Supplement  Amount for that  distribution  date.  Any  remaining  amounts on any distribution date will remain on deposit in the yield  maintenance  reserve fund and will not be invested and will be available on any future  distribution  date to cover any  shortfall  between the Yield  Supplement  Amount and amounts  paid under the yield maintenance agreement on that date. Any amounts remaining in the yield maintenance  reserve fund on the distribution  date immediately  following the earlier of (i) the termination date of the yield  maintenance  agreement and
(ii) the date on which the  Certificate  Principal  Balance of the Class III-A-2
Certificates  is reduced  to zero,  will be  distributed  to  Greenwich  Capital
Markets,  Inc.  and will not be  available  for  payment  to any  holder  of the
Certificates.

      The  significance  percentage of the yield  maintenance  agreement is less than 10%.

                                      S-85

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

      The  yield to  maturity  on each  class of  offered  certificates  will be primarily affected by the following factors:

            o     the rate and  timing of  principal  payments  on the  mortgage loans  in  the  related  loan  group,  including  prepayments, defaults and liquidations,  and repurchases due to breaches of representations or warranties;

            o     the allocation of principal payments among the various classes of related offered certificates;

            o     Realized Losses and interest  shortfalls on the mortgage loans in the related loan group;

            o     the pass-through rate on the offered certificates;

            o     and with respect to the Class III-A-2 Certificates,  payments, if any,  made pursuant to the yield  maintenance  agreement or from the yield maintenance reserve fund; and

            o     the purchase price paid for the offered certificates.

      For  additional  considerations  relating  to the  yield  on  the  offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the accompanying prospectus.

PREPAYMENT CONSIDERATIONS

      The yields to maturity and the aggregate  amount of  distributions on each class of the  offered  certificates  will be  affected by the rate and timing of principal  payments  on the  mortgage  loans in the  related  loan group and the amount and timing of  mortgagor  defaults  resulting  in Realized  Losses on the mortgage loans in the related loan group. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the related loan group. The rate of principal  payments on the mortgage loans will in turn be affected by the  amortization  schedules  of the  mortgage loans,  including  any initial  interest  only  periods,  the rate and timing of mortgagor prepayments on the mortgage loans,  liquidations of defaulted mortgage loans and  purchases of mortgage  loans due to breaches of some  representations and warranties.

      The  timing  of  changes  in the  rate of  prepayments,  liquidations  and purchases  of the  mortgage  loans in the related  loan group may  significantly affect the yield to an investor,  even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yields to investors on the related certificates may be affected by refinancing programs,  which may include general or targeted  solicitations,  as described under "Maturity and Prepayment
Considerations"  in the  accompanying  prospectus.  Since the rate and timing of principal  payments on the mortgage  loans in a loan group will depend on future events and on a variety of factors,  as described in this prospectus  supplement and in the accompanying  prospectus under "Yield  Considerations"  and "Maturity and Prepayment Considerations",  no assurance can be given as to the rate or the timing of principal payments on the related offered certificates.

      The mortgage  loans in most cases may be prepaid by the  mortgagors at any time without  payment of any prepayment fee or penalty,  although  approximately
0.5% of the group I loans, by aggregate

                                      S-86

principal balance,  provide for payment of a prepayment charge, which may have a substantial  effect  on the rate of  prepayment  of those  mortgage  loans.  See
"Description  of the  Mortgage  Pool--Mortgage  Pool  Characteristics"  in  this prospectus supplement.

      Some state laws restrict the  imposition  of prepayment  charges even when the mortgage loans expressly provide for the collection of those charges.  It is possible  that  prepayment  charges and late fees may not be  collected  even on mortgage loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates.  See
"Certain Legal Aspects of Mortgage  Loans--Default  Interest and  Limitations on
Prepayments" in the accompanying prospectus.

      Prepayments,  liquidations and purchases of the mortgage loans will result in  distributions  to holders of the related  offered  certificates of principal amounts which would  otherwise be  distributed  over the remaining  terms of the
mortgage  loans.   Factors   affecting   prepayment,   including   defaults  and
liquidations,  of mortgage loans include  changes in mortgagors'  housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes  in the value of the  mortgaged  properties,  mortgage  market  interest rates,  solicitations  and  servicing  decisions.  In  addition,  if  prevailing mortgage  rates fell  significantly  below the  mortgage  rates on the  mortgage loans,  the rate of prepayments,  including  refinancings,  would be expected to increase.  Conversely, if prevailing mortgage rates rose significantly above the mortgage  rates on the mortgage  loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

      The rate of defaults on the  mortgage  loans will also affect the rate and timing of principal  payments on the  mortgage  loans.  In general,  defaults on mortgage  loans are  expected  to occur with  greater  frequency  in their early years.  The rate of default on  mortgage  loans which are  refinance  or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore,  the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the  general  economic  condition  of the region of the  country in which the related mortgaged  properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy  exists,  as  may be  evidenced  by,  among  other  factors,  increasing
unemployment  or  falling   property   values.   See  "Maturity  and  Prepayment
Considerations" in the accompanying prospectus.

      Investors  in the Class M  Certificates  should  also be aware that on any
distribution  date  on  which  the  related  Senior   Accelerated   Distribution
Percentage  equals  100%,  the  Class M  Certificates  will not be  entitled  to distributions of mortgagor prepayments with respect to the mortgage loans in the related loan group for such  distribution date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

      Most of the mortgage loans contain due-on-sale  clauses.  The terms of the pooling and servicing  agreement  generally  require the master  servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying mortgaged  property and to the extent  permitted by applicable  law, except that any  enforcement  action that would  impair or  threaten to impair any  recovery under any related insurance policy will not be required or permitted.

ALLOCATION OF PRINCIPAL PAYMENTS

      The yields to maturity on the offered certificates will be affected by the allocation of principal  payments among the offered  certificates.  As described under  "Description of the  Certificates--Principal  Distributions on the Senior
Certificates" and "--Principal Distributions on the Class M Certificates" in

                                      S-87

this prospectus supplement, during specified periods all or a disproportionately large percentage of principal  prepayments on the mortgage loans in a loan group will be allocated among the related Senior Certificates, other than the Interest
Only Certificates and the related Class A-P  Certificates,  and during specified periods no principal  prepayments  or, relative to the related pro rata share, a disproportionately  small portion of principal prepayments on the mortgage loans in a  loan  group  will  be  distributed  to  each  class  of  related  Class  M
Certificates.  In addition to the foregoing,  if on any  distribution  date, the loss level  established for the Class I-M-2,  Class I-M-3,  Class II-M-2,  Class
II-M-3,  Class III-M-2 or Class III-M-3  Certificates is exceeded and a class of
Class M Certificates having a higher payment priority is then outstanding with a
Certificate  Principal Balance greater than zero, the Class I-M-2,  Class I-M-3,
Class II-M-2, Class II-M-3, Class III-M-2 or Class III-M-3 Certificates,  as the
case may be, will not receive distributions relating to principal prepayments on that distribution date.

      Approximately  0.4% of the group I loans have an  interest  only period of five  years,  approximately  26.2% and 29.4% of the group II loans and group III loans,  respectively,  have an initial  interest  only period of ten years,  and approximately  0.1%  and  0.4% of the  group  II  loans  and  group  III  loans, respectively,  have an initial interest only period of fifteen years,  following origination. During these periods, the payment made by the related borrower will be less  than it would be if the  mortgage  loan  amortized.  In  addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled monthly payments during these periods.  As a result, no principal  payments will be made to the related  certificates  from these  mortgage  loans  during  their interest only period except in the case of a prepayment.

      After the initial interest only period,  the scheduled  monthly payment on these mortgage loans will increase,  which may result in increased delinquencies by the related borrowers,  particularly if interest rates have increased and the borrower is unable to refinance. In addition,  Realized Losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing  during the early years of these mortgage loans.  Although the amount of principal  included in each scheduled monthly payment for a traditional  mortgage loan is relatively small during the first few years after the  origination  of a mortgage  loan, in the aggregate the amount can be significant.

      Mortgage loans with an initial  interest only period are relatively new in the  mortgage  marketplace.  The  performance  of these  mortgage  loans  may be significantly  different than mortgage loans that fully amortize. In particular, there  may be a higher  expectation  by these  borrowers  of  refinancing  their mortgage  loans with a new  mortgage  loan,  in  particular  one with an initial interest only period, which may result in higher or lower prepayment speeds than would  otherwise be the case.  In  addition,  the failure to build equity in the related  mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

      SENIOR  CERTIFICATES:  The Senior  Certificates  related to a loan  group, other  than the  related  Class  A-P  Certificates  and  related  Interest  Only
Certificates,  are entitled to receive  distributions in accordance with various priorities for payment of principal as described in this prospectus  supplement.
Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment  of the mortgage  loans early in the life of the mortgage pool. The timing of commencement of principal  distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans in the related loan group both before and after the commencement of principal distributions on those classes.

      LOCKOUT  CERTIFICATES:  Investors  in the Lockout  Certificates  should be aware that, unless the related Credit Support  Depletion Date has occurred,  the
Lockout  Certificates are not expected to receive any distributions of principal prior to the  distribution  date occurring in January 2012, and thereafter until the Distribution  Date in January 2016, the Lockout  Certificates will receive a disproportionately small

                                      S-88

portion  of  principal  prepayments  on the  group II or  group  III  loans,  as applicable,  unless  (i) in the  case  of the  Class  II-A-6  and  Class  II-A-7
Certificates,  the  Certificate  Principal  Balances of the Class II-A-2,  Class
II-A-3,  Class II-A-4 and Class II-A-5  Certificates  have been reduced to zero,
(ii) in the case of the  Class  III-A-7  and  Class  III-A-8  Certificates,  the
Certificate   Principal   Balances  of  the  Class  III-A-1  and  Class  III-A-5
Certificates  have  been  reduced  to zero,  and  (iii) in the case of the Class
III-A-9 and Class III-A-10  Certificates,  the Certificate Principal Balances of
the Class  III-A-2,  Class  III-A-4  and Class  III-A-6  Certificates  have been reduced  to zero.  Consequently,  the  weighted  average  lives  of the  Lockout
Certificates  will be longer than would otherwise be the case. The effect on the market value of the Lockout  Certificates of changes in market interest rates or market yields for similar  securities  will be greater than for other classes of
Senior Certificates entitled to earlier principal distributions.

      RETAIL CERTIFICATES:  INVESTORS IN THE RETAIL CERTIFICATES SHOULD BE AWARE
THAT SUCH CERTIFICATES MAY NOT BE AN APPROPRIATE  INVESTMENT FOR ALL PROSPECTIVE
INVESTORS.  The Retail  Certificates would not be an appropriate  investment for any investor  requiring a  distribution  of a particular  amount of principal or interest on a specific date or dates or an otherwise  predictable stream of cash payments.  The timing of such  distributions may have a significant effect on an investor's  yield on such  certificates  if the  certificate  is  purchased at a discount or a premium.

      Furthermore,  the Retail  Certificates are  particularly  sensitive to the rate and timing of principal  prepayments on the mortgage  loans. If prepayments on the  mortgage  loans occur at a higher rate than  anticipated,  the  weighted average  life  of the  Retail  Certificates  may be  shortened.  Conversely,  if prepayments  on the mortgage loans occur at a lower rate than  anticipated,  the weighted average life of the Retail Certificates may be extended.

      CERTIFICATES WITH SUBORDINATION FEATURES:  After the Certificate Principal
Balances of the Class B Certificates of a Certificate Group have been reduced to zero, the yield to maturity on the class of related Class M Certificates  with a
Certificate Principal Balance greater than zero with the lowest payment priority will be extremely sensitive to Realized Losses on the related mortgage loans and the timing of those  Realized  Losses because the entire amount of such Realized
Losses  that are covered by  subordination  will be  allocated  to that class of
Class M  Certificates.  See "--Class  I-M-2,  Class I-M-3,  Class II-M-2,  Class
II-M-3, Class III-M-2 and Class III-M-3 Certificate Yield Considerations" below.
If the Certificate  Principal Balances of the Class M Certificates and the Class
B  Certificates  of any  Certificate  Group are  reduced  to zero,  the yield to maturity of any Senior Support  Certificates in the same Certificate  Group will be extremely  sensitive to Realized  Losses on the mortgage loans in the related loan  group,  and the timing  thereof,  because  Realized  Losses  that would be allocable  to the Super  Senior  Certificates  will be  allocated  to the Senior
Support  Certificates,  as  and to  the  extent  described  in  this  prospectus supplement.  Furthermore,  because  principal  distributions  are  paid  to some classes of Senior  Certificates and Class M Certificates in a Certificate  Group
before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier  priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

      The yields to maturity and the aggregate  amount of  distributions  on the offered  certificates  will be  affected  by the  timing of  mortgagor  defaults resulting  in  Realized  Losses on the  related  mortgage  loans.  The timing of
Realized  Losses on the mortgage loans and the allocation of Realized  Losses to the offered  certificates could significantly affect the yield to an investor in the offered certificates. In addition, Realized Losses on the mortgage loans may affect the market  value of the  offered  certificates,  even if these  Realized
Losses are not allocated to the offered certificates.

                                      S-89

      As described under "Description of the Certificates--Allocation of Losses;
Subordination" and "--Advances,"  amounts otherwise  distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the related Senior  Certificates and holders of any related Class
M  Certificates  with  a  higher  payment  priority  against   interruptions  in
distributions due to some mortgagor delinquencies,  to the extent not covered by
Advances.  These  delinquencies  may  affect the  yields to  investors  on those classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of  distributions  by the holders of those  classes of
Class M Certificates.  Similarly,  if the Certificate  Principal Balances of the
Class M Certificates  and the Class B Certificates in either  Certificate  Group are reduced to zero,  delinquencies  on the  mortgage  loans in the related loan group to the extent not covered by Advances  will affect the yield to  investors on the related Senior Certificates. Furthermore, the Class A-P Certificates will share in the principal  portion of Realized  Losses on the mortgage loans in the related group only to the extent that they are incurred with respect to Discount
Mortgage  Loans in the related  loan group and only to the extent of the related
Discount  Fraction of those  Realized  Losses.  Consequently,  after the Class B
Certificates and the Class M Certificates in a Certificate  Group are retired or in the case of  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
Bankruptcy  Losses and  Extraordinary  Losses on the related mortgage loans, the related Senior Certificates,  other than the related Class A-P Certificates, may be affected  to a greater  extent by Realized  Losses on  Non-Discount  Mortgage
Loans in the related loan group than Realized Losses on Discount  Mortgage Loans in the  related  loan  group.  In  addition,  a  higher  than  expected  rate of delinquencies or Realized Losses will also affect the rate of principal payments on one or more classes of the Class M Certificates in a Certificate  Group if it
delays the scheduled  reduction of the related Senior  Accelerated  Distribution
Percentage or affects the  allocation of  prepayments  among the related Class M
Certificates and related Class B Certificates.

      The  amount of  interest  otherwise  payable  to  holders  of the  offered certificates  will be reduced by any  interest  shortfalls  with  respect to the related  loan  group to the extent not  covered by  subordination  or the master servicer,  as  described in this  prospectus  supplement,  including  Prepayment
Interest  Shortfalls and, in the case of each class of the Class M Certificates, the  interest  portions of  Realized  Losses  allocated  solely to that class of certificates.  These  shortfalls  will  not  be  offset  by a  reduction  in the servicing fees payable to the master servicer or otherwise,  except as described in this prospectus  supplement with respect to Prepayment  Interest  Shortfalls.
See "Yield  Considerations"  in the accompanying  prospectus and "Description of the  Certificates--Interest  Distributions" in this prospectus  supplement for a discussion of the effect of principal  prepayments  on the mortgage loans on the yields to maturity of the offered  certificates  and possible  shortfalls in the collection of interest.

      The yields to  investors in the offered  certificates  will be affected by
Prepayment Interest Shortfalls allocable thereto on any distribution date to the extent that those  shortfalls  exceed the amount offset by the master  servicer.
See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

      The  recording  of  mortgages  in the  name of MERS  is a  relatively  new practice in the mortgage lending industry.  While the depositor expects that the master servicer or applicable  subservicer will be able to commence  foreclosure proceedings on the mortgaged properties, when necessary and appropriate,  public recording  officers  and  others in the  mortgage  industry,  however,  may have limited,  if any,  experience  with  lenders  seeking  to  foreclose  mortgages,
assignments  of  which  are  registered  with  MERS.  Accordingly,   delays  and
additional   costs  in  commencing,   prosecuting  and  completing   foreclosure
proceedings,  defending  litigation  commenced by third  parties and  conducting foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the  certificateholders  and  increase  the  amount  of  Realized  Losses on the mortgage loans. In addition,  if, as a result of MERS  discontinuing or becoming unable to continue  operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan

                                      S-90

from registration on the MERS(R) System and to arrange for the assignment of the
related   mortgages  to  the  trustee,   then  any  related  expenses  shall  be
reimbursable by the trust to the master  servicer,  which will reduce the amount available  to pay  principal  of  and  interest  on  the  class  or  classes  of certificates  with  Certificate  Principal  Balances  greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see  "Description  of the Mortgage  Pool--Mortgage
Pool  Characteristics"  in this  prospectus  supplement and  "Description of the
Certificates--Assignment of Trust Assets" in the accompanying prospectus.

PASS-THROUGH RATES

      The  yields  to  maturity  on the  offered  certificates,  other  than the
Principal  Only  Certificates,  will be  affected by their  pass-through  rates.
Because the mortgage rates on the mortgage loans and the  pass-through  rates on the offered  certificates,  other than the Adjustable Rate  Certificates and the
Variable Strip Certificates,  are fixed, these rates will not change in response to changes in market interest rates.  The pass through rate on each class of the
Variable Strip  Certificates is based on the weighted  average of the pool strip rates on the mortgage loans in the related loan group and these pool strip rates will not change in response to changes in market interest rates. Accordingly, if market  interest rates or market yields for  securities  similar to such offered certificates  were to rise,  the market value of such offered  certificates  may decline.

PURCHASE PRICE

      In  addition,  the  yield  to  maturity  on  each  class  of  the  offered certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate. The extent to which  the  yield  to  maturity  of  an  offered  certificate  is  sensitive  to prepayments will depend,  in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of offered certificates is purchased at a premium and  principal  distributions  thereon  occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower  than  anticipated  at the  time of  purchase.  Conversely,  if a class of offered  certificates  is purchased at a discount  and  principal  distributions thereon  occur  at a rate  slower  than  assumed  at the time of  purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase. For additional considerations relating to the yields on the offered
certificates,   see  "Yield   Considerations"   and  "Maturity  and   Prepayment
Considerations" in the accompanying prospectus.

FINAL SCHEDULED DISTRIBUTION DATE

      The final  scheduled  distribution  date with respect to each class of the offered  certificates  related  to  loan  group  I is the  distribution  date in
December 2021, which is the distribution  date immediately  following the latest scheduled  maturity date for any group I loan. The final scheduled  distribution date with  respect to each  class of the  offered  certificates  related to loan group II and loan group III is the distribution  date in December 2036, which is the distribution date immediately  following the latest scheduled  maturity date for any group II loan or group III loan,  as  applicable.  No event of  default, change in the priorities  for  distribution  among the various  classes or other provisions  under the  pooling  and  servicing  agreement  will  arise or become applicable  solely by reason of the  failure to retire  the  entire  Certificate
Principal  Balance of any class of certificates on or before its final scheduled distribution date.

WEIGHTED AVERAGE LIFE

      Weighted  average  life  refers  to the  average  amount of time that will elapse from the date of issuance  of a security to the date of  distribution  to the  investor  of each dollar  distributed  in  reduction  of  principal  of the security.  The  weighted  average  life  of the  offered  certificates  will  be influenced by,

                                      S-91

among other  things,  the rate at which  principal of the mortgage  loans in the related loan group is paid, which may be in the form of scheduled  amortization, prepayments or liquidations.

      Prepayments  on  mortgage  loans  are  commonly  measured  relative  to  a prepayment standard or model. The model used in this prospectus supplement,  the prepayment  assumption,  represents  an assumed  rate of  prepayment  each month relative to the then  outstanding  principal  balance of a pool of new  mortgage loans. A prepayment  assumption of 100% PSA assumes constant prepayment rates of
0.20% per annum of the then outstanding  principal balance of the mortgage loans in the related loan group in the first month of the life of such mortgage  loans and an additional 0.20% per annum in each month thereafter until the 30th month.
Beginning in the 30th month and in each month thereafter  during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the tables below,  "0% PSA" assumes  prepayment rates equal to
0% of PSA--no  prepayments.  Correspondingly,  "100% PSA" and "300% PSA" assumes prepayment  rates  equal  to 100% of PSA and 300% of PSA,  respectively,  and so forth.

      PSA  does  not  purport  to  be a  historical  description  of  prepayment experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage  loans,  including  the  mortgage  loans in either  loan  group of this mortgage pool.

      The tables  below  captioned  "Percent  of Initial  Certificate  Principal
Balance  Outstanding at the Following  Percentages of PSA" have been prepared on the basis of  assumptions  as listed in this  paragraph  regarding  the weighted average  characteristics  of the mortgage loans that are expected to be included in the trust as  described  under  "Description  of the  Mortgage  Pool" in this prospectus  supplement and their  performance.  The tables  assume,  among other things,  that: (i) as of the date of issuance of the offered  certificates,  the mortgage loans have the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                  GROUP I LOANS

                                      Discount         Non-Discount         Non-Discount
                                  Mortgage Loans,    Mortgage Loans,      Mortgage Loans,
                                      Non-I/O*           Non-I/O*       I/O* Term 60 Months

Aggregate principal balance....    $6,453,581.63     $105,333,768.20        $490,000.00
Weighted average mortgage rate.    5.6012458734%         6.2406%              6.2500%
Weighted average servicing fee
   rate........................    0.2800000000%         0.3300%              0.3300%
Weighted average original term
   to maturity (months)........         180                180                  180
Weighted average remaining
   term to maturity (months)...         177                177                  174

* I/O refers to loans with an initial  interest  only  period as  indicated  and further discussed on page S-88.

                                      S-92

                                 GROUP II LOANS

                                     Discount          Discount         Non-Discount      Non-Discount
                                     Mortgage          Mortgage       Mortgage Loans,       Mortgage        Non-Discount
                                    Loans, I/O*         Loans,         I/O* Term 120       Loans, I/O*     Mortgage Loans,
                                  Term 120 Months      Non-I/O*            Months        Term 180 Months      Non-I/O*

Aggregate principal balance....    $5,406,746.28    $28,039,881.84    $185,102,209.35     $1,038,379.40    $508,217,200.29
Weighted average mortgage rate.    6.2236440379%     6.1855215917%        6.6430%            6.7362%           6.6085%
Weighted average servicing fee
   rate........................    0.2800000000%     0.2800000000%        0.3300%            0.3300%           0.3300%
Weighted average original term
   to maturity (months)........         360               357               360                360               360
Weighted average remaining
   term to maturity (months)...         359               356               358                357               358

* I/O refers to loans with an initial  interest  only  period as  indicated  and further discussed on page S-88.

                                 GROUP III LOANS

                                     Discount          Discount         Non-Discount      Non-Discount
                                     Mortgage          Mortgage       Mortgage Loans,       Mortgage        Non-Discount
                                    Loans, I/O*         Loans,         I/O* Term 120       Loans, I/O*     Mortgage Loans,
                                  Term 120 Months      Non-I/O*            Months        Term 180 Months      Non-I/O*

Aggregate principal balance....    $5,833,189.70    $25,322,496.98    $101,195,530.63     $1,487,450.00    $230,369,079.72
Weighted average mortgage rate.    5.9279875126%     5.9343277486%        6.4140%            6.6229%           6.3763%
Weighted average servicing fee
   rate........................    0.2800000000%     0.2800000000%        0.3300%            0.3300%           0.3300%
Weighted average original term
   to maturity (months)........         360               360               360                360               359
Weighted average remaining
   term to maturity (months)...         359               358               359                359               358

* I/O refers to loans with an initial  interest  only  period as  indicated  and further discussed on page S-88.

(ii) the scheduled  monthly payment for each mortgage loan has been based on its outstanding balance,  mortgage rate and remaining term to maturity (after taking into account the interest-only  period), so that the mortgage loan will amortize in amounts  sufficient  for its repayment  over its  remaining  term to maturity
(after taking into account the interest-only  period); (iii) neither Residential
Funding nor the depositor will  repurchase any mortgage loan, as described under
"Mortgage  Loan  Program--Representations  with  Respect to Mortgage  Loans" and
"Description  of  the  Certificates--Assignment  of  the  Trust  Assets"  in the
accompanying prospectus, and the master servicer will not exercise any option to purchase the mortgage loans and thereby cause a termination  of the trust;  (iv)
there are no  delinquencies  or  Realized  Losses  on the  mortgage  loans,  and principal  payments  on the  mortgage  loans in each loan  group  will be timely
received  together  with  prepayments,   if  any,  at  the  respective  constant
percentages of PSA set forth in the tables; (v) there is no Prepayment  Interest
Shortfall or any other  interest  shortfall in any month;  (vi)  payments on the certificates  will be  received  on the 25th day of each  month,  commencing  on
January 25,  2007;  (vii)  payments on the mortgage  loans earn no  reinvestment return; (viii) there are no additional ongoing trust expenses payable out of the trust; and (ix) the certificates will be purchased on December 28, 2006. Clauses
(i)  through  (ix)  above  are  collectively  referred  to  as  the  structuring assumptions.

                                      S-93

      The actual  characteristics  and  performance  of the mortgage  loans will differ from the  assumptions  used in  constructing  the tables below,  which is hypothetical  in nature and is provided  only to give a general sense of how the principal  cash flows might  behave  under  varying  prepayment  scenarios.  For example,  it is very unlikely that the mortgage  loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same  level of PSA.  Moreover,  the  diverse  remaining  terms to  maturity  and mortgage rates of the mortgage  loans could produce  slower or faster  principal distributions  than indicated in the tables at the various constant  percentages of PSA specified,  even if the weighted  average  remaining term to maturity and weighted  average  mortgage  rate of the  mortgage  loans  are as  assumed.  Any
difference   between  the  assumptions  and  the  actual   characteristics   and
performance  of the  related  mortgage  loans,  or  actual  prepayment  or  loss experience of the related mortgage loans, will affect the percentages of initial
Certificate  Principal  Balances  outstanding over time and the weighted average lives of the classes of offered certificates.

      In accordance with the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of offered certificates, other than the Interest Only  Certificates  and Residual  Certificates,  and set
forth the percentages of the initial Certificate Principal Balance of each class of offered certificates that would be outstanding after each of the distribution dates at the various percentages of PSA for the related mortgage loans shown.

                                      S-94

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                                  CLASS I-A-1                                  CLASS I-A-P
                                    -----------------------------------------     ----------------------------------------
                                    0%      100%     300%     400%     500%       0%      100%    300%     400%     500%
                                    --      ----     ----     ----     ----       --      ----    ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
 December 25, 2007...............      96       94       90       88       86        96       94      90       88       86
 December 25, 2008...............      91       86       75       69       64        91       85      75       69       64
 December 25, 2009...............      86       76       58       50       42        86       76      58       50       43
 December 25, 2010...............      81       67       44       35       27        80       67      44       36       28
 December 25, 2011...............      76       59       34       25       17        75       58      34       25       18
 December 25, 2012...............      70       51       25       17       11        69       51      26       18       12
 December 25, 2013...............      64       44       19       12        7        63       43      19       12        7
 December 25, 2014...............      57       37       14        8        4        56       36      14        8        5
 December 25, 2015...............      50       30       10        5        3        49       30      10        5        3
 December 25, 2016...............      43       24        7        3        2        42       24       7        4        2
 December 25, 2017...............      35       18        5        2        1        34       18       5        2        1
 December 25, 2018...............      26       13        3        1        *        25       13       3        1        1
 December 25, 2019...............      17        8        2        1        *        17        8       2        1        *
 December 25, 2020...............       8        3        1        *        *         7        3       1        *        *
 December 25, 2021...............       0        0        0        0        0         0        0       0        0        0

 Weighted Average Life ** (in
 years)..........................    8.52     6.63     4.37     3.69     3.18      8.41     6.58    4.39     3.72     3.23

                                     CLASS I-M-1, CLASS I-M-2 AND CLASS I-M-3
                                    -------------------------------------------
                                     0%      100%     300%     400%     500%
                                     --      ----     ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............       100     100      100      100      100
 December 25, 2007...............        96      96       96       96       96
 December 25, 2008...............        91      91       91       91       91
 December 25, 2009...............        86      86       86       86       86
 December 25, 2010...............        81      81       81       81       81
 December 25, 2011...............        76      76       76       76       76
 December 25, 2012...............        70      69       66       64       63
 December 25, 2013...............        64      61       55       53       50
 December 25, 2014...............        57      53       44       40       36
 December 25, 2015...............        50      44       33       28       24
 December 25, 2016...............        43      35       23       18       14
 December 25, 2017...............        35      27       15       11        8
 December 25, 2018...............        26      19       10        6        4
 December 25, 2019...............        17      12        5        3        2
 December 25, 2020...............         8       5        2        1        1
 December 25, 2021...............         0       0        0        0        0

 Weighted Average Life ** (in
 years)..........................      8.52    8.07     7.36     7.08     6.83

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS  TABLE  HAS  BEEN  PREPARED  BASED  ON  THE  STRUCTURING  ASSUMPTIONS
      (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS AND PERFORMANCE
      OF  THE  RELATED  MORTGAGE  LOANS,   WHICH  MAY  DIFFER  FROM  THE  ACTUAL
      CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION
      THEREWITH.

                                      S-95

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                                 CLASS II-A-1                                 CLASS II-A-2
                                    -----------------------------------------     ----------------------------------------
                                    0%      100%     300%     400%     500%       0%      100%    300%     400%     500%
                                    --      ----     ----     ----     ----       --      ----    ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
 December 25, 2007...............      99       97       94       92       90        99       96      92       89       87
 December 25, 2008...............      98       92       81       76       71        98       90      74       66       59
 December 25, 2009...............      97       86       66       57       48        96       80      52       39       28
 December 25, 2010...............      96       80       53       42       32        95       72      34       19        6
 December 25, 2011...............      95       74       42       31       21        93       64      19        3        0
 December 25, 2012...............      94       69       34       22       14        92       57       8        0        0
 December 25, 2013...............      93       63       27       16        9        91       50       *        0        0
 December 25, 2014...............      92       59       22       12        6        89       44       0        0        0
 December 25, 2015...............      90       54       17        9        4        87       39       0        0        0
 December 25, 2016...............      89       50       14        7        3        85       34       0        0        0
 December 25, 2017...............      86       46       11        5        2        82       29       0        0        0
 December 25, 2018...............      84       42        9        4        1        79       24       0        0        0
 December 25, 2019...............      81       38        7        3        1        76       20       0        0        0
 December 25, 2020...............      79       35        6        2        1        73       16       0        0        0
 December 25, 2021...............      76       32        4        1        *        69       12       0        0        0
 December 25, 2022...............      73       28        3        1        *        65        8       0        0        0
 December 25, 2023...............      69       25        3        1        *        61        5       0        0        0
 December 25, 2024...............      66       23        2        1        *        57        2       0        0        0
 December 25, 2025...............      62       20        2        *        *        52        0       0        0        0
 December 25, 2026...............      58       18        1        *        *        47        0       0        0        0
 December 25, 2027...............      54       15        1        *        *        42        0       0        0        0
 December 25, 2028...............      49       13        1        *        *        36        0       0        0        0
 December 25, 2029...............      44       11        1        *        *        30        0       0        0        0
 December 25, 2030...............      39        9        *        *        *        23        0       0        0        0
 December 25, 2031...............      33        7        *        *        *        16        0       0        0        0
 December 25, 2032...............      27        6        *        *        *         9        0       0        0        0
 December 25, 2033...............      21        4        *        *        *         1        0       0        0        0
 December 25, 2034...............      14        3        *        *        *         0        0       0        0        0
 December 25, 2035...............       6        1        *        *        *         0        0       0        0        0
 December 25, 2036...............       0        0        0        0        0         0        0       0        0        0

 Weighted Average Life ** (in
 years)..........................   20.19    11.55     5.54     4.34     3.58     17.97     7.95    3.33     2.70     2.31

                                    CLASS II-A-3, CLASS II-A-4 AND CLASS II-A-5
                                    -------------------------------------------
                                     0%      100%     300%     400%     500%
                                     --      ----     ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............       100     100      100      100      100
 December 25, 2007...............       100     100      100      100      100
 December 25, 2008...............       100     100      100      100      100
 December 25, 2009...............       100     100      100      100      100
 December 25, 2010...............       100     100      100      100      100
 December 25, 2011...............       100     100      100      100       62
 December 25, 2012...............       100     100      100       72       27
 December 25, 2013...............       100     100      100       45        8
 December 25, 2014...............       100     100       77       28        0
 December 25, 2015...............       100     100       61       19        0
 December 25, 2016...............       100     100       49       14        0
 December 25, 2017...............       100     100       39       10        0
 December 25, 2018...............       100     100       31        8        0
 December 25, 2019...............       100     100       25        6        0
 December 25, 2020...............       100     100       20        4        0
 December 25, 2021...............       100     100       15        3        0
 December 25, 2022...............       100     100       12        2        0
 December 25, 2023...............       100     100       10        2        0
 December 25, 2024...............       100     100        7        1        0
 December 25, 2025...............       100      94        6        1        0
 December 25, 2026...............       100      83        4        1        0
 December 25, 2027...............       100      72        3        *        0
 December 25, 2028...............       100      62        2        *        0
 December 25, 2029...............       100      52        2        *        0
 December 25, 2030...............       100      43        1        *        0
 December 25, 2031...............       100      35        1        *        0
 December 25, 2032...............       100      27        1        *        0
 December 25, 2033...............       100      19        *        *        0
 December 25, 2034...............        68      12        *        *        0
 December 25, 2035...............        32       5        *        *        0
 December 25, 2036...............         0       0        0        0        0

 Weighted Average Life ** (in
 years)..........................     28.53   23.59    11.19     7.72     5.53

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS  TABLE  HAS  BEEN  PREPARED  BASED  ON  THE  STRUCTURING  ASSUMPTIONS
      (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS AND PERFORMANCE
      OF  THE  RELATED  MORTGAGE  LOANS,   WHICH  MAY  DIFFER  FROM  THE  ACTUAL
      CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION
      THEREWITH.

                                      S-96

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                         CLASS II-A-6 AND CLASS II-A-7                        CLASS II-A-P
                                    -----------------------------------------     ----------------------------------------
                                    0%      100%     300%     400%     500%       0%      100%    300%     400%     500%
                                    --      ----     ----     ----     ----       --      ----    ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
 December 25, 2007...............     100      100      100      100      100        99       97      94       93       91
 December 25, 2008...............     100      100      100      100      100        98       93      82       77       73
 December 25, 2009...............     100      100      100      100      100        97       86      67       59       51
 December 25, 2010...............     100      100      100      100      100        95       80      54       44       35
 December 25, 2011...............     100      100      100      100      100        94       74      44       33       24
 December 25, 2012...............      99       97       93       91       89        92       68      35       25       17
 December 25, 2013...............      98       93       85       81       76        91       63      29       18       11
 December 25, 2014...............      96       89       74       67       59        89       58      23       14        8
 December 25, 2015...............      95       83       63       53       40        87       54      18       10        5
 December 25, 2016...............      93       77       50       40       27        85       49      15        8        4
 December 25, 2017...............      91       70       40       30       19        83       45      12        6        3
 December 25, 2018...............      88       64       32       22       13        81       41       9        4        2
 December 25, 2019...............      85       59       26       16        9        78       37       7        3        1
 December 25, 2020...............      83       53       20       12        6        75       34       6        2        1
 December 25, 2021...............      80       48       16        9        4        72       31       5        2        1
 December 25, 2022...............      76       43       13        6        3        69       28       4        1        *
 December 25, 2023...............      73       39       10        5        2        66       25       3        1        *
 December 25, 2024...............      69       35        8        3        1        62       22       2        1        *
 December 25, 2025...............      65       31        6        2        1        59       19       2        *        *
 December 25, 2026...............      61       27        5        2        1        55       17       1        *        *
 December 25, 2027...............      56       24        3        1        *        50       15       1        *        *
 December 25, 2028...............      51       20        3        1        *        46       13       1        *        *
 December 25, 2029...............      46       17        2        1        *        41       11       1        *        *
 December 25, 2030...............      41       14        1        *        *        36        9       *        *        *
 December 25, 2031...............      35       11        1        *        *        31        7       *        *        *
 December 25, 2032...............      28        9        1        *        *        25        5       *        *        *
 December 25, 2033...............      22        6        *        *        *        19        4       *        *        *
 December 25, 2034...............      14        4        *        *        *        12        2       *        *        *
 December 25, 2035...............       7        2        *        *        *         5        1       *        *        *
 December 25, 2036...............       0        0        0        0        0         0        0       0        0        0

 Weighted Average Life ** (in
 years)..........................   21.05    15.69    11.03     9.93     9.00     19.45    11.41    5.70     4.54     3.80

                                    CLASS II-M-1, CLASS II-M-2 AND CLASS II-M-3
                                    -------------------------------------------
                                     0%      100%     300%     400%     500%
                                     --      ----     ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............       100     100      100      100      100
 December 25, 2007...............        99      99       99       99       99
 December 25, 2008...............        98      98       98       98       98
 December 25, 2009...............        97      97       97       97       97
 December 25, 2010...............        96      96       96       96       96
 December 25, 2011...............        95      95       95       95       95
 December 25, 2012...............        94      92       89       87       85
 December 25, 2013...............        93      89       81       77       73
 December 25, 2014...............        92      85       71       64       58
 December 25, 2015...............        90      79       60       51       43
 December 25, 2016...............        89      73       48       38       29
 December 25, 2017...............        86      67       38       28       20
 December 25, 2018...............        84      61       31       21       14
 December 25, 2019...............        81      56       24       15        9
 December 25, 2020...............        79      51       19       11        6
 December 25, 2021...............        76      46       15        8        4
 December 25, 2022...............        73      41       12        6        3
 December 25, 2023...............        69      37        9        4        2
 December 25, 2024...............        66      33        7        3        1
 December 25, 2025...............        62      29        6        2        1
 December 25, 2026...............        58      26        4        2        1
 December 25, 2027...............        54      22        3        1        *
 December 25, 2028...............        49      19        2        1        *
 December 25, 2029...............        44      16        2        1        *
 December 25, 2030...............        39      13        1        *        *
 December 25, 2031...............        33      11        1        *        *
 December 25, 2032...............        27       8        1        *        *
 December 25, 2033...............        21       6        *        *        *
 December 25, 2034...............        14       4        *        *        *
 December 25, 2035...............         6       2        *        *        *
 December 25, 2036...............         0       0        0        0        0

 Weighted Average Life ** (in
 years)..........................     20.19   15.07    10.64     9.59     8.87

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS  TABLE  HAS  BEEN  PREPARED  BASED  ON  THE  STRUCTURING  ASSUMPTIONS
      (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS AND PERFORMANCE
      OF  THE  RELATED  MORTGAGE  LOANS,   WHICH  MAY  DIFFER  FROM  THE  ACTUAL
      CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION
      THEREWITH.

                                      S-97

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                                 CLASS III-A-1                                CLASS III-A-2
                                    -----------------------------------------     ----------------------------------------
                                    0%      200%     400%     500%     600%       0%      200%    400%     500%     600%
                                    --      ----     ----     ----     ----       --      ----    ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
 December 25, 2007...............      99       95       90       88       86       100      100      97       94       91
 December 25, 2008...............      98       83       68       61       54       100       96      76       65       54
 December 25, 2009...............      96       67       41       30       19       100       86      47       28       10
 December 25, 2010...............      95       52       20        7        0       100       79      28        6        0
 December 25, 2011...............      94       40        4        0        0       100       75      17        0        0
 December 25, 2012...............      92       30        0        0        0       100       68       6        0        0
 December 25, 2013...............      91       22        0        0        0       100       54       0        0        0
 December 25, 2014...............      89       15        0        0        0       100       45       0        0        0
 December 25, 2015...............      87        9        0        0        0       100       37       0        0        0
 December 25, 2016...............      86        5        0        0        0       100       32       0        0        0
 December 25, 2017...............      83        1        0        0        0       100       27       0        0        0
 December 25, 2018...............      80        0        0        0        0       100       23       0        0        0
 December 25, 2019...............      76        0        0        0        0       100       19       0        0        0
 December 25, 2020...............      73        0        0        0        0       100       16       0        0        0
 December 25, 2021...............      69        0        0        0        0       100       13       0        0        0
 December 25, 2022...............      65        0        0        0        0        99       10       0        0        0
 December 25, 2023...............      61        0        0        0        0        99        8       0        0        0
 December 25, 2024...............      57        0        0        0        0        99        6       0        0        0
 December 25, 2025...............      52        0        0        0        0        99        5       0        0        0
 December 25, 2026...............      47        0        0        0        0        99        3       0        0        0
 December 25, 2027...............      42        0        0        0        0        98        2       0        0        0
 December 25, 2028...............      36        0        0        0        0        89        1       0        0        0
 December 25, 2029...............      30        0        0        0        0        80        *       0        0        0
 December 25, 2030...............      23        0        0        0        0        70        0       0        0        0
 December 25, 2031...............      16        0        0        0        0        59        0       0        0        0
 December 25, 2032...............       9        0        0        0        0        48        0       0        0        0
 December 25, 2033...............       1        0        0        0        0        36        0       0        0        0
 December 25, 2034...............       0        0        0        0        0        23        0       0        0        0
 December 25, 2035...............       0        0        0        0        0        10        0       0        0        0
 December 25, 2036...............       0        0        0        0        0         0        0       0        0        0

 Weighted Average Life ** (in
 years)..........................   18.01     4.71     2.76     2.38     2.12     25.58     8.60    3.25     2.46     2.08

                                                   CLASS III-A-4
                                    -------------------------------------------
                                     0%      200%     400%     500%     600%
                                     --      ----     ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............       100     100      100      100      100
 December 25, 2007...............        98      89       84       83       82
 December 25, 2008...............        95      70       64       63       62
 December 25, 2009...............        93      50       44       43       42
 December 25, 2010...............        90      30       25       23        8
 December 25, 2011...............        87      10        5        0        0
 December 25, 2012...............        85       0        0        0        0
 December 25, 2013...............        82       0        0        0        0
 December 25, 2014...............        80       0        0        0        0
 December 25, 2015...............        77       0        0        0        0
 December 25, 2016...............        74       0        0        0        0
 December 25, 2017...............        69       0        0        0        0
 December 25, 2018...............        64       0        0        0        0
 December 25, 2019...............        58       0        0        0        0
 December 25, 2020...............        52       0        0        0        0
 December 25, 2021...............        46       0        0        0        0
 December 25, 2022...............        39       0        0        0        0
 December 25, 2023...............        32       0        0        0        0
 December 25, 2024...............        24       0        0        0        0
 December 25, 2025...............        16       0        0        0        0
 December 25, 2026...............         7       0        0        0        0
 December 25, 2027...............         0       0        0        0        0
 December 25, 2028...............         0       0        0        0        0
 December 25, 2029...............         0       0        0        0        0
 December 25, 2030...............         0       0        0        0        0
 December 25, 2031...............         0       0        0        0        0
 December 25, 2032...............         0       0        0        0        0
 December 25, 2033...............         0       0        0        0        0
 December 25, 2034...............         0       0        0        0        0
 December 25, 2035...............         0       0        0        0        0
 December 25, 2036...............         0       0        0        0        0

 Weighted Average Life ** (in
 years)..........................     13.21    3.02     2.74     2.67     2.48

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS  TABLE  HAS  BEEN  PREPARED  BASED  ON  THE  STRUCTURING  ASSUMPTIONS
      (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS AND PERFORMANCE
      OF  THE  RELATED  MORTGAGE  LOANS,   WHICH  MAY  DIFFER  FROM  THE  ACTUAL
      CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION
      THEREWITH.

                                      S-98

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                                 CLASS III-A-5                                CLASS III-A-6
                                    -----------------------------------------     ----------------------------------------
                                    0%      200%     400%     500%     600%       0%      200%    400%     500%     600%
                                    --      ----     ----     ----     ----       --      ----    ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
 December 25, 2007...............     100      100      100      100      100       100      100     100      100      100
 December 25, 2008...............     100      100      100      100      100       100      100     100      100      100
 December 25, 2009...............     100      100      100      100      100       100      100     100      100      100
 December 25, 2010...............     100      100      100      100       83       100      100     100      100      100
 December 25, 2011...............     100      100      100       64       23       100      100     100       78        0
 December 25, 2012...............     100      100       75       28        0       100      100     100        0        0
 December 25, 2013...............     100      100       46        8        0       100      100       0        0        0
 December 25, 2014...............     100      100       29        0        0       100      100       0        0        0
 December 25, 2015...............     100      100       19        0        0       100      100       0        0        0
 December 25, 2016...............     100      100       14        0        0       100      100       0        0        0
 December 25, 2017...............     100      100       11        0        0       100      100       0        0        0
 December 25, 2018...............     100       87        8        0        0       100      100       0        0        0
 December 25, 2019...............     100       75        6        0        0       100      100       0        0        0
 December 25, 2020...............     100       63        4        0        0       100      100       0        0        0
 December 25, 2021...............     100       54        3        0        0       100      100       0        0        0
 December 25, 2022...............     100       45        2        0        0       100      100       0        0        0
 December 25, 2023...............     100       38        2        0        0       100      100       0        0        0
 December 25, 2024...............     100       32        1        0        0       100      100       0        0        0
 December 25, 2025...............     100       26        1        0        0       100      100       0        0        0
 December 25, 2026...............     100       22        1        0        0       100      100       0        0        0
 December 25, 2027...............     100       18        *        0        0       100      100       0        0        0
 December 25, 2028...............     100       14        *        0        0       100      100       0        0        0
 December 25, 2029...............     100       11        *        0        0       100      100       0        0        0
 December 25, 2030...............     100        9        *        0        0       100       91       0        0        0
 December 25, 2031...............     100        6        *        0        0       100       68       0        0        0
 December 25, 2032...............     100        5        *        0        0       100       49       0        0        0
 December 25, 2033...............     100        3        *        0        0       100       33       0        0        0
 December 25, 2034...............      70        2        *        0        0       100       20       0        0        0
 December 25, 2035...............      34        1        *        0        0       100        8       0        0        0
 December 25, 2036...............       0        0        0        0        0         0        0       0        0        0

 Weighted Average Life ** (in
 years)..........................   28.58    16.63     7.78     5.57     4.61     29.80    26.24    6.78     5.08     4.34

                                          CLASS III-A-7 AND CLASS III-A-8
                                    -------------------------------------------
                                     0%      200%     400%     500%     600%
                                     --      ----     ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............       100     100      100      100      100
 December 25, 2007...............       100     100      100      100      100
 December 25, 2008...............       100     100      100      100      100
 December 25, 2009...............       100     100      100      100      100
 December 25, 2010...............       100     100      100      100      100
 December 25, 2011...............       100     100      100      100      100
 December 25, 2012...............        99      95       91       89       79
 December 25, 2013...............        98      89       81       76       44
 December 25, 2014...............        96      82       67       58       24
 December 25, 2015...............        95      73       53       39       14
 December 25, 2016...............        93      63       40       27        9
 December 25, 2017...............        91      54       30       18        6
 December 25, 2018...............        88      46       22       12        3
 December 25, 2019...............        86      39       16        8        2
 December 25, 2020...............        83      33       12        6        1
 December 25, 2021...............        79      28        9        4        1
 December 25, 2022...............        76      24        6        3        *
 December 25, 2023...............        73      20        5        2        *
 December 25, 2024...............        69      17        3        1        *
 December 25, 2025...............        65      14        2        1        *
 December 25, 2026...............        61      11        2        *        *
 December 25, 2027...............        56       9        1        *        *
 December 25, 2028...............        51       7        1        *        *
 December 25, 2029...............        46       6        1        *        *
 December 25, 2030...............        40       5        *        *        *
 December 25, 2031...............        35       3        *        *        *
 December 25, 2032...............        28       2        *        *        *
 December 25, 2033...............        22       2        *        *        *
 December 25, 2034...............        14       1        *        *        *
 December 25, 2035...............         7       *        *        *        *
 December 25, 2036...............         0       0        0        0        0

 Weighted Average Life ** (in
 years)..........................     21.03   12.76     9.93     8.97     7.37

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS  TABLE  HAS  BEEN  PREPARED  BASED  ON  THE  STRUCTURING  ASSUMPTIONS
      (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS AND PERFORMANCE
      OF  THE  RELATED  MORTGAGE  LOANS,   WHICH  MAY  DIFFER  FROM  THE  ACTUAL
      CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION
      THEREWITH.

                                      S-99

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                       CLASS III-A-9 AND CLASS III-A-10                       CLASS III-A-P
                                    -----------------------------------------     ----------------------------------------
                                    0%      200%     400%     500%     600%       0%      200%    400%     500%     600%
                                    --      ----     ----     ----     ----       --      ----    ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............     100      100      100      100      100       100      100     100      100      100
 December 25, 2007...............     100      100      100      100      100        99       96      92       91       89
 December 25, 2008...............     100      100      100      100      100        98       87      76       71       67
 December 25, 2009...............     100      100      100      100      100        97       76      58       50       43
 December 25, 2010...............     100      100      100      100      100        96       66      43       34       27
 December 25, 2011...............     100      100      100      100       70        94       57      33       24       17
 December 25, 2012...............      99       95       91       68       40        93       50      24       16       11
 December 25, 2013...............      98       89       79       45       22        91       43      18       11        7
 December 25, 2014...............      96       82       58       29       12        90       37      14        8        4
 December 25, 2015...............      95       73       43       20        7        88       32      10        5        3
 December 25, 2016...............      93       63       32       13        4        87       28       8        4        2
 December 25, 2017...............      91       54       24        9        3        84       24       6        3        1
 December 25, 2018...............      88       46       18        6        2        82       20       4        2        1
 December 25, 2019...............      86       39       13        4        1        79       17       3        1        *
 December 25, 2020...............      83       33        9        3        1        76       15       2        1        *
 December 25, 2021...............      79       28        7        2        *        73       12       2        1        *
 December 25, 2022...............      76       24        5        1        *        70       10       1        *        *
 December 25, 2023...............      73       20        4        1        *        67        9       1        *        *
 December 25, 2024...............      69       17        3        1        *        63        7       1        *        *
 December 25, 2025...............      65       14        2        *        *        59        6       *        *        *
 December 25, 2026...............      61       11        1        *        *        55        5       *        *        *
 December 25, 2027...............      56        9        1        *        *        51        4       *        *        *
 December 25, 2028...............      51        7        1        *        *        47        3       *        *        *
 December 25, 2029...............      46        6        *        *        *        42        3       *        *        *
 December 25, 2030...............      40        5        *        *        *        37        2       *        *        *
 December 25, 2031...............      35        3        *        *        *        31        1       *        *        *
 December 25, 2032...............      28        2        *        *        *        26        1       *        *        *
 December 25, 2033...............      22        2        *        *        *        19        1       *        *        *
 December 25, 2034...............      14        1        *        *        *        13        *       *        *        *
 December 25, 2035...............       7        *        *        *        *         6        *       *        *        *
 December 25, 2036...............       0        0        0        0        0         0        0       0        0        0

 Weighted Average Life ** (in
 years)..........................   21.03    12.76     9.43     7.55     6.17     19.67     7.66    4.50     3.75     3.24

                                      CLASS III-M-1, CLASS III-M-2 AND CLASS
                                                      III-M-3
                                    -------------------------------------------
                                     0%      200%     400%     500%     600%
                                     --      ----     ----     ----     ----

 DISTRIBUTION DATE
 -----------------
 Initial Percentage..............       100     100      100      100      100
 December 25, 2007...............        99      99       99       99       99
 December 25, 2008...............        98      98       98       98       98
 December 25, 2009...............        97      97       97       97       97
 December 25, 2010...............        96      96       96       96       96
 December 25, 2011...............        95      95       95       95       95
 December 25, 2012...............        94      91       87       85       83
 December 25, 2013...............        93      85       77       73       68
 December 25, 2014...............        92      78       64       58       52
 December 25, 2015...............        90      69       51       43       36
 December 25, 2016...............        89      60       38       30       22
 December 25, 2017...............        87      51       28       20       14
 December 25, 2018...............        84      44       21       14        9
 December 25, 2019...............        82      37       15        9        5
 December 25, 2020...............        79      32       11        6        3
 December 25, 2021...............        76      27        8        4        2
 December 25, 2022...............        73      23        6        3        1
 December 25, 2023...............        69      19        4        2        1
 December 25, 2024...............        66      16        3        1        *
 December 25, 2025...............        62      13        2        1        *
 December 25, 2026...............        58      11        2        1        *
 December 25, 2027...............        53       9        1        *        *
 December 25, 2028...............        49       7        1        *        *
 December 25, 2029...............        44       6        1        *        *
 December 25, 2030...............        39       4        *        *        *
 December 25, 2031...............        33       3        *        *        *
 December 25, 2032...............        27       2        *        *        *
 December 25, 2033...............        21       2        *        *        *
 December 25, 2034...............        14       1        *        *        *
 December 25, 2035...............         7       *        *        *        *
 December 25, 2036...............         0       0        0        0        0

 Weighted Average Life ** (in
 years)..........................     20.17   12.29     9.60     8.87     8.35

----------
*     Indicates a number that is greater than zero but less than 0.5%.
**    The weighted  average life of a certificate  of any class is determined by
      (i)  multiplying  the  amount  of each  net  distribution  of  Certificate
      Principal  Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
      THIS  TABLE  HAS  BEEN  PREPARED  BASED  ON  THE  STRUCTURING  ASSUMPTIONS
      (INCLUDING THE ASSUMPTIONS  REGARDING THE  CHARACTERISTICS AND PERFORMANCE
      OF  THE  RELATED  MORTGAGE  LOANS,   WHICH  MAY  DIFFER  FROM  THE  ACTUAL
      CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION
      THEREWITH.

                                     S-100

ADJUSTABLE RATE CERTIFICATE YIELD CONSIDERATIONS

      The  yields to  investors  on the  Adjustable  Rate  Certificates  will be sensitive to fluctuations in the level of LIBOR. The  pass-through  rates on the
Floater  Certificates  will vary with  LIBOR  and the  pass-through  rate on the
Inverse Floater  Certificates  will vary inversely with LIBOR.  The pass-through rates on the  Adjustable  Rate  Certificates  are subject to maximum and minimum pass-through  rates, and are therefore  limited despite changes in LIBOR in some circumstances.  Changes in the level of LIBOR may not correlate  with changes in prevailing  mortgage interest rates or changes in other indices.  It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster  prepayments,  could occur  concurrently  with an  increased  level of
LIBOR.  Investors in the Adjustable Rate Certificates should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

      The  yields to  investors  on the  Inverse  Floater  Certificates  will be extremely sensitive to the rate and timing of principal payments on the mortgage loans in loan group III, including prepayments, defaults and liquidations, which rate may  fluctuate  significantly  over time.  A faster than  expected  rate of principal  payments  on the  mortgage  loans will have an adverse  effect on the yields to such  investors  and could  result in the failure of  investors in the
Inverse Floater Certificates to fully recover their initial investments.

      To  illustrate  the  significance  of  changes  in the  level of LIBOR and prepayments on the yields to maturity on the Adjustable Rate  Certificates,  the following  tables  indicate  the  approximate  pre-tax  yields to  maturity on a corporate bond equivalent basis under the different constant  percentages of the prepayment assumption and varying levels of LIBOR indicated. Because the rate of distribution  of  principal  on the  certificates  will be related to the actual amortization,  including prepayments, of the group III loans, which will include mortgage  loans that have  remaining  terms to  maturity  shorter or longer than assumed and mortgage  rates higher or lower than assumed,  the pre-tax yields to maturity on the  Adjustable  Rate  Certificates  are likely to differ from those shown in the  following  tables,  even if all the group III loans  prepay at the constant  percentages of the prepayment  assumption and the level of LIBOR is as specified,  and the weighted average remaining term to maturity and the weighted average  mortgage  rate of the mortgage  loans are as assumed.  Any  differences between the  assumptions and the actual  characteristics  and performance of the group III loans and of the  certificates  may result in yields  being  different from  those  shown in the  tables.  Discrepancies  between  assumed  and  actual characteristics  and  performance  underscore  the  hypothetical  nature  of the tables,  which are provided only to give a general sense of the  sensitivity  of yields in varying prepayment scenarios and different levels of LIBOR.

      In addition, it is highly unlikely that the group III loans will prepay at a constant percentage of the prepayment  assumption until maturity,  that all of the mortgage loans will prepay at the same rate, or that the level of LIBOR will remain  constant.  The  timing  of  changes  in  the  rate  of  prepayments  may significantly  affect the actual yield to maturity to an  investor,  even if the
average  rate  of  principal   prepayments  is  consistent  with  an  investor's
expectation.  In general,  the earlier the payment of principal of the group III loans, the greater the effect on an investor's  yield to maturity.  As a result, the effect on an investor's yield of principal  prepayments  occurring at a rate higher or lower  than the rate  anticipated  by the  investor  during the period immediately  following  the  issuance  of the  certificates  will not be equally offset by a  subsequent  like  reduction  or increase  in the rate of  principal prepayments.

      The tables below are based on the structuring  assumptions,  including the assumptions  regarding the characteristics and performance of the mortgage loans and the  certificates,  which may differ from their actual  characteristics  and performance, and assuming further that:

      o     on each  LIBOR  rate  adjustment  date,  LIBOR  will be at the level shown;

                                     S-101

      o     the aggregate purchase prices of the Class III-A-2 and Class III-A-3
            Certificates   are    approximately    $87,755,029   and   $493,386,
            respectively, in each case including accrued interest;

      o     no payments are made under the yield maintenance agreement; and

      o     the  initial  pass-through  rates on the  Class  III-A-2  and  Class
            III-A-3   Certificates  are  as  described  on  page  S-68  of  this prospectus supplement.

      There can be no  assurance  that the group III loans will have the assumed characteristics,  will  prepay at any of the rates shown in the tables or at any other  particular  rate,  that the pre-tax  yields to maturity on the Adjustable
Rate Certificates will correspond to any of the pre-tax yields to maturity shown in this  prospectus  supplement,  that the level of LIBOR will correspond to the levels  shown  in the  tables  or  that  the  aggregate  purchase  price  of the
Adjustable  Rate  Certificates  will be as  assumed.  In  addition  to any other factors an investor may deem material,  each investor must make its own decision as to the  appropriate  prepayment  assumption  to be used  and the  appropriate levels  of LIBOR  to be  assumed  in  deciding  whether  or not to  purchase  an
Adjustable Rate Certificate.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
               CLASS III-A-2 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR              0%             200%          400%          500%         600%
-----           -------         -------       -------       -------      -------
4.00%             4.55%          4.56%         4.57%         4.58%        4.59%
4.50%             5.06%          5.06%         5.07%         5.08%        5.08%
5.00%             5.56%          5.57%         5.57%         5.57%        5.57%
5.25%             5.82%          5.82%         5.82%         5.82%        5.82%
6.00%             5.82%          5.82%         5.82%         5.82%        5.82%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
               CLASS III-A-3 CERTIFICATES TO PREPAYMENTS AND LIBOR

                                PERCENTAGE OF PSA

LIBOR              0%             200%          400%          500%         600%
-----           -------         -------       -------       -------      -------
4.00%           291.80%         290.42%       281.36%       274.71%      267.18%
4.50%           157.82%         155.25%       142.75%       134.36%      125.41%
5.00%            47.08%          41.01%       18.94%         4.04%       (8.89)%
5.25%              *               *             *             *            *
6.00%              *               *             *             *            *

----------
* These yields  represent a loss of  substantially  all of the assumed  purchase price of the certificates.

      Each  pre-tax  yield  to  maturity  listed  in the  preceding  tables  was calculated by determining the monthly  discount rate which,  when applied to the assumed  stream of cash flows to be paid on the  Adjustable  Rate  Certificates, would cause the discounted  present value of the assumed stream of cash flows to equal the assumed  purchase  price for those  certificates.  These yields do not take into account the different interest rates at which investors may be able to reinvest  funds  received  by  them  as  distributions  on the  Adjustable  Rate
Certificates,  and thus do not  reflect  the  return  on any  investment  in the
Adjustable Rate Certificates when any reinvestment rates other than the discount rates are considered.

                                     S-102

      Notwithstanding  the assumed  prepayment  rates reflected in the preceding tables,  it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is  critical  to  determining  yields,  the  pre-tax  yields to  maturity on the
Adjustable  Rate  Certificates  are  likely to differ  from  those  shown in the tables,  even if all of the  mortgage  loans  prepay at the  indicated  constant percentages of the prepayment  assumption over any given time period or over the entire life of the certificates.

      There can be no  assurance  that the group  III loans  will  prepay at any particular rate or that the yield on any class of Adjustable  Rate  Certificates will conform to the yields  described in this prospectus  supplement.  Moreover, the various  remaining  terms to maturity  and  mortgage  rates of the group III loans could produce slower or faster principal  distributions  than indicated in the  preceding  tables at the various  constant  percentages  of the  prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.  Investors are urged to  make  their  investment  decisions  based  on  their  determinations  as  to anticipated  rates of prepayment under a variety of scenarios.  Investors in the
Inverse Floater Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans could result in the failure of those investors to fully recover their investments.

      For additional  considerations relating to the yields on the certificates, see "Yield  Considerations" and "Maturity and Prepayment  Considerations" in the
prospectus.

PRINCIPAL ONLY CERTIFICATE AND VARIABLE STRIP CERTIFICATE YIELD CONSIDERATIONS

      Because the Principal Only  Certificates  will be purchased at a discount, the pre-tax yield on the Principal Only Certificates will be adversely  affected by slower than expected payments of principal, including prepayments,  defaults, liquidations  and purchases of mortgage loans in the related loan group due to a breach of a  representation  and warranty with respect to the Discount  Mortgage
Loans in the related loan group.

      The pre-tax yield to maturity on the Variable Strip  Certificates  will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Non-Discount Mortgage Loans in the  related  loan  group,  which rate may  fluctuate  significantly  over time.
Investors in the Variable Strip Certificates should fully consider the risk that a rapid rate of  prepayments on the  Non-Discount  Mortgage Loans in the related loan group could result in the failure of those investors to fully recover their investments. Solely with respect to the Variable Strip Certificates, because the pool strip  rates on the  Discount  Mortgage  Loans  equal  0.00%,  the yield to investors on the Variable Strip Certificates will not be affected by prepayments on the related Discount Mortgage Loans.

      The following  tables  indicate the  sensitivity  of the pre-tax yields to maturity on the Principal Only  Certificates and Variable Strip  Certificates to
various  constant  rates of prepayment on the mortgage loans in the related loan group by  projecting  the  monthly  aggregate  payments  on the  Principal  Only
Certificates  and Variable Strip  Certificates  and computing the  corresponding pre-tax yields to maturity on a corporate bond  equivalent  basis,  based on the structuring assumptions, including the assumptions regarding the characteristics and  performance of the mortgage  loans in the related loan group,  which differ from their actual  characteristics  and  performance  and assuming the aggregate purchase  prices,  including  accrued  interest,  if any, set forth  below.  Any
differences   between  the  assumptions  and  the  actual   characteristics  and
performance of the mortgage loans in the related loan group and of the Principal
Only  Certificates  and Variable Strip  Certificates  may result in yields being different  from those shown in the  tables.  Discrepancies  between  assumed and actual characteristics and performance underscore the hypothetical nature of the tables,  which are provided only to give a general sense of the  sensitivity  of yields in varying prepayment scenarios.

                                     S-103

                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-P
        CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP I

                                0%       100%        300%       400%       500%
                              ------    ------      ------     ------     -----
ASSUMED PURCHASE PRICE
      $162,928.26             3.13%      4.08%       6.25%      7.40%     8.54%

                  PRE-TAX YIELD TO MATURITY OF THE CLASS I-A-V
        CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP I

                                0%       100%        300%       400%       500%
                              ------    ------      ------     ------     -----
ASSUMED PURCHASE PRICE
    $1,268,132.11             29.82%    24.98%      15.00%      9.86%     4.61%

                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-P
       CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP II

                                0%       100%        300%       400%       500%
                              ------    ------      ------     ------     -----
ASSUMED PURCHASE PRICE
      $317,690.65             2.35%      4.34%       9.00%     11.23%     13.33%

                  PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-V
       CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP II

                                0%       100%        300%       400%       500%
                              ------    ------      ------     ------     -----
ASSUMED PURCHASE PRICE
    $6,718,482.30             30.52%    25.44%      15.00%      9.64%      4.19%

                 PRE-TAX YIELD TO MATURITY OF THE CLASS III-A-P
       CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP III

                                0%       200%        400%       500%       600%
                              ------    ------      ------     ------     -----
ASSUMED PURCHASE PRICE
      $367,248.93             1.88%      5.28%       9.00%     10.74%     12.40%

                 PRE-TAX YIELD TO MATURITY OF THE CLASS III-A-V
       CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PSA FOR LOAN GROUP III

                                0%       200%        400%       500%       600%
                              ------    ------      ------     ------     -----
ASSUMED PURCHASE PRICE
    $3,068,448.88             34.91%    25.10%      15.00%      9.84%     4.62%

                                     S-104

      Each  pre-tax  yield to  maturity  set forth in the  preceding  tables was calculated by determining the monthly  discount rate which,  when applied to the assumed stream of cash flows to be paid on the Principal Only  Certificates  and
Variable Strip Certificates,  as applicable,  would cause the discounted present value of the assumed  stream of cash flows to equal the assumed  purchase  price listed in the applicable  table.  Accrued  interest,  if any, is included in the assumed  purchase price and is used in computing the corporate  bond  equivalent yields shown. These yields do not take into account the different interest rates at  which  investors  may  be  able  to  reinvest  funds  received  by  them  as distributions on the Principal Only Certificates or Variable Strip Certificates,
and thus do not  reflect  the return on any  investment  in the  Principal  Only
Certificates or Variable Strip  Certificates  when any reinvestment  rates other than the discount rates are considered.

      Notwithstanding  the assumed  prepayment  rates reflected in the preceding tables,  it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is  critical  to  determining  yields,  the  pre-tax  yields to  maturity on the
Principal Only Certificates and Variable Strip Certificates are likely to differ from those shown in the tables, even if all of the mortgage loans in the related loan group prepay at the  constant  percentages  of PSA  indicated in the tables above over any given time period or over the entire life of the certificates.

      A lower than  anticipated  rate of principal  prepayments  on the Discount
Mortgage  Loans in a loan  group  will  have a  material  adverse  effect on the pre-tax  yield to maturity of the related Class A-P  Certificates.  The rate and timing of principal  prepayments on the Discount  Mortgage Loans may differ from the rate and  timing  of  principal  prepayments  on the  mortgage  loans in the related loan group.  In addition,  because the Discount  Mortgage Loans have Net
Mortgage  Rates that are lower than the Net Mortgage  Rates of the  Non-Discount
Mortgage Loans in the related loan group,  and because mortgage loans with lower
Net Mortgage  Rates in the related loan group are likely to have lower  mortgage rates, the Discount Mortgage Loans are likely to prepay under most circumstances at a lower rate than the Non-Discount  Mortgage Loans in the related loan group.
In  addition,  holders of the  Variable  Strip  Certificates  in most cases have rights to relatively  larger portions of interest  payments on mortgage loans in the  related  loan group with  higher  mortgage  rates;  thus,  the yield on the
Variable Strip  Certificates will be materially  adversely affected to a greater extent than on the other offered  certificates in the related  Certificate Group if the  mortgage  loans in the  related  loan group with higher  mortgage  rates prepay  faster  than the  mortgage  loans with  lower  mortgage  rates.  Because mortgage  loans  having  higher pool strip rates  usually  have higher  mortgage
rates,   these  mortgage  loans  are  more  likely  to  be  prepaid  under  most circumstances than are mortgage loans having lower pool strip rates.

      There can be no  assurance  that the  mortgage  loans  will  prepay at any particular  rate or that the pre-tax yields on the Principal  Only  Certificates and Variable  Strip  Certificates  will conform to the yields  described in this prospectus  supplement.  Moreover,  the various  remaining terms to maturity and mortgage rates of the mortgage  loans could produce  slower or faster  principal distributions  than  indicated in the preceding  tables at the various  constant percentages of PSA  specified,  even if the weighted  average  remaining term to maturity  and  weighted  average  mortgage  rate of the  mortgage  loans  are as assumed.  Investors are urged to make their investment  decisions based on their determinations  as to  anticipated  rates  of  prepayment  under  a  variety  of scenarios.  Investors in the Variable Strip  Certificates  should fully consider the risk that a rapid rate of  prepayments  on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

      For additional  considerations relating to the yields on the certificates, see "Yield  Considerations" and "Maturity and Prepayment  Considerations" in the
accompanying prospectus.

                                     S-105

CLASS I-M-2,  CLASS I-M-3, CLASS II-M-2,  CLASS II-M-3,  CLASS III-M-2 AND CLASS
III-M-3 CERTIFICATE YIELD CONSIDERATIONS

      If the  aggregate  Certificate  Principal  Balance of the related  Class B
Certificates  is  reduced  to zero,  the yield to  maturity  on the Class  I-M-3
Certificates,  the Class II-M-3 Certificates or the Class III-M-3  Certificates,
as  applicable,  will  become  extremely  sensitive  to  Realized  Losses on the mortgage  loans in the  related  loan  group,  and the timing of those  Realized
Losses that are  covered by  subordination,  because the entire  amount of those
Realized  Losses will be  allocated to the Class I-M-3  Certificates,  the Class
II-M-3 Certificates or the Class III-M-3 Certificates, as the case may be.

      The  aggregate  initial  Certificate  Principal  Balance  of the Class I-B
Certificates is equal to approximately  0.30% of the aggregate principal balance of the  group I loans  as of the  cut-off  date,  after  deducting  payments  of principal  due during  the Month of the  cut-off  date.  The  aggregate  initial
Certificate  Principal  Balance  of the  Class  II-B  Certificates  is  equal to approximately  0.60% of the aggregate principal balance of the group II loans as of the cut-off date, after deducting  payments of principal due during the month of the cut-off date. The aggregate initial Certificate  Principal Balance of the
Class  III-B  Certificates  is equal  to  approximately  0.60% of the  aggregate principal balance of the group III loans as of the cut-off date, after deducting payments  of  principal  due  during  the  month  of the  cut-off  date.  If the
Certificate Principal Balances of the related Class B Certificates and the Class
I-M-3  Certificates,   the  Class  II-M-3  Certificates  or  the  Class  III-M-3
Certificates, as applicable, have been reduced to zero, the yield to maturity on the Class I-M-2 Certificates, the Class II-M-2 Certificates or the Class III-M-2
Certificates,  as applicable, will become extremely sensitive to Realized Losses on the mortgage loans in the related loan group and the timing of those Realized
Losses that are  covered by  subordination,  because the entire  amount of those
Realized  Losses will be  allocated to the Class I-M-2  Certificates,  the Class
II-M-2 Certificates or the Class III-M-2  Certificates,  as the case may be. The aggregate initial Certificate  Principal Balance of the Class I-M-3 Certificates
and Class I-B  Certificates  is equal to  approximately  0.45% of the  aggregate principal  balance of the group I loans as of the cut-off date,  after deducting payments of principal  due during the month of the cut-off  date.  The aggregate initial Certificate Principal Balance of the Class II-M-3 Certificates and Class
II-B  Certificates is equal to  approximately  1.00% of the aggregate  principal balance of the group II loans as of the  cut-off  date.  The  aggregate  initial
Certificate  Principal Balance of the Class III-M-3 Certificates and Class III-B
Certificates is equal to approximately  1.00% of the aggregate principal balance of the group III loans as of the cut-off date.

      Defaults on mortgage loans may be measured  relative to a default standard or model.  The model used in this prospectus  supplement,  the standard  default assumption,  represents  an assumed rate of default  each month  relative to the then outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then  outstanding  principal  balance of the mortgage  loans in the first month of the life of the  mortgage  loans and an  additional  0.02% per annum in each month thereafter  until the 30th month.  Beginning in the 30th month and in each month thereafter  through the 60th month of the life of the mortgage loans,
100% SDA  assumes  a  constant  default  rate of 0.60%  per  annum  each  month.
Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage  loans,  100% SDA assumes that the constant  default rate  declines  each month by 0.0095% per annum,  and that the constant  default rate  remains at 0.03% per annum in each month  after the 120th  month.  For the purposes of the tables  below,  it is assumed that there is no delay between the default and liquidation of the mortgage  loans. As used in the table below,  "0%
SDA" assumes  default  rates equal to 0% of SDA--no  defaults.  Correspondingly,
"200% SDA" assumes  default  rates equal to 200% of SDA, and so forth.  SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans,  including the mortgage loans in this mortgage pool.

                                     S-106

      The following  tables  indicate the  sensitivity  of the pre-tax yields to maturity on the Class I-M-2,  Class I-M-3,  Class II-M-2,  Class  II-M-3,  Class
III-M-2  and Class  III-M-3  Certificates  to various  rates of  prepayment  and varying levels of aggregate Realized Losses on the mortgage loans in the related loan group by projecting  the monthly  aggregate  cash flows on the Class I-M-2,
Class  I-M-3,  Class  II-M-2,  Class  II-M-3,  Class  III-M-2 and Class  III-M-3
Certificates  and computing the  corresponding  pre-tax  yields to maturity on a corporate  bond  equivalent  basis.  The  tables  are  based on the  structuring assumptions,  except  assumption (iv),  including the assumptions  regarding the characteristics and performance of the mortgage loans in the related loan group, which differ from their actual  characteristics  and  performance,  and assuming further that:

      o     defaults and final liquidations on the mortgage loans in the related loan group occur on the last day of each month at the respective SDA percentages set forth in the tables;

      o     each  liquidation  results in a Realized Loss allocable to principal equal to the  percentage  indicated,  the loss severity  percentage, multiplied by the principal  balances of the mortgage  loans assumed to be liquidated;

      o     there are no  delinquencies  on the mortgage  loans,  and  principal payments on the mortgage  loans,  other than those on mortgage loans assumed to be  liquidated,  will be timely  received  together  with prepayments,  if any, at the respective constant  percentages of PSA set forth in the table;

      o     there are no Excess  Special  Hazard  Losses,  Excess Fraud  Losses,
            Excess Bankruptcy Losses or Extraordinary Losses;

      o     clauses  (a)(i),  (b)(i) and (b)(ii) in the definition of the Senior
            Accelerated  Distribution Percentage are not applicable for any loan group; and

      o     the purchase prices of the Class I-M-2,  Class I-M-3,  Class II-M-2,
            Class II-M-3,  Class III-M-2 and Class III-M-3  Certificates will be approximately $219,252, $161,096, $4,348,241, $2,800,574, $2,134,531
            and $1,375,674, respectively, including accrued interest.

      Investors  should also  consider the  possibility  that  aggregate  losses incurred  may not in fact be  materially  reduced  by higher  prepayment  speeds because mortgage loans in the related loan group that would otherwise ultimately default  and be  liquidated  may be less  likely  to be  prepaid.  In  addition, investors  should  be  aware  that  the  following  tables  are  based  upon the assumption that the Class I-M-2, Class I-M-3, Class II-M-2,  Class II-M-3, Class
III-M-2  and  Class  III-M-3  Certificates  are  priced  at  a  discount.  Since prepayments will occur at par, the yields on the Class I-M-2, Class I-M-3, Class
II-M-2,  Class II-M-3, Class III-M-2 and Class III-M-3 Certificates may increase due to those  prepayments,  even if losses occur.  Any  differences  between the assumptions and the actual characteristics and performance of the mortgage loans and of the  certificates  may result in yields different from those shown in the tables. Discrepancies between assumed and actual characteristics and performance underscore  the  hypothetical  nature of the tables,  which are provided only to give a general sense of the  sensitivity of yields in varying  Realized Loss and prepayment scenarios.

                                     S-107

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
              CLASS I-M-2 CERTIFICATES AND CLASS I-M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                            CLASS I-M-2 CERTIFICATES

                                                                    PERCENTAGE OF PSA
                                       ---------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              100%            300%             400%             500%
-----------------   -------------      --------         --------        --------         --------         --------

0%...............        N/A             5.95%           5.96%            5.99%            6.00%           6.01%
50%..............        30%             0.32%           5.31%            5.99%            6.00%           6.01%
100%.............        30%           (34.80)%         (30.04)%        (12.36)%           1.29%           5.74%
150%.............        30%           (55.80)%         (52.22)%        (42.87)%         (36.43)%         (26.99)%
200%.............        30%           (71.82)%         (69.17)%        (62.38)%         (58.17)%         (52.78)%

                            CLASS I-M-3 CERTIFICATES

                                                                    PERCENTAGE OF PSA
                                       ---------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              100%            300%             400%             500%
-----------------   -------------      --------         --------        --------         --------         --------

0%...............        N/A             6.28%           6.31%            6.36%            6.38%           6.40%
50%..............        30%           (20.30)%         (13.43)%          5.20%            6.39%           6.40%
100%.............        30%           (53.87)%         (50.14)%        (40.66)%         (34.01)%         (23.33)%
150%.............        30%           (76.44)%         (74.06)%        (68.04)%         (64.30)%         (59.70)%
200%.............        30%           (92.60)%         (90.62)%        (86.63)%         (84.15)%         (81.38)%

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
             CLASS II-M-2 CERTIFICATES AND CLASS II-M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                            CLASS II-M-2 CERTIFICATES

                                                                    PERCENTAGE OF PSA
                                       ---------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              100%            300%             400%             500%
-----------------   -------------      --------         --------        --------         --------         --------

0%...............        N/A             6.12%           6.13%            6.14%            6.14%           6.15%
100%.............        30%             4.14%           6.12%            6.14%            6.15%           6.15%
200%.............        30%           (35.70)%         (29.28)%          1.62%            5.10%           6.15%
300%.............        30%           (55.85)%         (51.50)%        (39.37)%         (13.40)%         (1.70)%
400%.............        30%           (71.45)%         (68.14)%        (59.51)%         (53.55)%         (45.16)%

                            CLASS II-M-3 CERTIFICATES

                                                                    PERCENTAGE OF PSA
                                       ---------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              100%            300%             400%             500%
-----------------   -------------      --------         --------        --------         --------         --------

0%...............        N/A             6.44%           6.51%            6.61%            6.65%           6.68%
100%.............        30%           (25.12)%         (5.28)%           5.68%            6.65%           6.68%
200%.............        30%           (59.26)%         (55.25)%        (44.38)%         (35.45)%         (6.39)%
300%.............        30%           (81.32)%         (78.69)%        (72.10)%         (67.78)%         (62.29)%
400%.............        30%           (96.74)%         (94.89)%        (90.46)%         (87.75)%         (84.57)%

                                     S-108

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
            CLASS III-M-2 CERTIFICATES AND CLASS III-M-3 CERTIFICATES
                       TO PREPAYMENTS AND REALIZED LOSSES

                           CLASS III-M-2 CERTIFICATES

                                                                    PERCENTAGE OF PSA
                                       ---------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              200%            400%             500%             600%
-----------------   -------------      --------         --------        --------         --------         --------

0%...............        N/A             6.04%           6.11%            6.16%            6.18%           6.20%
100%.............        30%             4.05%           6.12%            6.17%            6.18%           6.20%
200%.............        30%           (35.35)%         (5.66)%           5.12%            6.19%           6.20%
300%.............        30%           (54.94)%         (45.62)%        (13.54)%          (2.41)%          3.17%
400%.............        30%           (70.02)%         (63.06)%        (52.74)%         (44.61)%         (12.46)%

                           CLASS III-M-3 CERTIFICATES

                                                                    PERCENTAGE OF PSA
                                       ---------------------------------------------------------------------------
PERCENTAGE OF       LOSS SEVERITY
    SDA              PERCENTAGE           0%              200%            400%             500%             600%
-----------------   -------------      --------         --------        --------         --------         --------

0%...............        N/A             6.35%           6.54%            6.66%            6.70%           6.74%
100%.............        30%           (25.03)%          2.79%            6.66%            6.70%           6.74%
200%.............        30%           (58.26)%         (49.72)%        (35.14)%          (6.32)%          0.61%
300%.............        30%           (79.60)%         (74.14)%        (66.51)%         (61.21)%         (53.83)%
400%.............        30%           (94.36)%         (90.66)%        (85.75)%         (82.72)%         (78.97)%

----------
* These yields  represent a loss of  substantially  all of the assumed  purchase price of the certificates.

      Each  pre-tax  yield  to  maturity  listed  in the  preceding  tables  was calculated by determining the monthly  discount rate which,  when applied to the assumed stream of cash flows to be paid on the Class I-M-2,  Class I-M-3,  Class
II-M-2,  Class  II-M-3,  Class  III-M-2  and  Class  III-M-3  Certificates,   as
applicable,  would cause the  discounted  present value of the assumed stream of cash flows to equal the assumed purchase price referred to above, and converting that rate to a corporate bond equivalent yield.  Accrued interest is included in the  assumed  purchase  price  and is  used  in  computing  the  corporate  bond equivalent  yields  shown.  These yields do not take into account the  different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-M-2,  Class I-M-3,  Class II-M-2,  Class II-M-3,
Class III-M-2 and Class III-M-3 Certificates, and thus do not reflect the return on any investment in the Class I-M-2, Class I-M-3,  Class II-M-2,  Class II-M-3,
Class III-M-2 and Class III-M-3 Certificates,  when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

      The following tables set forth the amount of Realized Losses for each loan group that would be incurred with respect to the respective  certificates in the aggregate  under each of the scenarios in the preceding  tables,  expressed as a percentage of the aggregate  outstanding principal balance of the mortgage loans in the related loan group, as of the cut-off date,  after deducting  payments of principal due during the month of the cut-off date:

                                     S-109

                   AGGREGATE REALIZED LOSSES FOR LOAN GROUP I

                                                                   PERCENTAGE OF PSA
                                                 --------------------------------------------------------
                                                   0%         100%         300%         400%         500%
                                                 ----         ----         ----         ----         ----
PERCENTAGE OF SDA  LOSS SEVERITY PERCENTAGE

       50%                   30%                 0.45%        0.38%        0.27%        0.23%        0.20%
      100%                   30%                 0.90%        0.75%        0.54%        0.46%        0.39%
      150%                   30%                 1.34%        1.12%        0.80%        0.68%        0.59%
      200%                   30%                 1.78%        1.49%        1.06%        0.91%        0.78%

                   AGGREGATE REALIZED LOSSES FOR LOAN GROUP II

                                                                    PERCENTAGE OF PSA
                                                 --------------------------------------------------------
                                                   0%         100%         300%         400%         500%
                                                 ----         ----         ----         ----         ----
PERCENTAGE OF SDA  LOSS SEVERITY PERCENTAGE

      100%                   30%                 1.17%        0.93%        0.63%        0.52%        0.44%
      200%                   30%                 2.31%        1.83%        1.24%        1.04%        0.88%
      300%                   30%                 3.40%        2.70%        1.83%        1.54%        1.31%
      400%                   30%                 4.45%        3.54%        2.41%        2.03%        1.73%

                  AGGREGATE REALIZED LOSSES FOR LOAN GROUP III

                                                                    PERCENTAGE OF PSA
                                                 --------------------------------------------------------
                                                   0%         200%         400%         500%         600%
                                                 ----         ----         ----         ----         ----
PERCENTAGE OF SDA  LOSS SEVERITY PERCENTAGE

      100%                   30%                 1.17%        0.76%        0.52%        0.44%        0.38%
      200%                   30%                 2.31%        1.49%        1.04%        0.88%        0.75%
      300%                   30%                 3.40%        2.20%        1.54%        1.31%        1.12%
      400%                   30%                 4.45%        2.90%        2.03%        1.73%        1.48%

      Notwithstanding   the  assumed  percentages  of  SDA,  loss  severity  and
prepayment  reflected in the  preceding  table,  it is highly  unlikely that the mortgage  loans  will  be  prepaid  or that  Realized  Losses  will be  incurred according to one particular pattern.  For this reason, and because the timing of cash flows is critical  to  determining  yields,  the actual  pre-tax  yields to maturity on the Class I-M-2,  Class I-M-3,  Class II-M-2,  Class  II-M-3,  Class
III-M-2 and Class III-M-3  Certificates are likely to differ from those shown in the tables. There can be no assurance that the mortgage loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level or that the yield on the Class I-M-2, Class I-M-3,  Class II-M-2,  Class II-M-3,
Class  III-M-2  and  Class  III-M-3  Certificates  will  conform  to the  yields described in this prospectus  supplement.  Moreover, the various remaining terms to maturity and mortgage  rates of the mortgage  loans could  produce  slower or faster  principal  distributions  than indicated in the preceding  tables at the various  constant  percentages  of PSA specified,  even if the weighted  average remaining  term to maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.

      Investors  are urged to make  their  investment  decisions  based on their determinations as to anticipated rates of prepayment and Realized Losses under a variety of  scenarios.  Investors  in the Class  I-

                                     S-110

M-2, Class II-M-2 and Class III-M-2  Certificates  and particularly in the Class
I-M-3,  Class II-M-3 and Class III-M-3  Certificates  should fully  consider the risk that Realized  Losses on the mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments. For additional  considerations  relating to the yields on the offered  certificates, see "Yield  Considerations" and "Maturity and Prepayment  Considerations" in the
accompanying prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

      The  Residual  Certificateholders'  after-tax  rate  of  return  on  their
Residual Certificates will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual Certificates.  Holders of
Residual  Certificates  may have tax liabilities  with respect to their Residual
Certificates  during  the early  years of the  trust's  term that  substantially exceed any  distributions  payable thereon during any such period.  In addition, holders of Residual  Certificates may have tax liabilities with respect to their
Residual  Certificates  the  present  value of which  substantially  exceeds the present value of distributions  payable thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the
Residual  Certificates  may  be  negative  or  may  otherwise  be  significantly adversely affected.  The timing and amount of taxable income attributable to the
Residual Certificates will depend on, among other things, the timing and amounts of  prepayments  and Realized  Losses  experienced  with respect to the mortgage loans in the related loan group.

      The  Residual  Certificateholders  are  encouraged  to  consult  their tax advisors as to the effect of taxes and the receipt of any payments made to those holders  in  connection  with  the  purchase  of the  Residual  Certificates  on after-tax rates of return on the Residual  Certificates.  See "Material  Federal
Income Tax  Consequences"  in this prospectus  supplement and "Material  Federal
Income Tax Consequences" in the accompanying prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

      The  certificates  will be issued under a series  supplement,  dated as of
December 1, 2006,  to the  standard  terms of pooling and  servicing  agreement, dated as of November 1, 2006,  together referred to as the pooling and servicing agreement,  among the  depositor,  the master  servicer,  and U.S. Bank National
Association,  as trustee.  Reference is made to the accompanying  prospectus for important  information in addition to that described  herein regarding the terms
and  conditions  of  the  pooling  and  servicing   agreement  and  the  offered
certificates.

      The offered  certificates  will be  transferable  and  exchangeable  at an office of the  trustee,  which will serve as  certificate  registrar  and paying agent.  The  depositor  will provide a prospective  or actual  certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President,  Residential
Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard,  Suite 250,
Minneapolis, Minnesota 55437.

      Under  the  pooling  and  servicing   agreement,   transfers  of  Residual
Certificates  are prohibited to any non-United  States person.  Transfers of the
Residual  Certificates are  additionally  restricted as described in the pooling and servicing agreement.  See "Material Federal Income Tax Consequences" in this
prospectus   supplement   and   "Material   Federal   Income  Tax   Consequences
--REMICs--Taxation   of  Owners   of  REMIC   Residual   Certificates--Tax   and
Restrictions   on  Transfers   of  REMIC   Residual   Certificates   to  Certain
Organizations"   and   "--Noneconomic   REMIC  Residual   Certificates"  in  the
accompanying  prospectus.  In addition  to the  circumstances  described  in the accompanying prospectus,

                                     S-111

the depositor may terminate the trustee for cause under specified circumstances.
See "The  Pooling and  Servicing  Agreement--The  Trustee"  in the  accompanying prospectus.

      On or prior to the business day  preceding  each  distribution  date,  the master  servicer will  withdraw from the Custodial  Account and deposit into the
Certificate   Account,  in  immediately   available  funds,  the  amount  to  be
distributed therefrom to certificate holders on that distribution date.

CUSTODIAL ARRANGEMENTS

      The trustee will be directed to appoint Wells Fargo Bank, N.A. to serve as custodian  of the  mortgage  loans.  The  custodian  is not an  affiliate of the depositor,  the master servicer or the sponsor.  No servicer will have custodial responsibility  for the  mortgage  notes.  Residential  Funding is  required  to deliver  only the notes  (and,  with  respect to any  mortgage  loan that is not registered with MERS, the assignment of mortgage) to the custodian. The mortgage notes and the assignment of mortgages (and any other contents of a mortgage loan file  delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor. If these documents are maintained at the premises of the sponsor or an affiliate,  then only the custodian  will have access to the vaults,  and a shelving and filing system will segregate the files relating to the mortgage loans from other assets serviced by the sponsor.

THE MASTER SERVICER AND SUBSERVICERS

      MASTER SERVICER. The master servicer, an affiliate of the depositor,  will be  responsible  for master  servicing  the  mortgage  loans.  Master  servicing responsibilities include:

            o     receiving funds from subservicers;
            o     reconciling  servicing  activity  with respect to the mortgage loans;
            o     calculating remittance amounts to certificateholders;
            o     sending  remittances  to  the  trustee  for  distributions  to certificateholders;
            o     investor and tax reporting;
            o     coordinating loan repurchases;
            o     oversight of all servicing activity, including subservicers;
            o     following up with  subservicers with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made;
            o     approval of loss mitigation strategies;
            o     management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
            o     providing  certain  notices  and  other   responsibilities  as
                  detailed in the pooling and servicing agreement.

      The  master  servicer  may,  from time to time,  outsource  certain of its
servicing  functions,   such  as  foreclosure  management,   although  any  such
outsourcing will not relieve the master servicer of any of its  responsibilities or liabilities under the pooling and servicing agreement.

      For a general  description of the master servicer and its activities,  see
"SPONSOR  AND MASTER  SERVICER"  in this  prospectus  supplement.  For a general description  of  material  terms  relating to the master  servicer's  removal or replacement,  see "THE POOLING AND SERVICING  AGREEMENT--EVENTS  OF DEFAULT" and
"--RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus.

      SUBSERVICER  RESPONSIBILITIES.  Subservicers are generally responsible for the following duties:

                                     S-112

            o     communicating with borrowers;
            o     sending monthly remittance statements to borrowers;
            o     collecting payments from borrowers;
            o     recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e.  repayment plan,  modification, foreclosure, etc.);
            o     accurate and timely  accounting,  reporting and  remittance of the  principal  and interest  portions of monthly  installment payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
            o     accurate and timely  accounting and  administration  of escrow and impound accounts, if applicable;
            o     accurate  and  timely   reporting  of  negative   amortization
                  amounts, if any;
            o     paying escrows for borrowers, if applicable;
            o     calculating and reporting payoffs and liquidations;
            o     maintaining an individual file for each loan; and
            o     maintaining   primary   mortgage   insurance   commitments  or
                  certificates  if  required,  and filing any  primary  mortgage insurance claims.

      HOMECOMINGS  FINANCIAL,  LLC  Homecomings  will  subservice  approximately
43.3%,  51.3%  and  60.9%,  of the  group I loans,  group II loans and group III loans, respectively,  pursuant to the terms of a subservicing agreement with the master  servicer.  The  subservicing  agreement  provides that  Homecomings will provide all of the services described in the preceding paragraph. Homecomings is a Delaware  limited  liability  company and has been  servicing  mortgage  loans secured by first liens on one-to four-family  residential properties since 1996.
Homecomings  was formed as a  wholly-owned  subsidiary  of  Residential  Funding
Company,  LLC in  1995  to  service  and  originate  mortgage  loans.  In  1996,
Homecomings  acquired American Custody  Corporation to begin servicing  subprime mortgage  loans,  and in 1999  Homecomings  acquired  Capstead  Inc. to focus on servicing  prime  loans  such as the  mortgage  loans  described  herein.  After
Capstead Inc. was acquired,  Homecomings  total servicing  portfolio was 164,000 loans with an aggregate  principal balance of approximately $25 billion with 20%
being subprime. The three servicing locations were integrated onto one servicing system/platform  by the  end  of  2001  becoming  one  of  the  first  servicing operations to service all loan products on one servicing system.  The operations of each  of the  acquired  companies  have  been  integrated  into  Homecomings'
servicing  operations.  Approximately  85% of mortgage  loans  currently  master serviced by Residential Funding Company, LLC are subserviced by Homecomings.  As of September 30, 2006, Homecomings serviced approximately 872,000 mortgage loans with an aggregate  principal balance of approximately $124 billion.  In addition to  servicing  mortgage  loans  secured  by first  liens on  one-to-four  family residential  properties,  Homecomings  services mortgage loans secured by second liens on residential properties, mortgage loans made to borrowers with imperfect credit  histories,  and  subprime  mortgage  loans.  As of  September  30, 2006,
Homecomings  serviced  approximately  259,000  mortgage  loans secured by second liens with an  aggregate  principal  balance  of  approximately  $10.8  billion.
Homecomings  also  performs  special  servicing  functions  where the  servicing responsibilities  with  respect  to  delinquent  mortgage  loans  that have been serviced by third parties is transferred to Homecomings.  Homecomings' servicing activities  have included the activities  specified  above under  "--SUBSERVICER
RESPONSIBILITIES".

      Homecomings may, from time to time,  outsource certain of its subservicing functions, such as contacting delinquent borrowers,  property tax administration and hazard  insurance  administration,  although any such  outsourcing  will not relieve  Homecomings  of  any  of  its  responsibilities  or  liabilities  as  a subservicer. If Homecomings engages any subservicer to subservice 10% or more of the mortgage loans, or any subservicer  performs the types of services requiring additional  disclosures,  the  issuing  entity  will  file a Report  on Form 8-K providing any required additional disclosure regarding such subservicer.

                                     S-113

      See "THE  AGREEMENTS--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" and
"--CERTAIN OTHER MATTERS REGARDING SERVICING" in the accompanying prospectus for
a  discussion  of  material  removal,  replacement,   resignation  and  transfer
provisions relating to the master servicer.

      The following tables set forth the aggregate  principal amount of mortgage loans  serviced by  Homecomings  for the past five years and for the  nine-month period ended September 30, 2006. The percentages shown under "Percentage  Change from Prior Year" represent the ration of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                     S-114

FIRST LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL
BALANCE                                          2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                       $   25,532,458,680    $   27,343,774,000     $   29,954,139,212

Non-Prime Mortgages(2)                   $   17,039,860,699    $   27,384,763,000     $   39,586,900,679
                                         ------------------    ------------------     ------------------

Total                                    $   42,572,319,379    $   54,728,537,000     $   69,541,039,891
                                         ==================    ==================     ==================

Prime Mortgages(1)                                    59.97%                49.96%                 43.07%

Non-Prime Mortgages(2)                                40.03%                50.04%                 56.93%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    (6.30)%                7.09%                  9.55%

Non-Prime Mortgages(2)                                56.49%                60.71%                 44.56%
                                         ------------------    ------------------     ------------------

Total Based on Average Outstanding
Principal Balance                                     11.62%                28.55%                 27.07%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                         -----------------------------------------    ------------------
VOLUME BY AVERAGE OUTSTANDING PRINCIPAL
BALANCE                                          2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                       $   31,943,811,060     $   44,570,851,126    $   62,280,580,024

Non-Prime Mortgages(2)                   $   44,918,413,591     $   52,102,835,214    $   51,061,276,702
                                         ------------------     ------------------    ------------------

Total                                    $   76,862,224,651     $   96,673,686,340    $  113,341,856,726
                                         ==================     ==================    ==================

Prime Mortgages(1)                                    41.56%                 46.10%                54.95%

Non-Prime Mortgages(2)                                58.44%                 53.90%                45.05%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                     6.64%                 39.53%

Non-Prime Mortgages(2)                                13.47%                 15.99%
                                         ------------------     ------------------

Total Based on Average Outstanding
Principal Balance                                     10.53%                 25.78%
                                         ==================     ==================

JUNIOR LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
VOLUME BY AVERAGE OUTSTANDING
PRINCIPAL BALANCE                                2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                       $    8,024,136,313    $    7,627,424,000     $    7,402,626,296

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total                                    $    8,024,136,313    $    7,627,424,000     $    7,402,626,296
                                         ==================    ==================     ==================

Prime Mortgages(1)                                   100.00%               100.00%                100.00%

Non-Prime Mortgages(2)                                 0.00%                 0.00%                  0.00%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                       NA                 (4.94)%                (2.95)%

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total Based on Average Outstanding
Principal Balance                                        NA                 (4.94)%                (2.95)%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                         -----------------------------------------    ------------------
VOLUME BY AVERAGE OUTSTANDING
PRINCIPAL BALANCE                                2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                       $    7,569,300,685     $    7,442,264,087    $   10,773,578,512

Non-Prime Mortgages(2)                                   --                     --                    --
                                         ------------------     ------------------    ------------------

Total                                    $    7,569,300,685     $    7,442,264,087    $   10,773,578,512
                                         ==================     ==================    ==================

Prime Mortgages(1)                                   100.00%                100.00%               100.00%

Non-Prime Mortgages(2)                                 0.00%                  0.00%                 0.00%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                     2.25%                 (1.68)%

Non-Prime Mortgages(2)                                   --                     --
                                         ------------------     ------------------

Total Based on Average Outstanding
Principal Balance                                      2.25%                 (1.68)%
                                         ==================     ==================

                                     S-115

FIRST LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
VOLUME BY AVERAGE NUMBER OF LOANS                2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                                  133,632               125,209                143,645

Non-Prime Mortgages(2)                              168,185               257,077                341,190
                                         ------------------    ------------------     ------------------

Total                                               301,817               382,286                484,835
                                         ==================    ==================     ==================

Prime Mortgages(1)                                    44.28%                32.75%                 29.63%

Non-Prime Mortgages(2)                                55.72%                67.25%                 70.37%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    (9.85)%               (6.30)%                14.72%

Non-Prime Mortgages(2)                                38.47%                52.85%                 32.72%
                                         ------------------    ------------------     ------------------

Total Based on Average Number of Loans                11.91%                26.66%                 26.83%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                         -----------------------------------------    ------------------
VOLUME BY AVERAGE NUMBER OF LOANS                2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                                  150,297                187,773               237,510

Non-Prime Mortgages(2)                              373,473                394,776               375,368
                                         ------------------     ------------------    ------------------

Total                                               523,770                582,549               612,878
                                         ==================     ==================    ==================

Prime Mortgages(1)                                    28.70%                 32.23%                38.75%

Non-Prime Mortgages(2)                                71.30%                 67.77%                61.25%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                     4.63%                 24.93%

Non-Prime Mortgages(2)                                 9.46%                  5.70%
                                         ------------------     ------------------

Total Based on Average Number of Loans                 8.03%                 11.22%
                                         ==================     ==================

JUNIOR  LIEN MORTGAGE LOANS

                                                             YEAR ENDED DECEMBER 31,
                                         ---------------------------------------------------------------
VOLUME BY PERCENTAGE
OF AVERAGE NUMBER OF LOANS                       2001                  2002                   2003
---------------------------------------  ------------------    ------------------     ------------------

Prime Mortgages(1)                                  228,946               217,031                211,585

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total                                               228,946               217,031                211,585
                                         ==================    ==================     ==================

Prime Mortgages(1)                                   100.00%               100.00%                100.00%

Non-Prime Mortgages(2)                                 0.00%                 0.00%                  0.00%
                                         ------------------    ------------------     ------------------

Total                                                100.00%               100.00%                100.00%
                                         ==================    ==================     ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                       NA                 (5.20)%                (2.51)%

Non-Prime Mortgages(2)                                   --                    --                     --
                                         ------------------    ------------------     ------------------

Total Based on Average Number of Loans                   NA                 (5.20)%                (2.51)%
                                         ==================    ==================     ==================

                                                                                       NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                                         -----------------------------------------    ------------------
VOLUME BY PERCENTAGE
OF AVERAGE NUMBER OF LOANS                       2004                   2005                  2006
---------------------------------------  ------------------     ------------------    ------------------

Prime Mortgages(1)                                  210,778                199,600               259,206

Non-Prime Mortgages(2)                                   --                     --                    --
                                         ------------------     ------------------    ------------------

Total                                               210,778                199,600               259,206
                                         ==================     ==================    ==================

Prime Mortgages(1)                                   100.00%                100.00%               100.00%

Non-Prime Mortgages(2)                                 0.00%                  0.00%                 0.00%
                                         ------------------     ------------------    ------------------

Total                                                100.00%                100.00%               100.00%
                                         ==================     ==================    ==================

 PERCENTAGE CHANGE FROM PRIOR YEAR (3)
---------------------------------------

Prime Mortgages(1)                                    (0.38)%                (5.30)%

Non-Prime Mortgages(2)                                   --                     --                    --
                                         ------------------     ------------------

Total Based on Average Number of Loans                (0.38)%                (5.30)%
                                         ==================     ==================

----------
(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving  Credit Line
Loan Junior Lien programs.
(2) Product originated under the Subprime and Negotiated Conduit Asset programs.
Subprime  Mortgage  Loans secured by junior liens are included  under First Lien
Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents  year to year  growth or  decline as a  percentage  of the prior year's volume.

                                     S-116

      GMAC  MORTGAGE,   LLC.  GMAC  Mortgage,   LLC  ("GMACM")  will  subservice
approximately  2.3%,  13.7% and 20.0%, of the group I loans,  group II loans and group III loans, respectively. GMACM is a Delaware limited liability company and a wholly-owned  subsidiary of GMAC Residential Holding  Corporation,  which is a wholly owned  subsidiary of Residential  Capital,  LLC  ("ResCap").  ResCap is a
wholly-owned  subsidiary of GMAC Mortgage  Group,  LLC,  which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

      GMACM began  acquiring,  originating  and servicing  residential  mortgage loans in 1985 through its  acquisition  of Colonial  Mortgage  Service  Company, which was formed in 1926, and the loan administration,  servicing operations and portfolio of Norwest  Mortgage,  which  entered the  residential  mortgage  loan business in 1906.  These  businesses  formed the  original  basis of what is now
GMACM.

      GMACM  maintains its  executive and principal  offices at 100 Witmer Road,
Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned  by ResCap and an affiliate of GMACM.  All of the mortgage loans that GMAC Bank originates are originated in accordance with GMACM's underwriting standards described below. GMAC Bank is a Utah industrial bank and was formed in
2001.

                                     S-117

      The diagram below  illustrates  the ownership  structure among the parties affiliated with GMACM.

                        ---------------------------------
                                    GMAC LLC
                                     (GMAC)
                        ---------------------------------
                                        |
                                        |
                                        |
                        ---------------------------------
                            Residential Capital, LLC
                                    (ResCap)
                        ---------------------------------
                                        |
                                        |
                                        |
                   |-------------------------------------------|
                   |                                           |
   --------------------------------           --------------------------------

           GMAC Mortgage, LLC                             GMAC Bank
             (Subservicer)
   --------------------------------           --------------------------------

      GMACM  generally  retains the  servicing  rights with  respect to loans it sells or securitizes,  and also occasionally purchases mortgage servicing rights from other  servicers or acts as a subservicer  of mortgage  loans (and does not hold the corresponding mortgage servicing right asset).

      As of September  30, 2006,  GMACM acted as primary  servicer and owned the corresponding servicing rights on approximately 2,206,270 million of residential mortgage loans having an aggregate  unpaid  principal  balance of  approximately
$272 billion,  and GMACM acted as subservicer (and did not own the corresponding servicing  rights) on  approximately  312,568  loans having an aggregate  unpaid principal balance of over $52.4 billion.

      The following  tables set forth the mortgage  loans  serviced by GMACM for the periods indicated,  and the annual average number of such loans for the same period.  GMACM was the  servicer of a  residential  mortgage  loan  portfolio of approximately  $150.4  billion,  $12.5 billion,  $21.2 billion and $6.67 billion during the year ended  December  31,  2002 backed by prime  conforming  mortgage loans,  prime  non-conforming  mortgage  loans,  government  mortgage  loans and
second-lien  mortgage  loans,   respectively.   GMACM  was  the  servicer  of  a
residential  mortgage loan  portfolio of  approximately  $200.4  billion,  $32.7 billion,  $18.9 billion and $20.6 billion during the nine months ended September
30,  2006  backed  by prime  conforming  mortgage  loans,  prime  non-conforming mortgage  loans,  government  mortgage  loans and  second-lien  mortgage  loans, respectively.  The percentages shown under  "Percentage  Change from Prior Year"
represent  the ratio of (a) the  difference  between  the current and prior year volume over (b) the prior year volume.

                                     S-118

                 GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                      FOR THE NINE
                                      MONTHS ENDED
                                      SEPTEMBER 30,                    FOR THE YEAR ENDED DECEMBER 31,
                                      -------------    -------------------------------------------------------------
                                           2006            2005             2004            2003             2002
                                       -----------     -----------      -----------     -----------      -----------

PRIME CONFORMING MORTGAGE LOANS
     No. of Loans .................      1,443,554       1,392,870        1,323,249       1,308,284        1,418,843
     Dollar Amount of Loans .......    $   200,412     $   186,364      $   165,521     $   153,601      $   150,421
     Percentage Change
          from Prior Year .........           7.54%          12.59%            7.76%           2.11%             N/A

PRIME NON-CONFORMING MORTGAGE LOANS
     No. of Loans .................         69,019          69,488           53,119          34,041           36,225
     Dollar Amount of Loans .......    $    32,662     $    32,385      $    23,604     $    13,937      $    12,543
     Percentage Change
          from Prior Year .........           0.86%          37.20%           69.36%          11.12%             N/A

GOVERNMENT MORTGAGE LOANS
     No. of Loans .................        183,058         181,679          191,844         191,023          230,085
     Dollar Amount of Loans .......    $    18,866     $    18,098      $    18,328     $    17,594      $    21,174
     Percentage Change
          from Prior Year .........           4.24%          (1.25)%           4.17%         (16.91)%            N/A

SECOND-LIEN MORTGAGE LOANS
     No. of Loans .................        510,639         392,261          350,334         282,128          261,416
     Dollar Amount of Loans .......    $    20,555     $    13,034      $    10,374     $     7,023      $     6,666
     Percentage Change
          from Prior Year .........          57.70%          25.64%           47.71%           5.36%             N/A

TOTAL MORTGAGE LOANS SERVICED
     No. of Loans .................      2,206,270       2,036,298        1,918,546       1,815,476        1,946,569
     Dollar Amount of Loans .......    $   272,495     $   249,881      $   217,827     $   192,155      $   190,804
     Percentage Change
          from Prior Year .........           9.05%          14.72%           13.36%           0.71%             N/A

      As servicer, GMACM collects and remits mortgage loan payments, responds to borrower  inquiries,  accounts for principal and interest,  holds  custodial and escrow funds for payment of property taxes and insurance  premiums,  counsels or otherwise works with delinquent borrowers,  supervises foreclosures and property dispositions and generally  administers the loans.  GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the  outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank  accounts  on the same day  every  month or may take  advantage  of on demand ACH payments made over the internet or via phone. GMACM may, from time to
time,  outsource  certain  of  its  servicing  functions,   such  as  contacting
delinquent   borrowers,   property  tax   administration  and  hazard  insurance
administration,  although any such  outsourcing will not relieve GMACM of any of its responsibilities or liabilities as servicer.

      NATIONAL  CITY MORTGAGE CO.  National  City  Mortgage Co. will  subservice approximately  23.3% of the group I loans by stated principal balance.  National
City Mortgage is a division of National City Bank

                                     S-119

which is a wholly owned subsidiary of National City Corporation (NCC).  National
City Mortgage Co. (NCMC), the residential mortgage loan servicing affiliate,  is a  subsidiary  of National  City Bank (NCB).  NCMC,  an Ohio  corporation,  is a
leading   servicer  of  prime   residential   mortgages   throughout   the  U.S.
headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of June
30, 2006,  NCMC serviced  nearly 1.1 million  mortgage  loans totaling more than
$169 billion.  NCMC's  portfolio is composed of $147.1  billion in  conventional loans and $21.9 billion in FHA/VA loans.

      The following tables summarize the loan servicing portfolio experience, on the dates  indicated,  of all mortgage loans  originated or acquired by National
City Mortgage and serviced or master serviced by National City Mortgage.

                                                                                                                    NINE MONTHS
                                                                                                                       ENDED
                                                                YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                    ----------------------------------------------------------------------------   -------------
SERVICING PORTFOLIO (COUNT)              2001            2002            2003            2004            2005            2006
---------------------------------   ------------    ------------    ------------    ------------    ------------   -------------

Count                                    800,450         964,741       1,111,388       1,135,033       1,111,277       1,095,350

Percentage Change from Prior Year           20.2%           20.5%           15.2%            2.1%           (2.1)%          (1.4)%

Percent Government                            27%             25%             23%             22%             18%             17%

                                                                                                                    NINE MONTHS
                                                                                                                       ENDED
                                                                YEAR ENDED DECEMBER 31,                            SEPTEMBER 30,
                                    ----------------------------------------------------------------------------   -------------
SERVICING PORTFOLIO ($)                  2001            2002            2003            2004            2005            2006
---------------------------------   ------------    ------------    ------------    ------------    ------------    ------------

Balance                             $ 88,386,490    $122,259,694    $155,274,844    $164,020,079    $168,946,723    $169,778,423

Percentage Change from Prior Year           40.3%           38.3%           27.0%            5.6%            3.0%            0.5%

Percent Government                            24%             21%             19%             17%             14%             13%

      The predecessor of NCMC, North Central Financial Corporation,  was founded in 1955.  Since  then,  the company  has been owned by Society  Corporation  and
Shawmut  Corporation  before being  purchased by NCC in 1989.  The name was then changed to National  City  Mortgage Co. At that time,  the  servicing  portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has  grown  through  the  consolidation  of  the  residential  mortgage  lending operations  of all NCC  banking  affiliates,  National  City  bank and  mortgage acquisitions,  as well  as  through  direct  originations.  NCC  and  affiliated companies  provide  specialized  services  to the  Company in  various  areas of operations.

      Effective January 1, 2005, the Corporation reorganized the legal structure of its  mortgage  operations.  This  restructuring  included the transfer of its mortgage  origination function to National City Bank of Indiana and the movement of its servicing and secondary  marketing  functions to a newly created company,
National City Mortgage Co.

      Effective July 22, 2006 NCB-Indiana,  NCB-Kentucky,  NCB-Southern Indiana,
NCB-Pennsylvania,  and  NCB-Midwest  merged into a single bank  charter  (Ohio):
National  City  Bank.  For  NCMC,  this  did not  significantly  impact  current day-to-day functions.

                                     S-120

      There are no material legal proceedings pending.

      SERVICING   STANDARDS  OF  NATIONAL  CITY   MORTGAGE.   NCMC  maintains  a
centralized  servicing  platform in  Miamisburg,  OH. The site performs the loan administration  tasks  including  imaging,  new loan setup,  loan accounting and cashiering, escrow administration,  investor services, customer service, payoffs and all delinquent and default  processing.  NCMC utilizes  Fidelity's  Mortgage
Servicing  Package  (MSP)  as its  servicing  system.  NCMC  provides  customary servicing  pursuant  to  servicing  agreements  between  NCMC  and  the  various investors.

      There have been no material  changes to the policies or  procedures in the servicing function in the past three years.

      The  Investor  Reporting  unit  has  implemented   several   technological
applications  to  improve  its  reporting  capabilities  including  an  Investor
Information  Database used to maintain a wealth of investor related information.
The investor  reporting unit had no material late  remittances or reports during the past 12 months.

      NCM maintains two lockbox  locations  through a  third-party  vendor.  The majority of all borrower  payments are processed  through these  lockboxes.  The
Payment Services  Department  processes  exception  payments  including  lockbox exceptions,  mail received in Miamisburg and walk-ins, which is approximately 2%
of the overall payment volume.  In addition,  the department  manages  suspense, payment  research  for  missing  payments,  returns  for  NSF or  stop  payment,
Electronic  Funds  Transfer,  and  balancing  cash  deposited  into the  payment clearing accounts.

      The Tax  Department  is  responsible  for  disbursing  and  remitting  all escrowed  property tax payments to the  appropriate tax collector and monitoring of  non-escrowed  tax payments to ensure taxes are paid to maintain  NCMC's lien position.  NCMC  monitors its tax payment  functions  in-house.  The  department utilizes  quality  control  processes to ensure the  validity of tax lines.  The company still uses third-party  vendors to validate property parcels and perform delinquent tax tracking.

      Loan setup  employees  validate  100% of the imaged loan  documents to the company's  origination  system to  ensure  accuracy.  NCMC also uses  Fidelity's
Electronic Loan Interface (ELI) product, which also contains data integrity edit checks.  Loans  must  pass a  quality  control  check  prior  to  boarding  MSP.
Comprehensive data validation and edit applications create reports  representing missing or inconsistent data and errors.

      NCMC's mortgage loan document custodial  responsibilities are performed by
National  City  Bank of  Kentucky  or as  designated  by the  related  servicing agreement.

      NCMC employs vendors to monitor and track hazard,  flood and lender placed insurance for both escrowed and non-escrowed  loans.  Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration.  The company  uses an automated  lender  placed  insurance  process, whereby letters are sent to the borrower  requesting proof of insurance before a
third  and  final  letter,   including  the  lender  placed  policy,   is  sent.
Additionally,  two verbal attempts are made to reach the insurance carrier. NCMC implements  lender placed flood  insurance to cover any gap between the property value and insurance coverage.

      NCMC  utilizes  technology  to  direct  its  customer  service  work  flow including  Director,  a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call  forecasting  tool, to assist in managing call activity and scheduling.

                                     S-121

      NCMC's  non  performing   loan  servicing   includes   collections,   loss
mitigation,  bankruptcy,  foreclosure,  real estate owned (REO), and claims. The company  utilizes a broad  default  management  philosophy,  focusing  staff and technology to resolve borrower  defaults  through early  intervention and active loss mitigation workout programs.

      The company has expanded its default  management  capacity and has focused its  resources on  training,  technology,  and  reporting to ensure its staff is prepared  for any increase in  defaults.  The company  utilizes the Fidelity MSP system  along  with  a  variety  of  additional  applications,  including  Early
Resolution software,  to increase  consistency,  functionality,  information and controls in support of its default management efforts.

      The default  information  services  group provides  centralized  training, management-level  reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures  that  loans are not  referred  unless  borrowers  have  been  given the opportunity to resolve their delinquency  through  appropriate  workout options.
Routine  servicing  matters,  such as property  inspections  and  correspondence management and resolution, are handled in this department.

      NCMC uses an  automated  telephone  dialer to  contact  borrowers  for all stages of  delinquency,  in addition  to a managed  dial  feature  for  severely
delinquent  accounts.   Collection  managers  determine  caseloads  and  develop
collection  strategies  and collector  calling  queues using  industry  standard behavioral  technology.  Aspect is also used in this  unit to  project  staffing needs.

      For accounts  that are  delinquent,  NCMC  maintains an active web site to that allows  borrowers  to view  workout  options,  submit  their  requests  for assistance and obtain status updates on line.  Imaged  documents  substantiating their financial situation can be submitted on line.

      NCMC's  Bankruptcy unit is structured in teams by bankruptcy case type and uses domestic  vendors to support  referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts,  increasing productivity and performance  tracking.  Processors are assigned caseloads based on loan type and investor.

      A Support Group  provides  assistance  with  clerical and cash  management processing.  Foreclosure  Specialists  focus on strict  timeline  management  to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate  Foreclosure  Referral Unit that ensures loans  referred to foreclosure meet investor guidelines.  The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes,  monitoring,  and tracking, the unit checks each file for appropriate approvals,  timely  referrals,  loss  mitigation  processes,  and  compliance to investor  guidelines.  Loans that are not fully  compliant  are  referred to the special servicing team for correction and additional servicing.

      The company uses quarterly auctions for aged REO inventory of more than 18 months and price  reductions  are made every 30 days as necessary.  The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

      SUNTRUST  MORTGAGE,   INC.  SunTrust  Mortgage,   Inc.  ("SunTrust")  will
subservice  approximately  20.1%  and  14.7% of the  group I and group II loans, respectively,  by stated principal balance.  SunTrust is a Virginia  corporation and a wholly  owned  subsidiary  of SunTrust  Bank,  a Georgia  chartered  bank.
SunTrust Bank is the primary subsidiary of SunTrust Banks, Inc. ("STI"),  one of the  nation's  largest  commercial  banking  organizations  with  operations  in
Virginia, the District of Columbia,  Maryland,  North

                                     S-122

Carolina,  South  Carolina,  Georgia,  Alabama,  Tennessee  and  Florida.  As of
September 30, 2006, STI had total assets of $183.1 billion and total deposits of
$124.4  billion.  STI is  headquartered  in Atlanta,  Georgia,  and  SunTrust is headquartered in Richmond, Virginia. SunTrust's executive offices are located at
901 Semmes Avenue, Richmond,  Virginia 23224, and its loan servicing facility is located at 1001 Semmes Avenue, Richmond, Virginia 23224.

      In December 1998,  Crestar Financial  Corporation  ("CFC") merged with STI resulting in a banking  entity with a history  dating back to 1811.  SunTrust is comprised  of the former  residential  mortgage  lending  company of STI and the former Crestar Mortgage Corporation, which was originally incorporated March 30,
1927 as a wholly owned subsidiary of CFC. Since its incorporation,  SunTrust has been engaged principally in the business of originating,  purchasing, servicing, financing and selling residential  mortgage loans and is an approved Fannie Mae,
Freddie  Mac and  Ginnie  Mae  seller/servicer.  SunTrust  services  residential mortgage  loans for its own  account  and for the  accounts  of others in all 50 states and the District of Columbia.

      In  accordance  with the  terms  of the  applicable  servicing  agreement,
SunTrust's  servicing  procedures generally include collection and remittance of principal  and  interest  payments  on each  mortgage  loan,  administration  of
mortgage  escrow   accounts,   collection  of  insurance   claims,   foreclosure
procedures,  and the advance of funds to the extent such advances, in SunTrust's reasonable  judgment,  are  recoverable  from future  payments and  collections, insurance  payments or proceeds of liquidation of the related  mortgage loan. As
SunTrust's  servicing activities have evolved and grown, its portfolio currently
includes  conforming,   jumbo,  Alt-A,   community  development  programs,   and
manufactured   housing  loans.   SunTrust's  servicing  operations  are  audited
internally  by  SunTrust's  internal  audit group and  externally by Fannie Mae,
Freddie  Mac,  Ginnie Mae, VA, and HUD as well as various  investors  and master servicers from time to time.

      As a part of its proactive  collections  strategy,  SunTrust seeks to make contact with delinquent customers through outbound calling from 8:00am to 8:00pm
Monday  through  Friday  and  from  9:00  am to  noon on  Saturday.  During  the collection  process and prior to referring loans to  foreclosure,  SunTrust uses reasonable  attempts to provide workout  opportunities to assist the customer to re-perform under his or her mortgage commitment.  SunTrust utilizes a dual track
loss  mitigation  and  foreclosure  policy,   running  loss  mitigation  efforts
concurrently  with the migration of a loan to foreclosure  until the foreclosure sale is executed.

      The following table sets forth selected  information  regarding SunTrust's residential servicing portfolio:

     as of              September 30, 2006           December 31, 2005           December 31, 2004          December 31, 2003
                        ------------------           -----------------           -----------------          -----------------
                    Number of     Principal      Number of     Principal       Number      Principal     Number of     Principal
                      Loans        Balance         Loans        Balance       of Loans      Balance        Loans        Balance
                      -----        -------         -----        -------       --------      -------        -----        -------

LOAN TYPE

Agency Fixed          442,601   59,093,335,345    423,906   56,465,601,495     357,764   42,285,748,725    320,178   40,496,645,025
Agency ARM .           32,481    5,331,121,464     35,398    5,693,271,694      41,144    6,736,564,972     29,385    4,824,774,060
EZ Option
Fixed (1) ..           37,486    7,674,036,445     18,976    3,898,983,362         662      123,305,175        504       91,641,664
EZ  Option
ARM (1) ....           20,793    4,964,729,972     15,444    3,665,222,935       2,107      503,637,682        487      118,141,245
Jumbo Fixed            15,249    7,872,214,995     11,547    5,593,168,797       7,546    3,448,475,832      7,038    3,192,152,228
ARM Plus (2)            2,775      898,745,327      2,774      906,477,732           0                0          0                0
Other ......          254,354   34,780,225,454    225,488   29,335,095,624     182,339   21,567,363,168    192,911   20,231,066,252
      Total:          805,739  120,614,409,002    733,533  105,557,821,639     591,562   74,665,095,554    550,503   68,954,420,474

----------
(1)   "EZ" means  mortgage  loans that were  originated by SunTrust  pursuant to
      guidelines  that  had  less   restrictive   standards  for  mortgage  loan
      applicants than for applicants of Agency mortgage loans.  These guidelines include, for example, reduced documentation requirements (including stated
      incomes),  a  streamlined  documentation  analysis  (such as the  reliance solely  on credit  score of the  applicant  for  credit  eligibility)  and elevated loan-to-value ratios.
(2)   "ARM  Plus"  means  Hybrid ARM  mortgage  loans  that were  originated  by
      SunTrust pursuant to guidelines that are generally consistent with that of
      Agency  mortgage  loans except that the  principal  balance of the loan is greater than those set forth for Agency loans.

                                     S-123

      SEE "THE POOLING AND SERVICING AGREEMENT--EVENTS OF DEFAULT" AND "--RIGHTS
UPON EVENT OF DEFAULT" IN THE PROSPECTUS AND  "--CERTAIN  MATTERS  REGARDING THE
MASTER  SERVICER  AND THE  DEPOSITOR"  FOR A  DISCUSSION  OF  MATERIAL  REMOVAL,
REPLACEMENT,   RESIGNATION  AND  TRANSFER  PROVISIONS  RELATING  TO  THE  MASTER
SERVICER.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The servicing  fees for each mortgage loan are payable out of the interest payments on that  mortgage  loan prior to payments  to  certificateholders.  The servicing  fees  relating to each mortgage loan will be at least 0.28% per annum and not more than 0.33% per annum of the outstanding  principal  balance of that mortgage loan, with a weighted average  servicing fee of  approximately  0.3271%
per annum in the case of the group I loans,  approximately  0.3277% per annum in the case of the group II loans and  approximately  0.3257% per annum in the case of the group III loans. The servicing fees consist of (a) servicing compensation
payable  to  the  master  servicer  and  (b)   subservicing  and  other  related
compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such  compensation  paid to the master servicer  as the  direct  servicer  of a  mortgage  loan for  which  there is no subservicer.

      The primary  compensation to be paid to the master servicer for its master servicing  activities  will be at least  0.03% per annum and not more than 0.08%
per annum of the  outstanding  principal  balance of each mortgage loan,  with a weighted average of  approximately  0.0771% per annum in the case of the group I loans,  approximately  0.0777%  per  annum in the case of the group II loans and approximately 0.0757% per annum in the case of the group III loans. As described
in  the  accompanying   prospectus,  a  subservicer  is  entitled  to  servicing
compensation  in an  amount  not more than  0.25%  per annum of the  outstanding principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master  servicer in connection with its  responsibilities  under the pooling and  servicing  agreement.  The  master  servicing  fee rate may be changed if a successor  master  servicer  is  appointed,  but it will  not  exceed  the  rate
currently  paid  to  the  master  servicer.   See  "The  Pooling  and  Servicing
Agreement--Servicing  and Other  Compensation  and Payment of  Expenses"  in the
accompanying prospectus for information regarding other possible compensation to the master  servicer and  subservicers  and for information  regarding  expenses payable by the master servicer.

      The following  table sets forth the fees and expenses that are payable out of payments on the mortgage  loans,  prior to payments of interest and principal to the certificateholders:

      ---------------------------------------------------------------------------------------------------------
      DESCRIPTION                  AMOUNT                                           RECEIVING PARTY
      ---------------------------------------------------------------------------------------------------------

      Master Servicer Fee          0.03% or 0.08% per annum of the                  Master Servicer
                                   principal balance of each mortgage loan,
                                   depending on the type of mortgage loan
      ---------------------------------------------------------------------------------------------------------
      Subservicer Fee              0.25% per annum of the principal balance         Subservicers
                                   of each mortgage loan serviced by a
                                   subservicer
      ---------------------------------------------------------------------------------------------------------

                                     S-124

      In addition, the master servicer or any applicable subservicer may recover from payments on the mortgage  loans or withdraw from the Custodial  Account the amount of any Advances and  Servicing  Advances  previously  made,  interest and investment income,  foreclosure profits,  indemnification payments payable under the pooling and  servicing  agreement,  and certain  other  servicing  expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

      The  trustee  will  make  the  reports  referred  to in  the  accompanying prospectus under  "Description of the  Securities--Reports  to  Securityholders"
(and, at its option,  any additional files containing the same information in an alternative  format)  available each month to the  certificateholders  and other parties  referred to in the pooling and  servicing  agreement  via the trustee's internet  website at  http://www.usbank.com/mbs,  presented  under  "RESIDENTIAL
FUNDING  MORTGAGE  SECURITIES I, INC.  (RFMSI)" as the product and  "RESIDENTIAL
FUNDING MORTGAGE  SECURITIES I, INC.  2006-S12" as the deal.  Certificateholders with  questions may direct them to the trustee's  bondholder  services  group at
(800)  934-6802.  For  purposes  of any  electronic  version of this  prospectus supplement,  the  preceding  uniform  resource  locator,  or URL, is an inactive textual  reference  only.  The depositor has taken steps to ensure that this URL reference  was inactive at the time the  electronic  version of this  prospectus supplement  was  created.  In  addition,  for so long as the  issuing  entity is required to file reports with the Commission  under the Securities  Exchange Act of 1934, the issuing entity's annual report on Form 10-K,  distribution  reports on Form 10-D,  current  reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably  practicable  after such materials are  electronically  filed with, or furnished to, the Commission.  See
also  "Description  of  the   Securities-Reports   to  Securityholders"  in  the
accompanying  prospectus for a more detailed  description  of  certificateholder reports.

VOTING RIGHTS

      There are actions  specified in the  accompanying  prospectus  that may be taken by  holders of  certificates  evidencing  a  specified  percentage  of all undivided  interests  in the trust and may be taken by holders  of  certificates entitled in the aggregate to that percentage of the voting rights.  96.0% of all voting  rights will be allocated  among all holders of the  certificates,  other than the Interest Only Certificates and Residual Certificates,  in proportion to their then outstanding Certificate Principal Balances, 1.0% of all voting rights will be allocated among the holders of the Class I-A-V Certificates, 1.0% of all voting  rights  will  be  allocated  among  the  holders  of  the  Class  II-A-V
Certificates,  1.0% of all voting rights will be allocated  among the holders of the Class  III-A-V  Certificates,  1.0% of all voting  rights will be  allocated among the holders of the Class III-A-3  Certificates  and 0.20%,  0.20%,  0.20%,
0.20% and 0.20% of all voting rights will be allocated  among the holders of the
Class R-I,  Class  R-II,  Class  R-III,  Class R-IV and Class R-V  Certificates,
respectively.  The pooling and servicing  agreement  may be amended  without the consent of the holders of the Residual Certificates in specified circumstances.

TERMINATION

      The circumstances  under which the obligations  created by the pooling and servicing  agreement will  terminate  relating to the offered  certificates  are described under "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the accompanying prospectus.

      With respect to loan group I, the master servicer will have the option, on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans  in loan  group I is less  than 10% of the  aggregate  principal balance of the mortgage  loans in that loan group as of the cut-off date,  after deducting  payments  of  principal  due  during  the month of the  cut-off  date
(whether or not received), either to

                                     S-125

purchase all remaining mortgage loans in that loan group and the other assets of the trust related  thereto,  thereby  effecting early  retirement of the related offered  certificates  or to  purchase,  in whole but not in part,  the  related certificates.  Any such  purchase  of  mortgage  loans in loan group I and other assets of the trust related thereto shall be made at a price equal to the sum of
(a) 100% of the  unpaid  principal  balance of each  mortgage  loan in that loan group or the fair market value of the related  underlying  mortgaged  properties with respect to  defaulted  mortgage  loans as to which title to such  mortgaged properties  has been acquired if such fair market value is less than such unpaid principal balance as of the date of repurchase plus (b) accrued interest thereon at the mortgage rate to, but not including,  the first day of the month in which the repurchase price is distributed.

      With respect to loan group II, the master  servicer  will have the option, on any distribution  date on which the aggregate Stated Principal Balance of the mortgage  loans in loan  group II is less  than 10% of the  aggregate  principal balance of the mortgage loans in that loan group as of the cut-off date,  either to purchase all remaining  mortgage  loans in loan group II,  thereby  effecting early  retirement of the related offered  certificates or to purchase,  in whole but not in part, the related  certificates.  Any such purchase of mortgage loans in loan group II and other assets of the trust related  thereto shall be made at a price  equal to the sum of (a) 100% of the  unpaid  principal  balance of each mortgage  loan in that  loan  group or the  fair  market  value  of the  related underlying  mortgaged  properties with respect to defaulted mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair market value is less than such unpaid  principal  balance as of the date of  repurchase plus (b) accrued  interest  thereon at the mortgage rate to, but not  including, the first day of the month in which the  repurchase  price is  distributed.  The optional termination price paid by the master servicer will also include certain amounts owed by Residential  Funding as seller of the mortgage loans,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans  to the  depositor,  that  remain  unpaid  on  the  date  of the  optional termination.

      With respect to loan group III, the master  servicer will have the option, on any distribution  date on which the aggregate Stated Principal Balance of the mortgage  loans in loan  group III is less than 10% of the  aggregate  principal balance of the mortgage loans in that loan group as of the cut-off date,  either to purchase all remaining  mortgage loans in loan group III,  thereby  effecting early  retirement of the related offered  certificates or to purchase,  in whole but not in part, the related  certificates.  Any such purchase of mortgage loans in loan group III and other assets of the trust related thereto shall be made at a price  equal to the sum of (a) 100% of the  unpaid  principal  balance of each mortgage  loan in that  loan  group or the  fair  market  value  of the  related underlying  mortgaged  properties with respect to defaulted mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair market value is less than such unpaid  principal  balance as of the date of  repurchase plus (b) accrued  interest  thereon at the mortgage rate to, but not  including, the first day of the month in which the  repurchase  price is  distributed.  The optional termination price paid by the master servicer will also include certain amounts owed by Residential  Funding as seller of the mortgage loans,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans  to the  depositor,  that  remain  unpaid  on  the  date  of the  optional termination.

      Distributions on the certificates in any Certificate Group relating to any optional  termination will be paid,  first, to the related Senior  Certificates, second,  to the  related  Class M  Certificates  in the  order of their  payment priority and, third,  to the related Class B  Certificates.  The proceeds of any such  distribution  may not be sufficient to distribute  the full amount to each class of related certificates if the purchase price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any such purchase of the certificates will be made at a price equal to 100% of their
Certificate Principal Balance plus, except with respect to the related Class A-P
Certificates,  the sum of the  Accrued  Certificate  Interest  thereon,  or with respect to the related Interest Only Certificates, on their Notional Amount, for the

                                     S-126

immediately   preceding   Interest   Accrual   Period  at  the   then-applicable
pass-through  rate  and any  previously  unpaid  Accrued  Certificate  Interest.
Promptly  after the purchase of such  certificates,  the master  servicer  shall terminate  the trust in  accordance  with the terms of the pooling and servicing agreement.

      Upon presentation and surrender of the offered  certificates in connection with the  termination  of the  trust or a  purchase  of  certificates  under the circumstances  described  in the two  preceding  paragraphs,  the holders of the offered  certificates  will be  entitled  to  receive  an  amount  equal  to the
Certificate  Principal  Balance  of that class  plus,  except in the case of the
Principal  Only  Certificates,  Accrued  Certificate  Interest  thereon  for the
immediately   preceding   Interest   Accrual   Period  at  the   then-applicable
pass-through rate, or, with respect to the Interest Only  Certificates,  Accrued
Certificate  Interest for the immediately  preceding  Interest Accrual Period on their Notional Amount, plus any previously unpaid Accrued Certificate  Interest.
However,  any  Prepayment  Interest  Shortfalls   previously  allocated  to  the
certificates will not be reimbursed.  In addition,  distributions to the holders of the most  subordinate  class of certificates  outstanding  with a Certificate
Principal  Balance  greater  than  zero will be  reduced,  as  described  in the preceding paragraph,  in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

TRUSTEE

      U.S.  Bank  National  Association,  or U.S.  Bank,  will  act as  trustee, registrar and paying agent under the pooling and servicing agreement.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is  currently  ranked as the sixth  largest  bank  holding  company in the
United States with total assets exceeding $217 billion as of September 30, 2006.
As of  September  30,  2006,  U.S.  Bancorp  served  approximately  13.5 million customers,  operated  2,462  branch  offices  in 24 states  and had over  51,000 employees.  A network of  specialized  U.S.  Bancorp  offices across the nation, inside and outside its  24-state  footprint,  provides a  comprehensive  line of banking, brokerage, insurance,  investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

      U.S. Bank's  corporate trust business has offices in 45 U.S.  cities.  The pooling and servicing  agreement will be administered from U.S. Bank's corporate trust office located at 60 Livingston Avenue, St. Paul, Minnesota 55107.

      U.S.  Bank  has  provided  corporate  trust  services  since  1924.  As of
September 30, 2006,  U.S. Bank was acting as trustee with respect to over 69,000 issuances of securities with an aggregate  outstanding principal balance of over
$1.9  trillion.   This  portfolio   includes   corporate  and  municipal  bonds,
mortgage-backed and asset-backed securities and collateralized debt obligations.

      On  December  30,  2005,  U.S.  Bank  purchased  the  corporate  trust and structured  finance  trust  services  businesses  of  Wachovia  Corporation.  On
September 5, 2006,  U.S. Bank completed the bulk sale transfer and conversion of these businesses and became successor  fiduciary or agent, as applicable,  under the client agreements.

      On September  29, 2006,  U.S.  Bank  purchased the municipal and corporate bond trustee business of SunTrust Banks, Inc. and became successor  fiduciary or agent, as applicable, under the client agreements.

      On November  10,  2006,  U.S.  Bank  announced  that it has entered into a definitive  agreement to purchase the municipal bond trustee business of LaSalle
Bank National Association, the U.S. subsidiary

                                     S-127

of ABN AMRO Bank N.V. The transaction is subject to certain regulatory approvals and is expected to close by the end of the fourth  quarter 2006 with  conversion occurring early in 2007.

      As of September 30, 2006,  U.S.  Bank (and its  affiliate  U.S. Bank Trust
National   Association)  was  acting  as  trustee  on  571  issuances  of  prime mortgage-backed  securities with an outstanding  aggregate  principal balance of approximately $270,250,500,000.

      Unless  an event of  default  has  occurred  and is  continuing  under the pooling and  servicing  agreement,  the trustee will perform only such duties as are specifically set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing  agreement, the trustee is required to exercise  such of the rights and powers  vested in it by the  pooling and  servicing  agreement,  such as either  acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would  exercise or use under the  circumstances in the conduct of such investor's own affairs.  Subject to certain  qualifications and exceptions specified in the pooling and servicing agreement,  the trustee  will be liable for its own  negligent  action,  its own negligent failure to act and its own willful misconduct for actions.

      The trustee's duties and responsibilities  under the pooling and servicing agreement  include  collecting  funds from the master  servicer to distribute to
certificateholders   at  the  direction  of  the  master   servicer,   providing
certificateholders  and  applicable  rating  agencies with monthly  distribution statements  and  notices of the  occurrence  of a default  under the pooling and servicing  agreement,  removing  the  master  servicer  as a result  of any such default at the direction of the holders of certificates evidencing not less than
51% of the aggregate voting rights of the issuing entity, appointing a successor master servicer, and effecting any optional termination of the trust.

      The  initial   master   servicer  will  pay  to  the  trustee   reasonable
compensation  for its  services  and  reimburse  the trustee for all  reasonable expenses  incurred  or  made  by  the  trustee  in  accordance  with  any of the provisions  of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's  negligence or bad faith.  The master  servicer has also  agreed to  indemnify  the  trustee  for any losses and  expenses  incurred without  negligence or willful  misconduct on the trustee's  part arising out of the acceptance and administration of the trust.

      The trustee may resign at any time, in which event the  depositor  will be obligated  to appoint a successor  trustee.  The  depositor  may also remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the  trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be  obligated  to appoint a successor trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the  related  trust.  Any  resignation  or removal of the  trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

      Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                LEGAL PROCEEDINGS

      There are no material  pending  legal or other  proceedings  involving the
mortgage  loans  or  Residential   Funding,  as  sponsor  and  master  servicer,
Residential  Funding  Mortgage  Securities  I, Inc. as  depositor,  RFMSI Series
2006-S12 Trust as the issuing entity,  Homecomings,  as  subservicer,  GMACM, as subservicer,  National  City  Mortgage  Co.,  SunTrust  Mortgage,  Inc. or other parties  described in Item 1117 of  Regulation AB that,  individually  or in the
aggregate,   would  have  a  material  adverse  impact  on  investors  in  these certificates.

                                     S-128

      Residential  Funding,  Homecomings  and GMACM  are  currently  parties  to various legal  proceedings  arising from time to time in the ordinary  course of their  businesses,  some  of  which  purport  to  be  class  actions.  Based  on information  currently  available,  it is the  opinion of  Residential  Funding,
Homecomings and GMACM that the eventual  outcome of any currently  pending legal proceeding,  individually or in the aggregate,  will not have a material adverse effect on their ability to perform their obligations in relation to the mortgage loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable,  either individually or in the aggregate, would not have a material adverse impact on Residential Funding, Homecomings or GMACM. Any such  unfavorable  outcome could  adversely  affects the ability of  Residential
Funding,  Homecomings  or GMACM to perform its servicing  duties with respect to the  mortgage  loans and  potentially  lead to the  replacement  of  Residential
Funding, Homecomings or GMACM with a successor servicer.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of, Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, assuming  compliance with all provisions of the pooling and servicing  agreement and other governing documents,  for federal income tax purposes,  the portion of the trust consisting of the mortgage loans and certain other segregated  assets, exclusive of the yield maintenance agreement, the yield maintenance reserve fund and the Initial  Monthly  Payment  Fund,  will  qualify as five REMICs under the
Internal Revenue Code.

      In addition,  in the opinion of Mayer,  Brown, Rowe & Maw LLP, for federal income tax purposes:

      o     the  Class  R-I  Certificates  will  constitute  the  sole  class of
            "residual interests" in REMIC I;

      o     the  Class  R-II  Certificates  will  constitute  the sole  class of
            "residual interests" in REMIC II;

      o     the Class  R-III  Certificates  will  constitute  the sole  class of
            "residual interests" in REMIC III;

      o     the  Class  R-IV  Certificates  will  constitute  the sole  class of
            "residual interests" in REMIC IV;

      o     the  Class  R-V  Certificates  will  constitute  the  sole  class of
            "residual interests" in REMIC V; and

      o     each  class  of  Senior   Certificates,   other  than  the  Residual
            Certificates,   and  the  Class  M  Certificates  and  the  Class  B
            Certificates  will  represent  ownership of "regular  interests"  in
            REMIC V and will  generally  be treated as debt  instruments  of the
            REMIC V.

      See "Material Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

      For federal  income tax  purposes,  the Class I-A-V,  Class  I-A-P,  Class
II-A-V, Class II-A-P, Class III-A-V, Class III-A-P, Class II-A-4, Class III-A-3,
Class III-A-8,  Class III-A-10,  Class I-M-2, Class I-M-3,  Class II-M-3,  Class
III-M-2 and Class III-M-3  Certificates will, the Class I-M-1, Class III-A-5 and
Class  III-A-6  Certificates  may, and each other class of offered  certificates
(other than the Class R Certificates)  will not be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original issue discount,  market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the group I and group II loans will  prepay at a rate  equal to 300% PSA and the group the group III loans will prepay at a rate equal to 400% PSA. No  representation is made that the mortgage loans  will  prepay at that rate or at any other  rate.  See  "Material  Federal
Income Tax  Consequences--General"  and  "--REMICs--Taxation  of Owners of REMIC
Regular Certificates--Original Issue Discount" in the accompanying prospectus.

                                     S-129

      The holders of offered  certificates will be required to include in income interest and any original  issue  discount on their  certificates  in accordance with the accrual method of accounting.

      The Internal Revenue  Service,  or IRS, has issued original issue discount regulations  under sections 1271 to 1275 of the Internal  Revenue Code (the "OID
regulations")  that  address  the  treatment  of debt  instruments  issued  with original  issue  discount.  The OID  regulations  suggest  that  original  issue discount with respect to securities  similar to the Variable Strip  Certificates that  represent  multiple  uncertificated  REMIC  regular  interests,  in  which ownership  interests will be issued  simultaneously to the same buyer, should be computed on an aggregate  method.  In the absence of further  guidance  from the
IRS,  original  issue  discount  with  respect  to  the  uncertificated  regular interests represented by the Variable Strip Certificates will be reported to the
IRS and the  certificateholders on an aggregate method based on a single overall constant  yield  and  the  prepayment  assumption  stated  above,  treating  all uncertificated regular interests as a single debt instrument as described in the
OID regulations.

      If the method for  computing  original  issue  discount  described  in the accompanying prospectus results in a negative amount for any period with respect to a certificateholder,  the amount of original issue discount allocable to that period would be zero and the certificateholder  will be permitted to offset that
negative  amount  only  against  future   original  issue   discount,   if  any,
attributable to those certificates.

      In some  circumstances  the OID  regulations  permit  the holder of a debt instrument to recognize original issue discount under a method that differs from that  used by the  issuer.  Accordingly,  it is  possible  that the  holder of a certificate  may be able to  select  a method  for  recognizing  original  issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

      Some of the  classes of offered  certificates  may be treated  for federal income tax  purposes as having  been issued at a premium.  Whether any holder of one of those  classes of  certificates  will be treated as holding a certificate with  amortizable bond premium will depend on the  certificateholder's  purchase price and the distributions  remaining to be made on the certificate at the time of its  acquisition  by the  certificateholder.  Holders  of  those  classes  of certificates  should  consult their tax advisors  regarding the  possibility  of making an election to amortize such premium.  See "Material  Federal  Income Tax
Consequences--REMICs--Taxation  of Owners  of REMIC  Regular  Certificates"  and
"--Premium" in the accompanying prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS III-A-2 CERTIFICATES

      Each holder of a Class III-A-2  Certificate  is deemed to own an undivided beneficial  ownership  interest in two assets,  a REMIC regular  interest and an interest in payments to be made, if any, under the yield  maintenance  agreement and the yield maintenance reserve fund. Under the REMIC regulations, each holder of a Class  III-A-2  Certificate  must  allocate  its  purchase  price  for that certificate  between  its  undivided  interest  in the  REMIC  regular  interest component and the undivided  interest in the right to receive payments,  if any, under the yield maintenance agreement and the yield maintenance reserve fund, in accordance  with the relative  fair market values of each  property  right.  The master  servicer  also is  required to account  for the REMIC  regular  interest component  and the  right  to  receive  payments  under  the  yield  maintenance agreement and the yield  maintenance  reserve fund as discrete  property rights.
The master servicer intends to treat any yield maintenance and yield maintenance reserve fund payments made to the holders of the Class III-A-2  Certificates  as includible in income based on the tax regulations relating to notional principal contracts,  and to assign a de minimis value to the Class III-A-2  Certificates'
right to receive  such  payments.  The trust's  allocation  of such value to the yield  maintenance  payments  right is binding on all holders  unless the holder explicitly discloses on its tax return that its allocation is different from the trust's  allocation.  Holders of the Class III-A-2  Certificates  are advised to consult their

                                     S-130

own tax advisors regarding the allocation of issue price, timing,  character and
source  of  income  and  deductions   resulting  from  the  ownership  of  their
certificates.

      Treasury  regulations  have been  promulgated  under  Section  1275 of the
Internal  Revenue Code generally  providing for the integration of a "qualifying debt  instrument"  with a hedge if the combined cash flows of the components are substantially  equivalent to the cash flows on a variable rate debt  instrument.
However, such regulations  specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code.  Therefore,  holders of the Class III-A-2  Certificates will be unable to use the integration  method provided for under such  regulations with respect to such  certificates.  If the master servicer's treatment of payments under the yield maintenance agreement is respected,  ownership  of the  right  to the  payments  under  any of the  yield maintenance  agreement  will  nevertheless  entitle  the owner to  amortize  the separate  price paid for the right to the payments  under the yield  maintenance agreement under the notional principal contract regulations.

      In the  event  that the  right to  receive  the  payments  under the yield maintenance agreement and the yield maintenance reserve fund is characterized as a "notional principal  contract" for federal income tax purposes,  upon the sale of a Class III-A-2  Certificates,  the amount of the sale proceeds  allocated to the  selling  certificateholder's  right to  receive  payments  under  the yield maintenance agreement and the yield maintenance reserve fund would be considered a  "termination  payment"  under the  notional  principal  contract  regulations allocable to the certificate. A holder of a Class III-A-2 Certificate would have gain or loss from such a termination of the right to receive payments in respect of the payments under the yield maintenance  agreement and the yield maintenance reserve  fund equal to (i) any  termination  payment it received or is deemed to have received minus (ii) the  unamortized  portion of any amount paid, or deemed paid, by the  certificateholder  upon entering into or acquiring its interest in the right to receive such payments.

      Gain or loss  realized  upon  the  termination  of the  right  to  receive payments under a yield maintenance  agreement and the yield maintenance  reserve fund will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution,  Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

      For further  information  regarding  federal  income tax  consequences  of investing  in  the  offered  certificates,  see  "Material  Federal  Income  Tax
Consequences--REMICs" in the prospectus.

      The regular interest  component of the Class III-A-2  Certificates and the other  offered  certificates  will be  treated  as assets  described  in Section
7701(a)(19)(C)  of the  Internal  Revenue Code and "real  estate  assets"  under
Section  856(c)(5)(B)  of the  Internal  Revenue  Code  generally  in  the  same proportion  that the  assets  of the trust  would be so  treated.  In  addition, interest  attributable  to the regular  interest  component of the Class III-A-2
Certificates and interest on the other offered  certificates  will be treated as
"interest on obligations  secured by mortgages on real  property"  under Section
856(c)(3)(B)  of the  Internal  Revenue  Code  generally to the extent that such certificates  are treated as "real estate assets" under Section  856(c)(5)(B) of the Internal Revenue Code. Moreover,  the offered  certificates,  other than the
Residual  Certificates  and,  in the  case of the  Class  III-A-2  Certificates, exclusive of the portion thereof representing the right to receive payments from amounts received pursuant to the yield maintenance agreement, will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if  transferred to another REMIC on its startup day in exchange for a regular or
residual   interest   therein.   However,   prospective   investors  in  offered
certificates  that will be  generally  treated  as assets  described  in Section
860G(a)(3) of the Internal Revenue Code should note that,  notwithstanding  that treatment,  any repurchase of a certificate  pursuant to the right of the master servicer to repurchase the offered  certificates  may adversely affect any REMIC
that  holds  the  offered   certificates   if  the   repurchase  is  made  under
circumstances giving rise to a Prohibited  Transaction Tax. See "The Pooling and
Servicing Agreement--

                                     S-131

Termination"  in this  prospectus  supplement  and "Material  Federal Income Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in
the accompanying prospectus. In addition, because the Class III-A-2 Certificates represent two distinct property right interests - the regular interest component and the right to receive payments under the yield  maintenance  agreement - such certificate generally will not be a suitable interest for any REMIC.

      For further  information  regarding  federal  income tax  consequences  of investing  in  the  offered  certificates,  see  "Material  Federal  Income  Tax
Consequences--REMICs" in the accompanying prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

      The IRS has issued REMIC  regulations under the provisions of the Internal
Revenue Code that  significantly  affect holders of Residual  Certificates.  The
REMIC  regulations  impose  restrictions  on the transfer or acquisition of some residual  interests,  including  the  Residual  Certificates.  The  pooling  and servicing agreement includes other provisions regarding the transfer of Residual
Certificates, including:

            o     the requirement that any transferee of a Residual  Certificate provide an affidavit representing that the transferee is not a disqualified organization;

            o     the  requirement  that the  transferor  is not  acquiring  the
                  Residual Certificate on behalf of a disqualified organization;

            o     the requirement  that the transferor will maintain that status and will  obtain a similar  affidavit  from any person to whom
                  the  transferee   shall   subsequently   transfer  a  Residual
                  Certificate;

            o     a provision  that any transfer of a Residual  Certificate to a disqualified organization shall be null and void; and

            o     a grant to the master servicer of the right, without notice to the holder or any prior holder,  to sell to a purchaser of its choice any Residual  Certificate  that shall become owned by a disqualified  organization  despite  the first two  provisions above.

In  addition,   under  the  pooling  and  servicing   agreement,   the  Residual
Certificates may not be transferred to non-United States persons.

      The REMIC  regulations  also  provide  that a transfer to a United  States person of "noneconomic"  residual  interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests  will  continue to remain liable for any taxes due with respect to the income on the residual interests, unless "no significant purpose of the transfer was to  impede  the  assessment  or  collection  of  tax."  Based  on the  REMIC regulations,  the Residual  Certificates  may  constitute  noneconomic  residual interests  during  some  or  all of  their  terms  for  purposes  of  the  REMIC regulations and, accordingly,  unless no significant purpose of a transfer is to
impede  the  assessment  or  collection  of  tax,   transfers  of  the  Residual
Certificates may be disregarded and purported  transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the Residual  Certificates will be restricted in accordance with the terms of the pooling and servicing  agreement that are intended to reduce the possibility of any transfer of a Residual  Certificate  being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

                                     S-132

      The IRS has issued  final  REMIC  regulations  that add to the  conditions necessary to assure that a transfer of a noneconomic  residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent that it will not cause the income "to be attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a  present  value  basis  than  the  present  value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual interest or (ii)
the transfer is to a domestic  taxable  corporation with specified large amounts of gross  and net  assets  and  that  meets  certain  other  requirements  where agreement  is  made  that  all  future  transfers  will be to  taxable  domestic corporations in transactions that qualify for the same "safe harbor"  provision.
Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer  specifically  mentioned as  negating  eligibility.  The  regulations  generally  apply to  transfers  of residual interests occurring on or after February 4, 2000. See "Material Federal
Income  Tax  Consequences   --REMICs--Taxation   of  Owners  of  REMIC  Residual
Certificates--Noneconomic  REMIC  Residual  Certificates"  in  the  accompanying prospectus.

      The  Residual  Certificateholders  may be  required to report an amount of taxable  income with respect to the earlier  accrual  periods of the term of the related  REMIC  that  significantly  exceeds  the  amount of cash  distributions received by the Residual Certificateholders from the REMIC with respect to those periods.  Furthermore,  the tax on that income may exceed the cash distributions with respect to those periods. Consequently,  Residual Certificateholders should have other sources of funds  sufficient  to pay any federal  income taxes due in the earlier years of the related  REMIC's term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during each REMIC's  earlier  accrual periods and the deferral of corresponding  tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code may cause the
Residual  Certificateholders'  after-tax  rate of return to be zero or  negative even if the  Residual  Certificateholders'  pre-tax  rate of return is positive.
That is, on a present value basis,  the Residual  Certificateholders'  resulting tax liabilities could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

      Effective  August 1, 2006,  temporary  regulations  issued by the Internal
Revenue  Service (the  "Temporary  regulations")  have modified the general rule that excess  inclusions from a REMIC residual interest are not includible in the income of a foreign  person  (or  subject  to  withholding  tax)  until  paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular foreign person, if the first allocation  of income from the residual  interest to the foreign  person  occurs after July 31,  2006.  The source  rules apply for taxable  years  ending  after
August 1, 2006.

      Under the Temporary  regulations,  in the case of REMIC residual interests held by a foreign person through a partnership,  the amount of excess  inclusion income  allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the  partnership`s  taxable year except to the extent that the excess  inclusion  was required to be taken into account by the foreign partner at an earlier  time under  section  860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign  partner's  indirect  interest  in the REMIC  residual interest.  A disposition in whole or in part of the foreign  partner's  indirect interest in the REMIC  residual  interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual

                                     S-133

interest in the REMIC,  a disposition of the foreign  partner's  interest in the partnership,  or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

      Similarly,  in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a  participant  in a  common  trust  fund or as a patron  in an  organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign  person must be taken into income at the same time that other income from the trust, company,  fund, or organization would be taken into account.

      Under the Temporary regulations,  excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through  entity)
are  expressly  made subject to  withholding  tax. In  addition,  in the case of excess  inclusions  allocable to a foreign  person as a partner,  the  Temporary regulations  eliminate an important  exception to the  withholding  requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment  only to the extent that the  withholding  agent has control  over the payee's money or property and knows the facts giving rise to the payment.

      An individual,  trust or estate that holds, whether directly or indirectly through  pass-through  entities,  a Residual  Certificate,  may have significant additional gross income with respect to, but may be limited on the deductibility of,  servicing and trustee's  fees and other  administrative  expenses  properly allocable  to each  REMIC  in  computing  the  certificateholder's  regular  tax liability and will not be able to deduct those fees or expenses to any extent in
computing  the  certificateholder's   alternative  minimum  tax  liability.  See
"Material Federal Income Tax Consequences--  REMICs--Taxation of Owners of REMIC
Residual   Certificates--Possible   Pass-Through   of   Miscellaneous   Itemized
Deductions" in the accompanying prospectus.

      The IRS has issued final  regulations  relating to the federal  income tax treatment of  "inducement  fees"  received by  transferees of non economic REMIC residual  interests.  The  regulations  provide  tax  accounting  rules  for the inclusion of such fees in income over an  appropriate  period,  and clarify that inducement  fees represent  income from sources within the United States.  These rules apply to taxable  years ending on or after May 11, 2004. On the same date, the IRS  issued  administrative  guidance  addressing  the  procedures  by which transferees  of such REMIC  residual  interests may obtain consent to change the method of  accounting  for REMIC  inducement  fee  income to one of the  methods
provided  in  the   regulations.   Prospective   purchasers  of  REMIC  residual
certificates  should  consult  with their tax advisors  regarding  the effect of these regulations and the related administrative guidance.

      Residential  Funding will be designated  as the "tax matters  person" with respect  to each REMIC as  defined  in the REMIC  Provisions,  as defined in the accompanying  prospectus,  and in connection  therewith will be required to hold not less than 0.01% of the Residual Certificates.

      Purchasers of the Residual  Certificates  are strongly  advised to consult their tax advisors as to the economic and tax  consequences of investment in the
Residual Certificates.

      For further  information  regarding the federal income tax consequences of investing  in the  Residual  Certificates,  see  "Certain  Yield and  Prepayment
Considerations--Additional   Yield  Considerations   Applicable  Solely  to  the
Residual  Certificates"  in this  prospectus  supplement  and "Material  Federal
Income   Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC   Residual
Certificates" in the accompanying prospectus.

                                     S-134

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences  described in "Material
Federal Income Tax Consequences,"  potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus.  State tax law may differ substantially from the  corresponding  federal  tax law,  and the  discussion  above  does not purport  to  describe  any  aspect  of the  tax  laws  of  any  state  or  other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.

                                 USE OF PROCEEDS

      The  net  proceeds  from  the  sale  of the  offered  certificates  to the underwriters will be paid to the depositor.  The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes.

                             METHOD OF DISTRIBUTION

      In  accordance  with the  terms  and  conditions  of a  senior/subordinate underwriting agreement, dated December 21, 2006, Greenwich Capital Markets, Inc.
will serve as the  underwriter  of, and has agreed to purchase and the depositor has  agreed  to  sell,  the  offered  certificates,  other  than the  Class  A-V
Certificates and the Class A-P Certificates, except that a de minimis portion of the  Residual  Certificates  will be  retained by  Residential  Funding and that portion is not offered hereby.  The certificates being sold to Greenwich Capital
Markets,   Inc.   are  referred  to  as  the   senior/subordinate   underwritten
certificates.   It  is  expected   that   delivery  of  the   senior/subordinate
underwritten  certificates,  other than the Residual Certificates,  will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and that the  delivery  of the  Residual  Certificates,  other  than the de  minimis portion  retained  by  Residential  Funding,  will  be made  at the  offices  of
Greenwich  Capital  Markets,  Inc.,  New York, New York on or about December 28,
2006 against payment therefor in immediately available funds.

      In  accordance   with  the  terms  and   conditions  of  a  Class  III-A-V
underwriting agreement, dated December 21, 2006, Residential Funding Securities,
LLC will serve as the  underwriter  of the Class  III-A-V  Certificates  and has agreed to  purchase  and the  depositor  has  agreed  to sell the Class  III-A-V
Certificates. The certificates being sold to Residential Funding Securities, LLC are referred to as the variable strip underwritten certificates.  It is expected that delivery of the variable strip underwritten  certificates will be made only in  book-entry  form through the Same Day Funds  Settlement  System of DTC on or about December 28, 2006 against payment therefor in immediately available funds.

      The  senior/subordinate  underwriting  agreement  and  the  Class  III-A-V
underwriting   agreement  are  collectively   referred  to  in  this  prospectus
supplement   as  the   underwriting   agreements   and  the   senior/subordinate
underwritten  certificates and the variable strip underwritten  certificates are collectively  referred  to in this  prospectus  supplement  as the  underwritten
certificates.   Greenwich   Capital  Markets,   Inc.  and  Residential   Funding
Securities,  LLC are collectively  referred to in this prospectus  supplement as the underwriters.

      In connection with the  senior/subordinate  underwritten  certificates and
the  variable  strip  underwritten  certificates,   respectively,   the  related
underwriter  has agreed,  in  accordance  with the terms and  conditions  of its
respective   underwriting   agreement,   to  purchase  all  of  its   respective
underwritten   certificates  if  any  of  those  underwritten  certificates  are purchased thereby.

                                     S-135

      The   underwriting   agreements   provide  that  the  obligations  of  the
underwriters  to pay for and accept  delivery of their  respective  underwritten certificates  are subject to, among other things,  the receipt of legal opinions and to  the  conditions,  among  others,  that  no  stop  order  suspending  the effectiveness of the depositor's  registration statement shall be in effect, and that no  proceedings  for that purpose shall be pending  before or threatened by the Securities and Exchange Commission.

      The  distribution  of the  underwritten  certificates  by  the  respective underwriters  may be  effected  from  time to  time  in one or  more  negotiated transactions,  or otherwise,  at varying  prices to be determined at the time of sale.  Proceeds  to the  depositor  from  the  sale  of  the  senior/subordinate underwritten  certificates,  before deducting expenses payable by the depositor, will be approximately 99.61% of the aggregate  Certificate  Principal Balance of the senior/subordinate  underwritten  certificates plus accrued interest thereon from the cut-off date.  Proceeds to the depositor  from the sale of the variable strip  underwritten  certificates,  before  deducting  expenses  payable  by the depositor,  will be  approximately  0.80% of the initial Notional Balance of the variable strip underwritten  certificates plus accrued interest thereon from the cut-off date.

      The underwriters may effect these transactions by selling their respective underwritten  certificates to or through dealers,  and those dealers may receive compensation in the form of underwriting  discounts,  concessions or commissions from the respective  underwriter  for whom they act as agent. In connection with the sale of the  underwritten  certificates,  the  underwriters may be deemed to have  received  compensation  from the  depositor  in the  form of  underwriting compensation.  The  underwriters  and any  dealers  that  participate  with  the underwriters in the  distribution of the related  underwritten  certificates are also  underwriters  under the  Securities  Act.  Any profit on the resale of the underwritten  certificates  positioned by an  underwriter  would be  underwriter compensation  in the form of underwriting  discounts and  commissions  under the
Securities Act.

      Each underwriting agreement provides that the depositor will indemnify the
related   underwriter,   and  that  under  limited   circumstances  the  related
underwriter  will indemnify the depositor,  against some  liabilities  under the
Securities  Act,  or  contribute  to  payments  required  to be made in  respect thereof.

      The Class A-P  Certificates  may be offered by the depositor  from time to time  directly  or through  an  underwriter  or agent in one or more  negotiated transactions,  or otherwise,  at varying  prices to be determined at the time of sale.  However,  there is currently no  underwriting  arrangement  in effect for these  certificates.  Proceeds to the  depositor  from any sale of the Class A-P
Certificates  will equal the purchase price paid by their purchaser,  net of any
expenses  payable  by  the  depositor  and  any  compensation   payable  to  any
underwriter or agent.

      There is currently no secondary market for the offered certificates.  Each underwriter intends to make a secondary market in the underwritten  certificates to be purchased  by it but is not  obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop,  that it will continue.  The offered certificates will not be listed on any securities exchange.

      The primary  source of information  available to investors  concerning the
offered   certificates  will  be  the  monthly   statements   discussed  in  the
accompanying  prospectus  under  "Description  of the  Certificates--Reports  to
Certificateholders"  and  in  this  prospectus  supplement  under  "Pooling  and
Servicing   Agreement--Reports  to   Certificateholders,"   which  will  include
information as to the  outstanding  principal  balance or notional amount of the offered certificates.  There can be no assurance that any additional information regarding the offered  certificates  will be available through any other source.
In  addition,  the  depositor  is not aware of any source  through  which  price information  about the  offered  certificates  will be  available  on an ongoing basis. The limited nature of this information

                                     S-136

regarding the offered  certificates  may  adversely  affect the liquidity of the offered  certificates,  even if a secondary market for the offered  certificates becomes available.

      Residential Funding Securities, LLC is an affiliate of the master servicer and the depositor. Residential Funding Securities, LLC is also known as GMAC RFC
Securities.

                                 LEGAL OPINIONS

      Certain legal matters relating to the certificates will be passed upon for the depositor and Residential  Funding  Securities,  LLC by Mayer, Brown, Rowe &
Maw LLP, New York, New York and for Greenwich  Capital  Markets,  Inc. by Sidley
Austin LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Senior  Certificates that they be rated  "Aaa" or,  with  respect to the  Senior  Support  Certificates,  "Aa1" by
Moody's  Investors  Service,  Inc., or Moody's,  and "AAA" by Fitch Ratings,  or
Fitch,  and  that  the  Group  II  Senior  Certificates  and  Group  III  Senior
Certificates be rated "AAA" by Standard & Poor's,  a division of The McGraw-Hill
Companies,  Inc., or Standard & Poor's. It is a condition of the issuance of the
Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class II-M-3,
Class III-M-1,  Class III-M-2 and Class III-M-3  Certificates that they be rated not lower  than  "AA,"  "A,"  "BBB,"  "AA,"  "A,"  "BBB,"  "AA," "A" and  "BBB,"
respectively, by Fitch.

      The  ratings  assigned by Moody's to  mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled  under the pooling and servicing  agreement.  Moody's ratings  reflect its analysis of the  riskiness  of the  mortgage  loans and the structure  of  the  transaction  as  described  in  the  pooling  and  servicing agreement.  Moody's ratings do not address the effect on the certificates' yield attributable  to prepayments or recoveries on the mortgage loans.  Further,  the ratings on the  Interest  Only  Certificates  do not address  whether  investors therein will recoup their initial investments.  The rating on the Principal Only
Certificates only addresses the return of its Certificate Principal Balance. The rating on the Residual Certificates only addresses the return of its Certificate
Principal  Balance and  interest  on the  Residual  Certificates  at the related pass-through rate.

      Standard & Poor's ratings on mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of payments required under the  pooling  and  servicing  agreement.  Standard  & Poor's  ratings  take into consideration  the credit  quality of the mortgage  pool,  structural  and legal aspects  associated with the  certificates,  and the extent to which the payment stream in the  mortgage  pool is adequate to make  payments  required  under the certificates.  Standard & Poor's  ratings on the  offered  certificates  do not, however,  constitute  a statement  regarding  frequency  of  prepayments  on the mortgages. See "CERTAIN YIELD AND PREPAYMENT  CONSIDERATIONS" in this prospectus supplement.

      The  ratings  assigned  by Fitch  to  mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled  under the  transaction  structure.  Fitch's  ratings reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the  transaction as described in the operative  documents.  Fitch's ratings do not address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Interest Only  Certificates do not address whether investors therein will recoup their initial investments.  The rating on the Principal Only Certificates only addresses the return of its Certificate  Principal  Balance.  The rating on the Residual Certificates only addresses the return of its Certificate Principal
Balance and interest on the Residual  Certificates  at the related  pass-through rate.

                                     S-137

      The depositor has not requested a rating on the Senior Certificates by any rating agency other than Moody's,  Standard & Poor's and Fitch or on the Class M
Certificates  by any rating  agency other than Fitch.  However,  there can be no
assurance  as  to  whether  any  other  rating   agency  will  rate  the  Senior
Certificates or the Class M  Certificates,  or, if it does, what rating would be assigned by any other rating  agency.  A rating on the  certificates  by another rating agency, if assigned at all, may be lower than the ratings assigned to the
Senior  Certificates  by Moody's,  Standard & Poor's and Fitch,  and the Class M
Certificates by Fitch.

      A security rating is not a recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each  security  rating should be evaluated  independently  of any other  security  rating.  The ratings of the Class III-A-2  Certificates  do not address the likelihood that payments will be received from the yield maintenance agreement provider or amounts on deposit in the yield maintenance  reserve fund.
In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any  additional  support  or credit  enhancement  with  respect  to the  offered certificates.

      The fees paid by the depositor to the rating agencies at closing include a fee  for  ongoing  surveillance  by  the  rating  agencies  for so  long  as any certificates  are  outstanding.  However,  the  rating  agencies  are  under  no obligation  to the  depositor  to continue to monitor or provide a rating on the certificates.

                                LEGAL INVESTMENT

      The Senior  Certificates,  Class  I-M-1,  Class  II-M-1 and Class  III-M-1
Certificates will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating agencies, and, as such, are legal investments for some entities to the extent  provided  in SMMEA.  SMMEA  provides,  however,  that  states  could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October
3, 1991.  Some states have enacted  legislation  which  overrides the preemption provisions of SMMEA. The Class I-M-2, Class II-M-2, Class III-M-2,  Class I-M-3,
Class  II-M-3  and Class  III-M-3  Certificates  will not  constitute  "mortgage related securities" for purposes of SMMEA.

      The depositor makes no representations  as to the proper  characterization of any class of the offered certificates for legal investment or other purposes, or as to the  ability  of  particular  investors  to  purchase  any class of the offered  certificates  under  applicable legal  investment  restrictions.  These uncertainties  may  adversely  affect  the  liquidity  of any  class of  offered certificates.  Accordingly,  all institutions  whose  investment  activities are
subject  to  legal   investment  laws  and   regulations,   regulatory   capital
requirements or review by regulatory authorities should consult with their legal advisors  in  determining  whether  and to what  extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any ERISA plan, any insurance company,  whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA  Considerations--Plan Asset Regulations"
in the accompanying prospectus,  should carefully review with its legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction  prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue

                                     S-138

Code. The purchase or holding of the Class A Certificates,  as well as the Class
M Certificates,  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive  relief under the RFC  exemption,  as described  under
"ERISA  Considerations--Considerations for ERISA Plans Regarding the Purchase of
Certificates--Prohibited  Transaction Exemptions" in the accompanying prospectus provided  those  certificates  are rated at least "BBB-" (or its  equivalent) by
Standard & Poor's,  Moody's or Fitch, at the time of purchase. The RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply,  including  the  requirement  that any ERISA plan must be an  "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.
The depositor  expects that the specific  conditions of the RFC exemption should be satisfied with respect to the offered  certificates so that the RFC exemption should provide an exemption,  from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of
the Internal  Revenue Code, for  transactions  in connection with the servicing, management  and  operation  of the assets held by the trust,  provided  that the general conditions of the RFC exemption are satisfied.

      Each  beneficial  owner of Class M  Certificates  or any interest  therein shall be deemed to have represented,  by virtue of its acquisition or holding of such  certificate  or any interest  therein,  that either (i) it is not an ERISA plan or an ERISA plan investor, (ii) it has acquired and is holding such Class M
Certificates  in reliance on the RFC  exemption,  and that it  understands  that there are certain conditions to the availability of the RFC exemption, including that the Class M Certificates must be rated, at the time of purchase,  not lower than "BBB-" (or its equivalent) by Standard & Poor's,  Fitch or Moody's or (iii)
(1) it is an insurance company,  (2) the source of funds used to acquire or hold the  certificate  or any  interest  therein  is an  "insurance  company  general account", as such term is defined in Prohibited Transaction Class Exemption,  or
PTCE,  95-60,  and (3) the  conditions  in Sections I and III of PTCE 95-60 have been satisfied.

      If any Class M Certificate or any interest  therein is acquired or held in violation of the  conditions  described  in the  preceding  paragraph,  the next preceding permitted  beneficial owner will be treated as the beneficial owner of that Class M  Certificate,  retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such  certificate  or any interest  therein was effected in violation of the conditions  described  in the  preceding  paragraph  shall  indemnify  and  hold harmless the depositor,  the trustee, the master servicer, any subservicer,  the underwriter  and the trust from and  against  any and all  liabilities,  claims, costs or expenses  incurred by those parties as a result of that  acquisition or holding.

      Because the exemptive  relief afforded by the RFC exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Residual  Certificates,  transfers of those  certificates  to any
ERISA plan investor will not be registered by the trustee  unless the transferee provides the depositor,  the trustee and the master  servicer with an opinion of counsel acceptable to and in form and substance  satisfactory to those entities, which  opinion will not be at the expense of those  entities,  that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

            o     is permissible under applicable law;

            o     will not  constitute  or  result  in a  non-exempt  prohibited transaction  under  ERISA  or  Section  4975  of the  Internal
                  Revenue  Code  (or  comparable  provisions  of any  subsequent enactments); and

            o     will not  subject  the  depositor,  the  trustee or the master servicer to any obligation or liability (including obligations or  liabilities  under ERISA or Section  4975 of the  Internal
                  Revenue  Code) in addition to those  undertaken in the pooling and servicing agreement.

                                     S-139

      As discussed in greater  detail above under  "Description  of the Mortgage
Pool--Sharia  Mortgage  Loans",  the  trust  will  include  certain  residential
financing  transactions,   referred  to  as  Sharia  Mortgage  Loans,  that  are
structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures. The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be  treated in the same  manner as other  single  family  residential mortgages. However, since the remedies in the event of default and certain other provisions  of the Sharia  Mortgage  Loans held by the trust are  similar to the remedial and other provisions in the residential  mortgage loans contemplated by the DOL at time the RFC exemption was granted,  the depositor  believes that the
Sharia  Mortgage  Loans  should be treated as other  single  family  residential mortgages under the RFC exemption.

      Any  fiduciary  or other  investor of ERISA plan  assets that  proposes to acquire or hold the offered  certificates on behalf of or with ERISA plan assets of any ERISA plan should  consult  with its counsel with respect to: (i) whether the  general  conditions  and  the  other  requirements  in  the  RFC  exemption
(including the terms of the yield maintenance agreement) would be satisfied,  or whether any other  prohibited  transaction  exemption would apply,  and (ii) the potential  applicability of the general fiduciary  responsibility  provisions of
ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code to the proposed investment.  See "ERISA Considerations" in the accompanying prospectus.

      The sale of any of the  offered  certificates  to an  ERISA  plan is in no respect  a  representation  by the  depositor  or the  underwriter  that such an investment  meets all relevant  legal  requirements  relating to  investments by
ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                     S-140

                                   APPENDIX I

                 CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                                                                                          WEIGHTED
                                                                        PERCENTAGE                        AVERAGE
                                        NUMBER OF        PRINCIPAL      OF GROUP I        AVERAGE         LOAN-TO-
        CREDIT SCORE RANGE            GROUP I LOANS       BALANCE          LOANS     PRINCIPAL BALANCE  VALUE RATIO
        ------------------            -------------       -------          -----     -----------------  -----------

620 - 639........................            3           $  1,288,628        1.15%         $429,543         80.56%
640 - 659........................            2                237,634        0.21           118,817         80.00
660 - 679........................            2              1,369,959        1.22           684,979         74.60
680 - 699........................           16              8,697,599        7.75           543,600         65.71
700 - 719........................           22             13,343,252       11.88           606,511         62.89
720 - 739........................           29             15,038,258       13.39           518,561         58.97
740 - 759........................           32             18,686,089       16.64           583,940         66.62
760 - 779 .......................           36             18,511,565       16.49           514,210         58.64
780 - 799........................           44             26,894,456       23.95           611,238         54.31
800 or greater...................           14              8,209,911        7.31           586,422         56.67
                                           ---           ------------      ------          --------         -----
Total............................          200           $112,277,350      100.00%         $561,387         60.38%
                                           ===           ============      ======

      For some of the Group I Loans,  the credit score was updated  prior to the cut-off date.

      As of the cut-off date,  the weighted  average Credit Score of the Group I
Loans will be approximately 752.

                       MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                          WEIGHTED
                                 NUMBER OF                    PERCENTAGE      AVERAGE       WEIGHTED      AVERAGE
                                  GROUP I      PRINCIPAL      OF GROUP I     PRINCIPAL      AVERAGE    LOAN-TO-VALUE
      MORTGAGE RATES (%)           LOANS        BALANCE         LOANS         BALANCE     CREDIT SCORE     RATIO
      ------------------           -----        -------         -----         -------     ------------     -----

5.125 - 5.249................          1     $    245,332          0.22%       $245,332        794           40.00%
5.250 - 5.374................          1          689,896          0.61         689,896        768           65.00
5.500 - 5.624................          2        1,033,569          0.92         516,785        761           69.53
5.625 - 5.749................          4        1,626,590          1.45         406,648        741           59.47
5.750 - 5.874................          6        2,858,193          2.55         476,366        745           63.09
5.875 - 5.999................         20       10,293,623          9.17         514,681        772           59.53
6.000 - 6.124................         30       20,429,043         18.20         680,968        757           57.69
6.125 - 6.249................         24       12,990,359         11.57         541,265        742           53.95
6.250 - 6.374................         41       23,727,718         21.13         578,725        748           60.12
6.375 - 6.499................         30       16,065,821         14.31         535,527        745           64.12
6.500 - 6.624................         23       12,012,308         10.70         522,274        748           63.52
6.625 - 6.749................         12        7,081,713          6.31         590,143        763           69.80
6.750 - 6.874................          3        1,963,850          1.75         654,617        758           53.74
6.875 - 6.999................          3        1,259,333          1.12         419,778        746           50.47
                                     ---     ------------        ------        --------        ---           -----
Total........................        200     $112,277,350        100.00%       $561,387        752           60.38%
                                     ===     ============        ======

      As of the cut-off date, the weighted  average mortgage rate of the Group I
Loans will be approximately 6.2039% per annum.

                                      I-1

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                     NUMBER OF                    PERCENTAGE      AVERAGE      WEIGHTED      AVERAGE
                                      GROUP I      PRINCIPAL      OF GROUP I     PRINCIPAL     AVERAGE       LOAN-TO
ORIGINAL MORTGAGE LOAN BALANCE ($)     LOANS        BALANCE          LOANS        BALANCE    CREDIT SCORE  VALUE RATIO
----------------------------------     -----        -------          -----        -------    ------------  -----------

100,000 or less..................         5      $    426,498          0.38%    $   85,300       752           37.27%
100,001 to 200,000...............        16         2,430,582          2.16        151,911       724           62.85
200,001 to 300,000...............         8         1,964,731          1.75        245,591       738           56.56
300,001 to 400,000...............         2           692,419          0.62        346,210       796           41.00
400,001 to 500,000...............        43        19,809,409         17.64        460,684       756           64.90
500,001 to 600,000...............        50        27,536,974         24.53        550,739       747           62.87
600,001 to 700,000...............        25        16,009,926         14.26        640,397       764           58.00
700,001 to 800,000...............        25        18,570,107         16.54        742,804       754           57.14
800,001 to 900,000...............         9         7,497,039          6.68        833,004       754           63.13
900,001 to 1,000,000.............        11         9,840,955          8.76        894,632       738           58.77
1,000,001 to 1,100,000...........         1         1,096,234          0.98      1,096,234       796           24.00
1,100,001 to 1,200,000...........         2         2,199,294          1.96      1,099,647       747           68.43
1,200,001 to 1,300,000...........         1         1,280,675          1.14      1,280,675       714           74.00
1,400,001 to 1,500,000...........         2         2,922,507          2.60      1,461,253       768           48.24
                                        ---      ------------        ------     ----------       ---           -----
Total............................       200      $112,277,350        100.00%    $  561,387       752           60.38%
                                        ===      ============        ======

           ORIGINAL MORTGAGE LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                                         PERCENTAGE       AVERAGE
                                       NUMBER OF                         OF GROUP I      PRINCIPAL     WEIGHTED AVERAGE
 ORIGINAL LOAN-TO-VALUE RATIO (%)    GROUP I LOANS   PRINCIPAL BALANCE      LOANS         BALANCE        CREDIT SCORE
 --------------------------------    -------------   -----------------      -----         -------        ------------

00.01 - 50.00....................           61         $ 34,087,390          30.36%         $558,810         763
50.01 - 55.00....................           18            9,773,600           8.70           542,978         764
55.01 - 60.00....................           15            7,972,853           7.10           531,524         768
60.01 - 65.00....................           14            7,766,900           6.92           554,779         750
65.01 - 70.00....................           15            9,062,597           8.07           604,173         744
70.01 - 75.00....................           21           13,726,625          12.23           653,649         746
75.01 - 80.00....................           52           28,634,964          25.50           550,672         740
85.01 - 90.00....................            2              638,047           0.57           319,023         683
90.01 - 95.00....................            2              614,375           0.55           307,187         728
                                           ---         ------------         ------          --------         ---
Total............................          200         $112,277,350         100.00%         $561,387         752
                                           ===         ============         ======

      The weighted  average  loan-to-value  ratio at  origination of the Group I
Loans will be approximately 60.38%.

                                      I-2

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                 PERCENTAGE      AVERAGE       WEIGHTED         WEIGHTED
                                  NUMBER OF       PRINCIPAL      OF GROUP I     PRINCIPAL   AVERAGE CREDIT    AVERAGE LOAN
             STATE              GROUP I LOANS      BALANCE          LOANS        BALANCE         SCORE       TO-VALUE RATIO
             -----              -------------      -------          -----        -------         -----       --------------

Alabama......................          5        $  2,509,969         2.24%      $501,994        745               72.75%
Arkansas.....................          1             423,207         0.38        423,207        731               95.00
Arizona......................          4           2,578,582         2.30        644,645        790               61.99
California...................         37          19,603,904        17.46        529,835        753               53.85
Colorado.....................          6           4,947,913         4.41        824,652        736               51.93
Connecticut..................          3           2,510,650         2.24        836,883        776               40.14
Delaware.....................          1             516,565         0.46        516,565        745               80.00
Florida......................         19          11,180,108         9.96        588,427        747               63.18
Georgia......................         11           6,572,618         5.85        597,511        770               50.94
Idaho........................          2           1,054,474         0.94        527,237        736               66.69
Illinois.....................          6           3,533,501         3.15        588,917        725               54.25
Indiana......................          1             457,852         0.41        457,852        811               80.00
Kentucky.....................          1             445,528         0.40        445,528        803               53.00
Louisiana....................          1              78,172         0.07         78,172        756               53.00
Massachusetts................          4           2,190,443         1.95        547,611        781               66.20
Maryland.....................          7           4,022,097         3.58        574,585        758               64.84
Michigan.....................          5           3,208,998         2.86        641,800        742               61.01
Minnesota....................          3           2,114,615         1.88        704,872        726               63.59
Missouri.....................          4           1,861,691         1.66        465,423        759               59.91
Montana......................          2           1,172,327         1.04        586,163        774               38.71
North Carolina...............          5           2,544,135         2.27        508,827        741               75.72
New Hampshire................          1             819,550         0.73        819,550        666               75.00
New Jersey...................          8           3,639,409         3.24        454,926        716               68.21
New Mexico...................          2             419,168         0.37        209,584        731               85.02
Nevada.......................          1             496,589         0.44        496,589        736               61.00
New York.....................          3           1,633,226         1.45        544,409        736               54.48
Ohio.........................          4           1,660,517         1.48        415,129        769               51.19
Oregon.......................          2           1,349,993         1.20        674,997        759               73.66
Pennsylvania.................          5           2,940,150         2.62        588,030        723               78.41
South Carolina...............          2           1,194,335         1.06        597,168        782               76.89
Tennessee....................          4           2,335,956         2.08        583,989        788               72.94
Texas........................         19          12,357,261        11.01        650,382        753               64.59
Utah.........................          3             558,587         0.50        186,196        718               78.46
Virginia.....................          9           4,779,883         4.26        531,098        757               58.90
Washington...................          5           2,187,681         1.95        437,536        762               59.34
Wisconsin....................          3           1,281,462         1.14        427,154        764               52.15
Wyoming......................          1           1,096,234         0.98      1,096,234        796               24.00
                                     ---        ------------       ------       --------        ---               -----
Total........................        200        $112,277,350       100.00%      $561,387        752               60.38%
                                     ===        ============       ======

      No more  than  1.4% of the  Group I Loans  will be  secured  by  mortgaged properties located in any one zip code area in Colorado and no more than 1.3% of the Group I Loans will be secured by mortgage  properties located in any one zip code area outside Colorado.

                                      I-3

                   MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                    NUMBER OF                                     AVERAGE      WEIGHTED        WEIGHTED
                                     GROUP I       PRINCIPAL     PERCENTAGE OF   PRINCIPAL     AVERAGE     AVERAGE LOAN-TO-
           LOAN PURPOSE               LOANS         BALANCE      GROUP I LOANS    BALANCE    CREDIT SCORE    VALUE RATIO
           ------------               -----         -------      -------------    -------    ------------    -----------

Purchase..........................       71      $ 45,043,776          40.12%     $634,419       759             67.19%
Rate/Term Refinance...............       58        32,159,899          28.64       554,481       749             56.48
Equity Refinance..................       71        35,073,675          31.24       493,995       747             55.20
                                        ---      ------------         ------      --------       ---             -----
Total.............................      200      $112,277,350         100.00%     $561,387       752             60.38%
                                        ===      ============         ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                                                                WEIGHTED
                                       NUMBER OF                                    AVERAGE       WEIGHTED      AVERAGE
                                        GROUP I      PRINCIPAL    PERCENTAGE OF    PRINCIPAL      AVERAGE    LOAN-TO-VALUE
          DOCUMENTATION TYPE             LOANS        BALANCE     GROUP I LOANS     BALANCE     CREDIT SCORE     RATIO
          ------------------             -----        -------     -------------     -------     ------------     -----

 Full/Alternate Documentation......       138     $ 79,055,989          70.41%       $572,869       753            63.77%
 Reduced Documentation.............        62       33,221,361          29.59         535,828       750            52.29
                                          ---     ------------         ------        --------       ---            -----
 Total.............................       200     $112,277,350         100.00%       $561,387       752            60.38%
                                          ===     ============         ======

      No more than 26.6% of such reduced loan  documentation  Group I Loans will be secured by mortgaged properties located in California.

      Approximately  0.1% of the Group I Loans were  underwritten  pursuant to a streamlined  refinancing  documentation program, which permits mortgage loans to be  refinanced  with only  limited  verification  or  updating  of  underwriting information  obtained  at  the  time  that  the  refinanced  mortgage  loan  was underwritten. See "THE TRUSTS--UNDERWRITING  POLICIES--GENERAL STANDARDS" in the
prospectus.

                      OCCUPANCY TYPES OF THE GROUP I LOANS

                                     NUMBER OF                     PERCENTAGE     AVERAGE      WEIGHTED        WEIGHTED
                                      GROUP I       PRINCIPAL      OF GROUP I    PRINCIPAL     AVERAGE       AVERAGE LOAN-
           OCCUPANCY TYPE              LOANS         BALANCE         LOANS        BALANCE    CREDIT SCORE   TO-VALUE RATIO
           --------------              -----         -------         -----        -------    ------------   --------------

 Primary Residence.................     181       $101,012,188         89.97%     $558,078        752             60.06%
 Second/Vacation...................      19         11,265,162         10.03       592,903        755             63.20
                                        ---       ------------        ------      --------        ---             -----
 Total.............................     200       $112,277,350        100.00%     $561,387        752             60.38%
                                        ===       ============        ======

                  PROPERTY VALUATION TYPES OF THE GROUP I LOANS

                                      NUMBER                      PERCENTAGE      AVERAGE      WEIGHTED        WEIGHTED
                                    OF GROUP I      PRINCIPAL     OF GROUP I     PRINCIPAL      AVERAGE      AVERAGE LOAN-
     PROPERTY VALUATION TYPE           LOANS         BALANCE         LOANS        BALANCE    CREDIT SCORE   TO-VALUE RATIO
     -----------------------           -----         -------         -----        -------    ------------   --------------

Automated Valuation Model.........        7       $  1,327,966          1.18%    $189,709          733            55.07%
Appraisal.........................      193        110,949,384         98.82      574,867          752            60.44
                                        ---       ------------        ------     --------          ---            -----
Total.............................      200       $112,277,350        100.00%    $561,387          752            60.38%
                                        ===       ============        ======

                                      I-4

                  MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                                                               WEIGHTED
                                       NUMBER OF                    PERCENTAGE      AVERAGE      WEIGHTED       AVERAGE
                                        GROUP I      PRINCIPAL      OF GROUP I     PRINCIPAL      AVERAGE      LOAN-TO-
            PROPERTY TYPE                LOANS        BALANCE          LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
            -------------                -----        -------          -----        -------    ------------   -----------

Single-family detached..............      141       $ 76,673,536       68.29%        $543,784       750            59.30%
Planned Unit Developments (detached)       45         30,152,441       26.86          670,054       759            63.20
Condo Low-Rise (less than 5 stories)        5          2,640,404        2.35          528,081       718            67.73
Two-to-four family units............        5          1,122,065        1.00          224,413       772            47.63
Condo High-Rise (9 stories or more).        2          1,019,993        0.91          509,997       747            70.65
Condo Mid-Rise (5 to 8 stories).....        1            593,910        0.53          593,910       807            34.00
Planned Unit Developments (attached)        1             75,000        0.07           75,000       762            26.00
                                          ---       ------------      ------         --------       ---            -----
Total...............................      200       $112,277,350      100.00%        $561,387       752            60.38%
                                          ===       ============      ======

                NET MORTGAGE RATES OF THE DISCOUNT GROUP I LOANS

                                                                                                                 WEIGHTED
                                   NUMBER OF                        PERCENTAGE      AVERAGE       WEIGHTED       AVERAGE
                                    GROUP I        PRINCIPAL        OF GROUP I     PRINCIPAL      AVERAGE        LOAN-TO-
     NET MORTGAGE RATES (%)          LOANS          BALANCE           LOANS         BALANCE     CREDIT SCORE   VALUE RATIO
     ----------------------          -----          -------           -----         -------     ------------   -----------

4.845..........................          1          $  245,332         0.22%         $245,332         794          40.00%
4.970..........................          1             689,896         0.61           689,896         768          65.00
5.220..........................          2           1,033,569         0.92           516,785         761          69.53
5.345..........................          4           1,626,590         1.45           406,648         741          59.47
5.470..........................          6           2,858,193         2.55           476,366         745          63.09
                                        --          ----------         ----          --------         ---          -----
Total..........................         14          $6,453,582         5.75%         $460,970         751          62.53%
                                        ==          ==========         ====

      As of the cut-off date, the weighted average of the Discount  Fractions of the Discount Mortgage Loans in Loan Group I will be approximately 3.250075029%.

                     AMORTIZATION TYPE OF THE GROUP I LOANS

                               NUMBER OF                                         AVERAGE        WEIGHTED      WEIGHTED AVERAGE
                                GROUP I       PRINCIPAL       PERCENTAGE OF     PRINCIPAL        AVERAGE       LOAN-TO-VALUE
     AMORTIZATION TYPE           LOANS         BALANCE        GROUP I LOANS      BALANCE      CREDIT SCORE         RATIO
     -----------------           -----         -------        -------------      -------      ------------         -----

Fully Amortizing.........         199       $111,787,350           99.56%        $561,745          752              60.39%
Initial Interest Only
Period - Five Years......           1            490,000            0.44          490,000          797              58.00
                                  ---       ------------          ------         --------          ---              -----
Total....................         200       $112,277,350          100.00%        $561,387          752              60.38%
                                  ===       ============          ======

                                      I-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX II

                 CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                                                                         WEIGHTED
                                                                        PERCENTAGE                       AVERAGE
                                       NUMBER OF         PRINCIPAL      OF GROUP II       AVERAGE        LOAN-TO-
       CREDIT SCORE RANGE           GROUP II LOANS        BALANCE          LOANS     PRINCIPAL BALANCE  VALUE RATIO
       ------------------           --------------        -------          -----     -----------------  -----------

620 - 639......................            39            $ 13,332,548        1.83%         $341,860        74.25%
640 - 659......................            59              22,838,572        3.14           387,094        72.47
660 - 679......................            82              34,594,810        4.75           421,888        73.41
680 - 699......................           135              60,511,257        8.31           448,232        70.16
700 - 719......................           154              81,320,361       11.17           528,054        70.78
720 - 739......................           195              93,732,330       12.88           480,679        71.11
740 - 759......................           212             110,496,804       15.18           521,211        70.84
760 - 779......................           228             123,941,616       17.03           543,604        67.57
780 - 799......................           250             136,576,495       18.77           546,306        68.85
800 or greater.................            93              50,459,625        6.93           542,577        65.98
                                        -----            ------------      ------          --------        -----
Total..........................         1,447            $727,804,417      100.00%         $502,975        69.78%
                                        =====            ============      ======

      For some of the Group II Loans,  the credit score was updated prior to the cut-off date.

      As of the cut-off date, the weighted  average Credit Score of the Group II
Loans will be approximately 743.

                      MORTGAGE RATES OF THE GROUP II LOANS

                                                                                                          WEIGHTED
                                 NUMBER OF                      PERCENTAGE    AVERAGE       WEIGHTED      AVERAGE
                                 GROUP II        PRINCIPAL      OF GROUP     PRINCIPAL      AVERAGE    LOAN-TO-VALUE
      MORTGAGE RATES (%)           LOANS          BALANCE        II LOANS     BALANCE     CREDIT SCORE     RATIO
      ------------------           -----          -------        --------     -------     ------------     -----

5.750 - 5.874.................        1         $    560,132        0.08%     $560,132         801          30.00%
5.875 - 5.999.................        3            1,091,677        0.15       363,892         771          35.64
6.000 - 6.124.................        5            2,316,907        0.32       463,381         748          60.19
6.125 - 6.249.................       11            5,626,101        0.77       511,464         760          62.17
6.250 - 6.374.................       51           23,851,812        3.28       467,683         754          68.46
6.375 - 6.499.................      187           95,677,704       13.15       511,645         755          68.61
6.500 - 6.624.................      388          195,597,923       26.88       504,118         747          69.55
6.625 - 6.749.................      349          173,452,189       23.83       496,998         742          70.61
6.750 - 6.874.................      255          131,504,816       18.07       515,705         736          70.40
6.875 - 6.999.................      167           81,435,244       11.19       487,636         733          70.95
7.000 - 7.124.................       25           14,234,414        1.96       569,377         718          70.56
7.125 - 7.249.................        3            2,195,203        0.30       731,734         723          59.54
7.375 - 7.499.................        2              260,295        0.04       130,147         637          85.71
                                  -----         ------------      ------      --------         ---          -----
Total..........................   1,447         $727,804,417      100.00%     $502,975         743          69.78%
                                  =====         ============      ======

      As of the cut-off date, the weighted average mortgage rate of the Group II
Loans will be approximately 6.5983% per annum.

                                      II-1

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                                                                            WEIGHTED
                                     NUMBER OF                    PERCENTAGE      AVERAGE      WEIGHTED      AVERAGE
                                     GROUP II      PRINCIPAL      OF GROUP II    PRINCIPAL     AVERAGE      LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)     LOANS        BALANCE          LOANS        BALANCE    CREDIT SCORE  VALUE RATIO
----------------------------------     -----        -------          -----        -------    ------------  -----------

100,000 or less...................      11        $    995,172          0.14%   $   90,470        701          66.61%
100,001 to 200,000................      90          16,135,427          2.22       179,283        701          76.28
200,001 to 300,000................     113          28,295,887          3.89       250,406        707          75.58
300,001 to 400,000................      52          17,568,605          2.41       337,858        724          69.84
400,001 to 500,000................     458         215,050,570         29.55       469,543        740          69.96
500,001 to 600,000................     452         247,022,564         33.94       546,510        750          71.62
600,001 to 700,000................     153          98,937,595         13.59       646,651        748          68.43
700,001 to 800,000................      43          32,106,693          4.41       746,667        749          67.47
800,001 to 900,000................      27          22,883,219          3.14       847,527        754          65.03
900,001 to 1,000,000..............      40          38,570,716          5.30       964,268        744          61.66
1,000,001 to 1,100,000............       2           2,115,586          0.29     1,057,793        743          44.96
1,200,001 to 1,300,000............       3           3,833,684          0.53     1,277,895        755          68.17
1,300,001 to 1,400,000............       2           2,788,700          0.38     1,394,350        746          54.96
1,400,001 to 1,500,000............       1           1,500,000          0.21     1,500,000        732          50.00
                                     -----        ------------        ------    ----------        ---          -----
Total.............................   1,447        $727,804,417        100.00%   $  502,975        743          69.78%
                                     =====        ============        ======

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II LOANS

                                                                       PERCENTAGE OF       AVERAGE          WEIGHTED
                                       NUMBER OF        PRINCIPAL         GROUP II        PRINCIPAL      AVERAGE CREDIT
 ORIGINAL LOAN-TO-VALUE RATIO (%)    GROUP II LOANS      BALANCE           LOANS           BALANCE           SCORE
 --------------------------------    --------------      -------           -----           -------           -----

00.01 - 50.00....................         121          $ 70,228,351          9.65%           $580,400         756
50.01 - 55.00....................          53            29,529,093          4.06             557,153         743
55.01 - 60.00....................          90            47,636,822          6.55             529,298         744
60.01 - 65.00....................         123            69,914,198          9.61             568,408         748
65.01 - 70.00....................         169            84,615,514         11.63             500,684         746
70.01 - 75.00....................         186            99,191,892         13.63             533,290         741
75.01 - 80.00....................         662           314,575,196         43.22             475,189         740
80.01 - 85.00....................          12             2,656,201          0.36             221,350         689
85.01 - 90.00....................          25             7,663,662          1.05             306,546         690
90.01 - 95.00....................           6             1,793,487          0.25             298,915         716
                                        -----          ------------        ------            --------         ---
Total............................       1,447          $727,804,417        100.00%           $502,975         743
                                        =====          ============        ======

      The weighted  average  loan-to-value  ratio at origination of the Group II
Loans will be approximately 69.78%.

                                      II-2

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                                PERCENTAGE      AVERAGE       WEIGHTED         WEIGHTED
                               NUMBER OF          PRINCIPAL     OF GROUP II    PRINCIPAL   AVERAGE CREDIT  AVERAGE LOAN TO
           STATE             GROUP II LOANS        BALANCE         LOANS        BALANCE         SCORE        VALUE RATIO
           -----             --------------        -------         -----        -------         -----        -----------

Alaska....................            2         $  1,151,842          0.16%     $575,921         707              69.35%
Alabama...................            9            3,939,074          0.54       437,675         747              78.97
Arkansas..................            5            1,600,357          0.22       320,071         735              79.03
Arizona...................           63           32,436,172          4.46       514,860         750              69.30
California................          462          254,289,851         34.94       550,411         746              68.23
Colorado..................           54           25,075,333          3.45       464,358         752              72.02
Connecticut...............           18            9,254,815          1.27       514,156         754              64.41
District of Columbia......            8            4,657,712          0.64       582,214         773              66.67
Delaware..................            4            1,745,440          0.24       436,360         729              71.66
Florida...................           83           37,763,579          5.19       454,983         736              68.39
Georgia...................           34           15,081,392          2.07       443,570         742              76.44
Hawaii....................            3            2,037,512          0.28       679,171         713              53.90
Iowa......................            3            1,524,035          0.21       508,012         705              73.47
Idaho.....................            6            3,597,014          0.49       599,502         751              70.10
Illinois..................           44           21,804,718          3.00       495,562         739              68.96
Indiana...................           10            4,022,764          0.55       402,276         718              68.17
Kansas....................            2            1,398,368          0.19       699,184         720              73.13
Kentucky..................            3              940,866          0.13       313,622         740              70.14
Louisiana.................           10            5,227,764          0.72       522,776         749              69.32
Massachusetts.............           46           24,579,168          3.38       534,330         739              68.58
Maryland..................           70           31,294,521          4.30       447,065         734              74.10
Maine.....................            4            1,869,156          0.26       467,289         758              78.35
Michigan..................           16            6,013,882          0.83       375,868         717              75.23
Minnesota.................           22            8,382,558          1.15       381,025         724              75.49
Missouri..................           16            8,951,222          1.23       559,451         764              77.57
Mississippi...............            2              780,512          0.11       390,256         728              70.02
Montana...................            4            2,049,273          0.28       512,318         778              57.11
North Carolina............           19            9,094,307          1.25       478,648         732              69.81
New Hampshire.............            4            1,705,768          0.23       426,442         763              65.07
New Jersey................           45           21,521,156          2.96       478,248         742              69.78
New Mexico................            6            2,429,325          0.33       404,887         722              73.96
Nevada....................           15            7,946,448          1.09       529,763         742              65.20
New York..................           37           19,882,274          2.73       537,359         745              68.11
Ohio......................           12            7,009,012          0.96       584,084         737              68.52
Oklahoma..................            3            1,690,303          0.23       563,434         769              77.84
Oregon....................           20            8,362,304          1.15       418,115         732              70.94
Pennsylvania..............           15            7,901,210          1.09       526,747         740              73.36
Rhode Island..............            3            2,604,650          0.36       868,217         754              62.11
South Carolina............           17            9,650,492          1.33       567,676         747              65.94
South Dakota..............            1              439,183          0.06       439,183         783              80.00
Tennessee.................           13            7,538,928          1.04       579,918         753              65.82
Texas.....................           35           17,210,853          2.36       491,739         731              67.79
Utah......................           20            9,004,987          1.24       450,249         725              73.28
Virginia..................           90           44,516,709          6.12       494,630         743              73.31
Vermont...................            3              858,601          0.12       286,200         708              88.29
Washington................           75           30,843,390          4.24       411,245         741              72.20
Wisconsin.................            9            5,826,424          0.80       647,380         740              65.43
Wyoming...................            2              299,195          0.04       149,597         687              82.06
                                  -----         ------------        ------      --------         ---              -----
Total.....................        1,447         $727,804,417        100.00%     $502,975         743              69.78%
                                  =====         ============        ======

      No more than  0.5% of the  Group II Loans  will be  secured  by  mortgaged properties  located in any one zip code area in California and no more than 0.4%
of the Group II Loans will be secured by mortgage  properties located in any one zip code area outside California.

                                      II-3

                   MORTGAGE LOAN PURPOSE OF THE GROUP II LOANS

                                    NUMBER OF                                     AVERAGE      WEIGHTED    WEIGHTED AVERAGE
                                     GROUP II      PRINCIPAL     PERCENTAGE OF   PRINCIPAL     AVERAGE      LOAN-TO-VALUE
           LOAN PURPOSE               LOANS         BALANCE      GROUP II LOANS   BALANCE    CREDIT SCORE       RATIO
           ------------               -----         -------      --------------   -------    ------------       -----

Purchase..........................      498      $268,245,198          36.86%     $538,645        756            73.98%
Rate/Term Refinance...............      461       222,690,920          30.60       483,061        740            66.83
Equity Refinance..................      488       236,868,299          32.55       485,386        731            67.79
                                      -----      ------------         ------      --------        ---            -----
Total.............................    1,447      $727,804,417         100.00%     $502,975        743            69.78%
                                      =====      ============         ======

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II LOANS

                                                                                                               WEIGHTED
                                       NUMBER OF                                    AVERAGE       WEIGHTED      AVERAGE
                                       GROUP II      PRINCIPAL    PERCENTAGE OF    PRINCIPAL      AVERAGE    LOAN-TO-VALUE
         DOCUMENTATION TYPE              LOANS        BALANCE     GROUP II LOANS    BALANCE     CREDIT SCORE     RATIO
         ------------------              -----        -------     --------------    -------     ------------     -----

Full/Alternate Documentation.......      1,081     $544,689,157        74.84%        $503,875       742           71.15%
Reduced Documentation..............        364      182,036,260        25.01          500,100       747           65.63
No Income/No Asset Verification....          2        1,079,000         0.15          539,500       716           80.00
                                         -----     ------------       ------         --------       ---           -----
Total..............................      1,447     $727,804,417       100.00%        $502,975       743           69.78%
                                         =====     ============       ======

      No more than 44.4% of such  reduced and no  income/no  asset  verification loan  documentation  Group II Loans  will be  secured  by  mortgaged  properties located in California.

      Approximately  1.9% of the Group II Loans were underwritten  pursuant to a streamlined  refinancing  documentation program, which permits mortgage loans to be  refinanced  with only  limited  verification  or  updating  of  underwriting information  obtained  at  the  time  that  the  refinanced  mortgage  loan  was underwritten. See "THE TRUSTS--UNDERWRITING  POLICIES--GENERAL STANDARDS" in the
prospectus.

                      OCCUPANCY TYPES OF THE GROUP II LOANS

                                                                                                             WEIGHTED
                                     NUMBER OF                   PERCENTAGE OF   AVERAGE      WEIGHTED       AVERAGE
                                     GROUP II       PRINCIPAL      GROUP II     PRINCIPAL      AVERAGE    LOAN-TO-VALUE
          OCCUPANCY TYPE               LOANS         BALANCE         LOANS       BALANCE    CREDIT SCORE      RATIO
          --------------               -----         -------         -----       -------    ------------      -----

Primary Residence.................    1,384       $688,721,081         94.63%    $497,631       742            70.01%
Second/Vacation...................       63         39,083,336          5.37      620,370       759            65.81
                                      -----       ------------        ------     --------       ---            -----
Total.............................    1,447       $727,804,417        100.00%    $502,975       743            69.78%
                                      =====       ============        ======

                 PROPERTY VALUATION TYPES OF THE GROUP II LOANS

                                                                                                             WEIGHTED
                                      NUMBER                      PERCENTAGE      AVERAGE      WEIGHTED    AVERAGE LOAN-
                                    OF GROUP II     PRINCIPAL     OF GROUP II    PRINCIPAL      AVERAGE      TO-VALUE
     PROPERTY VALUATION TYPE           LOANS         BALANCE         LOANS        BALANCE    CREDIT SCORE      RATIO
     -----------------------           -----         -------         -----        -------    ------------      -----

Automated Valuation Model.........       45       $ 14,366,737          1.97%     $319,261        726           75.80%
Appraisal.........................    1,402        713,437,681         98.03       508,871        743           69.66
                                      -----       ------------        ------      --------        ---           -----
Total.............................    1,447       $727,804,417        100.00%     $502,975        743           69.78%
                                      =====       ============        ======

                                      II-4

                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                                                                                    WEIGHTED
                                                                                      AVERAGE        WEIGHTED        AVERAGE
                                      NUMBER OF      PRINCIPAL     PERCENTAGE OF     PRINCIPAL       AVERAGE         LOAN-TO
          PROPERTY TYPE            GROUP II LOANS     BALANCE     GROUP II LOANS      BALANCE      CREDIT SCORE    VALUE RATIO
          -------------            --------------     -------     --------------      -------      ------------    -----------

Single-family detached..........         978        $490,102,757         67.34%        $501,128         740            69.01%
Planned Unit Developments
(detached)......................         340         177,240,245         24.35          521,295         748            70.57
Condo Low-Rise (less than 5
stories)........................          62          31,038,304          4.26          500,618         753            72.70
Planned Unit Developments
(attached)......................          21           9,142,163          1.26          435,341         747            77.72
Two-to-four family units........          17           7,490,287          1.03          440,605         735            71.20
Condo High-Rise (9 stories or
more)...........................          14           7,049,156          0.97          503,511         752            74.68
Condo Mid-Rise (5 to 8 stories).           8           3,457,041          0.47          432,130         761            79.33
Townhouse.......................           6           1,735,927          0.24          289,321         707            77.07
Cooperative Units...............           1             548,536          0.08          548,536         804            43.00
                                       -----        ------------        ------         --------         ---            -----
Total...........................       1,447        $727,804,417        100.00%        $502,975         743            69.78%
                                       =====        ============        ======

                NET MORTGAGE RATES OF THE DISCOUNT GROUP II LOANS

                                                                                                                    WEIGHTED
                                                                                      AVERAGE        WEIGHTED        AVERAGE
                                      NUMBER OF      PRINCIPAL     PERCENTAGE OF     PRINCIPAL       AVERAGE      LOAN-TO-VALUE
      NET MORTGAGE RATES (%)       GROUP II LOANS     BALANCE     GROUP II LOANS      BALANCE      CREDIT SCORE       RATIO
      ----------------------       --------------     -------     --------------      -------      ------------       -----

5.470...........................           1         $   560,132         0.08%         $560,132         801           30.00%
5.595...........................           3           1,091,677         0.15           363,892         771           35.64
5.720...........................           5           2,316,907         0.32           463,381         748           60.19
5.845...........................          10           5,339,875         0.73           533,988         757           61.49
5.920...........................           1             286,226         0.04           286,226         816           75.00
5.970...........................          51          23,851,812         3.28           467,683         754           68.46
                                          --         -----------         ----          --------         ---           -----
Total...........................          71         $33,446,628         4.60%         $471,079         756           65.12%
                                          ==         ===========         ====

      As of the cut-off date, the weighted average of the Discount  Fractions of the Discount Loans in Loan Group II will be approximately 1.471930037%.

                     AMORTIZATION TYPE OF THE GROUP II LOANS

                                                                                                                    WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED        AVERAGE
                                    GROUP II        PRINCIPAL         GROUP II       PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       AMORTIZATION TYPE             LOANS           BALANCE           LOANS          BALANCE      CREDIT SCORE       RATIO
       -----------------             -----           -------           -----          -------      ------------       -----

Fully Amortizing.........            1,104          $536,257,082         73.68%        $485,740         743           69.20%
Initial Interest Only Period -
Ten Years................              341           190,508,956         26.18          558,677         743           71.44
Initial Interest Only Period -
Fifteen Years............                2             1,038,379          0.14          519,190         757           64.56
                                     -----          ------------        ------         --------         ---           -----
Total....................            1,447          $727,804,417        100.00%        $502,975         743           69.78%
                                     =====          ============        ======

                                      II-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  APPENDIX III

                CREDIT SCORE DISTRIBUTION OF THE GROUP III LOANS

                                                                                                         WEIGHTED
                                                                        PERCENTAGE                       AVERAGE
                                       NUMBER OF         PRINCIPAL     OF GROUP III       AVERAGE        LOAN-TO-
       CREDIT SCORE RANGE           GROUP III LOANS       BALANCE          LOANS     PRINCIPAL BALANCE VALUE RATIO
       ------------------           ---------------       -------          -----     -----------------------------

620 - 639......................            13            $  4,018,086        1.10%          $309,084        76.20%
640 - 659......................            21               9,964,256        2.74            474,488        74.56
660 - 679......................            35              17,227,199        4.73            492,206        73.53
680 - 699......................           109              46,088,173       12.65            422,827        72.08
700 - 719......................            77              37,025,731       10.17            480,854        71.19
720 - 739......................            97              45,112,232       12.39            465,075        70.47
740 - 759......................           103              57,369,837       15.75            556,989        70.34
760 - 779......................           119              63,794,702       17.52            536,090        69.17
780 - 799......................           104              56,922,511       15.63            547,332        71.81
800 or greater.................            50              26,685,021        7.33            533,700        67.17
                                          ---            ------------      ------           --------        -----
Total..........................           728            $364,207,747      100.00%          $500,285        70.79%
                                          ===            ============      ======

      For some of the Group III Loans, the credit score was updated prior to the cut-off date.

      As of the cut-off date, the weighted average Credit Score of the Group III
Loans will be approximately 741.

                      MORTGAGE RATES OF THE GROUP III LOANS

                                                                                                          WEIGHTED
                                 NUMBER OF                      PERCENTAGE    AVERAGE       WEIGHTED      AVERAGE
                                 GROUP III       PRINCIPAL      OF GROUP     PRINCIPAL      AVERAGE    LOAN-TO-VALUE
      MORTGAGE RATES (%)           LOANS          BALANCE       III LOANS     BALANCE     CREDIT SCORE     RATIO
      ------------------           -----          -------       ---------     -------     ------------     -----

5.750 - 5.874.................        7         $  2,567,760         0.71%     $366,823        771           75.85%
5.875 - 5.999.................       23           11,528,863         3.17       501,255        746           72.00
6.000 - 6.124.................       34           17,059,064         4.68       501,737        755           68.19
6.125 - 6.249.................       46           22,031,167         6.05       478,938        739           69.18
6.250 - 6.374.................      156           86,259,449        23.68       552,945        756           68.89
6.375 - 6.499.................      198          105,661,478        29.01       533,644        743           70.89
6.500 - 6.624.................      165           81,974,474        22.51       496,815        728           71.71
6.625 - 6.749.................       68           29,346,754         8.06       431,570        722           72.98
6.750 - 6.874.................       15            4,884,206         1.34       325,614        725           79.32
6.875 - 6.999.................       15            2,814,532         0.77       187,635        722           79.04
7.000 - 7.124.................        1               80,000         0.02        80,000        661           89.00
                                    ---         ------------       ------      --------        ---           -----
Total.........................      728         $364,207,747       100.00%     $500,285        741           70.79%
                                    ===         ============       ======

      As of the cut-off date,  the weighted  average  mortgage rate of the Group
III Loans will be approximately 6.3499% per annum.

                                     III-1

        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP III LOANS

                                                                                                            WEIGHTED
                                     NUMBER OF                    PERCENTAGE      AVERAGE      WEIGHTED      AVERAGE
                                     GROUP III     PRINCIPAL     OF GROUP III    PRINCIPAL     AVERAGE      LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)     LOANS        BALANCE          LOANS        BALANCE    CREDIT SCORE  VALUE RATIO
----------------------------------     -----        -------          -----        -------    ------------  -----------

100,000 or less...................       29      $  2,629,182           0.72%   $   90,661        724          72.62%
100,001 to 200,000................       54         7,527,983           2.07       139,407        740          57.75
200,001 to 300,000................       39         9,873,633           2.71       253,170        710          71.74
300,001 to 400,000................       28         9,883,309           2.71       352,975        709          64.68
400,001 to 500,000................      227       105,596,696          28.99       465,184        734          73.87
500,001 to 600,000................      184       101,211,417          27.79       550,062        740          70.51
600,001 to 700,000................       91        58,877,476          16.17       647,005        748          72.23
700,001 to 800,000................       32        23,964,769           6.58       748,899        759          70.43
800,001 to 900,000................       18        15,590,903           4.28       866,161        759          64.64
900,001 to 1,000,000..............       19        18,376,999           5.05       967,210        754          66.29
1,000,001 to 1,100,000............        1         1,100,000           0.30     1,100,000        751          55.00
1,100,001 to 1,200,000............        2         2,297,590           0.63     1,148,795        769          65.17
1,200,001 to 1,300,000............        1         1,277,790           0.35     1,277,790        748          80.00
1,400,001 to 1,500,000............        1         1,500,000           0.41     1,500,000        751          56.00
1,900,001 to 2,000,000............        1         2,000,000           0.55     2,000,000        769          55.00
2,400,001 to 2,500,000............        1         2,500,000           0.69     2,500,000        746          79.00
                                        ---      ------------         ------    ----------        ---          -----
Total.............................      728      $364,207,747         100.00%   $  500,285        741          70.79%
                                        ===      ============         ======

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP III LOANS

                                                                       PERCENTAGE OF       AVERAGE          WEIGHTED
                                       NUMBER OF        PRINCIPAL        GROUP III        PRINCIPAL      AVERAGE CREDIT
 ORIGINAL LOAN-TO-VALUE RATIO (%)   GROUP III LOANS      BALANCE           LOANS           BALANCE           SCORE
 --------------------------------   ---------------      -------           -----           -------           -----

00.01 - 50.00....................           66         $ 29,390,133           8.07%          $445,305          754
50.01 - 55.00....................           28           14,578,783           4.00            520,671          751
55.01 - 60.00....................           55           28,210,586           7.75            512,920          751
60.01 - 65.00....................           50           23,737,787           6.52            474,756          728
65.01 - 70.00....................           73           40,230,484          11.05            551,103          743
70.01 - 75.00....................           88           48,527,298          13.32            551,447          741
75.01 - 80.00....................          354          175,247,196          48.12            495,049          738
80.01 - 85.00....................            3            1,107,300           0.30            369,100          749
85.01 - 90.00....................            7            1,654,250           0.45            236,321          707
90.01 - 95.00....................            4            1,523,930           0.42            380,982          762
                                           ---         ------------         ------           --------          ---
Total............................          728         $364,207,747         100.00%          $500,285          741
                                           ===         ============         ======

      The weighted average  loan-to-value  ratio at origination of the Group III
Loans will be approximately 70.79%.

                                     III-2

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP III LOANS

                               NUMBER OF                        PERCENTAGE      AVERAGE       WEIGHTED         WEIGHTED
                               GROUP III                       OF GROUP III    PRINCIPAL   AVERAGE CREDIT  AVERAGE LOAN TO
           STATE                 LOANS      PRINCIPAL BALANCE      LOANS        BALANCE         SCORE        VALUE RATIO
           -----                 -----      -----------------      -----        -------         -----        -----------

Alabama...................           5         $  1,349,947          0.37%     $269,989          738              79.07%
Arkansas..................           1              600,000          0.16       600,000          738              69.00
Arizona...................          32           14,542,743          3.99       454,461          720              70.79
California................         232          126,659,892         34.78       545,948          742              69.89
Colorado..................          30           13,567,253          3.73       452,242          747              71.73
Connecticut...............           6            3,260,335          0.90       543,389          739              71.45
District of Columbia......          12            6,932,978          1.90       577,748          763              73.76
Florida...................          22           11,027,632          3.03       501,256          734              67.77
Georgia...................          20            9,942,211          2.73       497,111          724              74.86
Hawaii....................           1              899,125          0.25       899,125          723              43.00
Idaho.....................           2            1,306,326          0.36       653,163          737              65.26
Illinois..................          13            7,574,499          2.08       582,654          742              71.27
Indiana...................           3              985,427          0.27       328,476          737              78.49
Kansas....................           1              792,660          0.22       792,660          715              73.00
Kentucky..................           1              798,514          0.22       798,514          767              80.00
Massachusetts.............          20           11,281,933          3.10       564,097          733              67.85
Maryland..................          25           11,684,225          3.21       467,369          735              71.69
Maine.....................           3            1,397,077          0.38       465,692          765              70.92
Michigan..................           9            2,601,966          0.71       289,107          757              70.85
Minnesota.................          14            6,816,696          1.87       486,907          770              74.39
Missouri..................           2              567,108          0.16       283,554          750              80.00
North Carolina............           9            3,565,610          0.98       396,179          738              67.46
Nebraska..................           1              100,000          0.03       100,000          737              80.00
New Hampshire.............           5            2,495,637          0.69       499,127          753              67.68
New Jersey................          28           14,777,848          4.06       527,780          723              72.30
New Mexico................           5            2,345,090          0.64       469,018          712              73.15
Nevada....................           6            2,440,455          0.67       406,742          768              74.82
New York..................          18            7,632,689          2.10       424,038          717              63.81
Ohio......................           5            2,228,851          0.61       445,770          723              58.64
Oklahoma..................           3            1,356,690          0.37       452,230          771              71.45
Oregon....................          13            6,499,957          1.78       499,997          750              74.54
Pennsylvania..............          16            8,412,465          2.31       525,779          747              75.46
Rhode Island..............           3            2,314,312          0.64       771,437          743              68.22
South Carolina............           9            4,210,666          1.16       467,852          737              72.99
Tennessee.................           4            1,078,158          0.30       269,539          692              80.82
Texas.....................          15            6,134,016          1.68       408,934          745              70.38
Utah......................           6            1,831,781          0.50       305,297          744              75.27
Virginia..................          70           34,688,536          9.52       495,551          757              71.99
Vermont...................           2              544,000          0.15       272,000          769              80.00
Washington................          49           24,383,380          6.69       497,620          740              71.04
Wisconsin.................           4            1,144,834          0.31       286,208          747              49.58
Wyoming...................           3            1,434,225          0.39       478,075          709              80.01
                                   ---         ------------        ------      --------          ---              -----
Total.....................         728         $364,207,747        100.00%     $500,285          741              70.79%
                                   ===         ============        ======

      No more than 0.9% of the Group III  Loans  will be  secured  by  mortgaged properties  located  in any one zip code area in Oregon and no more than 0.8% of the Group III Loans will be secured by  mortgage  properties  located in any one zip code area outside Oregon.

                                     III-3

                  MORTGAGE LOAN PURPOSE OF THE GROUP III LOANS

                                    NUMBER OF                    PERCENTAGE OF    AVERAGE      WEIGHTED    WEIGHTED AVERAGE
                                    GROUP III      PRINCIPAL       GROUP III     PRINCIPAL     AVERAGE      LOAN-TO-VALUE
           LOAN PURPOSE               LOANS         BALANCE          LOANS        BALANCE    CREDIT SCORE       RATIO
           ------------               -----         -------          -----        -------    ------------       -----

Purchase..........................      266      $148,157,100          40.68%      $556,982      756            74.83%
Rate/Term Refinance...............      207        94,686,428          26.00        457,422      739            70.12
Equity Refinance..................      255       121,364,219          33.32        475,938      725            66.37
                                        ---      ------------         ------       --------      ---            -----
Total.............................      728      $364,207,747         100.00%      $500,285      741            70.79%
                                        ===      ============         ======

            MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP III LOANS

                                                                                                               WEIGHTED
                                       NUMBER OF                  PERCENTAGE OF     AVERAGE       WEIGHTED      AVERAGE
                                       GROUP III     PRINCIPAL      GROUP III      PRINCIPAL      AVERAGE    LOAN-TO-VALUE
         DOCUMENTATION TYPE              LOANS        BALANCE         LOANS         BALANCE     CREDIT SCORE     RATIO
         ------------------              -----        -------         -----         -------     ------------     -----

Full/Alternate Documentation.......      475       $240,457,726         66.02%       $506,227         739         72.60%
Reduced Documentation..............      250        121,716,222         33.42         486,865         745         67.08
No Income/No Asset Verification....        3          2,033,799          0.56         677,933         769         77.86
                                         ---       ------------        ------        --------         ---         -----
Total..............................      728       $364,207,747        100.00%       $500,285         741         70.79%
                                         ===       ============        ======

      No more than 40.8% of such  reduced and no  income/no  asset  verification loan  documentation  Group III Loans  will be secured  by  mortgaged  properties located in California.

      Approximately 1.4% of the Group III Loans were underwritten  pursuant to a streamlined  refinancing  documentation program, which permits mortgage loans to be  refinanced  with only  limited  verification  or  updating  of  underwriting information  obtained  at  the  time  that  the  refinanced  mortgage  loan  was underwritten. See "THE TRUSTS--UNDERWRITING  POLICIES--GENERAL STANDARDS" in the
prospectus.

                     OCCUPANCY TYPES OF THE GROUP III LOANS

                                                                                                               WEIGHTED
                                     NUMBER OF                   PERCENTAGE OF   AVERAGE      WEIGHTED         AVERAGE
                                     GROUP III      PRINCIPAL      GROUP III    PRINCIPAL      AVERAGE      LOAN-TO-VALUE
          OCCUPANCY TYPE               LOANS         BALANCE         LOANS       BALANCE    CREDIT SCORE        RATIO
          --------------               -----         -------         -----       -------    ------------        -----

Primary Residence.................     701        $349,643,551         96.00%   $498,778          740            70.97%
Second/Vacation...................      27          14,564,196          4.00     539,415          759            66.41
                                       ---        ------------        ------    --------          ---            -----
Total.............................     728        $364,207,747        100.00%   $500,285          741            70.79%
                                       ===        ============        ======

                 PROPERTY VALUATION TYPES OF THE GROUP III LOANS

                                      NUMBER                      PERCENTAGE      AVERAGE      WEIGHTED        WEIGHTED
                                   OF GROUP III     PRINCIPAL    OF GROUP III    PRINCIPAL      AVERAGE      AVERAGE LOAN-
     PROPERTY VALUATION TYPE           LOANS         BALANCE         LOANS        BALANCE    CREDIT SCORE   TO-VALUE RATIO
     -----------------------           -----         -------         -----        -------    ------------   --------------

Automated Valuation Model........        54       $ 17,073,640         4.69%     $316,179         731           71.30%
Appraisal........................       674        347,134,107        95.31       515,036         742           70.76
                                        ---       ------------       ------      --------         ---           -----
Total............................       728       $364,207,747       100.00%     $500,285         741           70.79%
                                        ===       ============       ======

                                     III-4

                 MORTGAGED PROPERTY TYPES OF THE GROUP III LOANS

                                                                                                                    WEIGHTED
                                                                                      AVERAGE        WEIGHTED        AVERAGE
                                      NUMBER OF      PRINCIPAL     PERCENTAGE OF     PRINCIPAL       AVERAGE         LOAN-TO
          PROPERTY TYPE            GROUP III LOANS    BALANCE     GROUP III LOANS     BALANCE      CREDIT SCORE    VALUE RATIO
          -------------            ---------------    -------     ---------------     -------      ------------    -----------

Single-family detached..........         508        $251,037,878         68.93%       $494,169          740            70.22%
Planned Unit Developments
(detached)......................         156         85,727,398          23.54         549,535          743            72.08
Condo Low-Rise (less than 5
stories)........................          21         10,308,590           2.83         490,885          755            67.31
Planned Unit Developments
(attached)......................          14          5,710,362           1.57         407,883          747            78.02
Two-to-four family units........          13          4,793,398           1.32         368,723          728            65.55
Townhouse.......................           7          2,735,561           0.75         390,794          727            77.36
Condo High-Rise (9 stories or
more)...........................           5          2,565,279           0.70         513,056          740            80.00
Condo Mid-Rise (5 to 8 stories).           4          1,329,281           0.36         332,320          754            77.70
                                         ---        ------------        ------        --------          ---            -----
Total...........................         728        $364,207,747        100.00%       $500,285          741            70.79%
                                         ===        ============        ======

               NET MORTGAGE RATES OF THE DISCOUNT GROUP III LOANS

                                                                                                                    WEIGHTED
                                                                                      AVERAGE        WEIGHTED        AVERAGE
                                      NUMBER OF      PRINCIPAL     PERCENTAGE OF     PRINCIPAL       AVERAGE      LOAN-TO-VALUE
      NET MORTGAGE RATES (%)       GROUP III LOANS    BALANCE     GROUP III LOANS     BALANCE      CREDIT SCORE       RATIO
      ----------------------       ---------------    -------     ---------------     -------      ------------       -----

5.470...........................          7          $ 2,567,760         0.71%         $366,823         771           75.85%
5.595...........................         23           11,528,863         3.17           501,255         746           72.00
5.720...........................         34           17,059,064         4.68           501,737         755           68.19
                                         --          -----------         ----          --------         ---           -----
Total...........................         64          $31,155,687         8.55%         $486,808         753           70.23%
                                         ==          ===========         ====

      As of the cut-off date, the weighted average of the Discount  Fractions of the Discount Loans in Loan Group III will be approximately 1.684509837%.

                    AMORTIZATION TYPE OF THE GROUP III LOANS

                                                                                                                    WEIGHTED
                                   NUMBER OF                       PERCENTAGE OF      AVERAGE        WEIGHTED        AVERAGE
                                   GROUP III        PRINCIPAL        GROUP III       PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       AMORTIZATION TYPE             LOANS           BALANCE           LOANS          BALANCE      CREDIT SCORE       RATIO
       -----------------             -----           -------           -----          -------      ------------       -----

Fully Amortizing.........               541         $255,691,577         70.20%        $472,628        740            70.31%
Initial Interest Only Period -
Ten Years................               185          107,028,720         29.39          578,534        744            72.03
Initial Interest Only Period -
Fifteen Years............                 2            1,487,450          0.41          743,725        749            63.57
                                        ---         ------------        ------         --------        ---            -----
Total....................               728         $364,207,747        100.00%        $500,285        741            70.79%
                                        ===         ============        ======

                                     III-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX IV
                  YIELD MAINTENANCE AGREEMENT NOTIONAL BALANCE

                 DISTRIBUTION DATES            NOTIONAL BALANCE
                 ------------------            ----------------

          Initial Balance..............         $87,713,000.00
          February 25, 2007............         $87,708,216.02
          March 25, 2007...............         $87,701,947.79
          April 25, 2007...............         $87,694,195.97
          May 25, 2007.................         $87,684,964.23
          June 25, 2007................         $87,674,259.27
          July 25, 2007................         $87,662,090.78
          August 25, 2007..............         $87,565,998.34
          September 25, 2007...........         $87,326,409.89
          October 25, 2007.............         $86,945,208.34
          November 25, 2007............         $86,424,577.31
          December 25, 2007............         $85,766,997.98
          January 25, 2008.............         $84,975,244.69
          February 25, 2008............         $84,052,379.69
          March 25, 2008...............         $83,001,746.67
          April 25, 2008...............         $81,826,963.41
          May 25, 2008.................         $80,531,913.26
          June 25, 2008................         $79,120,735.76
          July 25, 2008................         $77,597,816.19
          August 25, 2008..............         $75,967,774.20
          September 25, 2008...........         $74,235,451.60
          October 25, 2008.............         $72,405,899.13
          November 25, 2008............         $70,484,362.59
          December 25, 2008............         $68,476,268.06
          January 25, 2009.............         $66,387,206.45
          February 25, 2009............         $64,222,917.42
          March 25, 2009...............         $61,989,272.68
          April 25, 2009...............         $59,692,258.70
          May 25, 2009.................         $57,337,959.09
          June 25, 2009................         $54,972,949.98
          July 25, 2009................         $52,692,307.82
          August 25, 2009..............         $50,494,089.40
          September 25, 2009...........         $48,376,396.08
          October 25, 2009.............         $46,337,372.77
          November 25, 2009............         $44,375,206.97
          December 25, 2009............         $42,488,127.76
          January 25, 2010.............         $40,674,404.86
          February 25, 2010............         $38,932,347.71
          March 25, 2010...............         $37,260,304.55
          April 25, 2010...............         $35,656,661.52
          May 25, 2010.................         $34,119,841.85
          June 25, 2010................         $32,648,304.93
          July 25, 2010................         $31,240,545.54
          August 25, 2010..............         $29,895,093.04
          September 25, 2010...........         $28,610,510.54
          October 25, 2010.............         $27,385,394.17
          November 25, 2010............         $26,218,372.30
          December 25, 2010............         $25,108,104.79
          January 25, 2011.............         $24,053,282.33
          February 25, 2011............         $23,052,625.66
          March 25, 2011...............         $22,104,884.92
          April 25, 2011...............         $21,208,838.98
          May 25, 2011.................         $20,363,294.77
          June 25, 2011................         $19,567,086.64
          July 25, 2011................         $18,819,075.75

                                      IV-1

                 DISTRIBUTION DATES            NOTIONAL BALANCE
                 ------------------            ----------------
          August 25, 2011..............         $18,118,149.43
          September 25, 2011...........         $17,463,220.58
          October 25, 2011.............         $16,853,227.11
          November 25, 2011............         $16,287,131.36
          December 25, 2011............         $15,763,919.52
          January 25, 2012.............         $15,282,601.11
          February 25, 2012............         $15,234,106.17
          March 25, 2012...............         $15,221,334.45
          April 25, 2012...............         $14,907,239.80
          May 25, 2012.................         $13,701,684.42
          June 25, 2012................         $12,530,632.32
          July 25, 2012................         $11,393,240.54
          August 25, 2012..............         $10,288,685.81
          September 25, 2012...........          $9,216,164.14
          October 25, 2012.............          $8,174,890.31
          November 25, 2012............          $7,164,097.48
          December 25, 2012............          $6,183,036.77
          January 25, 2013.............          $5,230,976.81
          February 25, 2013............          $4,413,389.64
          March 25, 2013...............          $3,621,491.45
          April 25, 2013...............          $2,854,624.67
          May 25, 2013.................          $2,112,147.44
          June 25, 2013................          $1,393,433.26
          July 25, 2013................            $697,870.62
          August 25, 2013..............             $24,862.66
          September 25, 2013...........                  $0.00

                                      IV-2

Filed Pursuant to Rule 424(b)(3)
Registration File No. 333-131201

PROSPECTUS

Mortgage Pass-Through Certificates

Residential Funding Mortgage Securities I, Inc.

Depositor

Residential Funding Company, LLC

Sponsor

The depositor may periodically form separate trusts to issue certificates in series, backed by mortgage collateral.

Offered Certificates	The certificates in a series will represent interests in a trust and will be paid only from the assets of that trust. The certificates will not represent interests in or obligations of Residential Funding Mortgage Securities I, Inc., Residential Funding Company, LLC or any of their affiliates. Each series may include multiple classes of certificates with differing payment terms and priorities. Credit enhancement will be provided for all offered certificates.

Mortgage Collateral	Each trust will consist primarily of:

•	mortgage loans secured by first liens on one- to four-family residential properties; or

•	mortgage securities and whole or partial participations in mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

December 18, 2006

Important notice about information presented in this
prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See ‘‘Additional Information’’, ‘‘Reports to Certificateholders’’ and ‘‘Incorporation of Certain Information by Reference’’ in this Prospectus. You can request information incorporated by reference from Residential Funding Mortgage Securities I, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

INTRODUCTION	1
THE TRUSTS	1
General	1
The Mortgage Loans	4
The Mortgaged Properties	8
Loan-to-Value Ratio	8
MORTGAGE LOAN PROGRAM	9
Underwriting Standards	9
Qualifications of Sellers	14
Representations with Respect to the Mortgage Loans	15
Limited Right of Substitution	16
Subservicing	17
DESCRIPTION OF THE CERTIFICATES	20
General	20
Form of Certificates	22
Assignment of Trust Assets	24
Review of Mortgage Loans	26
Spread	27
Payments on Mortgage Loans; Deposits to Certificate Account	27
Withdrawals from the Custodial Account	30
Distributions	31
Example of Distributions	33
Advances	34
Prepayment Interest Shortfalls	35
Reports to Certificateholders	35
Collection and Other Servicing Procedures	36
Special Servicing and Special Servicing Agreements	38
Realization upon Defaulted Mortgage Loans	38
DESCRIPTION OF CREDIT ENHANCEMENT	40
General	40
Letters of Credit	41
Subordination	42
Overcollateralization	43
Mortgage Pool Insurance Policies	43
Special Hazard Insurance Policies	45
Mortgage Insurance Policies	46
Bankruptcy Policies	46
Reserve Funds	46
Certificate Insurance Policies; Surety Bonds	47
Maintenance of Credit Enhancement	47
Reduction or Substitution of Credit Enhancement	48
OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES	48
Swaps and Yield Supplement Agreements	48
Purchase Obligations	49
INSURANCE POLICIES ON MORTGAGE LOANS	49
Primary Insurance Policies	49
Standard Hazard Insurance on Mortgaged Properties	51
THE DEPOSITOR	52
RESIDENTIAL FUNDING COMPANY, LLC	52
THE POOLING AND SERVICING AGREEMENT	52
Servicing and Other Compensation and Payment of Expenses	52
Evidence as to Compliance	53
Certain Matters Regarding the Master Servicer and the Depositor	54
Events of Default	55
Rights upon Event of Default	55
Amendment	56
Termination; Retirement of Certificates	57
The Trustee	58

i

(continued)

YIELD CONSIDERATIONS	59
MATURITY AND PREPAYMENT CONSIDERATIONS	61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	64
The Mortgage Loans	64
Environmental Legislation	73
Servicemembers Civil Relief Act	74
Default Interest and Limitations on Prepayments	74
Forfeitures in Drug and RICO Proceedings	75
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	76
General	76
Opinions	76
REMICs	77
STATE AND OTHER TAX CONSEQUENCES	94
ERISA CONSIDERATIONS	94
Plan Asset Regulations	95
Considerations for ERISA Plans Regarding the Purchase of Certificates	96
Representations From Investing ERISA Plans	101
Tax-Exempt Investors; REMIC Residual Certificates	102
Consultation With Counsel	102
LEGAL INVESTMENT MATTERS	102
USE OF PROCEEDS	104
METHODS OF DISTRIBUTION	104
LEGAL MATTERS	105
ADDITIONAL INFORMATION	105
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	106
GLOSSARY	107

ii

Introduction

The mortgage pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by Residential Funding Mortgage Securities I, Inc., the depositor, or any other entity specified in the related prospectus supplement, in a trust consisting primarily of a segregated pool of one- to four-family, residential first mortgage loans, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and the master servicer specified in the related prospectus supplement.

The Trusts

General

The mortgage loans and other assets described in this prospectus under ‘‘The Trusts—The Mortgage Loans’’ and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and any uncertificated interest, if any, under a pooling and servicing agreement as described in this section and in the related prospectus supplement. As specified in the related prospectus supplement, each series of certificates will represent in the aggregate the entire beneficial ownership interest in the mortgage pool consisting primarily of conventional mortgage loans, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, evidenced by promissory notes, the mortgage notes secured by first mortgages or first deeds of trust or other similar security instruments creating a first lien on one- to four-family residential properties, or interests in the mortgage loans which may include mortgage securities evidencing interests in mortgage loans.

As specified in the related prospectus supplement, the mortgaged properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and modular pre-cut/panelized housing, and the fee, leasehold or other interests in the underlying real property. The mortgaged properties may include vacation, second and non-owner-occupied homes. If specified in the related prospectus supplement relating to a series of certificates, a mortgage pool may contain Cooperative Loans evidenced by Cooperative Notes. In addition, if specified in the related prospectus supplement relating to a series of certificates, a mortgage pool may contain Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

As used herein mortgage loans may include Cooperative Loans, Additional Collateral Loans, Interest Only Loans and Pledged Asset Mortgage Loans; mortgaged properties include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes include Cooperative Notes and mortgages include a security agreement with respect to a Cooperative Note.

The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

The related prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans included in the related mortgage pool. A Current Report on Form 8-K will be available upon request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are added to or deleted from the trust after the date of the related prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the certificates of a series. The master servicer named in the related prospectus supplement will service the mortgage loans, usually through subservicers which are other mortgage servicing institutions, under a pooling and servicing agreement and will receive a fee for such services. See ‘‘Mortgage Loan Program’’ and ‘‘Description of the Certificates.’’

With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing those mortgage loans. In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a Certificate Administrator for the trust. All references in this prospectus to master servicer and any discussions of the servicing and administration functions of the master servicer will also apply to the Certificate Administrator to the extent applicable.

The depositor will generally make a series of limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See ‘‘Description of the Certificates—Assignment of Mortgage Loans.’’

The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, including its obligation to enforce certain purchase (to the extent applicable) and other obligations of subservicers, sellers and Residential Funding Company, LLC, as described in this prospectus under ‘‘Mortgage Loan Program—Representations with Respect to the Mortgage Loans,’’ ‘‘—Subservicing’’ and ‘‘Description of the Certificates—Assignment of Trust Assets,’’ and its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described in this prospectus under ‘‘Description of the Certificates—Advances,’’ or under the terms of any mortgage securities. The obligation of the master servicer to make Advances will be limited to amounts which the master servicer believes ultimately would be reimbursable out of the proceeds of liquidation of the mortgage loans or any applicable form of credit support. See ‘‘Description of the Certificates— Advances.’’

The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement:

•	mortgage loans and the related mortgage documents or interests therein, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement, exclusive of, if specified in the related prospectus supplement, any uncertificated interest in a trust asset or other interest retained by the depositor or any of its affiliates with respect to each Mortgage Loan;

•	assets including, without limitation, all payments and collections derived from the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

•	property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets;

•	hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

•	any combination, as and to the extent specified in the related prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy policy, certificate insurance policy, surety bond or other similar types of credit enhancement as described under ‘‘Description of Credit Enhancement.’’

The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, including Residential Funding Company, LLC, from sellers who are affiliates of the depositor including Homecomings Financial, LLC and GMAC Mortgage, LLC, or from banks, savings and loan associations, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, or FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in this prospectus under ‘‘Mortgage Loan Program.’’ If a mortgage pool is composed of mortgage loans acquired by the depositor directly from sellers other than Residential Funding Company, LLC, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement.

The mortgage loans may also be delivered to the depositor in a Designated Seller Transaction. A ‘‘Designated Seller Transaction’’ is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement. Certificates issued in Designated Seller Transactions may be sold in whole or in part to any seller identified in the related prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under ‘‘Methods of Distribution.’’ The related prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. Generally, all representations and warranties with respect to the mortgage loans sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller. The depositor will take reasonable steps to ensure that the mortgage loans in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission. The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers. In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the mortgage loans, together with an obligation to repurchase any mortgage loans that do not satisfy such representations and warranties. Furthermore, if set forth in the related prospectus supplement for any Designated Seller Transaction, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

If specified in the related prospectus supplement, the trust underlying a series of certificates may include mortgage securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the related prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder in their collateral and their cash flows. The primary collateral for both the mortgage securities and the related certificates will be the same pool of mortgage loans. Payments on the mortgage securities will be passed through to holders of the related certificates. As to any series of certificates, the related prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the administrator, if so specified in the related prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities.

As specified in the applicable prospectus supplement, each series of certificates will evidence interests in one mortgage pool including mortgage loans having an aggregate principal balance of not less than approximately $5,000,000 as of the cut-off date. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

The Mortgage Loans

General

As specified in the related prospectus supplement, all of the mortgage loans in a mortgage pool will:

•	have monthly payments due or deemed to be due on the first of each month;

•	be secured by mortgaged properties located in any of the 50 states, the District of Columbia, Guam or any other territory of the United States, or be Puerto Rico mortgage loans; and

•	have one or more types of Interest Rate Characteristics, Amortization Provisions and Other Attributes as described below.

Interest Rate Characteristics

The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans or ARM Loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

ARM Loans.    ARM Loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted and an original term to maturity of not more than 40 years. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

•	the weekly auction average investment yield of U.S. Treasury bills of various maturities;

•	the daily bank prime loan rate as quoted by financial industry news sources;

•	the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

•	the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors’ capacity to cover such payments. An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

Other ARM loans may permit the borrower to select from various payment options on each payment date. Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

Convertible Mortgage Loans.    On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Company, LLC, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the related prospectus supplement, the depositor, Residential Funding Company, LLC or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

Amortization Provisions

The accompanying prospectus supplement will also describe the applicable amortization provisions of the mortgage loans. The mortgage loans may include:

•	loans with equal monthly payments;

•	Balloon Loans;

•	Interest Only Loans;

•	mortgage loans that experience graduated payment schedules; and

•	mortgage loans that experience negative amortization.

Balloon Loans.    Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor’s ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, the level of available mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property;

Interest Only Loans.    Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an ‘‘interest-only period’’). After the interest-only period, the borrower’s monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment. Because no scheduled principal payments are required to be made during the interest only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination. In addition, because a borrower is not required to make scheduled principal payments during the interest only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default;

Graduated Payment Mortgage Loans.    Graduated payment mortgage loans provide for monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on that mortgage loan. The monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its term to maturity, either 15 years or 40 years, as applicable. Deferred interest, if any, will be added to the principal balance of these mortgage loans.

Negatively Amortizing ARM Loans.    Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments. Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

Collateral Characteristics

The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans. In addition to the mortgage loans secured only by fee simple or leasehold interests on residential properties, each trust may include:

•	Pledged Asset Mortgage Loans; and

•	Additional Collateral Mortgage Loans.

Pledged Asset Mortgage Loans.    Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the limited liability company will be required to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for such mortgage loan. If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders, since the bankruptcy court may prevent the custodian from making these payments. At the mortgagor’s request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

Additional Collateral Loans.    The Additional Collateral Requirement will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally shall not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer’s servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default. The right to receive proceeds from the realization of Additional Collateral upon any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. This surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates. For additional considerations concerning the Additional Collateral Loans, see ‘‘Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders’’.

Other Attributes

Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

Cooperative Loans.    Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, mortgage loans may include Cooperative Loans; mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes may include Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

Prepayment Charges on the Mortgage Loans.    In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment. However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’.

‘‘Equity Refinance’’ and ‘‘Rate and Term Refinance’’ Mortgage Loans. Some of the mortgage loans may be ‘‘equity refinance’’ mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be ‘‘rate and term refinance’’ mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan. All of these types of loans are nevertheless secured by mortgaged properties.

Buy-Down Mortgage Loans.    In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

•	Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

•	if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

•	additional Buy-Down Funds to be contributed over time by the mortgagor’s employer or another source.

All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans. See ‘‘Description of the Certificates—Payments on Mortgage Collateral— Buy-Down Mortgage Loans.’’ Under Residential Funding Company, LLC’s underwriting standards, the mortgagor under each Buy-Down Mortgage Loan will be qualified based on the initial reduced monthly payment amount. See ‘‘Mortgage Loan Program—Underwriting Standards’’ for a discussion of loss and delinquency considerations relating to Buy-Down Mortgage Loans.

Additional types of Loans.    In the case of certain mortgage loans a portion of the proceeds of a mortgage loan may be held by the originator and used to reimburse the mortgagor for some costs of construction of or improvements to the related mortgaged property. The appraised value of this type of mortgaged property will be based on the assumption that the construction has been completed; no inspections of the mortgaged property will be made. If the construction is not completed, the actual value of the related mortgaged property could be adversely affected and, even if the escrowed proceeds are applied to reduce the principal balance of the mortgage loan, the actual LTV ratio of the mortgage loan could be higher than that assumed at the time of origination of the mortgage loan. In addition, the application of any unused proceeds could cause the rate of payment of principal on the mortgage loan to be faster than that assumed.

The Mortgaged Properties

The mortgaged properties may consist of attached or detached individual dwellings, cooperative dwellings, individual condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two- to four-unit dwellings in planned unit developments, two-to four-family dwellings and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the related prospectus supplement, land leased by the mortgagor. Attached and detached dwellings may include structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See ‘‘Certain Legal Aspects of Mortgage Loans.’’

The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgaged properties that are owner-occupied will be one or more of the following:

•	the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence,

•	a representation by the originator of the mortgage loan (which representation may be based solely on the above clause), or

•	the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property;

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information. Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

In the case of most purchase mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal or other valuation obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range.

In the case of certain other mortgage loans, including purchase, refinance or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property which value generally will be supported by either:

•	a representation by the related seller as to the value;

•	a broker’s price opinion, automated valuation, drive by appraisal or other certification of value;

•	an appraisal obtained within twelve months prior to the refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within approximately 24 months prior to the refinancing; or

•	the sales price, if the mortgaged property was purchased within the previous twelve months.

In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the related mortgaged property which value may be supported by either:

•	a statistical analysis;

•	a broker’s price opinion or automated valuation; or

•	an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value. To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the related prospectus supplement. In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor’s underwriting guidelines. There can be no assurance that the substance of that representation and warranty will be true.

Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties, particularly where the LTV ratio was not determined at the time of purchase as described in the four preceding paragraphs. Certain mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, the LTV ratio does not take into account any secondary financing. Under the depositor’s underwriting standards, a seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender including the seller at any time, including at origination.

Mortgage Loan Program

The mortgage loans will have been purchased by the depositor, either directly or indirectly through Residential Funding Company, LLC, from sellers. The mortgage loans will have been originated generally in accordance with the depositor’s underwriting standards or alternative underwriting criteria as described in this section under ‘‘Underwriting Standards’’ or as described in the related prospectus supplement.

Underwriting Standards

General Standards

Residential Funding Company, LLC’s Jumbo A Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to principal balances that do not conform to the guidelines of Federal Home Loan Mortgage Corporation, or Freddie Mac or the Federal National Mortgage Association or Fannie Mae. The depositor’s underwriting standards with respect to the mortgage loans will generally conform to those published in Residential Funding Company, LLC’s Client Guide, as application to the ‘‘Jumbo A’’ program. The underwriting standards contained in the Client Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through certificates. The mortgage loans may be underwritten by Residential Funding Company, LLC or by a designated third party. In some circumstances, however, the mortgage loans may be underwritten only by the seller. See ‘‘Underwriting Standards—Client Guide Standards’’ and ‘‘—Qualifications of Sellers.’’ Residential Funding Company, LLC may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards. The mortgage loans in any mortgage pool may be underwritten by Residential Funding Company, LLC, a seller or a designated third party through the use of an automated underwriting system. In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system. Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review. Loans underwritten through the use of an automated underwriting system may not require delivery to Residential Funding Company, LLC of all or a portion of the related credit files. For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see ‘‘Underwriting Standards—Automated Underwriting’’ below.

With respect to the depositor’s underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, the underwriting standards include a set of specific criteria under which the underwriting evaluation is made. However, the application of underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

In addition, the depositor purchases mortgage loans which do not conform to the underwriting standards contained in the Client Guide. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC or the designated seller. The sellers who sell to Residential Funding Company, LLC or the designated seller will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC or the designated seller, as applicable. Residential Funding Company, LLC or the designated seller, on behalf of the depositor, will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of the mortgage loans will be purchased from sellers who will represent that the mortgage loans were originated pursuant to underwriting standards determined by a mortgage insurance company or third party origination system acceptable to Residential Funding Company, LLC or the designated seller. The depositor, or Residential Funding Company, LLC or the designated seller, on behalf of the depositor, may accept a certification from an insurance company or a confirmation by a third party as to a mortgage loan’s insurability in a mortgage pool as of the date of certification or confirmation as evidence of a mortgage loan conforming to applicable underwriting standards. Such certifications or confirmations will likely have been issued before the purchase of the mortgage loan by Residential Funding Company, LLC or the depositor.

The level of review by Residential Funding Company, LLC, the designated seller or the depositor, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

•	factors relating to the experience and status of the seller;

•	characteristics of the specific mortgage loan, including the principal balance, the LTV ratio, the loan type or loan program; and

•	the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

Residential Funding Company, LLC, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by Residential Funding Company, LLC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loans. Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.

Credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of various loan features, including maximum loan amount, maximum LTV ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

The underwriting standards utilized in negotiated transactions and master commitments, the underwriting standards of insurance companies issuing certificates and the underwriting standards applicable to mortgage loans underlying mortgage securities may vary substantially from the underwriting standards contained in the Client Guide. Those underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower’s repayment ability and the adequacy of the mortgaged property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by the depositor or Residential Funding Company, LLC. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying underwriting standards will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the related prospectus supplement.

The depositor, either directly or indirectly through Residential Funding Company, LLC, will also purchase mortgage loans from its affiliates, including GMAC Mortgage, LLC and Homecomings Financial, LLC, with underwriting standards in accordance with the Client Guide or as otherwise agreed to by the depositor. However, in some limited circumstances, the mortgage loans may be employee or preferred customer loans with respect to which, in accordance with the related affiliate’s mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. With respect to mortgage loans made under any employee loan program maintained by Residential Funding Company, LLC, or its affiliates, in limited circumstances preferential interest rates may be allowed, and primary insurance policies may not be required in connection with an LTV ratio over 80%. As to any series of certificates representing interests in such mortgage loans, credit enhancement may be provided covering losses on the mortgage loans to the extent that these losses would be covered by primary insurance policies if obtained, in the form of a corporate guaranty or in other forms described in this prospectus under ‘‘Description of Credit Enhancement.’’ Neither the depositor nor Residential Funding Company, LLC will review any affiliate’s mortgage loans for conformity with the underwriting standards contained in the Client Guide.

Client Guide Standards

The following is a brief description of the underwriting standards set forth in the Client Guide for full documentation loan programs. Initially, a prospective borrower, other than a trust if the trust is the borrower, is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower’s current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts. In the case of a mortgage loan secured by a property owned by a trust, the foregoing procedures may be waived where the mortgage note is executed on behalf of the trust.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Alternatively, property valuations may be made under various other methods, including automated valuation models, as described in this prospectus under ‘‘The Trusts—The Mortgage Loans.’’

Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Company, LLC or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Company, LLC or the designated seller a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. In most cases, mortgage loans amortize over a 15- to 40-year period. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of the related prospectus supplement.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note

Margin. Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically. If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

If so specified in the related prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program, contained in the Client Guide. This program permits mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated. For example, a new appraisal of the mortgaged property may not be required if the refinanced mortgage loan was originated up to approximately 24 months prior to the refinancing. In addition, the mortgagor’s income may not be verified, although continued employment is required to be verified. In some cases, the mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan. Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the related prospectus supplement.

The underwriting standards set forth in the Client Guide will be varied in appropriate cases, including ‘‘limited’’ or ‘‘reduced loan documentation’’ mortgage loan programs. Some reduced loan documentation programs, for example, do not require income, employment or asset verifications. In most cases, in order to be eligible for a reduced loan documentation program, the LTV ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower’s eligibility for this type of program may be determined by use of a credit scoring model.

In its evaluation of mortgage loans that have more than twelve months of payment experience, Residential Funding Company, LLC tends to place greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors traditionally applied to newly originated mortgage loans. Some mortgage loans seasoned for over twelve months may be underwritten for purchase by Residential Funding Company, LLC based on the borrower’s credit score and payment history, with no current income verification, and under alternative property valuation methods described in this prospectus under ‘‘The Trusts—The Mortgage Loans.’’

The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. See ‘‘Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.’’ The depositor’s underwriting standards applicable to all states, including anti-deficiency states, typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by the appraisal or other acceptable valuation method, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support in the future the outstanding loan balance.

Automated Underwriting

In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market. Residential Funding Company, LLC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems. In general, these systems are programmed to review most of the information set forth in Residential Funding Company, LLC’s Client Guide as the underwriting criteria necessary to satisfy each underwriting program. The system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Client Guide for that underwriting program are not satisfied.

In some cases, Residential Funding Company, LLC enters information into the automated underwriting system using documentation delivered to Residential Funding Company, LLC by the seller. In this situation, each automated review will either generate an approval or a recommendation for further review. Most approved mortgage loans will not receive any additional review of their credit components. In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Company, LLC will accept or reject the mortgage loan. For most sellers, Residential Funding Company, LLC will conduct a limited review of the mortgage loan documentation. If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Company, LLC will approve that mortgage loan for purchase.

In other cases, the seller enters the information directly into the automated underwriting system. Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential Funding Company, LLC for purchase may be reviewed to verify that the information entered by the seller accurately reflects information contained in the underwriting documentation. For most sellers, Residential Funding Company, LLC will verify the accuracy of the information with respect to a sample of that seller’s mortgage loans.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review. In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC’s Client Guide, which could in turn be applied to numerous mortgage loans the system reviews. We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC’s underwriting criteria.

Qualifications of Sellers

Except with respect to Designated Seller Transactions, each seller, other than the FDIC and investment banking firms, will have been approved by Residential Funding Company, LLC for participation in Residential Funding Company, LLC’s loan purchase program. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding Company, LLC generally considers, among other things: the financial status of the seller; the previous experience of the seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the seller (if available); the underwriting standards employed by the seller and its quality control procedures; and, if applicable, the servicing operations of the seller. In order to be approved for program participation, sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present.

There can be no assurance that any seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the trust for a series of certificates, or thereafter. If a seller becomes subject to the direct or indirect control of the FDIC, or if a seller’s net worth, financial performance or delinquency and foreclosure rates deteriorate, that institution may continue to be treated as a seller. Any event of this type may adversely affect the ability of the seller to repurchase the mortgage loan in the event of a breach of representation or warranty which has not been cured.

As specified in the related prospectus supplement, the qualifications required of sellers for approval by Residential Funding Company, LLC as participants in its loan purchase programs may not apply to sellers in Designated Seller Transactions. To the extent the seller in a Designated Seller Transaction fails to or is unable to repurchase any mortgage loan due to a breach of representation and warranty, neither the depositor, Residential Funding Company, LLC nor any other entity will have assumed the representations and warranties and any related losses will be borne by the certificateholders or by the credit enhancement, if any.

Representations with Respect to the Mortgage Loans

Except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will provide with respect to each mortgage loan, including Jumbo A program loans, constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of certificates. In a Designated Seller Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect. Residential Funding Company, LLC will generally represent and warrant that:

•	as of the cut-off date, the information set forth in a listing of the related mortgage loans is true and correct in all material respects;

•	except in the case of Cooperative Loans, either a policy of title insurance in the form and amount required by the Client Guide or an equivalent protection was effective or an attorney’s certificate was received at the origination of each mortgage loan, and each policy remained in full force and effect on the date of sale of the mortgage loan to the depositor;

•	to the best of Residential Funding Company, LLC’s knowledge, if required, the mortgage loans are the subject of a primary insurance policy;

•	Residential Funding Company, LLC had good title to each mortgage loan and each mortgage loan is subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

•	each mortgaged property is free of damage and is in good repair;

•	each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

•	no mortgage loan is 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve-month period prior to the cut-off date; and

•	there is no delinquent tax or assessment lien against any mortgaged property.

In the event of a breach of a representation or warranty made by Residential Funding Company, LLC that materially adversely affects the interests of the certificateholders in a mortgage loan, Residential Funding Company, LLC will be obligated to repurchase or substitute for that mortgage loan as described below. In addition, except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will be obligated to repurchase or substitute for as described below any mortgage loan as to which it is discovered that the related mortgage is not a valid first lien on the related mortgaged property subject only to:

•	liens of real property taxes and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage and other permissible title exceptions and

•	other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

In addition, except in the case of a Designated Seller Transaction, with respect to any mortgage loan as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note has been lost or destroyed, if the mortgage loan subsequently is in default and the enforcement of the mortgage loan or of the related mortgage is materially adversely affected by the absence of the original mortgage note, Residential Funding Company, LLC will be obligated to repurchase or substitute for that mortgage loan in the manner described in this section of the prospectus.

Mortgage collateral sellers will typically make certain representations and warranties regarding the characteristics of the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, Residential Funding Company, LLC and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral or any remedies provided for any breach of those representations and warranties. Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Company, LLC described above. If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

The depositor will assign to the trustee for the benefit of the holders of the related series of certificates all of its right, title and interest in each agreement by which it purchased a mortgage loan from Residential Funding Company, LLC insofar as the agreement relates to the representations and warranties made by Residential Funding Company, LLC relating to the mortgage loan and any remedies provided for with respect to any breach of those representations and warranties. If a designated seller or Residential Funding Company, LLC cannot cure a breach of any representation or warranty relating to a mortgage loan made by it and assigned to the trustee which materially and adversely affects the interests of the certificateholders in that mortgage loan within 90 days after notice from the master servicer, a designated seller or Residential Funding Company, LLC, as the case may be, will be obligated to purchase the mortgage loan at the purchase price set forth in the related pooling and servicing agreement which purchase price will in most cases be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the mortgage rate, less the amount, expressed as a percentage per annum, payable as master servicing compensation or subservicing compensation, as applicable, and, if applicable, any uncertificated interest in a trust.

Because the listing of the related mortgage loans generally contains information with respect to the mortgage loans as of the cut-off date, prepayments and, in limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related mortgage loans between the cut-off date and the closing date. Residential Funding Company, LLC will not be required to purchase or substitute for any mortgage loan as a result of this type of prepayment or modification.

Limited Right of Substitution

As to any mortgage loan required to be purchased by Residential Funding Company, LLC, as provided above, rather than repurchase the mortgage loan, Residential Funding Company, LLC may, at its sole option, remove the deleted mortgage loan from the trust and cause the depositor to substitute in its place a qualified substitute mortgage loan; however, this substitution must be effected within 120 days of the date of the initial issuance of the certificates with respect to a trust for which no REMIC election is to be made. With respect to a trust for which a REMIC election is to be made, any substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

Any qualified substitute mortgage loan generally will, on the date of substitution:

•	have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan, with the amount of any shortfall to be deposited in a Custodial Account in the month of substitution for distribution to the certificateholders;

•	have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the deleted mortgage loan as of the date of substitution;

•	have an LTV ratio at the time of substitution no higher than that of the deleted mortgage loan at the time of substitution;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan; and

•	comply with all of the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

A seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

The master servicer will be required under the applicable pooling and servicing agreement to use its best reasonable efforts to enforce the purchase or substitution obligation of Residential Funding Company, LLC or the designated seller of which it has knowledge due to a breach of representation or warranty that was made for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event that a designated seller or Residential Funding Company, LLC, as the case may be, fails to honor that obligation. The master servicer is not obligated to review, and will not review, every mortgage loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. The policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer’s current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

Furthermore, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Company, LLC or seller arising from any misrepresentation by a designated seller, Residential Funding Company, LLC or the seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation of the designated seller, Residential Funding Company, LLC or the seller did not directly cause or are not likely to directly cause a loss on the related mortgage loan. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Company, LLC nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Company, LLC. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation or warranty by Residential Funding Company, LLC or, if applicable, the designated seller, or for any other event giving rise to the obligations.

Subservicing

The seller of a mortgage loan will usually act as the subservicer for that mortgage loan under a subservicing agreement between Residential Funding Company, LLC and the subservicer unless servicing is released to Residential Funding Company, LLC or has been transferred to a servicer approved by Residential Funding Company, LLC. The master servicer may, but is not obligated to, assign the related subservicing to designated subservicers that will be qualified sellers and that may include GMAC Mortgage, LLC or its affiliates. A representative form of subservicing agreement is included as an exhibit to the forms of pooling and servicing agreements filed as exhibits to the registration statement of which this prospectus is a part. The subservicing agreement executed in connection with a Designated Seller Transaction or with respect to some mortgage loans sold in negotiated transactions will usually vary from the form filed herewith to accommodate the different features of the mortgage loans included in a Designated Seller Transaction and to vary the parameters constituting an event of default.

The following description describes all material terms and provisions relating to the subservicing agreements. The description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of subservicing agreement and by the discretion of the master servicer to modify the subservicing agreement and to enter into different subservicing agreements. While any subservicing agreement will be a contract solely between the master servicer and the subservicer, the pooling and servicing agreement under which a series of certificates is issued will provide that, if for any reason the master servicer for that series of certificates is no longer the master servicer of the related mortgage loans, the trustee or any successor master servicer must recognize the subservicer’s rights and obligations under that subservicing agreement.

With the approval of the master servicer, a subservicer may delegate its servicing obligations to third-party servicers, but that subservicer will remain obligated under the related subservicing agreement. Each subservicer will be required to perform the customary functions of a servicer, including:

•	collection of payments from mortgagors and remittance of those collections to the master servicer;

•	maintenance of hazard insurance and filing and settlement of claims thereunder, subject in some cases to the right of the master servicer to approve in advance any such settlement;

•	maintenance of escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by the mortgagor under the mortgage loan;

•	processing of assumptions or substitutions, although the master servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies; and

•	maintaining accounting records relating to the mortgage loans.

A subservicer may also be required to supervise foreclosures and inspect and manage mortgaged properties. A subservicer will also be obligated to make Advances to the master servicer for delinquent installments of principal and interest, net of any subservicing or other compensation, on mortgage loans, as described more fully under ‘‘Description of the Certificates—Advances,’’ and in respect of some taxes and insurance premiums not paid on a timely basis by mortgagors. In addition, a subservicer is obligated to pay to the master servicer interest on the amount of any partial prepayment of principal received and applied to reduce the outstanding principal balance of a mortgage loan from the date of application of that payment to the first day of the following month. Any amounts paid by a subservicer pursuant to the preceding sentence will be for the benefit of the master servicer as additional servicing compensation. No assurance can be given that the subservicers will carry out their Advance or payment obligations with respect to the mortgage loans. A subservicer may, as limited by the terms of the related prospectus supplement, transfer its servicing obligations to another entity that has been approved for participation in Residential Funding Company, LLC’s loan purchase programs, but only with the approval of the master servicer.

As compensation for its servicing duties, the subservicer will be entitled to a monthly servicing fee, to the extent the related mortgage loan payment has been collected, in a minimum amount set forth in the related prospectus supplement. The subservicer or master servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties, as provided in the mortgage note or related instruments. The subservicer will be reimbursed by the master servicer for some expenditures which it makes, in most cases to the same extent that the master servicer would be reimbursed under the applicable pooling and servicing agreement. In some instances, the subservicer will receive additional compensation in the form of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate that the depositor or Residential Funding Company, LLC, as the case may be, required at the time it committed to purchase the mortgage loan. See ‘‘The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses.’’

Each subservicer will be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the subservicer in its servicing capacity. Each subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each subservicer will be required to service each mortgage loan under the terms of the subservicing agreement for the entire term of that mortgage loan, unless the subservicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer or transferred to an approved subservicer. In accordance with applicable law, the master servicer may terminate a subservicing agreement immediately upon the giving of notice upon stated events, including the violation of the subservicing agreement by the subservicer, or upon sixty days’ notice to the subservicer without cause upon payment of an amount equal to approximately 2% of the aggregate outstanding principal balance of all mortgage loans, including the mortgage loans, serviced by such subservicer under a subservicing agreement.

The master servicer may agree with a subservicer to amend a subservicing agreement. Upon termination of a subservicing agreement, the master servicer may act as servicer of the related mortgage loans or enter into one or more new subservicing agreements. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the subservicer which it replaces. If the master servicer enters into a new subservicing agreement, each new subservicer must either be a seller, meet the standards for becoming a seller or have servicing experience that is otherwise satisfactory to the master servicer.

The master servicer may make reasonable efforts to have the new subservicer assume liability for the representations and warranties of the terminated subservicer, but no assurance can be given that such an assumption will occur and, in any event, if the new subservicer is an affiliate of Residential Funding Company, LLC the liability for such representations and warranties will not be assumed by the new subservicer. In the event of this type of assumption, the master servicer may in the exercise of its business judgment release the terminated subservicer from liability in respect of the representations and warranties. Any amendments to a subservicing agreement or to a new subservicing agreement may contain provisions different from those described in this prospectus which are in effect in the original subservicing agreements. However, the pooling and servicing agreement for each trust will provide that any amendment or new agreement may not be inconsistent with or violate the related pooling and servicing agreement in a manner which would materially and adversely affect the interests of the certificateholders.

Description of the Certificates

General

The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, or Securities Act, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries, together with additional summaries under ‘‘The Pooling and Servicing Agreement’’ below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the related prospectus supplement.

Each series of certificates may consist of any one or a combination of the following types of certificates:

Accretion Directed	A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual	A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion	A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component	A class consisting of ‘‘components.’’ The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Lockout	A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Partial Accrual	A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

Planned Principal or PACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the ‘‘structuring range’’ for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal	A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets. These two rates are the endpoints for the ‘‘structuring range’’ for the scheduled principal class.

Senior Support	A class that absorbs some or all of the realized losses that would otherwise be allocated to a super senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Super Senior	A class that will not bear its proportionate share of some or all realized losses as its share is directed to another class, referred to as the ‘‘senior support class’’ until the class certificate balance of the support class is reduced to zero.

Targeted Principal or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate	A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Credit support for each series of certificates will be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy policy, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under ‘‘Description of Credit Enhancement,’’ or by the subordination of one or more classes of certificates as described under ‘‘—Subordination’’ or by any combination of the foregoing.

Form of Certificates

As specified in the related prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate.

If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC. No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, is also used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry certificates.

Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC’s clearance system.

The accompanying prospectus supplement will specify whether a beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination. Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates. Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants.

Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments in respect of their certificates. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefore. DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Assignment of Trust Assets

At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the related prospectus supplement, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any undertificated interest in a trust. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio at origination or modification, without regard to any secondary financing.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

The depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee or the custodian, the mortgage note and any modifications or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee. In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the sponsor, the servicer, the master servicer, the trustee or the custodian, as selected by the depositor, a set of the remaining legal documents relating to each mortgage loan that are in possession of the depositor, which may include the following:

•	the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, on the related financing statement;

•	an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS® System or a copy of such assignment with evidence of recording indicated thereon or, with respect to a Cooperative Loan, an assignment of the related proprietary lease or occupancy agreement; and

•	if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. With respect to those mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Residential Funding Company, LLC will agree to repurchase or substitute for that type of mortgage loan in some circumstances. See ‘‘Mortgage Loan Program—Representations with Respect to the Mortgage Loans.’’

In the event that, with respect to any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related subservicer. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s or nominee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

With respect to any Puerto Rico mortgage loans, the mortgages with respect to those mortgage loans either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable.

Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS® System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Review of Mortgage Loans

The sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, will hold the documents delivered to it by the depositor in trust for the benefit of the certificateholders. Within 45 days after receipt thereof, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it. If any such mortgage note is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer and the depositor, the former of which shall notify the related subservicer or designated seller, as the case may be. If the subservicer or designated seller does not cure the omission or defect within 60 days after notice is given to the master servicer, the subservicer or designated seller, as the case may be, will be required to purchase within 90 days of such notice the related mortgage loan from the trustee at its purchase price or, except in the case of a Designated Seller Transaction, substitute for such mortgage loan under the conditions specified in the related prospectus supplement. The master servicer will be obligated to enforce this obligation of the subservicer or seller, as the case may be, to the extent described in this prospectus under ‘‘Mortgage Loan Program—Representations with Respect to the Mortgage Loans’’ but in accordance with the provisions described in this prospectus under ‘‘—Realization Upon Defaulted Mortgage Loans.’’ There can be no assurance that the applicable subservicer or Residential Funding Company, LLC will fulfill its obligation to purchase any mortgage loan. Neither the master servicer nor the depositor will be obligated to purchase or substitute for a mortgage loan if the subservicer or Residential Funding Company, LLC, as the case may be, defaults on its obligation to do so. This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

The trustee will be authorized at any time to appoint one or more custodians under a custodial agreement to maintain possession of documents relating to the mortgage loans and to review the mortgage notes delivered to it related to the mortgage loans as the agent of the trustee. The identity of any custodian will be set forth in the related prospectus supplement.

With respect to the mortgage loans in a mortgage pool, except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the depositor will make limited representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy, in all material respects, of some identifying information in respect of each such mortgage loan, for example, original LTV ratio, principal balance as of the cut-off date, mortgage rate and maturity. Upon a breach of any of this type of representation which materially adversely affects the interests of the certificateholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution by Residential Funding Company, LLC as described in this prospectus under ‘‘Mortgage Loan Program— Representations with Respect to the Mortgage Loans.’’ However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of that breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement. Upon a breach of any of this type of representation of the master servicer which materially adversely affects the interests of the certificateholders in a mortgage loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at its purchase price, less unreimbursed Advances made by the master servicer with respect to the mortgage loan, or to substitute for the mortgage loan a qualified substitute mortgage loan in accordance with the provisions for substitution described in this prospectus under ‘‘Mortgage Loan Program—Representations with Respect to the Mortgage Loans.’’ This purchase or substitution obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of this type of representation by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust.

In accordance with the terms of each pooling and servicing agreement, the master servicer, either directly or through subservicers, will service and administer the mortgage loans assigned to the trustee.

Spread

The depositor, the master servicer or any of their affiliates, or any other entity specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage loans or mortgage securities, which will be an uncertificated interest in the mortgage loans or mortgage securities. The payment of any portion of interest in this manner will be disclosed in the related prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage loans or mortgage securities. Any payment of this sort in respect of the mortgage loans or mortgage securities will represent a specified portion of the interest payable thereon. The interest portion of a Realized Loss or Extraordinary Loss and any partial recovery of interest in respect of the mortgage loans or mortgage securities will be allocated between the owners of this uncertificated interest in a trust asset and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

Payments on Mortgage Loans; Deposits to Certificate Account

Each subservicer servicing a mortgage loan under a subservicing agreement will establish and maintain an Subservicing Account. Except as otherwise permitted by the applicable nationally recognized statistical rating agency or agencies maintaining a rating on the certificates of that series, a Subservicing Account must be segregated and may not be established as a general ledger account, and only principal and interest payments and escrow payments from mortgage loans serviced for Residential Funding Company, LLC may be held therein.

A subservicer is required to deposit into its Subservicing Account on a daily basis all amounts described in this prospectus under ‘‘Mortgage Loan Program—Subservicing’’ that are received by it in respect of the mortgage loans, less its servicing or other compensation. On or before the date specified in the subservicing agreement, which date may be no later than the business day prior to the determination date referred to below and is currently the 18th day of each month or, if that day is not a business day, the preceding business day, the subservicer must remit or cause to be remitted to the master servicer all funds held in the Subservicing Account with respect to mortgage loans that are required to be so remitted, with the exception of prepayments in full, some partial prepayments and Liquidation Proceeds which must be remitted to the master servicer within five business days of receipt. The subservicer is also required to advance on the scheduled date of remittance any monthly installment of principal and interest, less its servicing or other compensation, on any mortgage loan for which payment was not received from the mortgagor. The accompanying prospectus supplement will specify the obligation of the subservicer to advance funds. Generally, this obligation continues through the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired by the trust by deed in lieu of foreclosure. The certificateholders are not entitled to any of these Advances made by a subservicer. Each subservicer may also be required to pay to the master servicer, for the master servicer’s account, interest, net of its servicing or other compensation, on any partial prepayment of principal received during a month and applied by the subservicer prior to the first day of the following month, from the date of application of the payment to the first day of the following month.

Collection of Payments on Mortgage Loans

The master servicer will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

•	all payments on account of principal of the mortgage loans comprising a trust;

•	all payments on account of interest on the mortgage loans comprising that trust, net of the portion of each payment thereof retained by the subservicer, if any, as its servicing or other compensation;

•	Liquidation Proceeds;

•	all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances, and

•	all Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures;

•	any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders, as described in this prospectus under ‘‘Description of the Certificates— Payments on Mortgage Loans; Deposits to Certificate Account;’’

•	all proceeds of any mortgage loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Company, LLC, any subservicer or seller or any other person under the terms of the pooling and servicing agreement;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account, as described in this prospectus under ‘‘Description of the Certificates—Payments on Mortgage Loans; Deposits to Certificate Account’’; and

•	any amounts required to be transferred from the Certificate Account to the Custodial Account.

See ‘‘Mortgage Loan Program—Representations with Respect to the Mortgage Loans,’’ ‘‘—Assignment of Trust Assets’’ above and ‘‘Other Financial Obligations Related to Certificates—Purchase Obligations.’’

In addition to the Custodial Account, the master servicer will establish and maintain the Certificate Account. Both the Custodial Account and the Certificate Account must be either:

•	maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

•	an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

•	in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

•	in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

•	an Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under ‘‘Description of the Certificates—Payments on Mortgage Loans; Deposits to Certificate Account’’. The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

Generally, not later than the business day preceding each distribution date the master servicer will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

•	the amount of any Advances made by the master servicer as described herein under ‘‘—Advances;’’

•	any payments under any letter of credit, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under ‘‘Description of Credit Enhancement’’ below;

•	any amounts required to be paid by the master servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer to cover hazard losses on the mortgage loans as described under ‘‘Insurance Policies on Mortgage Loans’’ below;

•	any distributions received on any mortgage securities included in the trust; and

•	any other amounts as described in the related pooling and servicing agreement.

The portion of any payment received by the master servicer in respect of a mortgage loan that is allocable to an uncertificated interest not retained by the depositor or any of its affiliates with respect to any trust asset, will typically be deposited into the Custodial Account, but the portion of any such payment allocable to an uncertificated interest in a trust asset retained by the depositor or any of its affiliates will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. All income and gain realized from any investment will be for the account of the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the master servicer out of its own funds upon realization of the loss.

Buy-Down Mortgage Loans

With respect to each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. The accompanying prospectus supplement will specify whether the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as set forth in the Client Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. With respect to each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable subservicing agreement described in this prospectus under ‘‘Description of the Certificates—Payments on Mortgage Loans; Deposits to Certificate Account’’ the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan. The Buy-Down Funds will in no event be a part of the related trust.

If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down mortgage loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred in respect of such default.

Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise. In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

Withdrawals from the Custodial Account

The master servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

•	to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described in this prospectus under ‘‘—Payments on Mortgage Loans; Deposits to Certificate Account;’’

•	to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments or collections on the mortgage loan with respect to which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each mortgage loan;

•	to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans and interest on prepayments in full on the mortgage loans for the month in which such amounts are to be distributed to the certificateholders, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

•	to pay to itself, a subservicer, a seller, Residential Funding Company, LLC, the depositor, the designated seller or the seller all amounts received with respect to each mortgage loan purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

•	to pay the depositor or its assignee, or any other party named in the related prospectus supplement, all amounts allocable to any uncertificated interest in a trust asset, if any, out of collections or payments which represent interest on each mortgage loan, including any mortgage loan as to which title to the underlying mortgaged property was acquired;

•	to reimburse itself or any subservicer for any Nonrecoverable Advance, and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan to the principal balance of the mortgage loan, in accordance with the terms of the pooling and servicing agreement;

•	to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including, in some circumstances, reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholders, or against which it or the depositor is indemnified under the pooling and servicing agreement;

•	to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

•	to clear the Custodial Account of amounts relating to the corresponding mortgage loans in connection with the termination of the trust under the pooling and servicing agreement, as described in ‘‘The Pooling and Servicing Agreement—Termination; Retirement of Certificates.’’

Distributions

Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the related prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled thereto will be made either by the trustee, the master servicer acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the related prospectus supplement.

Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities therefore, if the certificateholder has so notified the trustee, the master servicer or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled thereto as it appears on the certificate register. The final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder’s percentage interest in a particular class.

The accompanying prospectus supplement will specify whether, as a result of the provisions described below under ‘‘—Realization upon Defaulted Mortgage Loans,’’ under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances even if it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the related prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The related prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates. The applicable prospectus supplement will describe the manner of interest accruals and payments. In general, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If so specified in the related prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. The related prospectus supplement will describe the method of calculating interest on the certificates. In general, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On each distribution date for a series of certificates, the trustee or the master servicer on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the related prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class’s Distribution Amount.

In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the related prospectus supplement. The distributions of principal on any class of certificates will be specified in the accompanying prospectus supplement. Generally, distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class.

On or prior to the second business day prior to each distribution date, referred to as the determination date, the master servicer will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on each determination date, the master servicer will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

The following chart sets forth an example of the flow of funds as it would relate to a hypothetical series of certificates issued, and with a cut-off date occurring, in July 2005:

Date	Note	Description
July 1	(A)	Cut-off date.
July 2-31	(B)	Subservicers receive any partial Principal Prepayments and applicable interest thereon.
July 16- August 15	(C)	Subservicers receive any Principal Prepayments in full and applicable interest thereon.
July 31	(D)	Record date.
July 2- August 1	(E)	The due dates for payments on a mortgage loan, which period is referred to as the due period.
August 18	(F)	Subservicers remit to the master servicer scheduled payments of principal and interest due during the related due period and received or advanced by them.
August 23	(G)	Determination date.
August 25	(H)	Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different Prepayment Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those set forth above.

(A)	The initial principal balance of the mortgage pool will be the aggregate principal balance of the mortgage loans at the close of business on July 1 after deducting principal payments due on or before that date or such other date as described in the related prospectus supplement. Those principal payments due on or before July 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1 are not part of the mortgage pool and will not be passed through to certificateholders.

(B)	Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer as described in (F) below for distribution to certificateholders as described in (G) below. When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans as of the first day of the month in which the payments are made; interest will not be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)	Any Principal Prepayments in full that are received during this period, which is referred to as the Prepayment Period, will be remitted to the master servicer as described in (F) below for distribution to certificateholders as described in (G) below. When a mortgage loan is prepaid in full, interest on the amount prepaid is collected from the related mortgagor only to the date of payment.

(D)	Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)	Scheduled principal and interest payments are due from mortgagors.

(F)	Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts to the master servicer will be remitted on August 18, 2005 together with any required

Advances by the subservicers, except that Principal Prepayments in full received by subservicers during the related Prepayment Period will have been remitted to the master servicer within five business days of receipt.

(G)	On the determination date, the master servicer will determine the amounts of principal and interest that will be passed through on August 25 to the holders of each class of certificates. The master servicer will be obligated to distribute those payments due during the related due period that have been received from subservicers prior to and including August 18, as well as all partial Principal Prepayments received on mortgage loans in December and Principal Prepayments in full received from or reported by subservicers during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on August 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts Advanced by the master servicer under the circumstances described in ‘‘Subordination’’ and ‘‘—Advances.’’

(H)	On August 25, the amounts determined on August 23 will be distributed to certificateholders.

If provided in the related prospectus supplement, the distribution date with respect to any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

As to each series of certificates, the master servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under ‘‘—Collection and Other Servicing Procedures,’’ and no Advance will be required in connection with any reduction in amounts payable under the Relief Act, or as a result of certain actions taken by a bankruptcy court. As specified in the related prospectus supplement with respect to any series of certificates as to which the trust includes mortgage securities, the master servicer’s advancing obligations will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement, and may differ from the provisions relating to Advances described in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer to guarantee or insure against losses. If Advances have been made by the master servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer out of recoveries on the related mortgage loans for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage loan purchased by the depositor, Residential Funding Company, LLC, a subservicer, the designated seller or a seller.

Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan, as described under ‘‘—Collection and Other Servicing Procedures.’’ With respect to any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced may be reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. Notwithstanding the foregoing, if the master servicer exercises its option, if any, to purchase the assets of a trust as described under ‘‘The Pooling and Servicing Agreement — Termination; Retirement of Certificates’’ below, the master servicer will be deemed to have been reimbursed for all related Advances previously made by it and not theretofore reimbursed to it.

The master servicer’s obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. In the event that the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the certificates may also be downgraded.

Prepayment Interest Shortfalls

When a mortgagor prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such Principal Prepayment is made and no interest paid by the mortgagor is distributed to the certificateholders. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

If so specified in the related prospectus supplement, for each distribution date, to the extent funds are available from the Servicing Fee or other servicing compensation, the master servicer may make an additional payment to certificateholders with respect to any mortgage loan that

•	prepaid in full during the related Prepayment Period, other than during the calendar month of the distribution date, or

•	prepaid in part during the preceding calendar month

in an amount equal to the Compensating Interest for that mortgage loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the related prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See ‘‘Yield Considerations.’’

Reports to Certificateholders

On each distribution date, the master servicer will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the related prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. The information will include the following (as applicable):

•	the applicable record date, determination date and distribution date;

•	the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

•	the servicing fee payable to the master servicer and the subservicer;

•	the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

•	the amount, if any, of the distribution allocable to principal;

•	the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

•	the outstanding principal balance or notional amount of each class of certificates before and after giving effect to the distribution of principal on that distribution date;

•	updated pool composition information, including weighted average interest rate and weighted average remaining term;

•	the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

•	if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount at the opening of business and as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

•	the percentage of the outstanding principal balances of the senior certificates, if applicable, after giving effect to the distributions on that distribution date;

•	in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefore;

•	the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

•	based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

•	the amount of any losses on the mortgage loans during the reporting period;

•	information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

•	any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

•	any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement; and

•	for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers and the master servicer and losses borne by the related trust.

In addition, to the extent described in the related pooling and servicing agreement, within a reasonable period of time after the end of each calendar year, the master servicer will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported pursuant to the first two items in the list above for that calendar year or, in the event the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the mortgage loans. The master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. With respect to any series of certificates as to which the trust includes mortgage securities, the master servicer’s servicing and administration obligations will be pursuant to the terms of those mortgage securities.

Under its subservicing agreement, a subservicer is granted discretion to extend relief to mortgagors whose payments become delinquent. A subservicer may grant a period of temporary indulgence, in most cases up to three months, to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the master servicer. Most other types of forbearance require master servicer approval. Neither indulgence nor forbearance with respect to a mortgage loan will affect the pass-through rate or rates used in calculating distributions to certificateholders. See ‘‘—Distributions.’’

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan, capitalizing delinquent interest and other amounts owed under the mortgage loan by adding that amount to the unpaid principal balance of the mortgage loan, or any combination of these or other modifications.

In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

The accompanying prospectus supplement will specify whether, the master servicer, directly or through a subservicer, shall in general be obligated, to the extent it has knowledge of the proposed conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, when any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower. A due-on-sale clause will be enforced only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. If the master servicer or subservicer is prevented from enforcing the due-on-sale clause under applicable law or if the master servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, master servicer or subservicer will enter into an assumption and modification agreement with the person to whom the related property has been or is about to be conveyed, under which that person becomes liable under the mortgage note subject to specified conditions. The original mortgagor may be released from liability on a mortgage loan if the master servicer or subservicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan.

An ARM loan may be assumed if the ARM loan is by its terms assumable and if, in the reasonable judgment of the master servicer or the subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for that ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, the ARM loan may be declared due and payable. Any fee collected by the master servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer or subservicer as additional servicing compensation unless otherwise set forth in the related prospectus supplement. See ‘‘Certain Legal Aspects of Mortgage Loans—The Mortgage Loans— Enforceability of Certain Provisions’’. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be altered.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the related subservicer may approve this type of request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or the subservicer for processing this type of request will be retained by the master servicer or subservicer as additional servicing compensation.

The master servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

Special Servicing and Special Servicing Agreements

The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of the Residential Funding Company, LLC. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to certain mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a repayment plan providing for repayment of arrearages by the mortgagor, in each case without the prior approval of the master servicer or the subservicer. Other types of forbearance may require the approval of the master servicer or subservicer, as applicable.

In addition, the master servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, with respect to some delinquent mortgage loans:

•	instruct the master servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer which will be available for distribution to certificateholders in the event that Liquidation Proceeds are less than they otherwise may have been had the master servicer acted under its normal servicing procedures;

•	instruct the master servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

•	become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer’s servicing guidelines.

In addition, the related prospectus supplement may provide for the other types of special servicing arrangements.

Realization upon Defaulted Mortgage Loans

For a mortgage loan in default, the master servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan as a bad debt. In connection with such decision, the master servicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

In the event that title to any acquisition of title and cancellation of any REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust until it is converted into a Liquidated Mortgage Loan.

For purposes of calculations of amounts distributable to certificateholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefore, so long as the REO Mortgage Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time to the extent provided in the related pooling and servicing agreement, for making payments to certificateholders.

With respect to a mortgage loan in default, the master servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee. Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

With respect to some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or REO Mortgage Loan will be removed from the trust prior to its final liquidation. If a defaulted mortgage loan or REO Mortgage Loan is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

The accompanying prospectus supplement will specify whether a subsequent recovery shall be distributed to the certificateholders in the same manner as Liquidation Proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates, if a final liquidation of a mortgage loan resulted in a Realized Loss and within two years thereafter the master servicer receives a subsequent recovery specifically related to that mortgage loan, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as Liquidation Proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates. In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses have been allocated, will be increased to the extent that such subsequent recoveries are distributed as principal to any other classes of certificates. However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates. The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on. Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero. Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

In the case of a series of certificates other than a senior/subordinate series, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the related credit enhancement, subsequent recoveries are received. For a description of the master servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see ‘‘Description of Credit Enhancement’’ and ‘‘Insurance Policies on Mortgage Loans.’’

For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan, see ‘‘Certain Legal Aspects of Mortgage Loans.’’

Description of Credit Enhancement

General

Credit support with respect to each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

•	Defaulted Mortgage Losses;

•	Special Hazard Losses;

•	Bankruptcy Losses; and

•	Fraud Losses.

Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefore and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

As described in this prospectus and in the related prospectus supplement,

•	coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

•	coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

•	coverage with respect to Bankruptcy Losses may be provided by a bankruptcy policy; and

•	coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

In addition, if so specified in the accompanying prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under ‘‘Subordination,’’ or in the form of a certificate insurance policy, a letter of credit, mortgage pool insurance policies, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other substantially similar form as may be described in the related prospectus supplement, or in the form of a combination of two or more of the foregoing.

In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the related prospectus supplement. If so specified in the related prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

Each prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

•	any conditions to payment not otherwise described in this prospectus;

•	the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered. See ‘‘—Reduction or Substitution of Credit Enhancement.’’

The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which generally will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

Letters of Credit

If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the related prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided. The letter of credit may also provide for the payment of Advances.

Subordination

A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the related prospectus supplement.

Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the related prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the related prospectus supplement.

With respect to any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the related prospectus supplement. Generally, with respect to any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the related prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

If so provided in the pooling and servicing agreement, the master servicer may be permitted, under certain circumstances, to purchase any mortgage loan that is three or more months delinquent in payments of principal and interest, at the purchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be borne by the then-current certificateholders of the class or classes that would have borne that Realized Loss if the mortgage loan had not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series.

In the event of any Realized Losses not in excess of the limitations described below, other than Extraordinary Losses, the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of any uncertificated interest in the trust assets and, as to certain classes of subordinate certificates, may be subordinate to the rights of other subordinate certificateholders.

Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the accompanying prospectus supplement will describe how Realized Losses are allocated. In general, Realized Losses will be allocated on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances. If described in the related prospectus supplement some classes of senior certificates may be allocated Realized Losses before other classes of senior certificates.

The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates. In general, such losses will be allocated among all outstanding classes of certificates of the related series on a pro rata basis in proportion to their outstanding principal balances. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and the Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, which will be described in the related prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances as described in the related prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency, as described in the related prospectus supplement, that the then-current rating of the related series of certificates will not be adversely affected.

In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any of the mortgage loans, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the related prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

If so provided in the related prospectus supplement, some amounts otherwise payable on any distribution date to holders of certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under ‘‘—Reserve Funds’’ and in the related prospectus supplement.

In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the related prospectus supplement. As specified in the related prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

The exact terms and provisions of the subordination of any subordinate certificate will be described in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement.

Mortgage Pool Insurance Policies

Any insurance policy covering losses on a pool of mortgage loans obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As described under

‘‘—Maintenance of Credit Enhancement,’’ the master servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefore.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see ‘‘—Special Hazard Insurance Policies’’ below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, except if specified in the related prospectus supplement an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of a representation made by a seller may also have occurred. If the representation by a mortgage collateral seller has been assigned to the trustee for the benefit of the certificateholders and that breach materially and adversely affects the interests of certificateholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of the seller, as described under ‘‘Mortgage Loan Program—Representations with Respect to the Mortgage Loans.’’ However, an event of this type would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Company, LLC.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See ‘‘Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Foreclosure on Mortgage Loans.’’ Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See ‘‘Description of the Certificates— Advances.’’

Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under ‘‘Insurance Policies on Mortgage Loans-Standard Hazard Insurance on Mortgaged Properties,’’ the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See ‘‘—Special Hazard Insurance Policies’’ below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

Special Hazard Insurance Policies

Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the related prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer or the subservicer with respect to the related property.

If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgage Insurance Policies

If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans, or covered loans, with current LTV ratios in excess of a percentage stated in the related prospectus supplement. Any insurance policy for the covered loans will be issued by a mortgage insurer. The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan. If stated in the related prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

Bankruptcy Policies

In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral, at a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction. See ‘‘Certain Legal Aspects of Mortgage Loans—The Mortgage Loans— Anti-Deficiency Legislation and Other Limitations on Lenders.’’ Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the related prospectus supplement. The level of coverage under each bankruptcy policy will be described in the related prospectus supplement.

Reserve Funds

If so specified in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the related pooling and servicing agreement. In the alternative or in addition to that deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related certificates, from the an uncertificated interest in the trust assets, or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related certificates, any uncertificated interest in a trust asset or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

With respect to any series of certificates as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. A reserve fund may provide coverage to more than one series of certificates, if set forth in the related prospectus supplement.

The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Certificate Insurance Policies; Surety Bonds

If so specified in the related prospectus supplement, the depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or Agencies rating the certificates offered, as specified in the related prospectus supplement, insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the related prospectus supplement.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of certificates, the master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefore is made as described below under ‘‘—Reduction or Substitution of Credit Enhancement.’’ The master servicer, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, in the event the related insurer ceases to be a Qualified Insurer, the master servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy with a total coverage equal to the then outstanding coverage of the policy. If the cost of the replacement policy is greater than the cost of the existing policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. In the event that a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae or any successor entity, the master servicer will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the accompanying prospectus supplement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and the consent of the related credit enhancer, if applicable.

Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level and the accompanying prospectus supplement will specify whether the master servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled thereto. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

Other Financial Obligations Related to the Certificates

Swaps and Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of certificateholders from adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or ‘‘notional’’ principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the certificates of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some types of mortgage loans and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage loans may apply to those mortgage loans or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. The accompanying prospectus will specify whether each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Each purchase obligation with respect to mortgage loans will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligation relate.

Insurance Policies on Mortgage Loans

Each mortgage loan will be required to be covered by a hazard insurance policy, as described below, and, at times, a primary insurance policy or an alternative form of coverage, as described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

In general, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the related prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of the depositor’s knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under ‘‘Description of Credit Enhancement.’’ However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less, or a lesser specified percentage, based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor’s right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of these cancellation rights at the origination of the mortgage loans.

If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan’s amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan. The mortgagee’s or servicer’s failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan’s LTV ratio, based on the then-current balance, to subsequently exceed the limits that would have required coverage upon their origination. Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

While the terms and conditions of the Primary Insurance Policies issued by one primary mortgage guaranty insurer will usually differ from those in Primary Insurance Policies issued by other primary insurers, each primary insurance policy generally will pay either:

•	the insured percentage of the loss on the related mortgaged property;

•	the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•	at the option of the primary insurer under certain Primary Insurance Policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

•	rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

•	hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

•	amounts expended but not approved by the primary insurer;

•	claim payments previously made on the mortgage loan; and

•	unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•	advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•	in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any certificates offered under this prospectus, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the related prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy. If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the related prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

Standard Hazard Insurance on Mortgaged Properties

The terms of the mortgage loans, other than Cooperative Loans, require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement generally requires the master servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor’s coverage falls below this specified percentage, this clause usually provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See ‘‘Subordination’’ above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the related prospectus supplement, afforded by subordination, and ‘‘Description of Credit Enhancement—Special Hazard Insurance Policies’’ for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

The Depositor

The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC Mortgage, LLC. The depositor is a Delaware corporation incorporated in January 1985. The depositor was organized for the purpose of acquiring ‘‘Jumbo A’’ program mortgage loans and depositing these loans into issuing entities that issue securities backed by such mortgage loans. The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Company, LLC, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC.

The certificates do not represent an interest in or an obligation of the depositor. The depositor’s only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. Its telephone number is (952) 857-7000.

Residential Funding Company, LLC

Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or Certificate Administrator for a series of certificates, except in the case of a Designated Seller Transaction.

The Pooling and Servicing Agreement

As described in this prospectus under ‘‘Description of the Certificates—General,’’ each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer for its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement, which may vary under some circumstances, of the outstanding principal balance of each mortgage loan, and that compensation will be retained by it from collections of interest on the mortgage loan in the related trust, after provision has been made for the payment of interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, to certificateholders and for the payment of any uncertificated interest, at the time the collections are deposited into the applicable Custodial Account. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering the mortgage securities on behalf of the holders of the certificates may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of those mortgage securities and may be retained from distributions of interest thereon, if so specified in the related prospectus supplement.

As compensation for its servicing duties, a subservicer or, if there is no subservicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement, which may vary under certain circumstances from the amounts described in the prospectus supplement. Some subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable mortgage loan which is over and above the interest rate specified at the time the depositor or Residential Funding Company, LLC, as the case may be, committed to purchase the mortgage loan. See ‘‘Mortgage Loan Program—Subservicing.’’ Subservicers will be required to pay to the master servicer an amount equal to one month’s interest, net of its servicing or other compensation, on the amount of any partial Principal Prepayment. The master servicer will retain these amounts to the extent collected from subservicers. In addition, the master servicer or a subservicer will generally retain all prepayment charges, assumption fees, late payment charges and any additional proceeds, if any, to the extent collected from mortgagors, and any benefit which may accrue from the investment of funds in the Custodial Account or the applicable Certificate Account, to the extent not applied as Compensating Interest, or in a Subservicing Account, as the case may be. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation therefore.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties and any additional proceeds, if any, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

Each pooling and servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, and, if required, file with the Commission as part of a report on Form 10-K filed on behalf of each issuing entity, the following documents:

•	a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

•	with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

•	a review of the master servicer’s activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer’s supervision; and

•	to the best of such officer’s knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the period referenced in such servicer compliance certificate or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year. In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust’s Exchange Act reports while it is a reporting entity.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement for each series of certificates will provide that the master servicer may not resign from its obligations and duties thereunder except upon a determination that performance of its duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.

Each pooling and servicing agreement will also provide that, except as described below, neither the master servicer, the depositor, nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the trust or the certificateholders for any action taken or for refraining from the taking of any action in good faith under the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the related series of certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans, except any such loss, liability or expense otherwise reimbursable under the pooling and servicing agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for the legal expenses and costs out of funds otherwise distributable to certificateholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the pooling and servicing agreement, provided that (i) that person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (ii) the merger, consolidation or succession does not adversely affect the then-current rating of the classes of certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied and that person is reasonably satisfactory to the depositor and the trustee. In the case of any assignment of this type, the master servicer will be released from its obligations under the pooling and servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of assignment.

Events of Default

Events of default under the pooling and servicing agreement for a series of certificates will include:

•	any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

•	any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•	some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by the master servicer indicating its insolvency or inability to pay its obligations.

A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

Rights upon Event of Default

So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, other than any rights of the master servicer as certificateholder, covering the trust and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If a series of certificates includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the certificateholders, if so specified in the applicable prospectus supplement. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise set forth in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee’s negligence or bad faith.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of the related certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

•	to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) the Certificate Account deposit date may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency as specified in the related prospectus supplement;

•	if an election to treat the related trust as a ‘‘real estate mortgage investment conduit’’, or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) that action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency as specified in the related prospectus supplement, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

•	to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

•	to amend any provision that is not material to holders of any class of related certificates.

The pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC. Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to agreements.

Termination; Retirement of Certificates

The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the entity specified in the related prospectus supplement and required to be paid to the certificateholders following the earlier of:

•	the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last mortgage loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan, or

•	the purchase by the entity specified in the related prospectus supplement from the trust for such series of all or any portion of the remaining mortgage loans and all property acquired in respect of such mortgage loans.

Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the related prospectus supplement. If the holder of a class of certificates may terminate the trust and cause the outstanding certificates to be redeemed when 25% or more of the initial principal balance of the certificates is still outstanding, the term ‘‘callable’’ will be included in the title of the related certificates. In addition to the foregoing, the entity specified in the related prospectus supplement may have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner described in the related prospectus supplement. Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase described in the preceding paragraph of mortgage loans and property acquired relating to the mortgage loans evidenced by a series of certificates shall be made at the option of the entity specified in the related prospectus supplement at the price specified in the related prospectus supplement. Such entity, if not Residential Funding Company, LLC or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or (ii) such entity is (A) not a party in interest with respect to any ERISA plan (other than a plan sponsored or maintained by the entity, provided that no assets of such plan are invested or deemed to be invested in the certificates) and (B) not a ‘‘benefit plan investor,’’ as defined in ‘‘ERISA Considerations—Plan Asset Regulations.’’ The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage loans and related property will be in accordance with the criteria, and will be at the price, set forth in the related prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

In addition to the optional repurchase of the property in the related trust, if so specified in the related prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the entity specified in the accompanying prospectus supplement become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call Certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the Call certificateholder, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

The Trustee

The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Yield Considerations

The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if so specified in the related prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

Each monthly interest payment on a mortgage loan will be calculated as one-twelfth of the applicable mortgage rate multiplied by the principal balance of the mortgage loan outstanding as of the first day of the related due date for the mortgage loan, subject to any deferred interest. The amount of payments with respect to each mortgage loan distributed, or accrued in the case of deferred interest or accrual certificates, monthly to holders of a class of certificates entitled to payments of interest will be similarly calculated on the basis of that class’s specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the related prospectus supplement. Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average mortgage rate of the underlying mortgage loans will be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the strip certificates, as applicable.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or such other day that is specified in the related prospectus supplement.

A class of certificates may be entitled to payments of interest at a fixed pass-through rate, a variable pass-through rate or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the related prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any uncertificated interest in a trust asset, of the related mortgage loans for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See ‘‘Maturity and Prepayment Considerations’’ below. The yield on the certificates will also be affected by liquidations of mortgage loans following mortgagor defaults, optional repurchases and by purchases of mortgage loans in the event of breaches of representations made for the mortgage loans by the depositor, Residential Funding Company, LLC and other persons as may be specified in the related prospectus supplement, or conversions of ARM loans to a fixed interest rate. See ‘‘Mortgage Loan Program—Representations with Respect to the Mortgage Loans’’ and ‘‘Description of the Certificates—Assignment of Trust Assets’’ above. In addition, if the index used to determine the pass-through rate for the certificates is different than the index applicable to the mortgage rates, the yield on the certificates will be sensitive to changes in the index related to the pass-through rate and the yield on the certificates may be reduced by application of a cap on the pass-through rate based on the weighted average of the Net Mortgage Rates.

In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage loans occur at a rate faster than assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of certificates having a class entitled to payments of interest only or disproportionate payments of interest. This type of class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of certificates.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase of the mortgage loans, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full generally will reduce the amount of interest distributed to holders of certificates entitled to distributions of interest on the distribution date in the month in which the related Prepayment Period ends if that Principal Prepayment was made in the preceding calendar month and the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See ‘‘Description of the Certificates—Prepayment Interest Shortfalls.’’ Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial Principal Prepayment on a mortgage loan will be to reduce the amount of interest distributed to holders of certificates if such distribution date occurs in the following calendar month, by an amount of up to one month’s interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See ‘‘Description of the Certificates—Prepayment Interest Shortfalls.’’ Partial Principal Prepayments and Liquidation Proceeds will be distributed on the distribution date in the month following receipt. Principal Prepayments in full received during a Prepayment Period will be distributed on the distribution date in the month in which that Prepayment Period ends. See ‘‘Maturity and Prepayment Considerations.’’

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans with LTV ratios greater than 80% and with no primary insurance policies. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer as described in this prospectus under ‘‘Description of the Certificates—Collection and Other Servicing Procedures,’’ in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination. See ‘‘The Trusts—The Mortgage Loans.’’

The risk of loss on mortgage loans made on Puerto Rico or Guam mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See ‘‘Certain Legal Aspects of Mortgage Loans.’’

With respect to some mortgage loans, including ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan usually will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any such mortgage loan may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under Residential Funding Company, LLC underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination-initial mortgage rates are typically lower than the sum of the Indices applicable at origination and the related Note Margins-the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, with respect to ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

For each mortgage pool, if all necessary Advances are made and if there is no unrecoverable loss on any mortgage loan, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of certificates entitled to payments of interest an amount which is equal to one month’s interest at the applicable pass-through rate on that class’s principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any Principal Prepayments and the addition of any deferred interest to the principal balance of any mortgage loan. See ‘‘Description of the Certificates—Distributions—Principal and Interest on the Certificates.’’

Maturity and Prepayment Considerations

As indicated above under ‘‘The Trusts—The Mortgage Loans,’’ the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. Generally, all of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans in a mortgage pool will affect the life and yield of the related series of certificates.

With respect to Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates and/or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the mortgage loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the related prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in mortgagors’ housing needs;

•	job transfers;

•	unemployment;

•	mortgagors’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the mortgagor.

Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period. See ‘‘The Trusts—The Mortgage Loans.’’

The related prospectus supplement will specify whether the mortgage loans, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See ‘‘Description of the Certificates —Collection and Other Servicing Procedures’’ and ‘‘Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Enforceability of Certain Provisions’’ for a description of provisions of the pooling and servicing agreement and legal developments that may affect the prepayment experience on the mortgage loans.

In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

A subservicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. For example, published principal balance information for Freddie Mac and Fannie Mae securities backed by conventional fixed-rate mortgage loans indicates that the prepayment rates for those mortgage securities were substantially lower during the high interest rate climate prevailing during 1980, 1981 and early 1982 than the prepayment rates during 1985 and 1986 when prevailing interest rates declined. In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on those loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

•	not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

•	not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

•	be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Note Margin, which may be different from margins being used for newly originated adjustable rate mortgage loans.

As a result, the mortgage rates on the ARM loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of any series of certificates.

Under some circumstances, the master servicer may have the option to purchase the mortgage loans in a trust. See ‘‘The Pooling and Servicing Agreement—Termination; Retirement of Certificates.’’ Any repurchase will shorten the weighted average lives of the related certificates. Furthermore, as described under ‘‘The Pooling and Servicing Agreement—Termination; Retirement of Certificates’’ a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of the initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable. Any such termination will shorten the weighted average lives of the related certificates.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries of some legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, the grantee’s authority under a deed to secure debt generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust, transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative’s building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ‘‘—Foreclosure on Shares of Cooperatives’’ below.

Tax Aspects of Cooperative Ownership

In general, a ‘‘tenant-stockholder’’, as defined in Section 216(b)(2) of the Internal Revenue Code of 1986, or Internal Revenue Code, of a corporation that qualifies as a ‘‘cooperative housing corporation’’ within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial trustee’s or grantee’s, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower has the right to reinstate the mortgage loan at any time following default until shortly before the trustee’s sale. In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Any action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure. Under various circumstances a court of equity may relieve the borrower from a non-monetary default where the default was not willful or where a monetary default, such as failure to pay real estate taxes can be cured before completion of the foreclosure and there is not substantial prejudice to the mortgagee.

Foreclosure of a mortgage generally is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust or deed to secure debt, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See ‘‘Description of Credit Enhancement.’’

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary ‘‘civil action’’ filed in the Superior Court for the district where the mortgage property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a ‘‘commercially reasonable’’ manner. Whether a sale has been conducted in a ‘‘commercially reasonable’’ manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ‘‘—Anti-Deficiency Legislation and Other Limitations on Lenders’’ below.

Rights of Redemption

In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions by the secured mortgage lender against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan secured by the related mortgaged property may not be reduced, or ‘‘crammed down,’’ in connection with a bankruptcy petition filed by the mortgagor. However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of debt secured by any first lien, any portion of any junior lien that is unsecured may be ‘‘crammed down’’ in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees.

Homeownership Act and Similar State Laws

Some mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any mortgage loan subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in

Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

The accompanying prospectus supplement will specify whether Residential Funding Company, LLC will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although Residential Funding Company, LLC will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does ‘‘encourage’’ lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, adjustable rate Cooperative Loans, and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary;

•	state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

•	state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

•	all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any Agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor Residential Funding Company, LLC makes any representations or warranties or assumes any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

At the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended, or Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower’s active duty status. In addition to adjusting interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. With respect to mortgage loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on those mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS’s action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe’’ that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Material Federal Income Tax Consequences

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. The following discussion is based on the advice of Mayer, Brown, Rowe & Maw LLP and Orrick, Herrington & Sutcliffe LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all ‘‘regular interests’’ and ‘‘residual interests’’ in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a ‘‘certificateholder’’ or a ‘‘holder’’ are to the beneficial owner of a certificate.

If a REMIC election is not made upon the issuance of a particular series because, for example, a structure is being used whereby notes are being issued by an owner trust, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Securities. Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See ‘‘State and Other Tax Consequences.’’

Opinions

Upon the issuance of each series of REMIC Certificates, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

Neither Mayer, Brown, Rowe & Maw LLP nor Orrick, Herrington & Sutcliffe LLP has been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under ‘‘REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has ‘‘excess inclusion income;’’ however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

In addition, Mayer, Brown, Rowe & Maw LLP or Orrick, Herrington & Sutcliffe LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading ‘‘Federal Income Tax Consequences’’, if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

Mayer, Brown, Rowe & Maw LLP and Orrick, Herrington & Sutcliffe LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates. See ‘‘—State and Local Tax Consequences.’’

REMICs

Classification of REMICs

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under ‘‘Material Federal Income Tax Consequences’’. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as ‘‘real estate assets’’ under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

Solely for purposes of determining whether the REMIC certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with ‘‘original issue discount’’ within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than ‘‘qualified stated interest.’’ Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a ‘‘qualified floating rate,’’ an ‘‘objective rate,’’ a combination of a single fixed rate and one or more ‘‘qualified floating rates’’ or one ‘‘qualified inverse floating rate,’’ or a combination of ‘‘qualified floating rates’’ that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the ‘‘accrual period’’ (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this ‘‘long first accrual period,’’ some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the ‘‘daily portions’’ of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

The accompanying prospectus supplement will describe the applicable accrual period. In general, each ‘‘accrual period,’’ that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its ‘‘adjusted issue price,’’ in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See ‘‘—Premium.’’ below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount.’’ This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method,

•	in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•	in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ‘‘—Market Discount.’’ The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s certificate becomes wholly worthless—until its outstanding principal balance has been reduced to zero—and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in ‘‘—Taxable Income of the REMIC’’ and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that Certificate. The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes. On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer. Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to ‘‘excess inclusions’’ and ‘‘noneconomic’’ residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders’ after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders—under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See ‘‘—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount,’’ except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting ‘‘regular interests’’ in the REMIC not offered hereby, described therein will not apply.

If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—Prohibited Transactions and Other Possible REMIC Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See ‘‘—Possible Pass-Through of Miscellaneous Itemized Deductions.’’ If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its

REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders’ initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See ‘‘—Sales of REMIC Certificates.’’ For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see ‘‘—General.’’

Excess Inclusions

Any ‘‘excess inclusions’’ with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the ‘‘excess inclusions’’ with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the ‘‘daily accruals’’ (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the ‘‘long-term Federal rate’’ in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The ‘‘long-term Federal rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as ‘‘unrelated business taxable income’’ to an otherwise tax-exempt organization and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, ‘‘—Foreign Investors in REMIC Certificates.’’

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the ‘‘Temporary regulations’’) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnerships taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of ‘‘noneconomic’’ REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the ‘‘noneconomic’’ REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee must represent that it will not cause the income ‘‘to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer’’ and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same ‘‘safe harbor’’ provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered ‘‘noneconomic’’ residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered ‘‘noneconomic’’ will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered ‘‘noneconomic’’ for purposes of the above-described rules. See ‘‘—Foreign Investors in REMIC Certificates’’ for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a ‘‘Pass-Through Entity’’ beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

•	the present value, discounted using the ‘‘applicable Federal rate’’ for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

•	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

•	requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

•	providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

•	granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an ‘‘electing large partnership,’’ all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the ‘‘applicable federal rate’’, which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Discount.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate ‘‘applicable Federal rate’’, which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a ‘‘taxable mortgage pool’’ (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders’ adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a ‘‘reportable transaction.’’ Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a ‘‘reportable transaction’’ based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in REMIC residual certificates should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize ‘‘net income from foreclosure property’’ subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on ‘‘net income from foreclosure property’’ or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in either case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s, the Certificate Administrator’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, Certificate Administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The master servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the ‘‘tax matters person’’ for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the master servicer or the Certificate Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount.’’

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer, or the Certificate Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the ‘‘backup withholding tax’’ under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

State and Other Tax Consequences

In addition to the federal income tax consequences described in ‘‘Material Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA Considerations

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and certain entities in which such plans invest, including bank collective investment funds, insurance company general and separate accounts, and certain other pooled investment funds that are deemed to hold ‘‘plan assets’’ under Section 3(42) of ERISA and the Plan Asset Regulations described below. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as ‘‘ERISA plans,’’ and persons, called ‘‘parties in interest’’ under ERISA or ‘‘disqualified persons’’ under the Internal Revenue Code, which are collectively referred to in this prospectus as ‘‘parties in interest,’’ who have specified relationships to the ERISA plans, unless a statutory or administrative exemption is available. Some parties in interest that participate in a nonexempt prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Plan Asset Regulations

Certificates acquired by an ERISA plan would be assets of that ERISA plan. In addition, an investment of assets of an ERISA plan in certificates offered under this prospectus may cause the underlying loans or any other assets held in the trust issuing such certificates (each an ‘‘Issuer’’) to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the ‘‘Plan Asset Regulations’’), as modified by Section 3(42) of ERISA, concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including an Issuer, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an ‘‘equity interest’’ in that entity.

The Plan Asset Regulations generally provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as an Issuer, in which an ERISA plan holds an ‘‘equity interest.’’ The Plan Asset Regulations provide that the term ‘‘equity interest’’ means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no ‘‘substantial equity features.’’ However, exceptions included in the Plan Asset Regulations provide that an ERISA plan’s assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

•	the entity is an operating company;

•	the equity investment made by the ERISA plan is either a ‘‘publicly offered security’’ that is ‘‘widely held’’ (both as defined in the Plan Asset Regulations), or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

•	‘‘benefit plan investors’’ do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, ‘‘benefit plan investors’’ include ERISA plans, and any entity whose underlying assets include plan assets by reason of an ERISA plan’s investment in the entity.

ERISA plans and entities deemed to hold plan assets should not acquire or hold certificates in reliance upon the availability of any exception under the Plan Asset Regulations.

Under the Plan Asset Regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of an Issuer and cause the depositor, the master servicer, the administrator, any servicer, any subservicer, any trustee with respect to the Issuer, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest with respect to an ERISA plan holding an equity interest in an Issuer. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless one or more statutory or administrative exemption is available. Under the Plan Asset Regulations, an Issuer, including the loans or any other assets held in the Issuer, may also be deemed to be assets of each ERISA plan that acquires certificates. Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any servicer, any subservicer, the trustee with respect to the Issuer, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee, is a fiduciary of the investing ERISA plan. If the loans or any other assets held in an Issuer were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a ‘‘fiduciary,’’ and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the loans or any other assets held in an Issuer were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the Issuer, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Considerations for ERISA Plans Regarding the Purchase of Certificates

Prohibited Transaction Exemptions

The DOL has issued an individual prohibited transaction exemption, or PTE 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the ‘‘RFC exemption,’’ to Residential Funding Company, LLC and certain of its affiliates. The RFC exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code various transactions relating to the operation of Issuers holding pools of certain secured obligations, and the purchase, sale and holding of pass-through certificates or other securities issued by an Issuer as to which:

•	the depositor or any of its affiliates is the sponsor, if any entity which has received from the DOL an individual prohibited transaction exemption that is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

•	the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the RFC exemption are satisfied. For purposes of this section, the term ‘‘underwriter’’ includes:

•	the depositor and certain of its affiliates;

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

•	any member of the underwriting syndicate or selling group of which a person described in the two preceding clauses is a manager or co-manager for a class of securities; or

•	any entity which has received an administrative exemption from the DOL relating to securities which is substantially similar to the RFC exemption.

The RFC exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

•	The certificates issued by an Issuer must represent a beneficial ownership interest in the assets of an Issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the Issuer.

•	The assets of the Issuer must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights. There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above. Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements. The RFC exemption also requires that each Issuer meet the following requirements:

o	the Issuer must consist solely of assets of the type that have been included in other investment pools;

o	certificates evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

o	certificates in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

•	The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm’s length transaction with an unrelated party.

•	Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same Issuer, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

•	At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

•	If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the Issuer exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the Issuer.

•	The RFC exemption will not apply to any of the certificates if:

o	any mortgage loan or other asset held in the Issuer (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates; or

o	any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the certificates.

•	The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of an Issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Issuer as of the date of initial issuance of the certificates) other than an underwriter.

•	The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related Issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related pooling and servicing agreement or trust agreement and reimbursement of that person’s reasonable expenses in connection therewith.

•	The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

•	For Issuers other than common law trusts, the documents establishing the Issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the Issuer from creditors of the depositor.

•	If a particular class of certificates held by an ERISA plan involves a ‘‘ratings dependent swap’’ or a ‘‘non-ratings dependent swap’’ (collectively, a ‘‘swap’’ or ‘‘swap agreement’’) entered into by the Issuer that issued such certificates, then each particular swap transaction relating to such certificates must be (a) an ‘‘eligible swap,’’ (b) with an ‘‘eligible counterparty,’’ (c) meet certain additional conditions which depend on whether the swap is a ‘‘ratings dependent swap’’ or a ‘‘non-ratings dependent swap’’ and (d) permit the Issuer to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Certificates to which one or more swap agreements apply may be acquired or held only by ‘‘qualified plan investors.’’

An ‘‘eligible swap’’ is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuer pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuer receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (‘‘allowable interest rate’’); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the swap relates, or (ii) the portion of the principal balance of such class represented solely by obligations held by the Issuer (‘‘allowable notional amount’’); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (‘‘not leveraged’’); (e) has a final termination date that is either the earlier of the date on which the Issuer terminates or the related class of certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above without the consent of the trustee.

An ‘‘eligible counterparty’’ means a bank or other financial institution which has a rating, at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility under the RFC exemption, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A ‘‘qualified plan investor’’ is a plan for which the decision to buy such class of certificates is made on behalf of the plan by an independent fiduciary qualified to understand the terms and conditions of the swap transaction used by the Issuer and the effect such swap would have on the credit rating of the certificates, which fiduciary must be (a) a ‘‘qualified professional asset manager’’ (‘‘QPAM’’) under PTCE 84-14, (b) an ‘‘in-house asset manager’’ under PTCE 96-23 or (c) a plan fiduciary with total assets (both plan and non-plan) under management of at least $100 million at the time the certificates are acquired by the plan.

In ‘‘ratings dependent swaps’’ (where the rating of a class of certificates is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the certificates that are ERISA plans must be notified in the immediately following periodic report which is provided to the holders of the certificates but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the RFC exemption will prospectively cease to be applicable to any class of certificates held by an ERISA plan which involves such ratings dependent swap.

‘‘Non-ratings dependent swaps’’ (those where the rating of the certificates does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer must, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trustee in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms. With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of certificates by the Issuer, that entering into the swap will not affect the rating of the certificates.

The RFC exemption also permits yield supplement agreements to be assets of an Issuer if certain conditions are satisfied.

An ‘‘eligible yield supplement agreement’’ is any yield supplement agreement or similar yield maintenance arrangement or (if purchased by or on behalf of the Issuer) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Issuer (‘‘EYS Agreement’’). If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the Issuer if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuer and an eligible counterparty and (f) it has an allowable notional amount.

An ERISA plan fiduciary contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan. For this purpose, an ‘‘excluded ERISA plan’’ is an ERISA plan sponsored by any member of the restricted group, which consists of any underwriter, the depositor, the master servicer, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement, any yield maintenance provider and any borrower with respect to assets of an Issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the related Issuer as of the date of initial issuance of the certificates.

If certain additional conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code in connection with the following:

•	the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

•	a borrower with respect to 5% or less of the fair market value of the assets of an Issuer; or

•	an affiliate of such a person;

provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by an entity that holds ERISA plan assets; and

•	the holding of certificates by an ERISA plan or with ERISA plan assets.

Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code for transactions in connection with the servicing, management and operation of the assets held by the Issuer. The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption required for this purpose should be satisfied with respect to the certificates so that the RFC exemption should provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets held by the Issuer, provided that the general conditions of the RFC exemption are satisfied.

The RFC exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of certificates.

The Issuer may include certain residential financing transactions that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures (‘‘Sharia Mortgage Loans’’). The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. Since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the Issuer are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute ‘‘securities’’ for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets is encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any other DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first and second mortgage loans, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a ‘‘qualified professional asset manager’’; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an ‘‘in-house asset manager’’ (each, an ‘‘Investor-Based Exemption’’). In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the ‘‘Service Provider Exemption’’). The Investor-Based Exemptions and the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the RFC Exemption. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, the Investor-Based Exemptions, other DOL exemptions or the Service Provider Exemption for the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other ERISA plan asset investor’s investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Representations From Investing ERISA Plans

If the criteria specified in the RFC exemption as described above are not satisfied by (a) one or more classes of certificates, or (b) an Issuer or the mortgage loans, contracts, mortgage securities and other assets held by an Issuer, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

•	is permissible under applicable law;

•	will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or any interest therein), that either:

•	it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

•	it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption, including the requirement for an Issuer where none of the assets has an LTV that exceeds 100% (based on fair market value at the date of issuance of the certificates) that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

•	(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or any interest therein) is an ‘‘insurance company general account’’ (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or any interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income,’’ or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All ‘‘excess inclusions’’ of a REMIC allocated to a REMIC residual security held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See ‘‘Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.’’ In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

Consultation With Counsel

There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving an Issuer. Prospective ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one or more of the other DOL exemptions would be satisfied. Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a ‘‘security’’ for purposes of the RFC exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of an ERISA plan.

Legal Investment Matters

Each class of certificates offered hereby and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If so specified in the related prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to ‘‘mortgage related securities,’’ these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in ‘‘mortgage related securities,’’ or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain ‘‘high-risk’’ mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 73a, entitled ‘‘Investing in Complex Securities’’ or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities’’, or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any ‘‘complex securities,’’ that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, ‘‘complex security’’ includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any ‘‘plain vanilla’’ mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as ‘‘complex securities.’’ With respect to quality and suitability factors, TB 73a warns:

•	that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any ‘‘significant transaction’’ involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any ‘‘complex security’’ or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of ‘‘complex securities with high price sensitivity’’ be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the certificates, including in particular the classes of certificates that do not constitute ‘‘mortgage related securities’’ for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

Use of Proceeds

Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

Methods of Distribution

The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	by placements by the depositor with institutional investors through dealers; and

•	by direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, a series of certificates may be offered in whole or in part to the seller of the related mortgage loans that would comprise the mortgage pool securing the certificates.

If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates are underwriters, as defined under the Securities Act of 1933 as amended, in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them would be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

Some of the securities offered hereby and by an accompanying prospectus supplement may be subsequently distributed in connection with resecuritization transactions. In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors. There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

Legal Matters

Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York, or by Orrick, Herrington & Sutcliffe LLP, New York, New York, as specified in the prospectus supplement.

Additional Information

The depositor has filed the registration statement, file number 333-131201 with the Securities and Exchange Commission, or the Commission. The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

Incorporation of Certain Information by Reference

The Commission allows the depositor to ‘‘incorporate by reference’’ the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer’s financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports or information incorporated herein by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

Glossary

1998 Policy Statement — The revised supervisory statement listing the guidelines for investments in ‘‘high risk mortgage securities’’, and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

Additional Collateral — With respect to an Additional Collateral Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

Additional Collateral Loans — A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance by Additional Collateral.

Additional Collateral Requirement — The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

Advance — As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal, other than any Balloon Amount in the case of a Balloon Loan, and interest at the applicable pass-through rate which were not received as of the close of business on the business day preceding the determination date on the mortgage loans.

Balloon Amount — The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

Balloon Loans — Fixed rate mortgage loans having original terms to maturity of 5 or 7 years in most cases, with equal monthly payments of principal and interest based on a 30 year amortization schedule.

Bankruptcy Amount — The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

Bankruptcy Losses — A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Buy-Down Account — As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

Buy-Down Funds — As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buy-Down Account.

Buy-Down Mortgage Loan — A mortgage loan subject to a temporary Buy-Down plan.

Buy-Down Period — The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

Call Certificate — Any Certificate evidencing an interest in a Call Class.

Call Class — A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust resulting in early retirement of the Certificates of the series.

Call Price — In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Certificate Account — An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

Certificate Administrator — In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a certificate administrator for the trust. The certificate administrator may be an affiliate of the depositor or the master servicer.

Compensating Interest — With respect to any mortgage loan that prepaid in full during the related Prepayment Period or prepaid in part during the preceding calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee and any additional servicing compensation, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

Convertible Mortgage Loan — ARM loans which allow the mortgagors to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

Cooperative — With respect to a Cooperative Mortgage Loan, the corporation that owns the related apartment building.

Cooperative Loans — Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes — A promissory note with respect to a Cooperative Loan.

Credit Scores — A measurement of the relative degree of risk a borrower represents to a Lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Custodial Account — The custodial account or accounts created and maintained pursuant to the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

Debt Service Reduction — Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

Defaulted Mortgage Losses — A Realized Loss attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

Deficient Valuation — In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of a mortgage loan and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

Designated Seller Transaction — A transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

Direct Puerto Rico Mortgage — With respect to any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

Disqualified Organization — For these purposes means:

•	the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac;

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code;

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code;

•	an ‘‘electing large partnership’’, as described in Section 775 of the Internal Revenue Code; or

•	any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

Distribution Amount — As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

•	any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

•	any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

•	Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

Due Period — As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the related prospectus supplement.

Eligible Account — An account acceptable to the applicable rating agency.

Endorsable Puerto Rico Mortgage — As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

Environmental Lien — A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

ERISA — Employee Retirement Income Security Act of 1974, as amended.

Extraordinary Loss — A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks .

Fraud Loss Amount — The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

Fraud Losses — A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

Insurance Proceeds — Proceeds of any special hazard insurance policy, bankruptcy policy, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

Interest Only Loans — Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

IRS — Internal Revenue Service.

Issue Premium — As to a class of REMIC regular certificates, the issue price in excess of the stated redemption price of that class.

Liquidated Mortgage Loan — A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds — Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

Mark-to-Market Regulations — The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

Net Mortgage Rate — As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any uncertificated interest in a trust asset.

Nonrecoverable Advance — Any Advance or Servicing Advance previously made which the master servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Note Margin — For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

OID — Original issue discount as determined by the Internal Revenue Code.

Parties in Interest — With respect to an ERISA plan, persons who are either ‘‘parties in interest’’ within the meaning of ERISA or ‘‘disqualified persons’’ within the meaning of the Internal Revenue Code because they have specified relationships to the ERISA plan.

Pass-through Entity — Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

Pledged Asset Mortgage Loans — Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

Pledged Assets — As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

Prepayment Interest Shortfall — With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.

Prepayment Period — With respect to each distribution date and Principal Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

Principal Prepayments — Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

Qualified Insurer — As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

Realized Loss — As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. With respect to a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred.

REMIC — A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

REMIC Provisions — Sections 860A through 860G of the Internal Revenue Code.

REO Mortgage Loan — A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

Servicing Advances — Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

Special Hazard Amount — The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

Special Hazard Losses — A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

Special Servicer — A special servicer named pursuant to the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

Stated Principal Balance — As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

Subordinate Amount — A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the related prospectus supplement.

Subsequent Recoveries — Subsequent recoveries net of reimburseable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Subservicing Account — An account established and maintained by a subservicer which meets the requirements described in the Client Guide and is otherwise acceptable to the master servicer.

Tax-Exempt Investor — Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

Tiered REMICs — Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).

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                 Residential Funding Mortgage Securities I, Inc.

                                $1,197,400,378

                      Mortgage Pass-Through Certificates

                               Series 2006-S12

                            Prospectus Supplement

RBS Greenwich Capital                                        GMAC RFC Securities

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.